                                                                     EXHIBIT B-2


THIS PROPOSED DISCLOSURE STATEMENT IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS PROPOSED DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

                        UNITED STATES BANKRUPTCY COURT

                        NORTHERN DISTRICT OF CALIFORNIA

                            SAN FRANCISCO DIVISION

In re                                                   Case No. 01 30923 DM

PACIFIC GAS AND ELECTRIC COMPANY,                       Chapter 11 Case
a California corporation,
                                                        [No Hearing Requested]
                        Debtor.

Federal I.D. No. 94-0742640
----------------------------------------------


  FIRST AMENDED DISCLOSURE STATEMENT FOR FIRST AMENDED PLAN OF REORGANIZATION
                  UNDER CHAPTER 11 OF THE BANKRUPTCY CODE FOR
                 PACIFIC GAS AND ELECTRIC COMPANY PROPOSED BY
             PACIFIC GAS AND ELECTRIC COMPANY AND PG&E CORPORATION
             -----------------------------------------------------
                           [Dated December 19, 2001]

Counsel for the Debtor, Pacific Gas and        Counsel for PG&E Corporation:
Electric Company:

HOWARD, RICE, NEMEROVSKI,                      WEIL, GOTSHAL & MANGES LLP
    CANADY, FALK & RABKIN                      767 Fifth Avenue
A Professional Corporation                     New York, New York 10153
Three Embarcadero Center, 7th Floor            (212) 310-8000
San Francisco, California 94111
(415) 434-1600

Co-Counsel to PG&E Corporation for             DEWEY BALLANTINE LLP
Constitutional Law Matters:                    Two Houston Center
                                               909 Fannin Street, Suite 1100
Professor Laurence Tribe                       Houston, Texas 77010
Hauser Hall 420                                (713) 576-1500
1575 Massachusetts Avenue
Cambridge, Massachusetts 02138
(617) 495-4621
              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                               TABLE OF CONTENTS

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I.   INTRODUCTION                                                                          1

     A.   CHAPTER 11.                                                                      3

          1.   Overview.                                                                   3

          2.   Preemption of State Law under the Plan.                                     4

     B.   SUMMARY OF THE PLAN OF REORGANIZATION.                                           5

          1.   Background and Overview.                                                    5

          2.   Regulatory Impact of the Plan.                                              8

     C.   HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE.                        11

     D.   VOTING PROCEDURES.                                                              13

          1.   General.                                                                   13

          2.   Beneficial Owners of Bonds, Notes, Debentures or Shares of Stock.          14

          3.   Nominees of Beneficial Owners of Bonds, Notes, Debentures or Shares of
               Stock.                                                                     15

          4.   Securities Clearing Agency.                                                15

     E.   CONFIRMATION HEARING.                                                           15

     F.   MISCELLANEOUS.                                                                  15

II.  OVERVIEW OF CLAIMS AND EQUITY INTERESTS.                                             18

     A.   SUMMARY CLAIMS TABLE.                                                           18

     B.   CLAIMS OBJECTION PROCESS.                                                       31

III. DESCRIPTION AND HISTORY OF BUSINESS.                                                 32

     A.   OVERVIEW.                                                                       32

     B.   OPERATIONS.                                                                     32

          1.   Electric Utility Operations.                                               32

          2.   Gas Utility Operations.                                                    33

     C.   REGULATION.                                                                     34

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                               TABLE OF CONTENTS

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IV.  EVENTS PRECEDING THE COMMENCEMENT OF THE CHAPTER 11 CASE AND FILING OF THE PLAN      35

     A.   SUMMARY.                                                                        35

     B.   MATERIAL EVENTS LEADING TO THE FILING OF THE PLAN OF REORGANIZATION.            38

          1.   California Electric Industry Restructuring.                                38

               a.   Generation Divestiture and Market Valuation.                          40

               b.   The Power Exchange, the Independent System Operator and the
                    Buy/Sell Requirement.                                                 42

               c.   The Rate Freeze and Transition Cost Recovery.                         45

               d.   The CPUC Prohibition Against Post-Rate Freeze Recovery of Costs
                    Incurred During the Rate Freeze.                                      46

          2.   Increasing Wholesale Prices and the Debtor's Financing Efforts.            47

          3.   The Debtor's Attempts to Recover Undercollections.                         48

               a.   Applications to the FERC.                                             48

               b.   Rate Recovery Litigation.                                             51

               c.   The Debtor's Rate Stabilization Plan.                                 52

               d.   Negotiations with the State of California.                            54

          4.   The Downgraded Credit Ratings and the Debtor's Inability to Obtain
               Wholesale Power.                                                           54

               a.   Downgraded Credit Ratings.                                            54

               b.   The Debtor's Inability to Obtain Wholesale Power.                     56

          5.   The State Procures Power in Place of the Debtor.                           57

          6.   Adverse CPUC Decisions.                                                    59

               a.   Payment Order.                                                        59

               b.   The CPA Calculation Decision.                                         60

               c.   The Three-Cent Rate Increase.                                         61

               d.   Adoption of TURN Accounting Proposal.                                 61
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                               TABLE OF CONTENTS

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               e.   The QF Decision.                                                      63

          7.   Filing of the Chapter 11 Petition.                                         63

          8.   FERC Actions Subsequent to Filing of the Chapter 11 Petition.              65

          9.   CPUC Actions Subsequent to Filing of the Chapter 11 Petition.              66

V.   THE REORGANIZATION CASE                                                              71

     A.   COMMENCEMENT OF THE CHAPTER 11 CASE.                                            71

     B.   ADMINISTRATION OF THE CHAPTER 11 CASE.                                          71

          1.   First Day Orders.                                                          71

          2.   Second Day Orders.                                                         71

          3.   Third Day Orders.                                                          72

          4.   Creditors' Committee.                                                      72

          5.   Public Purpose Programs.                                                   73

          6.   Assumption of Hydroelectric Power Purchases.                               73

          7.   Pre-Petition Property Taxes.                                               73

          8.   Request for Preliminary Injunction Against the ISO.                        74

          9.   Denial of Ratepayers' Committee, TURN Motion to Intervene and
               Government Creditors' Committee.                                           74

          10.  Authorization of Employee-Related Matters.                                 75

          11.  Transition Period Accounting Proposal.                                     75

          12.  Extension of the Exclusivity Period.                                       76

          13.  Omnibus Motions.                                                           77

          14.  Extension of Time for Assuming or Rejecting Real Property Leases.          77

          15.  QF Agreements.                                                             77

          16.  Support Agreement.                                                         79

          17.  Sempra Settlement Agreement.                                               81

          18.  Claims Management Motions.                                                 82

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                               TABLE OF CONTENTS

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     VI.  THE PLAN OF REORGANIZATION                                         83

          A.   OVERVIEW.                                                     83

          B.   RESTRUCTURING OF THE ELECTRIC TRANSMISSION BUSINESS.          88

               1.   General.                                                 88

               2.   Capitalization; Assets and Liabilities.                  89

               3.   Operational Control of ETrans Assets.                    90

               4.   Management and Employees.                                91

               5.   Regulation.                                              91

                    a.   Regulatory Approvals for Restructuring.             91

                    b.   Post Restructuring Regulation of ETrans.            92

          C.   RESTRUCTURING OF THE GAS TRANSMISSION BUSINESS.               93

               1.   General.                                                 93

               2.   Capitalization; Assets and Liabilities.                  94

               3.   Transition to FERC Jurisdiction.                         94

               4.   Management and Employees.                                95

               5.   Regulation.                                              96

                    a.   Regulatory Approvals for Restructuring.             96

                    b.   Post-Restructuring Regulation of GTrans.            96

          D.   RESTRUCTURING OF THE GENERATION BUSINESS.                     97

               1.   General.                                                 97

               2.   Capitalization; Assets and Liabilities.                  97

               3.   Sale of Gen Output.                                      98

               4.   Land Ownership.                                          98

               5.   Management and Employees.                                99

               6.   Regulation.                                              99
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                    a.   Regulatory Approvals for Restructuring.             99

                    b.   Post Restructuring Regulation of Gen.               101

          E.   RESTRUCTURING OF THE DISTRIBUTION BUSINESS.                   101

               1.   General.                                                 101

               2.   Capitalization and Spin-Off.                             102

               3.   Management and Employees.                                103

               4.   Regulation.                                              104

                    a.    Regulatory Approvals for Restructuring.            104

                    b.    Post-Restructuring Regulation of the
                          Reorganized Debtor.                                105

          F.   CERTAIN CONTRACTS.                                            105

               1.   Gen and Reorganized Debtor Power Sales Agreement.        105

               2.   GTrans and Reorganized Debtor Transportation and
                    Storage Services Agreement.                              109

               3.   Master Separation and Distribution Agreement.            110

               4.   Tax Matters Agreement.                                   111

          G.   NET OPEN POSITION.                                            111

          H.   LITIGATION.                                                   113

               1.   Rate Recovery Litigation.                                113

               2.   Compressor Station Chromium Litigation.                  114

               3.   BFM Contract Seizure Litigation.                         117

               4.   Claims Against the State.                                119

          I.   DISPOSITION OF SURPLUS PROPERTY AND PROPERTY RIGHTS.          120

          J.   SEPARATION.                                                   121

          K.   HUMAN RESOURCES.                                              122

               1.   Employees.                                               122

               2.   Benefit Plans.                                           123
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               3.   Unions.                                                  124

               4.   Workers' Compensation Obligations.                       124

               5.   Treatment of Stock Options.                              126

          L.   REGULATORY IMPACT OF THE PLAN.                                126

               1.   Preemption of the CPUC and the Public Utilities Code.    129

               2.   Preemption of Otherwise Applicable Law of the State,
                    its Political Subdivisions and other State Agencies,
                    including Regulations and Codes.                         131

               3.   Bankruptcy Court Ruling on Preemption Issues.            133

          M.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY
               INTERESTS.                                                    133

               1.    Administrative Expense Claims.                          135

               2.    Professional Compensation and Reimbursement Claims.     136

               3.    Priority Tax Claims.                                    136

               4.    Class 1--Other Priority Claims.                         137

               5.    Class 2--Other Secured Claims.                          137

               6.    Class 3a--Secured Claims Relating to First and
                     Refunding Mortgage Bonds.                               138

               7.    Class 3b--Secured Claims Relating to Replaced First
                     and Refunding Mortgage Bonds.                           138

               8.    Class 4a--Mortgage Backed PC Bond Claims.               139

               9.    Class 4b--MBIA Insured PC Bond Claims.                  140

               10.   Class 4c--MBIA Claims.                                  142

               11.   Class 4d--Letter of Credit Backed PC Bond Claims.       142

               12.   Class 4e--Letter of Credit Bank Claims.                 143

               13.   Class 4f--Prior Bond Claims.                            149

               14.   Class 4g--Treasury PC Bond Claims.                      150

               15.   Class 5--General Unsecured Claims.                      152


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          16.  Class 6--ISO, PX and Generator Claims.                        152

          17.  Class 7--ESP Claims.                                          153

          18.  Class 8--Environmental and Tort Claims.                       154

          19.  Class 9- Chromium Litigation Claims.                          155

          20.  Class 10--Convenience Claims.                                 156

          21.  Class 11--QUIDS Claims.                                       156

          22.  Class 12--Preferred Stock Equity Interests.                   156

          23.  Class 13--Common Stock Equity Interests.                      157

     N.   SECURITIES ISSUED UNDER THE PLAN; WORKING CAPITAL
          FACILITIES.                                                        157

          1.   Equity Securities.                                            157

          2.   Debt Securities.                                              158

               a.    Allocation of Notes under the Plan.                     158

               b.    Mechanics of Notes Offerings under the Plan.            159

          3.   Working Capital Facilities.                                   161

     O.   METHOD OF DISTRIBUTION UNDER THE PLAN.                             161

     P.   TIMING OF DISTRIBUTIONS UNDER THE PLAN.                            163

     Q.   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.             164

     R.   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS.                       167

     S.   CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN.                  169

     T.   CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN.                 170

     U.   IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THE PLAN.             172

     V.   DISCHARGE AND INJUNCTION.                                          172

     W.   VOTING.                                                            173

          1.   Voting of Claims.                                             173
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                               TABLE OF CONTENTS

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          2.   Elimination of Vacant Classes.                                173

          3.   Nonconsensual Confirmation.                                   174

     X.   SUMMARY OF OTHER PROVISIONS OF THE PLAN.                           174

          1.   Amendment or Modification of the Plan.                        174

          2.   Cancellation of Existing Securities and Agreements.           175

          3.   Revocation or Withdrawal of the Plan.                         175

          4.   Termination of Committee.                                     175

          5.   Effectuating Documents and Further Transactions.              175

          6.   Exculpation.                                                  176

          7.   Release of Parent.                                            176

          8.   Plan Supplement.                                              177

          9.   Ancillary Plan Materials.                                     177

          10.  Retention of Jurisdiction.                                    178

          11.  Exemption from Transfer Taxes.                                179

          12.  Fees and Expenses.                                            179

          13.  Payment of Statutory Fees.                                    180

          14.  Severability.                                                 180

          15.  Binding Effect.                                               180

          16.  Governing Law.                                                181

          17.  Withholding and Reporting Requirements.                       181

          18.  Sections 1125 and 1126 of the Bankruptcy Code.                181

          19.  Allocation of Plan Distributions.                             181

          20.  Minimum Distributions.                                        182

          21.  Preservation of Certain Claims.                               182

          22.  Notices.                                                      182

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     VII.  CONFIRMATION AND CONSUMMATION PROCEDURE.                          183

           A.   SOLICITATION OF VOTES.                                       183

           B.   THE CONFIRMATION HEARING.                                    184

           C.   CONFIRMATION.                                                186

                1.   Acceptance.                                             186

                2.   Unfair Discrimination and Fair and Equitable Tests.     187

                3.   Feasibility.                                            187

                4.   Best Interests Test.                                    189

           D.   CONSUMMATION.                                                190

     VIII. FINANCIAL INFORMATION.                                            191

     IX.   SECURITIES LAWS MATTERS.                                          191

           A.   BANKRUPTCY CODE EXEMPTIONS FROM REGISTRATION
                REQUIREMENTS.                                                191

           B.   REGISTRATION OF RESALES.                                     194

     X.    CERTAIN RISK FACTORS TO BE CONSIDERED.                            195

           A.   CERTAIN BANKRUPTCY LAW CONSIDERATIONS.                       196

                1.   Risk of Non-Confirmation of the Plan.                   196

                2.   Non-Consensual Confirmation.                            196

                3.   Risk of Non-Occurrence of the Effective Date.           196

           B.   CERTAIN RISKS RELATING TO THE RESTRUCTURING
                TRANSACTIONS.                                                197

                1.   The Net Open Position.                                  197

                2.   Ability of the Debtor to Obtain Regulatory Approvals
                     in Connection with the Restructuring Transactions.      197

                3.   Tax Risks.                                              198

                4.   Transition of Operations to the Disaggregated
                     Entities.                                               199

           C.   RISKS RELATING TO THE BUSINESSES AFTER THE EFFECTIVE
                DATE                                                         199
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          1.   Pass-Through of Procurement Costs.                               199

          2.   Commodity Price Risks.                                           200

          3.   State Regulation and Oversight.                                  200

          4.   Operation of Competing Gas Pipelines.                            201

          5.   Bypass.                                                          201

          6.   Potential Exposure to Environmental Liabilities.                 202

     D.   RISKS RELATING TO THE ISSUANCE OF NEW DEBT SECURITIES.                203

          1.   Inability to Successfully Market New Debt Securities.            203

          2.   Interest Rate Risk.                                              203

XI.  DESCRIPTION OF CERTAIN CLAIMS.                                             204

     A.   POLLUTION CONTROL BONDS.                                              204

          1.   General.                                                         204

          2.   Mortgage Backed PC Bonds.                                        207

          3.   Letter of Credit Backed PC Bonds.                                208

          4.   MBIA Insured PC Bonds.                                           209

          5.   Prior Bonds.                                                     210

          6.   Treasury PC Bonds.                                               211

XII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.                       212

     A.   INTRODUCTION.                                                         212

     B.   CONSEQUENCES TO THE DEBTOR AND THE PARENT.                            213

          1.   Consequences of the Internal Restructurings and the
               Reorganized Debtor Spin-Off.                                     213

          2.   Consequences of Long-Term Notes.                                 214

          3.   Treatment of Escrow(s) with Respect to Disputed Chromium
               Litigation Claims.                                               215

     C.   CONSEQUENCES TO HOLDERS OF IMPAIRED CLAIMS OTHER
          THAN HOLDERS OF POLLUTION CONTROL BONDS.                              216
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
       1.   Holders of Claims That Do Not Constitute Securities.                217

       2.   Holders of Claims that Constitute Securities.                       218

       3.   Distributions in Discharge of Accrued Interest.                     218

       4.   Ownership and Disposition of the Long-Term Notes and QUIDS
            Notes.                                                              219

            a.   Interest and Original Issue Discount on the Long-Term Notes
                 and QUIDS Notes.                                               219

            b.   Applicable High Yield Discount Obligations (AHYDOs).           220

            c.   Acquisition and Bond Premium.                                  221

            d.   Market Discount.                                               222

       D.   CONSEQUENCES TO HOLDERS OF CERTAIN PC BOND CLAIMS.                  223

       E.   CONSEQUENCES TO HOLDERS OF PREFERRED STOCK EQUITY INTERESTS.        224

       F.   INFORMATION REPORTING AND WITHHOLDING.                              224

XIII.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.               225

       A.   LIQUIDATION UNDER CHAPTER 7.                                        225

       B.   ALTERNATIVE PLAN OF REORGANIZATION.                                 226

       C.   LIQUIDATION UNDER CHAPTER 11.                                       226

XIV.   CONCLUSION AND RECOMMENDATION.                                           227

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                               I.  INTRODUCTION

        Pacific Gas and Electric Company (the "Debtor"), together with the Debtor's parent company, PG&E Corporation, as co-proponent (the "Parent" and, together with the Debtor, the "Proponents"), submit this First Amended Disclosure Statement for First Amended Plan of Reorganization of Pacific Gas and Electric Company (the "Disclosure Statement") under section 1125 of title 11 of the United States Code (the "Bankruptcy Code") to holders of Claims against and Equity Interests in the Debtor in connection with (i) the solicitation of acceptances of the Proponents' First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Pacific Gas and Electric Company, dated December 19, 2001 (as the same may be amended from time to time, the "Plan"), filed by the Proponents with the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court"), and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") scheduled on _________, 2002.

        On September 19, 2001, the Debtor, the Parent and the Official Committee of Unsecured Creditors (the "Committee") entered into an agreement (the "Support Agreement") pursuant to which the parties agreed to take all commercially reasonable actions and use their respective best efforts to achieve timely confirmation and consummation of a plan consistent with the term sheet attached as an exhibit to the Support Agreement. The Committee has acknowledged that the Plan is consistent with such term sheet. See Section V.B.16. of this Disclosure Statement for more detailed information regarding the Support Agreement.

        Attached as Exhibits to this Disclosure Statement are copies of the following documents:

   .    The Plan (Exhibit A);
                  ---------

   . Order of the Bankruptcy Court entered on __________, 2002 (the "Disclosure Statement Order"), approving, among other things, this Disclosure Statement, setting dates for the confirmation hearing and for filing objections to the Plan, and establishing procedures for the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);
         ---------

   .    Projected Financial Information (Exhibit C);
                                         ---------

   .    Schedule of Currently Outstanding Securities of the Debtor (Exhibit D);
                                                                    ---------

   .    Summary of Terms of Debt Securities to be Issued under the Plan (Exhibit
                                                                         -------
        E);
        -

   .    Descriptions of Assets to be Transferred by the Debtor (Exhibits F-1, F-
                                                                ------------  --
        2 and F-3);
        -     ---

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

     . Summary of Applications filed with the Federal Energy Regulatory Commission (the "FERC") and the Nuclear Regulatory Commission (the "NRC") on November 30, 2001 (Exhibit G);
                                       ---------

     .    State of California Agencies and Subdivisions (Exhibit H);
                                                         ---------

     . Schedule of laws, regulations and rules of state agencies and subdivisions (Exhibit I);
                        ----------

     .    Interest rates payable on certain Allowed Claims (Exhibit J); and
                                                            ---------

     .    Schedule of Letter of Credit Issuing Banks (Exhibit K).
                                                      ---------
          In addition, the Proponents have filed the following documents, which are incorporated herein by reference, with the U.S. Securities and Exchange Commission (the "SEC"):

     . Annual Report on Form 10-K of the Parent and the Debtor for the year ended December 31, 2000;

     .    2000 Annual Report to Shareholders of the Parent and the Debtor;

     . Quarterly Report on Form 10-Q of the Parent and the Debtor for the quarter ended March 31, 2001;

     . Quarterly Report on Form 10-Q of the Parent and the Debtor for the quarter ended June 30, 2001;

     . Quarterly Report on Form 10-Q of the Parent and the Debtor for the quarter ended September 30, 2001; and

     .    Various Current Reports on Form 8-K filed since the Petition Date.

Such documents and other information are available at a website maintained by the SEC at http://www.sec.gov that contains reports, proxy and information statements, and other information filed electronically with the SEC.

          A Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to holders of Claims and Equity Interests entitled to vote to accept or reject the Plan.

          On __________, 2002, after notice and a hearing, the Bankruptcy Court entered the Disclosure Statement Order approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical reasonable investors typical of the holders of Claims against and Equity Interests in the Debtor to make an informed judgment in voting to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

OR MERITS OF THE PLAN.

        The Disclosure Statement Order sets forth the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes (the "Voting Record Date"), the applicable standards for tabulating Ballots, and the date of the hearing to consider confirmation of the Plan. In addition, detailed voting instructions accompany each Ballot. Before voting on the Plan, each holder of a Claim or Equity Interest entitled to vote on the Plan should read this Disclosure Statement (including the documents incorporated herein by reference), the Plan, the Disclosure Statement Order, the instructions accompanying the Ballot and the other exhibits attached to this Disclosure Statement. These documents contain, among other things, important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes on the Plan may be made except pursuant to this Disclosure Statement and section 1125 of the Bankruptcy Code. In considering how to vote on the Plan, a holder of a Claim or Equity Interest should not rely on any information relating to the Debtor and its business other than that contained, or incorporated by reference, in this Disclosure Statement, the Plan, or as otherwise approved by the Bankruptcy Court.

        CAPITALIZED TERMS USED IN THIS DISCLOSURE STATEMENT BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PLAN. AN INDEX OF DEFINED TERMS IS ATTACHED TO THIS DISCLOSURE STATEMENT IMMEDIATELY FOLLOWING THE SIGNATURE PAGE.

                                A.  CHAPTER 11.
                                    ----------
        1. Overview.

        Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and its equity interest holders. In addition to permitting the rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor's assets.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

        The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the date of filing of the bankruptcy petition. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

        The principal objective of a chapter 11 case is the confirmation and consummation of a plan. A plan sets forth the means for satisfying claims against and equity interests in a debtor. Confirmation of a plan by the bankruptcy court binds, among others, the debtor, any issuer of securities under the plan, any entity acquiring property under the plan, and any creditor or equity interest holder of the debtor. Subject to certain limited exceptions, the order approving confirmation of a chapter 11 plan discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

        Certain holders of allowed claims against and equity interests in a debtor are permitted to vote to accept or reject the plan. Prior to soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires approval by the bankruptcy court of a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the plan.

        2.  Preemption of State Law under the Plan.

        Section 1123(a) of the Bankruptcy Code preempts any otherwise applicable non-bankruptcy law that may be contrary to its provisions. Accordingly, a plan may contain certain provisions that would not normally be permitted under non-bankruptcy law. For example, section 1123(a)(5) of the Bankruptcy Code authorizes, among other things, the sale or transfer of assets by the Debtor without the consent of the State or the California Public Utilities Commission (the "CPUC"). The express language of section 1123(a)(5),/1/ relevant statutory background, legislative

______________________

     /1/11 U.S.C. (S)1123(a)(5) (Contents of plan) provides, in relevant part, as follows: "(a) Notwithstanding any otherwise applicable nonbankruptcy law, a plan shall--* * * (5) provide adequate means for the plan's implementation such as--(A) retention by the debtor of all or any part of the property of the estate; (B) transfer of all or any part of the property of the estate to one or more entities, whether organized before or after the confirmation of such plan;
(C) merger or consolidation of the debtor with one or more persons; (D) sale of all or any part of the property of the estate, either subject to or free of any lien, or the distribution of all or any part of the property of the estate among
                                                                  (continued...)

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION history, and applicable case law demonstrate that the only provision of a plan of reorganization requiring approval of the CPUC would be one seeking to implement "any rate change provided for in the plan" with respect to those rates of the Debtor over which the CPUC has continuing jurisdiction "after confirmation of the plan," as provided in section 1129(a)(6) of the Bankruptcy Code. See Section VI.L of this Disclosure Statement for more detailed information regarding preemption of state law by section 1123(a) of the Bankruptcy Code.

        [Discussion of Bankruptcy Court preemption ruling in connection with the hearing scheduled for January 25, 2002 to come after hearing]

            B.  SUMMARY OF THE PLAN OF REORGANIZATION.
                -------------------------------------

        1.  Background and Overview.

        Prior to the summer of 2000, the Debtor was one of the healthiest energy utilities in the United States, enjoying investment grade credit ratings and consistently paying dividends to its shareholders. As a regulated public utility, the Debtor operated under the historical (and constitutionally-required) "regulatory compact." Under that compact, the Debtor undertook to serve all the electric and gas customers in its service territory in exchange for rates that allowed it to cover its costs of providing service, to recover its investment in facilities serving the public and the opportunity to earn a reasonable rate of return.

        Beginning in June 2000, prices for power purchased on the wholesale market began to increase. Prices moderated somewhat in the fall before spiking to unprecedented levels in November and subsequent months. The Debtor filed this Chapter 11 Case after the CPUC ignored the Debtor's repeated requests to allow it to recover in its retail rates the costs the Debtor was incurring to buy electricity for its customers in the wholesale market. The Debtor first requested relief from the CPUC in August 2000, continued its requests through the fall, and made a specific

_______________________
(...continued)
those having an interest in such property of the estate; (E) satisfaction or modification of any lien; (F) cancellation or modification of any indenture or similar instrument; (G) curing or waiving of any default; (H) extension of a maturity date or a change in an interest rate or other terms of outstanding securities; (I) amendment of the debtor's charter; or (J) issuance of securities of the debtor, or of any entity referred to in subparagraph (B) or (C) of this paragraph, for cash, for property, for existing securities, or in exchange for claims or interests, or for any other appropriate purpose."

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION proposal for emergency rate relief in November 2000 to provide rate stability to its customers while the Debtor continued to use its good credit to buy power on their behalf. However, the CPUC and the State of California reacted to the Debtor's requests either by taking steps that were directly counter to the Debtor's financial preservation or by failing to act in a timely manner on the Debtor's requests. By April 6, 2001 (the "Petition Date"), the Debtor had incurred approximately $8.9 billion in procurement costs, including $2.3 billion attributable to the Debtor's generation, that the CPUC refused to allow the Debtor to collect from its customers, and it had billions of dollars in defaulted debt and unpaid bills. All of the major credit rating agencies had downgraded the Debtor to uncreditworthy ratings, which precluded the Debtor from purchasing power in the wholesale markets under federally-approved tariffs. As a result, the Debtor turned to the Bankruptcy Court for relief. For a more detailed description of the events leading to the commencement of the Chapter 11 Case and the filing of the Plan, see Section IV of this Disclosure Statement.

        Against this backdrop, the Proponents have developed a Plan designed to reaffirm the Debtor's financial viability and provide for the payment in full of all Allowed Claims. See Sections II and VI.M of this Disclosure Statement for detailed information regarding the payment of Allowed Claims. The Debtor has created three new limited liability companies and will separate its operations into four lines of business based on the Debtor's historical functions: retail gas and electric distribution; electric transmission; interstate gas transmission; and electric generation. The companies are the Reorganized Debtor, ETrans LLC ("ETrans"), GTrans LLC ("GTrans") and Electric Generation LLC ("Gen"), respectively. The Reorganized Debtor has also created a corporation, Newco Energy Corporation ("Newco"), to hold the membership interests of ETrans, GTrans and Gen and will ultimately declare and pay a dividend of all of the outstanding common stock of Newco to the Parent. In addition, the Debtor may create direct or indirect subsidiaries of Newco to hold other assets and may create additional entities as deemed appropriate. For example, certain other assets of the Debtor deemed not essential to operations will be sold to third parties or transferred to one or more special purpose entities wholly-owned by Newco under the Plan, such as Land Holdings LLC ("Land Holdings"), which will hold certain property transferred by the Debtor pursuant to the Plan. The Parent will declare and, on or as soon after the Effective Date as

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION practicable, pay a dividend of all of the outstanding common stock of the Reorganized Debtor held by the Parent to its existing shareholders. As a result of such dividend, the Reorganized Debtor will thereafter operate as a stand alone local electric and gas distribution business. As a result of the restructuring, the electric transmission, interstate gas transmission and electric generation businesses will be under the exclusive ratemaking jurisdiction of the FERC after the Effective Date. The gas and electric distribution business will remain under the jurisdiction of the CPUC. See
Section VI of this Disclosure Statement for a more detailed description of the Plan.

        The following illustration represents the general corporate structure of the Parent and the Debtor following consummation of the transactions contemplated by the Plan, but does not include Newco, Land Holdings or any other subsidiaries or affiliates of such entities:

                                    [CHART]

        The purpose of the Plan is to realize the inherent value of the Debtor's assets, pay all Allowed Claims in full, and enable the Debtor to emerge from the Chapter 11 Case with a strong and

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION sustainable business. See Sections II and VI.M of this Disclosure Statement for detailed information regarding the payment of Allowed Claims. The value created by the Plan will provide cash and increased debt capacity to enable the Debtor to repay its creditors in full. The Plan will also create businesses that will be financially sound going forward, thus providing the necessary assurance that the Reorganized Debtor, ETrans, GTrans and Gen will be able to service the debt issued or reinstated under the Plan.

        The Proponents and the Committee believe that the Plan is workable, fair and in the public interest. The Plan provides for the continued ownership of the Debtor's assets by California companies that will continue to operate the Debtor's businesses consistent with sound business and environmental policies. The Plan positions the Debtor to regain financial viability, resume procurement of power for its retail customers, and participate actively in Western energy markets by the end of 2002.

        Without raising retail electricity rates above current levels, the Plan provides a safe, reliable and long-term electricity supply to California's electric customers. The Plan enables the Debtor to maintain a qualified workforce and keep the Debtor's generating assets intact and integrated, rather than selling them piecemeal to satisfy its debts. Finally, the Debtor's restructured gas and electric distribution, gas and electric transmission and generating assets will continue to be regulated to protect the public interest.

        The Proponents and the Committee believe that the Plan will enable the Debtor to successfully reorganize its business and accomplish the objectives of chapter 11 and that acceptance of the Plan is in the best interests of the Debtor, its creditors and all parties in interest.

        2.  Regulatory Impact of the Plan.

        Upon consummation of the Plan, except insofar as CPUC regulation of GTrans and Gen will be superseded by FERC regulation,/2/ the existing regulation of the Debtor's operations by
___________________________

     /2/The FERC already regulates the rates, terms and conditions of electric transmission service. ETrans will continue the business of transmitting electric energy in interstate commerce, and will thus continue under FERC regulation. The FERC will regulate GTrans and Gen because their activities after the Effective Date will be interstate rather than intrastate. Gen will be engaged solely in making sales for resale; such wholesale sales are, by definition, in interstate commerce. See FPA
                                                                  (continued...)

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION numerous federal, state and local agencies will continue over the respective businesses of the Reorganized Debtor, ETrans, GTrans and Gen. The Proponents do not seek to preempt such ongoing regulation and do not contend that the Confirmation Order should do so. On the contrary, the Plan contemplates that the Reorganized Debtor will retain all of the more than 14,000 existing permits, licenses and franchises necessary for its business and continue to operate under their existing terms and conditions; each of ETrans, GTrans and Gen will in effect "step into the shoes" of the Debtor with respect to all existing permits and licenses applicable to their respective businesses and operate under the existing terms and conditions without change. ETrans and GTrans will enter into new franchise agreements where necessary and appropriate. Pursuant to the permits, licenses and franchises, the Debtor has rights to occupy and/or use public property and to conduct certain operations. The non-CPUC regulation includes such matters as nuclear safety, regulated by the NRC; workplace safety, overseen by both the California Department of Industrial Relations, Division of Occupational Safety and Health, and the United States Occupational Safety and Health Administration; hydroelectric operations, regulated by the FERC; air emissions, regulated by the California Air Resources Board and local air quality management districts; water quality, overseen by the U.S. Environmental Protection Agency and the California water quality control boards; and timber harvesting, under the oversight of the California Department of Forestry and Fire Protection.

________________________
(...continued)
(S)201. Under the Plan, GTrans will acquire certain pipeline assets in Oregon and thereafter conduct business as an interstate pipeline under the Natural Gas Act of 1938, as amended (the "NGA"). The FERC has exclusive jurisdiction over such interstate transactions and facilities. FPA (S)201(b) (the FPA "shall apply to the transmission of electric energy in interstate commerce and to the sale of electric energy at wholesale in interstate commerce" and "[t]he Commission [now the FERC] shall have jurisdiction over all facilities for such transmission or sale of electric energy."); Federal Power Commission v. Southern Cal. Edison
                            ------------------------------------------------
Co., 376 U.S. 205, 215-16 (1964) ("Section 201(b) embodies a clear grant of
--
power. . . . Congress meant to draw a bright line easily ascertained, between state and federal jurisdiction. . . . This was done in the [Federal] Power Act by making FPC [now the FERC] jurisdiction plenary and extending it to all wholesale sales in interstate commerce, except those which Congress has made explicitly subject to regulation by the states."); NGA (S)717a ("the business of transporting and selling natural gas for ultimate distribution to the public is affected with a public interest, and that Federal regulation in matters relating to the transportation of natural gas and the sale thereof in interstate and foreign commerce is necessary in the public interest."); Schneidewind v. ANR
                                                         -------------------
Pipeline and ANR Storage Co., 485 U.S. 293, 300 (1988) ("The NGA long has been
---------------------------
recognized as a `comprehensive scheme of federal regulation of all wholesales of natural gas in interstate commerce.'"). The CPUC will continue its historical role of regulating retail gas and electric service and rates.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

See Exhibit H to this Disclosure Statement for a list of certain of the state
    ---------
agencies and political subdivisions.

        As a public utility, today the Debtor is subject to the regulatory jurisdiction of the CPUC with respect to retail service customers in California./3/ Outside of bankruptcy, many things that a business can do on its own initiative, the Debtor can only do after applying to, and receiving authorization from, the CPUC. Such actions would include certain steps required to consummate the Plan, such as transferring assets and issuing debt or equity securities. As discussed above, however, section 1123(a) of the Bankruptcy Code preempts state regulation from interfering with the implementation and consummation of a plan. Accordingly, the Proponents contend that the Confirmation Order approving the Plan and authorizing the transactions pursuant to the Plan will preempt "otherwise applicable nonbankruptcy law" in the following areas: (1) any approval or authorization of the CPUC or compliance with the California Public Utilities Code or CPUC rules, regulations or decisions otherwise required to transfer public utility property (including authorizations to construct facilities), issue securities and implement the Plan; and (2) the exercise of discretion by any other state or local agency or subdivision to deny the transfer or assignment of any of the Debtor's property, including existing permits or licenses, or the issuance of identical permits and licenses on the same terms and conditions as the Debtor's existing permits and licenses where both the Reorganized Debtor and one or more of ETrans, GTrans and Gen require such permit or license for their post Effective Date operations. Such preemption pursuant to section 1123(a) of the Bankruptcy Code shall occur at the time the Plan is implemented.

        Notwithstanding the preemptive effect of Bankruptcy Code section 1123(a), except for the CPUC, the Proponents intend to follow the established procedures for the transfer or reissuance of most permits and licenses./4/ The vast majority of these actions are ministerial or governed by

_______________________

     /3/Other aspects of the Debtor's current business, such as wholesale sales of power for resale, licensing and operation of its hydroelectric generation facilities, and the delivery of power across its electric transmission lines, are under the exclusive regulatory jurisdiction of the FERC.

     /4/As discussed below, the governing statutes or rules in some instances provide that a given type of permit is not transferable. Such otherwise applicable nonbankruptcy law is preempted under section 1123(a).

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION objective criteria that make it unlikely that the agency or subdivision could act or fail to act in a way that would interfere with consummation of the Plan. To the extent that any permit or license has not been transferred or reissued timely for the consummation of the Plan, the Proponents reserve the right to seek relief from the Bankruptcy Court under section 1123(a) or 1142(b) of the Bankruptcy Code.

        Following the Effective Date, state subdivisions and agencies will continue to have jurisdiction to regulate the Reorganized Debtor, ETrans, GTrans and Gen on an ongoing basis as provided by state law, consistent with applicable constitutional principles (e.g., that under the Supremacy Clause of the United States Constitution, the FERC has exclusive jurisdiction over the rates, terms and conditions of interstate electric and gas transmission service and sales of power for resale in interstate commerce). Approximately seventy percent (70%) of the Debtor's current utility assets (based on book value) will remain with the Reorganized Debtor and continue to be regulated by the CPUC. All of the Debtor's current utility assets, including those transferred to ETrans, GTrans and Gen under the Plan, will continue to be subject to applicable federal, state and local regulation. As discussed in Section VI.G of this Disclosure Statement, to protect the Reorganized Debtor from experiencing the conditions that led the Debtor to file the Chapter 11 Case, the Proponents are asking the Bankruptcy Court to rule that the Reorganized Debtor will be prohibited from resuming the net open position of its electric customers until certain conditions are met. To this extent, any otherwise applicable nonbankruptcy law would also be preempted.

   C.   HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE.
        -------------------------------------------------------

        The Bankruptcy Code provides that only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and are not deemed to have rejected a proposed chapter 11 plan are entitled to vote to accept or reject such plan. Classes of claims or equity interests in which the holders are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders will receive no recovery under a chapter 11 plan are impaired, but are deemed to have rejected the plan and are also not entitled to vote to accept or reject the plan. See Section VI.M of this Disclosure Statement for a detailed description of the treatment of Claims and Equity Interests

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION under the Plan.

        The following classes of Claims and Equity Interests are impaired, will receive distributions under the Plan and are entitled to vote to accept or reject the Plan: Class 3a--Secured Claims Relating to First and Refunding Mortgage Bonds, Class 3b--Secured Claims Relating to Replaced First and Refunding Mortgage Bonds, Class 4a--Mortgage Backed PC Bond Claims, Class 4c-- MBIA Claims, Class 4e--Letter of Credit Bank Claims, Class 4f--Prior Bond Claims, Class 5--General Unsecured Claims, Class 6--ISO, PX and Generator Claims, Class 7--ESP Claims, Class 9--Chromium Litigation Claims, Class 11-- QUIDS Claims, and Class 13--Common Stock Equity Interests.

        The following classes of Claims and Equity Interests are unimpaired and, therefore, are conclusively presumed to have accepted the Plan: Class 1--Other Priority Claims, Class 2--Other Secured Claims, Class 4b--MBIA Insured PC Bond Claims, Class 4d--Letter of Credit Backed PC Bond Claims, Class 4g--Treasury PC Bond Claims, Class 8--Environmental and Tort Claims, Class 10--Convenience Claims, and Class 12--Preferred Stock Equity Interests/5/.

        No class of Claims or Equity Interests will receive no recovery under the Plan. Accordingly, none of the classes of Claims or Equity Interests is deemed to have rejected the Plan.

        The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in such class holding at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the allowed claims in such class casting ballots for acceptance or rejection of the plan. The Bankruptcy Code defines "acceptance" of a plan by a class of equity interests as acceptance by holders in such class holding at least two-thirds (2/3) in amount of the allowed interests casting ballots for acceptance or rejection of the plan. See Section VII.C. of this Disclosure Statement for a more detailed description of the requirements for confirmation of the Plan.
___________________________

     /5/While the Debtor believes that Class 12 is unimpaired by the Plan, certain holders of Preferred Stock Equity Interests believe that Class 12 is impaired by the Plan. To avoid delaying the voting process, holders of Preferred Stock Equity Interests are being solicited to vote on the Plan as a precautionary measure so that the voting results will be available if it is determined by the Bankruptcy Court that such Class is impaired. Allowing the holders of Preferred Stock Equity Interests to vote shall be without prejudice to the Debtor's contention that this Class is unimpaired and the Debtor reserves the right to contest any objection to the unimpaired status of this Class.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        If one or more classes of Claims or Equity Interests entitled to vote on the Plan rejects the Plan, the Proponents reserve the right to amend the Plan or request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. If at least one class of Claims that is impaired under the Plan has accepted the Plan (determined without including acceptance of the Plan by any insider), section 1129(b) permits confirmation of the Plan notwithstanding its rejection by one or more impaired classes of Claims or Equity Interests. Under that section, the Plan may be confirmed by the Bankruptcy Court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class of Claims or Equity Interests. See Section VII.C.2 of this Disclosure Statement for a more detailed description of the requirements for confirmation of a plan not accepted by all voting classes.

                            D.  VOTING PROCEDURES.
                                -----------------

        1.  General.

        If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. Please vote and return your Ballot in the envelope provided. If you are the beneficial owner of bonds, notes, debentures or shares of stock of the Debtor as of the Voting Record Date, your return envelope may be addressed to the brokerage firm or bank holding your securities, or to such firm's agent (each a "Nominee"). Other holders of Claims and Equity Interests will receive a return envelope addressed directly to Innisfree M&A Incorporated (the "Voting Agent").

        DO NOT RETURN ANY SECURITIES OF PACIFIC GAS AND ELECTRIC COMPANY WITH YOUR BALLOT.

        TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 4:00 p.m., EASTERN STANDARD TIME, ON
             --------
______________, 2002 (THE "VOTING DEADLINE"). ANY EXECUTED BALLOT THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN WILL NOT BE COUNTED.

        BALLOTS WILL NOT BE ACCEPTED BY THE VOTING AGENT BY FACSIMILE TRANSMISSION OR ANY OTHER ELECTRONIC MEANS.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        The Voting Agent is:

                    Innisfree M&A Incorporated
                    501 Madison Avenue, 20th Floor
                    New York, New York 10022
                    Phone: (877) 750-2689 (Toll free)
                    Banks and brokers call: (212) 750-5833

        Pursuant to the Disclosure Statement Order, the Bankruptcy Court set _________, 2002 as the Voting Record Date. Accordingly, only holders of record of Claims and Equity Interests as of the Voting Record Date that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

        If you are a holder of a Claim or Equity Interest entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot, or lost your Ballot, or if you have any questions concerning the procedures for voting on the Plan, please contact the Voting Agent at (877) 750-2689.

        Please note the following special instructions for holders of certain Claims and Equity Interests.

        2.  Beneficial Owners of Bonds, Notes, Debentures or Shares of Stock.

        If you are the beneficial owner of bonds, notes, debentures or shares of stock of the Debtor as of the Voting Record Date and such bonds, notes, debentures or shares are registered in your name, please complete the information requested on the Ballot, sign, date and indicate your vote, and return the Ballot to the Voting Agent in the enclosed return envelope or at the address set forth above on or prior to the Voting Deadline.

        If you are the beneficial owner of bonds, notes, debentures or shares of stock of the Debtor as of the Voting Record Date, such bonds, notes, debentures or shares are registered in "street name," AND YOUR BALLOT HAS BEEN PREVALIDATED BY YOUR NOMINEE, please complete the information requested on the Ballot, sign, date and indicate your vote, and return the Ballot to the Voting Agent in the enclosed return envelope or at the address set forth above on or prior to the Voting Deadline.

        If you are the beneficial owner of bonds, notes, debentures or shares of stock of the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Debtor as of the Voting Record Date, such bonds, notes, debentures or shares are registered in "street name," AND YOUR BALLOT HAS NOT BEEN PREVALIDATED BY YOUR
                                                 ---
NOMINEE, sign, date and indicate your vote, and return your Ballot to your Nominee prior to the Voting Deadline.

        3. Nominees of Beneficial Owners of Bonds, Notes, Debentures or Shares of Stock.

        If you are the Nominee for a beneficial owner of bonds, notes, debentures or shares of stock of the Debtor as of the Voting Record Date, please forward a copy of this Disclosure Statement and the appropriate Ballot to each beneficial owner. If you do not prevalidate the Ballots, the Ballots must be collected by you so that you can deliver them to the Voting Agent on a Master Ballot within two (2) days of the Voting Deadline as detailed in the Master Ballot.

        4.  Securities Clearing Agency.

        If you are a securities clearing agency, please arrange for your participants to vote on the Plan by executing an omnibus proxy in their favor.

                           E.  CONFIRMATION HEARING.
                               --------------------

        Pursuant to section 1128 of the Bankruptcy Code and the Disclosure Statement Order, the Confirmation Hearing to consider confirmation of the Plan will be held on ________, 2002, commencing at _____ a.m., Pacific Time, before the Honorable Dennis Montali, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Northern District of California, 235 Pine Street, San Francisco, California 94014, or such other location as the Bankruptcy Court directs. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received no later than _______, 2002, at ____ p.m., Pacific Time, in the manner described below in Section VII.B of this Disclosure Statement. The Confirmation Hearing may be continued from time to time by the Bankruptcy Court without further notice except for announcement of the continuation date made at the Confirmation Hearing.

                              F.  MISCELLANEOUS.
                                  -------------

        THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER DATE IS SPECIFIED HEREIN. THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

THAT THE INFORMATION CONTAINED HEREIN HAS NOT CHANGED AFTER THE DATE HEREOF. HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT (INCLUDING THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE) IN ITS ENTIRETY, INCLUDING THE PLAN AND THE OTHER EXHIBITS, PRIOR TO VOTING ON THE PLAN.

        FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE PROPONENTS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE), TOGETHER WITH THE PROJECTED FINANCIAL INFORMATION ANNEXED HERETO AS EXHIBIT C AND THE ASSUMPTIONS
                                                  ---------
UNDERLYING SUCH PROJECTED FINANCIAL INFORMATION, BY NATURE, ARE FORWARD-LOOKING AND SUBJECT TO THE VARIOUS RISKS AND UNCERTAINTIES DESCRIBED IN SECTION X OF THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE). ACTUAL OUTCOMES MAY DIFFER MATERIALLY FROM THOSE EXPRESSED, IMPLIED OR ASSUMED FROM SUCH FORWARD-LOOKING STATEMENTS. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN
SECTION X OF THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE).

        SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

TEXT AND TO ALL OF THE PROVISIONS OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                 II.  OVERVIEW OF CLAIMS AND EQUITY INTERESTS

                           A.  SUMMARY CLAIMS TABLE.
                               --------------------

        The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan. While approximately $44 billion of claims have been filed with the Bankruptcy Court in connection with this Chapter 11 Case, the Proponents believe that the estimated amounts set forth in the following table represent the most reasonable estimates of the ultimate Allowed Claims. See Section VI.M of this Disclosure Statement for a more detailed discussion of the treatment of Claims and Equity Interests under the Plan. See Section XI of this Disclosure Statement for a detailed description of the PC Bond obligations and the defined terms used in the discussion of Class 4. A schedule of the Debtor's currently outstanding securities is attached hereto as Exhibit D.
   ---------

        Allowed Claims shall include the amounts owed with respect to the period prior to the Petition Date and applicable interest accrued and unpaid during such period. Holders of Allowed Claims will also be paid in Cash accrued and unpaid interest due on the principal amount of such Allowed Claims from the Petition Date through the Effective Date ("Post-Petition Interest"). Except as otherwise provided herein, including Exhibit J attached hereto, any Post-
                                     ---------
Petition Interest shall be calculated and paid on the principal amount of such Allowed Claim at the lowest non-default rate in accordance with the terms specified in the applicable indenture or instrument governing such Allowed Claim or, if no such instrument exists, or if the applicable instrument does not specify a non-default rate of interest, Post-Petition Interest will be calculated and paid on the principal amount of such Allowed Claim at the Federal Judgment Rate.

        The Debtor will pay all accrued but unpaid pre-petition interest and Post-Petition Interest through the Confirmation Date on all Allowed Claims within ten (10) days after the Confirmation Date or as soon as practicable thereafter; provided, however, that the Debtor, in its sole discretion, may file
            --------  -------
a motion with the Bankruptcy Court to allow the Debtor to make such interest payments at an earlier date. In addition, except as otherwise provided herein, including Exhibit J attached hereto, following the Confirmation Date, the Debtor
          ---------
will pay Post-Petition Interest in arrears on a quarterly basis on the first day of each April, July, October and January on all Allowed Claims through the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION
earlier of the Effective Date or the occurrence of a Support Termination Event, with the exception of Allowed Claims arising from instruments with scheduled interest payment dates set forth in such instrument, in which case interest will be paid on such interest payment dates to and including the last scheduled interest payment date preceding the Effective Date or a Support Termination Event. Except as otherwise provided herein, including Exhibit J attached
                                                       ---------
hereto, interest on Allowed Claims shall not compound during quarterly periods except where an instrument governing an Allowed Claim has an interest payment period more frequently than quarterly. All remaining accrued and unpaid Post-Petition Interest as of the Effective Date shall be paid on the Effective Date or as soon as practicable thereafter. In the event a Support Termination Event occurs, the Debtor reserves the right to recharacterize amounts paid on account of Post-Petition Interest as payment upon the applicable Allowed Claims, but will not otherwise seek to recover any portion of such payments. The Debtor does not envision seeking to recharacterize any amounts paid on account of Post-Petition Interest unless the Plan is not confirmed and Post-Petition Interest is not payable pursuant to a subsequent plan.

        As to any Disputed Claim, within ten (10) days after a Final Order or the filing of a stipulation making such Disputed Claim an Allowed Claim, the holder of such Allowed Claim shall receive all pre-petition interest and Post-Petition Interest accrued and payable on such Allowed Claim pursuant to the Plan as of such date. See Section VI.P of this Disclosure Statement for more information regarding the timing of distributions under the Plan.

        To the extent allowed by law and any underlying agreement, any unpaid fees and expenses accrued through the Confirmation Date of the Bond Trustees and the trustees under the Debtor's Mortgage and various indentures (acting in their capacities as trustees and, if applicable, acting in their capacities as disbursing agents), and the Issuer of the PC Bonds, and their respective professionals shall be paid by the Debtor within ten (10) days after the Confirmation Date. Any such fees and expenses accruing after such time shall be payable as provided in the applicable agreement providing for such payment. Upon payment of such fees and expenses, such Persons will be deemed to have released their liens securing payment of their fees and expenses for all fees and expenses accrued through the Effective Date.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                                                           Estimated
                                                                        Aggregate Amount    Estimated %
                                                                       of Allowed Claims    Recovery on
Class     Claim/Interest      Treatment of Allowed Claim/Interest/6/     (in millions)     Allowed Claims
-----     --------------      --------------------------------------     -------------     --------------
  --    Administrative      Paid in full in Cash.                          $  1,300             100%
        Expense Claims

  --    Professional        Paid in full in Cash.                           Unknown             100%
        Compensation and
        Reimbursement
        Claims

  --    Priority Tax        Paid in full in Cash.                          $      2             100%
        Claims

  1     Other Priority      Unimpaired--Paid in full in Cash.               Nominal             100%
        Claims

  2     Other Secured       Unimpaired--Paid in full in Cash.               Nominal             100%
        Claims

  3a    Secured Claims      Impaired--Paid in full in Cash.  Allowed       $  3,330/7/          100%
        Relating to First   Secured Claims Relating to First and
        and Refunding       Refunding Mortgage Bonds will not
        Mortgage Bonds      include any prepayment or other
                            penalties associated with the repayment
                            of the First and Refunding Mortgage
                            Bonds.

  3b    Secured Claims      Impaired--Each holder of a Mortgage            $     --/8/          100%

______________

     /6/To the extent the Plan provides for the satisfaction of a portion of an Allowed Claim through the issuance of Long-Term Notes by each of ETrans, GTrans and Gen, the approximate allocation of such Long-Term Notes will be as follows:
ETrans--thirty five percent (35%); GTrans--thirty percent (30%); and Gen--thirty five percent (35%). To the extent that the amount of Allowed Claims differs from those on which these allocations were based, it is expected that the amount of Gen Long-Term Notes will be increased absolutely and proportionately and the amount of Gen New Money Notes will be decreased. In such event, the amount of Reorganized Debtor New Money Notes would be increased by approximately the amount by which the Gen New Money Notes are decreased. See Exhibit E to this
                                                           ---------
Disclosure Statement for more information regarding the debt securities to be issued under the Plan.

     /7/$296 million of such amount is held by the Debtor in treasury.

     /8/With respect to each series of Mortgage Backed PC Bonds, in order to secure and provide for the repayment of the respective Bond Loan, the Debtor issued and delivered to the Bond Trustee its Mortgage Bonds, of like principal amount, maturity, interest rate and redemption provisions as the related series of Mortgage Backed PC Bonds. Under the terms of the respective PC Bond (continued...)

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                                                                  Estimated
                                                                               Aggregate Amount    Estimated %
                                                                              of Allowed Claims    Recovery on
Class     Claim/Interest      Treatment of Allowed Claim/Interest/6/            (in millions)     Allowed Claims
-----     --------------      --------------------------------------            -------------     --------------
          Relating to         Bond will be paid Cash in an amount
          Replaced First      equal to any and all accrued and unpaid
          and Refunding       interest owed to such holder in respect
          Mortgage Bonds      of such Mortgage Bond in accordance with
                              the terms thereof to and including the
                              last scheduled interest payment date
                              preceding the Effective Date.  The
                              Mortgage Bonds will be replaced with New
                              Mortgage Bonds.

  4a      Mortgage Backed     Impaired--The Mortgage Backed PC Bonds                $  345/7/          100%
          PC Bond Claims      will remain outstanding.  Each holder of
                              a Mortgage Backed PC Bond will be paid
                              Cash in an amount equal to any and all
                              accrued and unpaid interest owed to such
                              holder in respect of such Mortgage
                              Backed PC Bond in accordance with the
                              terms thereof to and including the last
                              scheduled interest payment date
                              preceding the Effective Date.  All
                              unpaid fees and expenses of the Issuer
                              and Bond Trustee due and owing under the
                              applicable Loan Agreements will also be
                              paid in Cash.  The Reorganized Debtor
                              will be solely liable for the Debtor's
                              payment obligations under the PC Bond
                              Documents related to the Mortgage Backed
                              PC Bonds; provided, however, that all
                                        --------  -------
                              property transferred or sold by the
                              Debtor pursuant to the Plan will be
                              released from the lien of the Mortgage
                              and the Mortgage Backed PC Bonds will be
                              backed by New Mortgage Bonds.

  4b      MBIA Insured PC     Unimpaired--The MBIA Insured PC Bonds                 $  200             100%
          Bond Claims         will remain outstanding.  Each holder of
                              a MBIA Insured PC Bond will be paid Cash
                              in an amount equal to any

________________
(...continued)
Documents related to the Mortgage Backed PC Bonds, the Debtor is obligated to repay principal and interest on the respective Bond Loan only to the extent that such payments are not timely provided for by the payment of principal and interest on the respective Mortgage Bonds. Funds received by the Bond Trustee as the payment of Class 3b Allowed Claims will be applied by the Bond Trustee to satisfy a like amount of Class 4a Allowed Claims. Accordingly, the estimate of $345 million is the aggregate amount of all Allowed Claims in Classes 3b and 4a.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                                                                Estimated
                                                                             Aggregate Amount    Estimated %
                                                                            of Allowed Claims    Recovery on
Class     Claim/Interest    Treatment of Allowed Claim/Interest/6/            (in millions)     Allowed Claims
-----     --------------    --------------------------------------            -------------     --------------
                            and all accrued and unpaid interest owed
                            to such holder in respect of such MBIA
                            Insured PC Bond in accordance with the
                            terms thereof to and including the last
                            scheduled interest payment date
                            preceding the Effective Date.  All
                            unpaid fees and expenses of the Issuer
                            and Bond Trustee due and owing under the
                            Loan Agreement will also be paid in
                            Cash.  The Reorganized Debtor will be
                            solely liable for the Debtor's payment
                            obligations under the PC Bond Documents
                            related to the MBIA Insured PC Bonds.

  4c    MBIA Claims         Impaired--Each holder of an Allowed MBIA              Nominal             100%
                            Claim will be paid Cash in an amount
                            equal to its pro rata share of the
                            aggregate amount paid by MBIA to the
                            Bond Trustee with respect to the payment
                            of interest on the MBIA Insured PC
                            Bonds during the period from the
                            Petition Date to and including the last
                            scheduled interest payment date
                            preceding the Effective Date, together
                            with its pro rata share of all other
                            amounts due and owing to MBIA under the
                            terms of the MBIA Reimbursement
                            Agreement through the Effective Date,
                            including interest at the non-default
                            rate due on such amounts to the extent
                            provided in the MBIA Reimbursement
                            Agreement.  The Reorganized Debtor will
                            be solely liable under the MBIA
                            Reimbursement Agreement.

  4d    Letter of Credit    Unimpaired--The Letter of Credit Backed              $    610             100%
        Backed PC Bond      PC Bonds will remain outstanding.  Each
        Claims              holder of a Letter of Credit Backed PC
                            Bond will be paid Cash in an amount
                            equal to any and all accrued and unpaid
                            interest owed to such holder in respect
                            of such Letter of Credit Backed PC Bond
                            in accordance with the terms thereof to
                            and including the last scheduled
                            interest payment date preceding the
                            Effective Date.  All unpaid fees and
                            expenses of the Issuer

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                                                           Estimated
                                                                        Aggregate Amount    Estimated %
                                                                       of Allowed Claims    Recovery on
Class     Claim/Interest    Treatment of Allowed Claim/Interest/6/       (in millions)     Allowed Claims
-----     --------------    --------------------------------------       ------------      --------------
                            and Bond Trustee due and owing under
                            the applicable Loan Agreements will
                            also be paid in Cash. The Reorganized
                            Debtor will be solely liable for the
                            Debtor's obligations under the PC Bond
                            Documents related to the Letter of
                            Credit Backed PC Bonds.


  4e    Letter of Credit    Impaired--To the extent that the Debtor               Nominal            100%
        Bank Claims         has not reimbursed the applicable Letter
                            of Credit Issuing Bank and the
                            applicable Banks, if any, for drawings
                            made on the related Letter of Credit
                            with respect to the payment of interest
                            on the related series of Letter of
                            Credit Backed PC Bonds to the extent
                            provided in the respective Reimbursement
                            Agreement, each holder of an Allowed
                            Letter of Credit Bank Claim will be paid
                            Cash in an amount equal to its pro rata
                            share of the aggregate amount paid by
                            the respective Letter of Credit Issuing
                            Bank to the respective Bond Trustee
                            under the terms of the applicable Letter
                            of Credit with respect to the payment of
                            the interest on the Letter of Credit
                            Backed PC Bonds to which such Letter of
                            Credit Bank Claim relates during the
                            period from the Petition Date to and
                            including the last scheduled interest
                            payment date on such Letter of Credit
                            Backed PC Bonds preceding the Effective
                            Date.  Each holder of an Allowed Letter
                            of Credit Bank Claim will also be paid
                            Cash in an amount equal to its pro rata
                            share of all other amounts then due and
                            owing to the respective Letter of Credit
                            Issuing Bank and the applicable Banks,
                            if any, under the terms of the
                            respective Reimbursement Agreement
                            (other than for reimbursement of
                            drawings on the respective Letter of
                            Credit) through the Effective Date,
                            including interest at the non-default
                            rate due on such amounts to the extent
                            provided in the respective Reimbursement
                            Agreements, any due and owing
                            Forbearance, Extension and Letter of
                            Credit Fees (as hereinafter

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                                                           Estimated
                                                                        Aggregate Amount    Estimated %
                                                                       of Allowed Claims    Recovery on
Class     Claim/Interest    Treatment of Allowed Claim/Interest/6/       (in millions)     Allowed Claims
-----     --------------    --------------------------------------       ------------      --------------
                            defined) through the Effective Date,
                            and the reasonable fees and expenses of
                            unrelated third party professionals
                            retained by the Letter of Credit Issuing
                            Banks, to the extent incurred subsequent
                            to the Petition Date in the Chapter 11
                            Case, which with respect to each Letter
                            of Credit Issuing Bank for the period
                            prior to December 1, 2001 shall be in an
                            aggregate amount not to exceed the
                            amount mutually agreed to by the Debtor
                            and each Letter of Credit Issuing Bank.

                            On the Effective Date, one of the
                            following shall occur with respect to
                            each series of Letter of Credit Backed
                            PC Bonds and its respective Letter of
                            Credit, at the option of the Debtor
                            separately for each series of Letter of
                            Credit Backed PC Bonds:

                            Purchase Option:  The respective series
                            ---------------
                            of Letter of Credit Backed PC Bonds
                            shall be called for mandatory tender in
                            accordance with the terms of the
                            respective Indenture and shall be
                            purchased by the respective Bond Trustee
                            through a draw on the related Letter of
                            Credit and, at the option of the
                            respective Letter of Credit Issuing
                            Bank, shall either be registered in the
                            name of the respective Letter of Credit
                            Issuing Bank or in the name of the
                            Debtor subject to a first lien security
                            interest in favor of the respective
                            Letter of Credit Issuing Bank to
                            additionally secure the obligations of
                            the Debtor under the related
                            Reimbursement Agreement.

                            On the Effective Date, to the extent
                            that the Debtor has not reimbursed the
                            applicable Letter of Credit Issuing Bank and the applicable Banks, if any, for drawings made on the related Letter of Credit with respect to the payment of interest on the related series of Letter of Credit Backed PC Bonds to the extent

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                                                           Estimated
                                                                        Aggregate Amount    Estimated %
                                                                       of Allowed Claims    Recovery on
Class     Claim/Interest    Treatment of Allowed Claim/Interest/6/       (in millions)     Allowed Claims
-----     --------------    --------------------------------------       ------------      --------------
                            provided in the respective Reimbursement
                            Agreement, each holder of an Allowed
                            Letter of Credit Bank Claim will receive
                            Cash in an amount equal to its pro rata
                            share of the interest portion of the
                            purchase price of the tendered Letter of
                            Credit Backed PC Bonds paid out of a
                            draw on the respective Letter of Credit.

                            On the Effective Date, the Letter of
                            Credit Issuing Bank shall transfer the
                            related Letter of Credit Backed PC Bonds
                            in the aggregate principal amount as set
                            forth on Exhibit K attached hereto to
                                     ---------
                            the Debtor free and clear of all liens.

                            On the Effective Date, each holder of an Allowed Letter of Credit Bank Claim will receive its pro rata share of (i) Cash in an amount equal to sixty percent
                            (60%) of the principal portion of the
                            purchase price of the tendered Letter of Credit Backed PC Bonds paid out of a draw on the respective Letter of Credit, and (ii) Long-Term Notes from ETrans,
                            GTrans and Gen, collectively, having an
                            aggregate face value equal to forty
                            percent (40%) of the principal portion
                            of the purchase price of the tendered
                            Letter of Credit Backed PC Bonds paid
                            out of a draw on the respective Letter
                            of Credit, plus its pro rata share of a
                            placement fee in an aggregate amount
                            equal to 1.5% of the  principal amount
                            of such Long-Term Notes. Alternatively, at the option of the Letter of Credit
                            Issuing Bank, the reimbursement for the
                            principal portion of the purchase price
                            of the tendered Letter of Credit Backed
                            PC Bonds paid out of a draw on the
                            respective Letter of Credit shall be
                            paid on the Effective Date through a
                            combination of Cash and long-term notes
                            upon terms equivalent to the Cash,
                            long-term notes and other consideration
                            provided for treatment of unsecured
                            creditors generally in the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                                                           Estimated
                                                                        Aggregate Amount    Estimated %
                                                                       of Allowed Claims    Recovery on
Class     Claim/Interest    Treatment of Allowed Claim/Interest/6/       (in millions)     Allowed Claims
-----     --------------    --------------------------------------       ------------      --------------
                            confirmed Plan.

                            - or -

                            Remarketing Option:  The respective
                            ------------------
                            series of Letter of Credit Backed PC
                            Bonds shall be called for mandatory
                            tender in accordance with the terms of
                            the respective Indenture and shall be
                            purchased by the respective Bond Trustee
                            through a draw on the related Letter of
                            Credit.  The Debtor will then either (i)
                            provide or cause to be provided to the
                            respective Bond Trustee an alternative
                            "Credit Facility" pursuant to the terms
                            of the respective Indenture in lieu of
                            the existing Letter of Credit, or (ii)
                            shall obtain the consent of the Issuer
                            to remarket the respective series of
                            Letter of Credit Backed PC Bonds without
                            credit enhancement in accordance with
                            the terms of the applicable Indenture.
                            In either event the respective series of
                            Letter of Credit Backed PC Bonds shall
                            be remarketed, at par, in accordance
                            with the terms of the Indenture and the
                            other PC Bond Documents.

                            In such event, on the Effective Date,
                            the Letter of Credit Issuing Bank will
                            receive (i) from the Debtor, to the
                            extent that the Debtor has not
                            reimbursed the applicable Letter of
                            Credit Issuing Bank and the applicable
                            Banks, if any, for drawings made on the
                            related Letter of Credit with respect to the payment of interest on the related series of Letter of Credit Backed PC
                            Bonds to the extent provided in the
                            respective Reimbursement Agreement, Cash in an amount equal to the interest portion of the purchase price of the tendered Letter of Credit Backed PC
                            Bonds paid out of a draw on the
                            respective Letter of Credit, and (ii)
                            from the Bond Trustee, an amount equal
                            to the principal portion of the purchase price of the tendered

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                                                                 Estimated
                                                                              Aggregate Amount    Estimated %
                                                                             of Allowed Claims    Recovery on
Class     Claim/Interest    Treatment of Allowed Claim/Interest/6/             (in millions)     Allowed Claims
-----     --------------    --------------------------------------             ------------      --------------
                            Letter of Credit Backed PC Bonds paid
                            out of a draw on the respective Letter
                            of Credit, which amount shall be paid
                            from the remarketing proceeds of the
                            respective Letter of Credit Backed PC
                            Bonds in accordance with the terms of
                            the respective Indenture.

  4f    Prior Bond Claims   Impaired--Each holder of an Allowed                   $   450              100%
                            Prior Bond Claim will be paid Cash in an
                            amount equal to its pro rata share of
                            (i) the accrued and unpaid pre-petition
                            interest at the non-default rate due on
                            the outstanding Reimbursement Obligation
                            of the Debtor to such holder under the
                            respective Prior Reimbursement Agreement
                            in accordance with the terms thereof to
                            and including the Effective Date, (ii)
                            all other amounts (other than the
                            Reimbursement Obligation) due and owing
                            to the respective Prior Letter of Credit
                            Issuing Bank under the terms of the
                            respective Prior Reimbursement Agreement
                            through the Effective Date and (iii)
                            sixty percent (60%) of such outstanding
                            Reimbursement Obligation.  Each Prior
                            Reimbursement Agreement between the
                            Debtor and a Prior Letter of Credit
                            Issuing Bank will be modified on the
                            Effective Date to provide that the
                            Reorganized Debtor shall be solely
                            liable thereunder for the remaining
                            forty percent (40%) of the respective
                            Reimbursement Obligation which shall be
                            payable in ten (10) years and bear
                            interest at the same rate as the
                            Reorganized Debtor's notes with a ten
                            (10) year maturity, unless and until
                            Refunding Bonds are issued with respect
                            thereto secured by, among other things,
                            a new letter of credit issued by such
                            Prior Letter of Credit Issuing Bank as
                            set forth herein.  In addition, each
                            holder of an Allowed Prior Bond Claim
                            will be paid its pro rata share (based
                            on the face value of the Long-Term Notes
                            or other non-Cash obligations received )
                            of a $40

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                                                                 Estimated
                                                                              Aggregate Amount    Estimated %
                                                                             of Allowed Claims    Recovery on
Class     Claim/Interest    Treatment of Allowed Claim/Interest/6/             (in millions)     Allowed Claims
-----     --------------    --------------------------------------             ------------      --------------
                            million placement fee to be divided among
                            holders of Allowed Claims in Classes 4(f),
                            5, 6, 7 and 9.

  4g    Treasury PC Bond    Unimpaired--Each Allowed Treasury PC                  $    80            100%
        Claims              Bond Claim shall be reinstated and
                            rendered unimpaired in accordance with
                            section 1124 of the Bankruptcy Code.
                            The Treasury PC Bonds will remain
                            outstanding.  The Debtor's payment
                            obligations under PC Bond Documents
                            related to the Treasury PC Bonds will be
                            solely the obligation of the Reorganized
                            Debtor.  Each holder of a Treasury PC
                            Bond will be paid Cash in an amount
                            equal to any and all accrued and unpaid
                            interest owed to such holder in respect
                            of such Treasury PC Bond in accordance
                            with the terms thereof to and including
                            the last scheduled interest payment date
                            preceding the Effective Date.  All
                            unpaid fees and expenses of the Issuer
                            and Bond Trustee due and owing under the
                            applicable Loan Agreements will also be
                            paid in Cash.

  5     General Unsecured   Impaired--Each Allowed General Unsecured              $ 4,570            100%
        Claims              Claim will be satisfied as follows:  (i)
                            all pre-petition interest will be paid
                            in Cash and (ii) the remainder of such
                            Allowed Claim will be paid sixty percent
                            (60%) in Cash and forty percent (40%) in
                            Long-Term Notes from ETrans, GTrans and
                            Gen, collectively.  In addition, each
                            holder of an Allowed General Unsecured
                            Claim will be paid in Cash its pro rata
                            share (based on the face value of
                            Long-Term Notes or other non-Cash
                            obligations received) of a $40 million
                            placement fee to be divided among
                            holders of Allowed Claims in Classes
                            4(f), 5, 6, 7 and 9.

  6     ISO, PX and         Impaired--Each Allowed ISO, PX and                    $1,070/9/          100%

___________________
     /9/This amount represents the Debtor's estimate of Allowed ISO, PX and Generator Claims.
                                                                  (continued...)

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                                                                 Estimated
                                                                              Aggregate Amount    Estimated %
                                                                             of Allowed Claims    Recovery on
Class     Claim/Interest    Treatment of Allowed Claim/Interest/6/             (in millions)     Allowed Claims
-----     --------------    --------------------------------------             ------------      --------------
        Generator Claims    Generator Claim will be satisfied as
                            follows:  (i) all pre-petition interest
                            will be paid in Cash and (ii) the
                            remainder of such Allowed Claim will be
                            paid sixty percent (60%) in Cash and
                            forty percent (40%) in Long-Term Notes
                            from ETrans, GTrans and Gen,
                            collectively.  In addition, each holder
                            of an Allowed ISO, PX and Generator
                            Claim will be paid in Cash its pro rata
                            share (based on the face value of
                            Long-Term Notes or other non-Cash
                            obligations received) of a $40 million
                            placement fee to be divided among
                            holders of Allowed Claims in Classes
                            4(f), 5, 6, 7 and 9.

  7     ESP Claims          Impaired--Each Allowed ESP Claim will be              $  420/10/         100%
                            satisfied as follows:  (i) all
                            pre-petition interest will be paid in
                            Cash and (ii) the remainder of such
                            Allowed Claim will be paid sixty percent
                            (60%) in Cash and forty percent (40%) in
                            Long-Term Notes from ETrans, GTrans and
                            Gen, collectively.  In addition, each
                            holder of an Allowed ESP Claim will be
                            paid in Cash its pro rata share (based
                            on the face value of Long-Term Notes or
                            other non-Cash obligations received) of
                            a $40 million placement fee to be
                            divided among holders of Allowed Claims
                            in Classes 4(f), 5, 6, 7 and 9.

  8     Environmental and   Unimpaired--Subject to Section 4.17(b)                $  350/11/         100%
        Tort Claims         of the Plan, each Allowed Environmental
                            and Tort Claim shall be satisfied in
                            full in the ordinary course of business
                            at such time and in such

________________
(...continued)
The aggregate amount of filed ISO, PX and Generator Claims is materially higher. See Section VI.M.16 of this Disclosure Statement for more detailed information regarding the Claims of generators.

     /10/This amount represents the Debtor's estimate of Allowed ESP Claims. The aggregate amount of filed ESP Claims is materially higher.

     /11/This amount represents the Debtor's estimate of Allowed Environmental and Tort Claims. The aggregate amount of filed Environmental and Tort Claims is materially higher.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                                                                                    Estimated
                                                                                 Estimated              %
                                                                                 Aggregate           Recovery
                                                                                 Amount of              on
                                                                               Allowed Claims        Allowed
Class   Claim/Interest      Treatment of Allowed Claim/Interest/6/              (in millions)         Claims
-----   --------------      -----------------------------------                 -------------         ------
                            manner as the Reorganized Debtor, ETrans,
                            GTrans or Gen, as the case may be, is
                            obligated to satisfy such Allowed Claim
                            under applicable law.

  9     Chromium            Impaired--Each Allowed Chromium                       $   160/12/          100%
        Litigation          Litigation Claim will be satisfied as
        Claims              follows:  such Allowed Claim will be
                            paid sixty percent (60%) in Cash and
                            forty percent (40%) in Long-Term Notes
                            from ETrans, GTrans and Gen, collectively.
                            In addition, each holder of an Allowed
                            Chromium Litigation Claim will be paid
                            in Cash its pro rata share (based on the
                            face value of Long-Term Notes or other
                            non-Cash obligations received) of a $40
                            million placement fee to be divided among
                            holders of Allowed Claims in Classes 4(f),
                            5, 6, 7 and 9.

  10    Convenience         Unimpaired--Paid in full in Cash.                     $    60              100%
        Claims

  11    QUIDS Claims        Impaired--Each Allowed QUIDS Claim will               $   310              100%
                            be satisfied as follows: (i) all
                            pre-petition interest will be paid in
                            Cash and (ii) the remainder of such
                            Allowed Claim will be paid one hundred
                            percent (100%) in QUIDS Notes from Gen.

  12    Preferred Stock     Unimpaired/13/ --Each holder of a Preferred           $   430              100%
        Equity Interests    Stock Equity Interest will retain its
                            Preferred Stock in the Reorganized
                            Debtor and will be paid in Cash any
                            dividends and sinking fund payments
                            accrued in respect of such

_____________________

     /12/This amount represents the Debtor's estimate of Allowed Chromium Litigation Claims. The aggregate amount of filed Chromium Litigation Claims is materially higher.

     /13/While the Debtor believes that Class 12 is unimpaired by the Plan, certain holders of Preferred Stock Equity Interests believe that Class 12 is impaired by the Plan. To avoid delaying the voting process, holders of Preferred Stock Equity Interests are being solicited to vote on the Plan as a precautionary measure so that the voting results will be available if it is determined by the Bankruptcy Court that such Class is impaired. Allowing the holders of Preferred Stock Equity Interests to vote shall be without prejudice to the Debtor's contention that this Class is unimpaired, and the Debtor reserves the right to contest any objection to the unimpaired status of this Class.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                                                                                    Estimated
                                                                                 Estimated              %
                                                                                 Aggregate           Recovery
                                                                                 Amount of              on
                                                                               Allowed Claims        Allowed
Class   Claim/Interest      Treatment of Allowed Claim/Interest/6/              (in millions)         Claims
-----   --------------      -----------------------------------                 -------------         ------
                            Preferred Stock through the last scheduled
                            payment date prior to the Effective Date.

  13    Common Stock        Impaired--Each holder of a Common Stock                   N/A              N/A
        Equity Interests    Equity Interest will retain its Common
                            Stock in the Debtor, but the Common
                            Stock directly held by the Parent will
                            be distributed to the shareholders of
                            the Parent pursuant to the Plan.

                         B.  CLAIMS OBJECTION PROCESS.
                             ------------------------

     Any party with a Claim against the Debtor who wishes to vote on the Plan and receive distributions thereunder must have an Allowed Claim; provided,
                                                                 --------
however, that the Debtor or the holder of a Disputed Claim may seek an order of
-------
the Bankruptcy Court estimating the allowable amount of the Disputed Claim for voting purposes. A creditor whose Claim was scheduled in the Debtor's Bankruptcy Schedules and whose Claim was not listed as disputed, contingent or unliquidated, is considered to have an Allowed Claim in the scheduled amount (unless such creditor filed a proof of claim, in which case the proof of claim will supersede the scheduled Claim). Further, a Claim which is the subject of a properly filed proof of claim will be deemed Allowed in the amount shown in the proof of claim, unless the Debtor objects to the Claim. As of the date hereof, the Debtor is reviewing proofs of claim filed in this Chapter 11 Case, and has begun preparing and filing objections to Claims.

     Approximately 13,000 proofs of claim have been filed, in an aggregate face amount of approximately $44 billion. However, based on the Debtor's review of the filed Claims, the Debtor believes that accurate estimates of the allowable amount of all Claims in this Chapter 11 Case are as set forth in the table above.

     By February 28, 2002, the Debtor anticipates resolving or filing objections or seeking estimation with respect to all Claims of $10 million or more to which it objects. By June 30, 2002,


              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION the Debtor anticipates resolving or filing objections to any of the remaining Claims to which it objects (i.e., those for less than $10 million). However, the Plan permits objections to be filed later than June 2002 and the Debtor reserves the right for itself, the Committee and any other party in interest to file Claims objections through the objection deadline. See Section VI.R of this Disclosure Statement for more information on the treatment of Disputed Claims. Alternatively, the Debtor may seek estimation of certain Claims prior to the Confirmation Date.

     Without limiting the foregoing, the Debtor believes Claims in the following classes are overstated and the Debtor will file objections to all such Claims:
Class 6--ISO, PX and Generator Claims, Class 7--ESP Claims, Class 8-- Environmental and Tort Claims, and Class 9--Chromium Litigation Claims. Accordingly, all Claims in the foregoing classes will be Disputed Claims.

                   III.  DESCRIPTION AND HISTORY OF BUSINESS

                                 A.  OVERVIEW.
                                     --------

     The Debtor, Pacific Gas and Electric Company, a California corporation, was incorporated in 1905. Effective January 1, 1997, the Debtor and its subsidiaries became subsidiaries of the Parent, a California corporation, whose common stock and related preferred stock purchase rights are publicly traded (NYSE:PCG). In the holding company reorganization, the outstanding common stock of the Debtor was converted on a share-for-share basis into common stock of the Parent. The Debtor's outstanding debt securities and preferred stock were unaffected by the holding company reorganization and, other than those debt securities repaid or preferred stock redeemed or repurchased prior to the Petition Date, remain issued and outstanding securities of the Debtor. The Debtor is an operating public utility engaged principally in the business of providing electric generation and electric and natural gas distribution and transmission services throughout most of Northern and Central California. The Debtor's service territory covers approximately 70,000 square miles with an estimated population of approximately 13 million and includes all or a portion of 48 of California's 58 counties.

                                B.  OPERATIONS.
                                    ----------

     1.  Electric Utility Operations.

     The Debtor owns and operates electric generation facilities and an electric transmission

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION and distribution system in Northern and Central California. As of December 31, 2000, the Debtor's generation facilities, consisting primarily of hydroelectric and nuclear generating plants, had an aggregate net operating capacity of 6,649 megawatts ("MW"). During 2000, the Debtor's own generation and generation purchased by the Debtor under power purchase agreements with qualifying facilities ("QFs") and other power suppliers represented approximately two-thirds (2/3) of the demand of the Debtor's retail electric customers. To transport electricity to load centers, as of December 31, 2000, the Debtor owned 18,376 miles of interconnected transmission lines of 60 kilovolts ("kV") to 500 kV and transmission substations having a capacity of approximately 39,859,000 kilovolt-amperes ("kVa"). The Debtor distributes electricity to its customers through 115,131 circuit miles of distribution system and distribution substations having a capacity of approximately 23,524,000 kVa. In connection with the California electric industry restructuring, the Debtor relinquished operational control, but not ownership, of its electric transmission facilities to the California Independent System Operator (the "ISO"). The ISO controls the operation of the transmission system, is responsible for assuring the reliability of the electric system and provides open access transmission service on a nondiscriminatory basis. See Section IV.B. of this Disclosure Statement for a more detailed discussion of the electric industry restructuring.

     2.  Gas Utility Operations.

     The Debtor owns and operates gas transmission, storage and distribution assets in California. The Debtor offers gas transmission, storage and distribution services as separate and distinct services to its customers. Industrial and larger commercial gas (non-core) customers have the opportunity to select from a menu of services offered by the Debtor and pay only for the services they use. Access to the gas transmission system is possible for all gas marketers and shippers, as well as non-core end-users. The Debtor's residential and smaller commercial gas (core) customers may select the commodity gas supplier of their choice, but the Debtor continues to purchase gas as a regulated supplier for those core customers who do not select another supplier. As of December 31, 2000, the Debtor's gas system consisted of 6,261 miles of transmission pipelines, three gas storage facilities and 37,958 miles of gas distribution lines.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                C.  REGULATION.
                                    ----------

     The Debtor is currently subject to both federal and state regulation. At the federal level, the FERC regulates, among other things, electric transmission rates and access, interconnections, operation of the ISO and the terms and rates of wholesale electric power sales. The ISO has responsibility for meeting applicable reliability criteria, planning transmission additions and assuring the maintenance of adequate reserves and is subject to FERC regulation of tariffs and conditions of service. In addition, most of the Debtor's hydroelectric facilities operate pursuant to licenses issued by the FERC.

     The NRC oversees the licensing, construction, operation and decommissioning of nuclear facilities, including the Debtor's Diablo Canyon Power Plant and the retired Humboldt Bay Power Plant Unit 3. NRC regulations require extensive monitoring and review of the safety, radiological and certain environmental aspects of the Debtor's nuclear facilities.

     At the state level, the CPUC has jurisdiction to set retail rates and conditions of service for the Debtor's electric distribution, gas distribution and gas transmission services in California. The CPUC also has jurisdiction over the Debtor's sales of securities, dispositions of utility property, energy procurement on behalf of its electric and gas retail customers, and certain aspects of the Debtor's siting and operation of its electric and gas transmission and distribution systems. In an order issued on December 15, 2000 addressing the dysfunctional California electric market, the FERC ordered the elimination of the CPUC-imposed requirement that all generation owned or controlled by the Debtor be sold for resale into the California Power Exchange (the "PX"). Thus, ratemaking for retail sales from the Debtor's remaining generation facilities is under the jurisdiction of the CPUC. To the extent such power is sold for resale into wholesale markets, however, it is under the ratemaking jurisdiction of the FERC.

     The California Energy Commission (the "CEC") has jurisdiction over the siting and construction of new thermal electric generating facilities 50 MW and greater in size. The CEC also sponsors alternative energy research and development projects, promotes energy conservation programs and maintains a statewide plan of action in case of energy shortages. In addition, the CEC administers funding for public purpose research and development and renewable technologies

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION programs.

     The Debtor's operations and assets are also regulated by a variety of other federal, state and local agencies.

IV. EVENTS PRECEDING THE COMMENCEMENT OF THE CHAPTER 11 CASE AND FILING OF THE
                                     PLAN

                                 A.  SUMMARY.
                                     -------

     The deregulation of California's electric market was implemented beginning in 1998, based on CPUC decisions issued in 1995 and restructuring legislation passed in 1996. As part of this deregulation, the Debtor and the other California investor-owned utilities were strongly encouraged to divest a large portion of their generation assets. In addition, the investor-owned utilities were required to sell their remaining power output into a central power pool (i.e., the PX) and to meet all of the power requirements of their retail customers from this same pool. Retail rates were frozen during a transition period to end not later than March 31, 2002, which was intended to provide an opportunity for the utilities to recover the costs of their generation assets that were presumed to be above the costs representative of a fully competitive market. For the first two years, the wholesale power market created through the restructuring produced prices that were generally less than the generation costs included in retail rates. Based on the resulting net revenues and proceeds received by the Debtor from the divestiture of its fossil fueled and geothermal generation assets, it appeared that the costs of utility generation assets would be recovered prior to March 31, 2002, thus allowing the rate freeze to end sooner than the statutory end date. In fact, the rate freeze ended in mid-1999 for San Diego Gas & Electric Company, one of California's three investor-owned utilities.

     However, beginning in June 2000, market prices for wholesale electricity in California began to escalate. Prices moderated somewhat in September and October, only to skyrocket unexpectedly to much higher levels in mid-November and December. This forced the Debtor to pay far more to purchase electricity from the PX and the ISO at FERC-authorized market-based rates than it could collect from its customers at the CPUC-regulated frozen retail rates, resulting in a growing undercollection of the Debtor's electric procurement costs. The Debtor had made repeated

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION requests to the CPUC over a four-year period to allow the Debtor to hedge its exposure to potentially volatile prices characteristic of the PX's and ISO's spot market. While the Debtor did receive authority to participate in the PX's newly-created block forward market ("BFM") in 1999, this market proved to be thinly-traded and of limited use for hedging purposes. The Debtor did not receive authority to procure power outside of the PX until August 2000 and, even then, the CPUC did not provide (nor has it subsequently provided) the cost pass-through criteria it had promised. Nevertheless, the Debtor continued to finance power purchases on behalf of its customers and entered into several bilateral forward contracts in an effort to stabilize its power purchase costs, while continuing to seek a solution to the crisis in conjunction with a number of external parties and elected officials. Under the electric industry restructuring framework, and consistent with federal law, the Debtor is entitled to recover its FERC-authorized wholesale power purchase costs from ratepayers. The Debtor advised the CPUC in September 2000, and again in October, November and December that the conditions for ending the rate freeze had already been met and requested that the CPUC reach such a determination, in which case the higher market costs could be passed through in rates consistent with state law. Despite providing favorable indications during October, the CPUC refused to take any prompt action. The Debtor also joined other parties, beginning in July 2000, in requesting that the FERC and the ISO take actions to constrain wholesale market prices, particularly in light of evidence that the market had not produced just and reasonable rates. These actions led to FERC's November 1 and December 15, 2000 findings that the rates were not just and reasonable as of October 2, 2000.

     On November 22, 2000, the Debtor applied to the CPUC for an emergency rate increase to recover its uncollected wholesale power costs, combined with a rate stabilization proposal to buffer ratepayers from extreme price volatility. The CPUC continued to delay action even after wholesale prices remained excessive, and by December 31, 2000, the Debtor's undercollection had increased to $6.6 billion. On January 4, 2001, the CPUC granted a temporary rate increase of $0.01/kWh. This rate increase was grossly insufficient to restore the Debtor to financial health, and was followed immediately by two downgrades of the Debtor's credit ratings, rendering it unable to obtain further financing or to acquire power for its retail customers through the PX and the ISO,

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION other than scheduling its own and contracted-for generation. Its resources were further diminished because various counterparties to the bilateral forward contracts the Debtor entered into during the fall of 2000 in an effort to stabilize its power purchase costs terminated those contracts because the Debtor was no longer creditworthy.

     Because the Debtor was no longer creditworthy and consequently unable to continue buying power from the PX and the ISO on behalf of its customers, the California Department of Water Resources (the "DWR") was authorized by an order issued by the Governor on January 17, 2001 and new emergency laws enacted on January 19 and February 1, 2001 to buy power to fill the net open position on behalf of the utilities' customers (the amount of power not provided through the Debtor's generation and long-term contracts). However, instead of purchasing power to cover the Debtor's full net open position, the DWR announced that it would only purchase power at what it considered to be "reasonable prices," leaving the ISO to purchase high-priced emergency power to avoid blackouts. Statements from the ISO indicated its intentions to assess the Debtor and other utilities for these additional amounts. As of February 28, 2001, the Debtor's estimated undercollection had increased to approximately $8.9 billion, including estimated charges from the ISO for power purchased through February 2001 (which the Debtor believes were inappropriately assessed due to FERC restrictions associated with the Debtor's uncreditworthy status) and $2.3 billion attributable to the Debtor's generation.

     In March 2001, the CPUC issued a series of decisions which (1) made "permanent" the January 4, 2001 $0.01/kWh rate increase; (2) granted a further $0.03/kWh rate increase, but prohibited the increase from being applied to any prior unpaid power bills; (3) ordered the Debtor to pay to the DWR the generation-related component of the Debtor's retail rate for each kWh sold by the DWR; (4) adopted a calculation method for determining the "California Procurement Adjustment" required under the new law that had the potential to leave the Debtor unable to pay for certain of its own generation costs; (5) adopted what the Debtor believes to be an illegal and retroactive accounting change that would further handicap the Debtor's financial position; and (6) ordered the Debtor to pay the QFs in full even though the Debtor was, at the time, only recovering approximately 15% of its QF costs in rates.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

     The Debtor made numerous attempts to seek a solution with the Governor and his representatives over the prior six-month period. However, despite several encouraging indications during the process, the Governor's representatives slowed progress to the point where it became evident that the negotiations would not resolve the crisis. As a result of (1) the failure by the DWR to assume the full procurement responsibility for the Debtor's net open position, (2) the negative impact of the CPUC's March 2001 decisions that created new payment obligations for the Debtor and further hampered its ability to recover its past wholesale power costs and return to financial viability, and (3) a lack of progress in negotiations with the State of California to provide a solution to the energy crisis, the Debtor filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code on April 6, 2001.

     The events leading to the Debtor's filing of a voluntary petition for relief under chapter 11 of the Bankruptcy Code are described in detail below. Although the interpretation and implications of the following events are subject to controversy and reasonable differences of opinion, the Debtor believes that the descriptions of events and the facts surrounding such events are accurate.

   B.  MATERIAL EVENTS LEADING TO THE FILING OF THE PLAN OF REORGANIZATION.
       -------------------------------------------------------------------

     1.  California Electric Industry Restructuring.

     Prior to 1995, California's investor-owned electric utilities, including the Debtor, were traditional utilities which owned and operated power generating plants, electric transmission lines and electric distribution facilities needed to provide integrated (or "bundled') electricity service to retail electricity customers in defined service areas. In return for agreeing to provide service to all retail customers at all times on a non-discriminatory basis, the utilities were entitled to receive rates from retail customers sufficient to provide the utilities with a reasonable opportunity to recover their capital and operating costs and a reasonable profit on the capital their equity holders had invested to serve those customers. Under cost-of-service regulation there is a quid pro quo in which the utilities undertake a continuing obligation under state law to serve their customers, in return for which the utilities are authorized to charge regulated rates sufficient to recover their costs of service, including

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION timely recovery of their operating expenses and a reasonable return on their invested capital. Such arrangement is known throughout the country as the "regulatory compact" between utilities and their regulators.

     However, beginning in the early 1990s, California regulators, customer groups and policymakers began to consider fundamental modifications to the traditional regulatory compact. Under these proposed modifications, competition and customer choice would be introduced into the power generation segment of bundled electric utility service. These proposed modifications stemmed in part from federal legislation in 1978 and 1992, in which wholesale power generating facilities were significantly freed from federal price and market entry regulation.

     In California, the modifications to the regulatory compact also stemmed from the response of the CPUC to requests by customer groups for lower electricity prices during the economic downturn of the early 1990s. Policymakers at the CPUC concluded that the most economically efficient means of reducing California's high retail electricity prices was to introduce competition, deregulation and customer choice into retail markets for the buying and selling of power produced by generating plants, while retaining traditional regulation of the delivery of that power over utility-owned transmission and distribution lines.

     Under this new market approach proposed by the CPUC, the principal economic problem to be solved before competition could be introduced was how to ensure that the investor-owned utilities, who had invested billions of dollars building powerplants and entering into long-term federally-mandated power purchase contracts with QFs, could recover the costs and value of those above-market investments as promised under the traditional regulatory compact if those investments were no longer economic in newly deregulated generation markets. In addition, regulators and policymakers were concerned that continued bundled utility ownership and operation of electric generating plants and transmission facilities might give the utilities the ability to stifle competition from so-called "independent power producers" and other power marketers who did not own integrated utility systems.

     In December 1995, the CPUC issued its Preferred Policy Decision calling for the restructuring of the California electric industry. The decision contemplated the creation of the PX, a

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION five-year phase-in of direct access for customers where power could be procured by those customers from any one of a number of independent sources and wheeled over the power lines of the local utility, and the creation of the ISO to provide non-discriminatory access by generators to the transmission grid. Upon commencement of the new market structure, customers would be permitted to choose to purchase electric power from alternative providers (including independent power generators and retail electricity providers such as marketers, brokers, and aggregators). For those customers who did not choose direct access to an alternative provider, investor-owned utilities were to continue to purchase electric power on their behalf. Furthermore, the CPUC required that the utilities bid all their generation output into the PX and purchase all their energy from the PX at "spot" market prices during the five-year transition period, although participation by other parties in the PX would be voluntary. The CPUC specified that the PX would manage bids for energy, set the market clearing price, and then submit its delivery schedule to the ISO for dispatch. The CPUC also provided that, at the end of the transition period, utility-owned generation plants would be allowed to compete with other generators in deregulated wholesale power markets.

        In 1996, California enacted Assembly Bill 1890 ("AB 1890"), which generally codified selected elements of the market structure provisions of the CPUC's December 1995 Preferred Policy Decision and otherwise left much of this structure intact.

               a.  Generation Divestiture and Market Valuation.

        The CPUC concluded in its 1995 Preferred Policy Decision that the divestiture of the utilities' generation facilities was necessary for wholesale power competition to flourish. The Debtor was required by the CPUC to file a plan to "voluntarily" divest at least 50% of its fossil fueled generation. To encourage divestiture, the decision proposed an increase of up to ten (10) basis points in the equity return on the undepreciated net book value of fossil fuel generation assets for each ten percent (10%) of fossil fuel generation capacity divested. Moreover, in part to induce the Debtor to sell the remainder of its generation assets, the CPUC reduced the return on equity the Debtor could earn on any generation asset it did not sell substantially below its otherwise authorized return to a level equivalent to ninety percent (90%) of the Debtor's embedded cost of debt (or 6.77%). As a result, the Debtor sold virtually all of its fossil fuel and geothermal generation

              DISCLOSURE SMTS 1ST AMENDED PLAN OF REORGANIZATION capacity with CPUC authorization and approval. By January 2000, the Debtor owned only its large nuclear power generating facility at Diablo Canyon, its hydroelectric generation facilities and two smaller, older fossil facilities. As the amount of the Debtor's own generation resources decreased, the Debtor was forced to rely on power supplied by third-party power producers through the PX to meet the needs of its customers.

        The structure of the transition to a fully competitive generation market established by AB 1890 also required all of the Debtor's generation assets to be market valued, if not through sale, then through appraisal or other divestiture. The CPUC was required by Public Utilities Code Section 367 to complete market valuation of all generation assets by December 31, 2001. Under AB 1890, once an asset had been market valued, it was no longer subject to rate regulation by the CPUC. The market valuation process was intended to be an integral and essential step in recovering stranded assets and measuring whether the transition period had ended. The stranded costs eligible for recovery were to be calculated by netting above-market assets against below-market assets. Once market valuation had occurred, the end of the rate freeze date was to be computed retroactively to the point all transition costs had been recovered. To date, the only assets of the Debtor that the CPUC has valued have been those that were divested via sale, with one minor exception.

        In December 1998, the Debtor filed a proposal with the CPUC to market value its hydroelectric assets through an appraisal process. In March 1999, the Debtor withdrew that proposal after the CPUC's assigned commissioner ruled the Debtor's proposal was outside the permissible scope of the proceeding . In September 1999, the Debtor filed an application with the CPUC to market value its hydroelectric generation assets through an auction. The CPUC chose to conduct an environmental review of the auction proposal under the California Environmental Quality Act ("CEQA").

        In November, consultants hired by the CPUC staff issued a draft environmental impact report ("DEIR") claiming that the Debtor's auction proposal and several alternatives would have significant adverse environmental impacts, many, but not all, of which could be mitigated. In January 2001, the CPUC canceled public hearings on the draft report, citing the enactment of Assembly Bill X6 for the California Legislature's 2001- 02 First Extraordinary Session ("AB X6"),

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION which precludes disposition of utility-owned generating facilities prior to January 1, 2006, but does not repeal the statutory requirement that those assets be market valued by December 31, 2001.

        In February 2001, the Debtor filed a motion to suspend the CEQA process given that there was no discretionary action for the CPUC to take following enactment of AB X6. In the motion, Debtor reserved its rights to assert that AB X6 was unlawful. Debtor further requested that the CPUC proceed with the market valuation process. In March 2001, the Debtor submitted extensive comments on the DEIR detailing its inaccurate, legally and factually flawed analytical methods and incorrect conclusions. Other parties also filed comments.

        The CPUC has taken no further action to respond to comments, complete, approve or adopt the DEIR, or establish the market valuation of Debtor's non-nuclear generating assets as required by state law. From and following the passage of AB 1890, the Debtor has consistently sought to comply with the provisions of AB 1890 and its requirement that non-nuclear generation assets be market valued by the end of 2001 through appraisal, sale or other divestiture, the three approaches specified in Public Utilities Code Section 367. Thus, despite proceedings initiated over two years ago, and repeated requests by the Debtor to complete these proceedings, the CPUC has failed to complete the market valuation process for the balance of the Debtor's assets subject to this state law requirement.

   b. The Power Exchange, the Independent System Operator and the Buy/Sell Requirement.

       To jump start the electric power market in California, AB 1890 provided for the creation of the PX, as specified by the CPUC's 1995 Preferred Policy Decision. The PX structure and tariffs were subject to FERC jurisdiction and approval, and PX prices were set by the market pursuant to FERC-authorized tariffs. The PX provided an auction process, intended to be competitive, to establish hourly transparent market clearing prices for electricity in the markets operated by the PX. The PX operated two energy spot markets: the day-ahead market where market participants purchase power for their customers' needs on the following day and the day-of market where market participants purchase power needed to serve their customers on the same day. The CPUC required the California investor-owned utilities to sell into the PX all of their generated and contracted-for

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

electric power. At the same time, the CPUC required the California investor-owned utilities to buy all of the power needed to serve their retail customers through the PX. This short-term spot market approach represented a dramatic shift from the existing pricing approach based on a portfolio of short and longer-term contracts. At the time the PX was formed and in several subsequent decisions, the CPUC ruled that prices paid by utilities to the PX under the CPUC's "buy-sell" mandate were presumed to be prudent and reasonable for the purpose of recovery in retail rates.

        AB 1890 also created the ISO, as specified in the CPUC's Preferred Policy Decision. The ISO, a FERC jurisdictional entity, exercises centralized operational control of the statewide transmission grid. The Debtor and other public utilities were obligated to transfer control, but not ownership, of their transmission systems to the ISO. The ISO is responsible for ensuring the reliability of the transmission grid and keeping momentary supply and demand in balance.

        The PX market was augmented by a spot "real-time" market maintained by the ISO. If enough power was not purchased and scheduled to meet the actual, real-time demands for power being placed on the transmission system, then the ISO was authorized under its FERC-approved tariffs to purchase and provide the electricity from any other sources within or outside of California, often at high last-minute rates, to make up the difference in order to keep the electrical grid operating reliably. The ISO billed the PX for such power deficiencies, and the PX in turn billed the Debtor and the other utilities to the extent those utilities were unable to purchase sufficient supply from the PX for their retail customers.

        AB 1890 also required that the wholesale market structure created by the PX and ISO be competitive and free from market power and market manipulation.
On October 30, 1997, the FERC approved the market auction mechanisms of the ISO and the PX. As part of the same order and consistent with the requirements of AB 1890, the FERC directed the ISO and the PX to prescribe mitigation standards to address potential market power. Specifically, FERC recognized that the California market remained highly concentrated, and that the ability of the PX and ISO mechanisms to restrain market power were unclear. Accordingly, the FERC required that the ISO and PX develop unit availability standards and variable cost-based bid ceilings for each generating unit, as well as a schedule of penalties and defined triggers so that such protections could be imposed as

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

necessary, if market power or manipulation became apparent. Notwithstanding the FERC order, the PX and ISO never developed such measures.

        In an attempt to reduce any potential price volatility associated with the PX, the Debtor applied to the CPUC in 1996 for authority to purchase power outside of the spot markets maintained by the PX and the ISO and to employ financial hedging instruments. The CPUC denied these requests in August 1997. In May 1999, the PX obtained FERC approval to operate the BFM. The BFM was an exchange that matched bids to buy a specific amount of power for one month (and later one-quarter and annual terms) with offers to sell power for the same period in advance of the contracted delivery date. In July 1999, the Debtor obtained CPUC authority to participate in the BFM. The BFM provided the Debtor a limited opportunity to hedge against prices in the PX day-ahead market only; it did not enable the Debtor to hedge against ISO real-time market prices.

        Importantly, the Debtor was prohibited, until as late as August 2000, from entering into longer-term purchase contracts outside of the PX that would have allowed the Debtor to fix its wholesale electricity costs. When the CPUC did grant such authority on August 3, 2000, prices had already begun to escalate and the CPUC failed to specify the criteria under which such contracts would be deemed reasonable, despite the Debtor's request for such criteria and the CPUC's statements that it would establish such criteria. Without reasonableness criteria, the CPUC could second-guess with the benefit of hindsight the Debtor's decision to enter into the contracts, and thereby prohibit the Debtor from recovering its contract costs from ratepayers. Despite the lack of established criteria for cost recovery, the Debtor entered into several bilateral forward contracts in October 2000 at prices that have proven to be favorable to the Debtor's customers. In December 2000, the Debtor again solicited offers from power suppliers. However, the Debtor received offers from only three bidders, all of which were higher than the forward price curve. Each offer would have immediately triggered the provision for credit requirements, which could have required the Debtor to post margins. Furthermore, the CPUC had not adopted, and still has not adopted, criteria for cost recovery of long-term bilateral contracts. Therefore, the Debtor did not enter into any additional contracts.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

               C.  The Rate Freeze and Transition Cost Recovery.

        As required by AB 1890, beginning January 1, 1997, electric rates for all customers were frozen at the level in effect on June 10, 1996, except that rates for residential and small commercial customers were reduced by 10% from their 1996 levels and frozen at that level. Under AB 1890, the rate freeze is supposed to end when the investor-owned utility has recovered its eligible "transition" costs (costs of utility generation-related assets and obligations that were presumed to become uneconomic under a competitive generation market structure), but in no event later than March 31, 2002. Based on the presumption that market-based revenues would not be sufficient to recover the utilities' historic generation-related costs, AB 1890 provides the investor-owned utilities a reasonable opportunity to recover their transition costs during this transition period. Under limited circumstances, some transition costs could be recovered after the transition period. Costs eligible for recovery as transition costs, as determined by the CPUC, include (1) above-market sunk costs (i.e., costs associated with utility generating facilities that are fixed and unavoidable and that were included in customer rates on December 20, 1995) and future unavoidable above-market firm obligations, such as costs related to plant removal, (2) costs associated with pre-existing long-term contracts to purchase power at above-market prices from QFs and other power suppliers, and (3) generation-related regulatory assets and obligations.

        Transition costs were offset by or recovered through (1) "headroom" (i.e., the amount of revenues collected through frozen rates that remains, if any, after paying authorized operating costs, including power procurement costs), (2) the portion of the market value of generation assets sold by the Debtor or market valued by the CPUC that is in excess of book value and (3) revenues greater than the allowed revenue requirements associated with energy sales from the utilities' remaining electric generation facilities.

        In order to track the recovery of the utilities' costs during the rate freeze period, the CPUC established two accounting mechanisms: the Transition Revenue Account (the "TRA") and the Transition Cost Balancing Account (the "TCBA"). In general, the TRA was used to account for the Debtor's revenues from the provision of electric service to retail customers, the Debtor's costs of procuring wholesale electricity for resale to retail customers, the costs of operating its electric

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

transmission and distribution system and other operating costs. Prior to a CPUC-mandated accounting change, the TRA recorded PX and ISO charges, transmission rates authorized by FERC, and distribution and other rates authorized by the CPUC. If those charges and rates for a given month exceeded the Debtor's retail revenues, the TRA was "undercollected" for that period. During the same period, the TCBA generally was used to record the Debtor's transition costs, the revenues from the wholesale sales of electricity generated by the Debtor's retained generation facilities, and the gain on sale (or on market valuation) of the Debtor's generation assets in excess of such assets' book value. Under CPUC rules in effect until the adoption of the retroactive accounting changes in March 2001 (see Section IV.B.6.d below), to the extent the Debtor's revenues from retail electricity sales exceeded its costs in any given month, the resulting positive balance in the TRA (referred to as "headroom") was transferred on a monthly basis to the TCBA and applied to recover the Debtor's transition costs. To the extent revenues from frozen rates were insufficient to cover operating costs recorded in the TRA, the account accumulated an "undercollection," and the undercollection was carried over to the following period for recovery.

        In September 2000, the Debtor advised the CPUC that, based on a credit to the Debtor's TCBA for the above-market estimated market valuation of its hydroelectric generation assets ordered to be made by the CPUC in February 2000, the Debtor had recovered its transition costs at least by August 2000, and possibly earlier depending on the final valuation of the hydroelectric assets. In October and November 2000, the Debtor again requested the CPUC to lift the rate freeze as required by AB 1890 and the CPUC's prior decisions. Although the CPUC had specifically ruled in October 1999 that the rate freeze would end on the basis of either an estimated or final market valuation, it did not act to grant the Debtor's request.

               d. The CPUC Prohibition Against Post-Rate Freeze Recovery of Costs Incurred During the Rate Freeze.

        The CPUC set forth principles for setting the Debtor's retail rates after the end of Debtor's rate freeze period in its "Post-Transition Electric Ratemaking" proceeding. In January 1999, in compliance with the CPUC's direction, the Debtor filed an application for authority to establish post-freeze electric ratemaking mechanisms to recover its uncollected costs of utility

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

operations, including its interstate electric transmission and wholesale power purchase costs, in retail rates after the end of its rate freeze period. In Decision No. 99-10-057, issued on October 21, 1999 over the Debtor's objections, the CPUC ruled that AB 1890 prohibited the Debtor from carrying over past the end of its rate freeze period any undercollection accumulated in the TRA or other balancing accounts during the rate freeze, thereby preventing the Debtor from recovering the costs of procuring power on behalf of its retail customers as allowed under federal law. The Debtor filed a timely application for rehearing of the CPUC's decision, which the CPUC denied in relevant part in Decision No. 00-03-058, issued on March 16, 2000. In its rehearing order, the CPUC reaffirmed that the rate freeze should end as early as it could be determined on a forecast basis that the Debtor had fully recovered its utility generation-related transition costs.

        In June 2000, the Debtor filed petitions for review of the CPUC's denial with the California Court of Appeal and, in September 2000, the Debtor and Southern California Edison asked the California Supreme Court to order the CPUC to reopen its prior decisions which prohibited post-freeze recovery of wholesale power costs incurred, but not collected, during the rate freeze. The CPUC opposed both requests and the courts denied the requests.

      2.  Increasing Wholesale Prices and the Debtor's Financing Efforts.

        Beginning in June 2000, the wholesale spot prices of electricity began to escalate. While forward and spot prices moderated somewhat in September and October, such prices skyrocketed in November and December to levels substantially higher than during the summer months. As the Debtor and other utilities effectively had been prohibited from entering into bilateral contracts to secure long-term power supplies, the Debtor and other California utilities were exposed to extraordinarily high and volatile wholesale power costs from the PX and ISO. The Debtor has been prevented from recovering these costs in retail rates.

        For example, the unweighted average wholesale price of electricity purchased by the Debtor for the benefit of its customers was $0.153 per kWh for the period of June 1 through August 31, 2000, $0.137 per kWh for the period of September 1 through October 31, 2000, and $0.268 per kWh for the period of November 1 through December 31, 2000. Such prices were significantly higher in comparison to the average wholesale price of $0.042 per kWh during the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION period of June 1 through December 31, 1999. During the same June through December 2000 period, the Debtor was only permitted to collect approximately $0.054 per kWh in rates from its customers for its costs of electric power purchases. The Debtor continued to finance the higher costs of wholesale electric power while it worked with interested parties to evaluate various solutions to the energy crisis. During the third and fourth quarters of 2000, with the approval of the CPUC, the Debtor increased its lines of credit to $1.85 billion (a net increase of $850 million), issued $1.24 billion of 364-day notes, and issued $680 million of five-year notes. By December 31, 2000, the Debtor had borrowed or raised more than $3.0 billion under its various credit facilities to finance its wholesale energy purchases.

            3.  The Debtor's Attempts to Recover Undercollections.

        The substantial increase in the Debtor's power procurement costs, coupled with the CPUC's refusal to allow recovery of those costs in rates, eroded the Debtor's financial stability. As a result, the Debtor sought relief through regulatory filings with the CPUC and the FERC, through a federal court action (the "Rate Recovery Litigation"), and through efforts to reach a negotiated solution with the State of California.

               a.  Applications to the FERC.

        On August 2, 2000, San Diego Gas & Electric Company filed a petition with the FERC seeking FERC intervention in the California wholesale markets, including imposition of price caps on market transactions, because such markets had ceased to be workably competitive. On August 14, 2000, the Debtor intervened in the FERC proceeding, concurring that the markets had ceased to be workably competitive and requesting that the FERC immediately impose mitigation measures on the market and initiate an investigation in order to develop lasting market reforms. In response, on August 23, 2000, the FERC initiated formal proceedings under Section 206 of the Federal Power Act (the "FPA") to investigate the justness and reasonableness of the rates of public utility sellers in the California wholesale markets, and to investigate whether the tariffs, contracts, institutional structures, and bylaws of the ISO and PX were adversely affecting the efficient operation of competitive wholesale power markets in California. The FERC held the proceeding in abeyance pending the results of a separate FERC Staff investigation of electric market operations in

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

the Western United States. On August 23, 2000, the FERC instituted a formal order.

        On September 22, 2000, the Debtor sought rehearing of certain aspects of the FERC's August 23, 2000 order, requesting that the FERC modify the effective date it established for refunds, and provide for refunds accordingly. The Debtor also requested that the FERC immediately implement the price cap remedy requested by San Diego Gas & Electric, implement market mitigation measures, and commence the proceedings established, but deferred, by the August 23, 2000 order.

        On October 16, 2000, the Debtor joined with Southern California Edison and The Utility Reform Network ("TURN") in filing a petition with the FERC requesting that the FERC immediately (i) find the California wholesale electricity market to be not workably competitive and the resulting prices to be unjust and unreasonable, (ii) impose a cap on the price for energy and ancillary services, and (iii) institute further expedited proceedings regarding the market failure, mitigation of market power, structural solutions, and responsibility for refunds.

        On November 1, 2000, though its Staff Report was not yet complete, the FERC proposed specific remedies that it felt addressed the dysfunctions in California's wholesale power markets. In this order, the FERC found that the prices in the California wholesale markets were unjust and unreasonable, and set a refund effective date of October 2, 2000.

        On November 22, 2000, the Debtor filed comments, a motion for expedited relief, and an application for rehearing of the FERC's November 1, 2000 order. In its filing, the Debtor requested modifications to the FERC's proposals in order to remedy flaws and provide relief associated with the problems in the California wholesale market. Among other things, the Debtor asked the FERC to enforce the findings of the FERC's October 30, 1997 order, in which the FERC had ordered that cost-based caps be imposed in the event of the exercise of market power.

        On December 15, 2000, the FERC issued an order adopting remedies for what the FERC characterized as the seriously flawed electric power markets in California. Among other matters, the FERC (i) eliminated the requirement imposed by the CPUC that the California investor-owned utilities sell all of their generation into and buy all of their energy needs from the PX, a requirement that had resulted in an over reliance on spot market purchases, (ii) returned to CPUC rate jurisdiction

             DISCLOSURE STMT 1ST AMENDMENT PLAN OF REORGANIZATION

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

the output of generation under control of the investor-owned utilities to the extent that output was now sold directly to retail customers of the investor-owned utilities, (iii) encouraged investor-owned utilities to enter into long-term power supply contracts and adopted a price benchmark at $74 per MWh to be used by the FERC in assessing prices of five-year energy supply contracts, (iv) permitted penalties to be imposed on market participants who do not schedule at least ninety-five percent (95%) of their load in advance of the ISO's real-time market (through self-scheduling, bilateral contracts, or the PX markets), to reduce the reliance on the ISO's real-time market to meet supply, and (v) established an interim $150 per MWh "soft cap" modification of the single price auction so that bids above $150 MWh will not set the market clearing prices paid to sellers in the PX or the ISO. The FERC's order kept intact the market-based rates and market-based pricing authority for sellers in those markets.

        While the FERC's actions reflected positive steps, the Debtor believed the actions outlined in the order would not provide a complete solution to ensure reliability of the State's electric supply and relief from future price increases, particularly since the FERC order did not require sellers to enter into forward contracts at reasonable prices, and did not provide an effective "hard" price cap. In addition, the FERC order did not address issues associated with refunds or other remedies for overcharges incurred since the California wholesale power markets became dysfunctional in late May 2000.

        On December 20, 2000, the Debtor filed an emergency request for rehearing of the December 15, 2000 order. The Debtor requested that the FERC immediately revoke (i) the authority of sellers to sell at market-based rates in California and (ii) the market mechanisms in the ISO and PX tariffs. The Debtor also requested the FERC to require immediate cost of service filings for all sellers that sold into these markets. The Debtor further urged the FERC to order that, until it made a determination of just and reasonable rates, all sales into the California markets would be the subject of a subsequent order directing refunds of any amounts paid above those rate levels later deemed to be just and reasonable. On January 16, 2001, the Debtor filed a supplemental request for rehearing of the December 15, 2000 FERC order, in which it sought that the FERC mandate cost-based pricing for forward contract transactions and require that at least three quarters of the generators in

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

California be required to commit to such agreements. The Debtor also urged the FERC to replace the market monitoring and enforcement measures announced in the December 15, 2000 order with cost-based remedies. In a number of subsequent filings, the Debtor challenged the market-based rate authority of individual sellers into the California wholesale markets, arguing that such authority should be suspended until the fundamental problems in the California market were resolved.

          b.  Rate Recovery Litigation.

        In the Rate Recovery Litigation, the Debtor asked the court for declaratory and injunctive relief compelling the State to recognize the Debtor's right to recover in retail rates the costs which it incurred or incurs in the federally-regulated wholesale market. Pacific Gas and Electric Co. v. Loretta
                                       ---------------------------------------
Lynch, et al., case no. C-00-4128-SBA (N.D. Cal., filed Nov. 8, 2000).  The
------------
Debtor argued that the wholesale power costs which it incurred were paid pursuant to filed rates and tariffs that the FERC authorized and approved and, under the United States Constitution and numerous court decisions, such costs could not be disallowed by state regulators, as such actions would be preempted by federal law, unlawfully interfere with interstate commerce and result in an unlawful taking and confiscation of the Debtor's property.

        On January 29, 2001, the case was transferred to the United States District Court for the Central District of California, where a similar case filed by Southern California Edison was pending. On March 19, 2001, the court heard argument on the CPUC's motion to dismiss the Debtor's amended complaint. On May 2, 2001, District Court Judge Ronald Lew dismissed the Debtor's amended complaint, without prejudice to refiling at a later date, on the ground that the Rate Recovery Litigation was premature since two CPUC decisions had not become final under state law. The court rejected all of the CPUC's other arguments, including the CPUC's claims that the CPUC commissioners were immune from suit under the constitutional right of sovereign immunity and that the court did not have jurisdiction to hear the case.

        On August 6, 2001, the Debtor refiled its Rate Recovery Litigation case in the United States District Court for the Northern District of California, based on the Debtor's belief that the CPUC decisions referenced in the court's May 2, 2001 order had become final under California law. The CPUC and TURN have filed motions to dismiss the complaint. On November 26, 2001, the

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

case was reassigned to Judge Walker in the United States District Court for the Northern District of California as a related case with the Debtor's appeal of the Bankruptcy Court's denial of the Debtor's request for injunctive and declaratory relief against the retroactive accounting order adopted by the CPUC in March 2001. A case management conference in both actions is scheduled for March 7, 2002.

          c.  The Debtor's Rate Stabilization Plan.

        The Debtor also petitioned the CPUC for emergency rate relief. In early September 2000, the CPUC acknowledged its obligation to review the Debtor's cost recovery problems under a joint resolution passed by the State legislature. Also in September 2000, senior officers of the Debtor met with CPUC commissioners and senior staff, informing them of the Debtor's financial and cost recovery problems, and asking them to reverse the prior CPUC decisions precluding recovery of uncollected wholesale power costs incurred during the rate freeze. Also in September 2000, various news media reported that the Debtor and Southern California Edison were accruing uncollected wholesale power costs in the billions of dollars. The Governor also publicly stated that the utilities should not be left "holding the bag" as a result of problems with the State's deregulation law so long as they acted responsibly. Although it gave favorable indications that it would address these problems in October, the CPUC ultimately failed to take any action during 2000 in response to these reports or the Governor's statements.

        In early October 2000, the Debtor filed an Emergency Petition at the CPUC, asking the CPUC to reverse its previous decisions that precluded recovery of uncollected wholesale power costs incurred during the rate freeze. Although in mid-October 2000 the CPUC indicated that it intended to review these decisions, it failed to act promptly on these requests. When the CPUC finally did act on these accounting issues in March 2001, it confirmed the prior ruling and made additional retroactive accounting changes adverse to the Debtor as described below.

        In November 2000, the Debtor filed its application with the CPUC seeking approval of a five-year rate stabilization plan ("RSP") designed to protect the Debtor's customers from the high and volatile wholesale power prices, while increasing rates effective January 1, 2001, to allow the Debtor to begin recovery of its past and ongoing wholesale power purchase costs. The Debtor again

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

asserted that the rate freeze had ended at least as early as August 2000 and that it should be permitted to recover its wholesale power costs through retail rates in accordance with prior CPUC decisions. The Debtor requested an immediate and interim rate increase of approximately $0.03 per kWh, plus the adoption of a mechanism by which additional rate increases would be provided, as necessary, if unrecovered costs built up to a predetermined level. The Debtor also filed the tariff changes needed to end the freeze as required by the CPUC's previous decisions finding that the rate freeze should end as soon as the costs associated with the Debtor's utility generation assets and obligations were recovered. The CPUC has not acted on the Debtor's end-of-rate freeze tariff filing.

        After a month of procedural delays, the CPUC held emergency hearings in late December 2000 and early January 2001. During the hearings, the CPUC ordered further audits of the utilities' financial conditions, and refused to consider the utilities' evidence that they had met the conditions for ending the rate freeze and thus should be permitted to recover past uncollected wholesale power costs. On January 4, 2001, the CPUC granted a rate increase of $0.01 per kWh on a temporary ninety-day basis and subject to refund. The CPUC decision found that the utilities' financial conditions justified the increase but refused to lift the rate freeze or grant a rate increase sufficient to avoid further accrual of uncollected wholesale power costs, which all parties acknowledged were then running several times the amounts available to cover such costs under the current rate freeze. The CPUC rejected requests by the Debtor's senior officers, including the Chairman of the Board, that a substantially larger rate increase was necessary for the Debtor to remain creditworthy and continue borrowing to finance ongoing costs of utility service.

        Furthermore, the CPUC specifically stated that the rate increase could only be applied to ongoing power costs. The CPUC also rejected the Debtor's request for adoption of a mechanism which would provide for subsequent rate increases triggered by growing undercollections. The rate adjustment was projected to raise only approximately $70 million in cash per month for three months, an amount that was clearly inadequate in light of the approximately $210 million that the Debtor was paying per week in net power purchases. Thus, the rate increase was grossly insufficient to raise enough cash for the Debtor to pay its ongoing procurement costs, pay its past power bills or make further borrowing possible. As described in Section IV.B.4.a below, the Debtor was promptly

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

downgraded by financial rating agencies and, thereafter, precluded from purchasing power on the wholesale market.

          d.  Negotiations with the State of California.

        On August 30, 2000, recognizing that increasing wholesale electricity prices were threatening the economic well-being of California customers and businesses and the financial viability of the utilities that serve them, the California Assembly issued Joint Resolution No. 77 ("AJR 77") requiring the CPUC to issue an order instituting an investigation to review the impact of the electricity crisis on customers and the electric utilities subject to the rate freeze, emphasizing the options for correcting the electricity market, methods to eliminate price volatility for customers, and methods of cost recovery and allocation. Despite this early legislative action, the Debtor's efforts to achieve a comprehensive solution to the energy crisis with the Governor's office that would protect customers from the volatility of electric prices and provide a fair and reasonable mechanism for the Debtor to recover its past undercollected wholesale power costs were unsuccessful. Representatives of the Debtor met with the Governor and his representatives numerous times over the six-month period prior to the Petition Date in an effort to develop a comprehensive solution to the energy crisis. However, while there were several indications that a successful resolution could be reached, the Governor's representatives slowed progress to the point where it became evident that the crisis would not be resolved through a negotiated governmental agreement.

        4. The Downgraded Credit Ratings and the Debtor's Inability to Obtain Wholesale Power.

          a.  Downgraded Credit Ratings.

        On December 11, 2000, Moody's Investor Services, Inc. ("Moody's"), a principal credit rating agency, placed the securities of the Debtor under review for possible downgrade. On December 13, 2000, another principal credit rating agency, Standard & Poor's ("S&P"), placed the securities of the Debtor on credit watch with negative implications. The credit agencies cited concerns about the escalating financial burdens placed on the Debtor and the absence of short-term or long-term regulatory or legislative mechanisms for recovery of the undercollections. S&P additionally noted the problem was "exacerbated by the absence of a vehicle for either the near or

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

long-term recovery of the shortfall due to the continued inaction of state legislators and regulators."

        On January 4, 2001, S&P reduced the Debtor's corporate credit ratings from A to BBB- (minimum investment grade) and its commercial paper ratings from A-1 to A-3. S&P noted that the downgrades reflected the failure of the CPUC's January 4, 2001 $0.01 per kWh rate increase to meaningfully address a market structure that compelled the Debtor to serve its customers at prices substantially below the cost of procuring wholesale power. On January 5, 2001, Moody's similarly lowered the ratings on the Debtor's senior secured debt to Baa3 (minimum investment grade) and its commercial paper ratings to Prime-3, stating that the downgrades reflected the generally weak January 4, 2001 rate order. Both S&P and Moody's noted that the ratings could decline below investment grade unless immediate state or federal actions were taken.

        In light of the continuing financial crisis, on January 10, 2001, the Board of Directors of the Parent suspended the payment of its fourth quarter 2000 common stock dividend of $0.30 per share declared by the Board of Directors of the Parent on October 18, 2000, and payable on January 15, 2001 to shareholders of record as of December 15, 2000. On the same date, the Board of Directors of the Debtor suspended the payment of its fourth quarter 2000 common stock dividend in an aggregate amount of $110 million declared by the Board of Directors of the Debtor on October 18, 2000, and payable on January 15, 2001 to the Parent and PG&E Holdings, LLC, a subsidiary of the Debtor. In addition, the Debtor's Board of Directors decided not to declare the regular preferred stock dividends.

        On January 16, 2001, S&P again reduced the long-term corporate credit ratings of the Parent and the Debtor to CC from BBB-. On January 17, 2001, Moody's further reduced the Debtor's senior unsecured debt rating to Caa2 from Baa3 and reduced its short-term rating for commercial paper and extendible commercial notes to Not Prime from Prime-3. Moody's also reduced the Parent's issuer rating to Caa3 from Baa3 and its short-term commercial paper rating to Not Prime from Prime-3. On January 19, 2001, S&P further downgraded the ratings on the Parent's and the Debtor's commercial paper programs to D from C in response to the companies' failure to pay maturing commercial paper that came due on January 17, 2001. As a result of the defaults, the companies' long- and short-term corporate credit ratings were also downgraded to D/D from CC/C.

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        After these downgrades to below minimum investment grade ratings, the
Debtor was unable to obtain further financing for its power purchases. As the Debtor's credit ratings fell, the downgrade resulted in an event of default under the Debtor's $850 million revolving credit facility, which left the Debtor without available credit lines to pay maturing commercial paper.

          b.  The Debtor's Inability to Obtain Wholesale Power.

        Due to increasing uncertainty over the Debtor's financial condition, in December 2000, sellers of wholesale electric power were refusing to enter into transactions to sell power either directly or indirectly to the Debtor. It became increasingly difficult for the ISO to ensure that sufficient power was being provided into the transmission system on a real-time basis to maintain system reliability. Also, in December 2000, the United States Secretary of Energy issued an order finding that an emergency existed in California by reason of a shortage of electric energy and ordered certain electric generators and marketers who had previously sold power into California to sell their available power to the ISO upon the request of the ISO.

        Under the ISO's tariff, the ISO is allowed to schedule third-party transactions only with creditworthy buyers or creditworthy counterparties. As a result of the early January 2001 credit ratings downgrade, the Debtor failed to meet the ISO's creditworthiness criteria, spelled out in the ISO tariff, for scheduling third-party power transactions through the ISO. On January 4, 2001, the ISO applied to the FERC to modify the creditworthiness standards, which request was opposed by power sellers. On February 14, 2001, the FERC rejected the ISO's request and ruled that the ISO could not waive the creditworthiness requirement applicable to third-party power purchases. However, the FERC permitted the ISO to continue to schedule power from the Debtor so long as it was from the Debtor's own or contracted-for generation to serve the Debtor's retail customers. Despite the ruling, the ISO continued to charge the Debtor for the ISO's third-party power purchases that were made to serve the Debtor's retail customers. These ISO charges contributed to the Debtor's enormous undercollection of procurement costs. On April 6, 2001, the same day that the Debtor filed this Chapter 11 Case, the FERC issued an order granting a motion filed by several California generators to compel the ISO to comply with the FERC's February 14, 2001 order, affirming the FERC's prior conclusion that the ISO tariff did not permit the ISO to make third-party

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power purchases for parties that failed to meet the tariff's creditworthiness provisions. See Section IV.B.8 of this Disclosure Statement for information on a recent FERC order reaffirming the orders discussed above.

        Due to the downgrades in the Debtor's credit ratings and the Debtor's alleged failure to post collateral for all market transactions, the PX suspended the Debtor's market trading privileges as of January 19, 2001. Further, the PX sought to liquidate the Debtor's BFM contracts for the purchase of power. On February 5, 2001, the Governor, acting under California's Emergency Services Act, commandeered the Debtor's BFM contracts for the benefit of the State. Under the Act, the State must pay the Debtor the reasonable value of the contracts, although the PX may seek to recover monies that the Debtor owes to the PX from any proceeds realized from those contracts. The Debtor subsequently filed a complaint against the State to recover the value of the seized contracts. See
Section VI.H.3 of this Disclosure Statement for more information on the BFM contract seizure litigation.

        5.  The State Procures Power in Place of the Debtor.

        On January 17, 2001, the Governor signed an order declaring an emergency and authorizing the DWR to purchase power to maintain the continuity of supply to retail customers. On January 18, 2001, the California Assembly passed Senate Bill 7X ("SB 7X") that appropriated $400 million and authorized the DWR to use such funds to purchase power at no more than $0.055 per kWh (far less than the wholesale market rates in early 2001) and then resell it to the Debtor at cost to enable the Debtor to continue to serve its customers. Under SB 7X, signed into law on January 19, 2001, the DWR was authorized to purchase power through January 31, 2001. On February 1, 2001, the California Governor signed Assembly Bill No. 1 of the first extraordinary session ("AB 1X"). AB 1X authorized the DWR to enter into contracts for the purchase of electric power, but prohibited the DWR from entering into such contracts after January 1, 2003. AB 1X required the DWR to sell power that it purchases directly to retail end-use customers, except as may be necessary to maintain system integrity. AB 1X also required the Debtor to deliver the power purchased by the DWR over its distribution systems and act as a billing agent on behalf of DWR, without taking title to such power or reselling it to its customers.

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        AB 1X initially appropriated approximately $496 million for the DWR's power costs and authorized the DWR to borrow from the State's General Fund in order to finance its power purchases until such borrowings are reimbursed through the DWR's issuance of revenue bonds to finance its power purchase program. AB 1X provides that the appropriation and the bonds are to be repaid from the funds collected from the sales of power and associated payments from retail customers of the utilities.

        AB 1X directs the CPUC to calculate the California Procurement Adjustment (the "CPA"), which is the portion of each electric utility's retail rates relating to generation, representing the difference between the generation-related component of such electric utility's retail rate effective on January 5, 2001, and the total of its costs of generation, purchases of power under existing bilateral contracts and QF contracts, and its cost of ancillary services. The CPUC is also directed to determine the amount of the CPA that is allocable to power sold by the DWR. This portion of the money collected by the electrical corporations is called the "Fixed Department of Water Resources Set-Aside." The DWR may issue revenue bonds secured by retail revenues in an amount of up to $13.4 billion.

        Furthermore, AB 1X allows the DWR to recover, as a revenue requirement, among other things: (i) amounts needed to pay the principal and interest on bonds issued to finance the purchase of power, (ii) amounts necessary to pay for the power and associated transmission and related services, (iii) administrative costs of implementing the program, and (iv) certain other amounts associated with the program. This may include monies expended for power purchases pursuant to the Governor's emergency proclamation of January 17, 2001. AB 1X authorizes the CPUC to set rates to cover the DWR's revenue requirements (but prohibits the CPUC from increasing electric rates for residential customers who use less power than 130 percent of their existing baseline quantities) until the DWR has recovered the costs of power it has purchased for retail customers.

        All money collected for the power acquired and sold by the DWR under AB 1X or the Governor's January 17, 2001 emergency proclamation by electric utilities "shall constitute property of the department" and is to be segregated from other funds of those corporations and held in trust for the benefit of the DWR until transferred to the DWR.

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        The DWR has purchased power on the spot market and negotiated long-term power purchase agreements in fulfillment of its procurement obligations pursuant to AB 1X. While the details of these agreements were confidential initially, the DWR made public certain details of the agreements in July 2001. The DWR has continued to enter into additional contracts for which it had previously negotiated agreements in principle. According to information presented by the DWR in late July 2001, its spot purchases and long-term contract costs are estimated to cost retail ratepayers approximately $68 billion over the next 10 years, at average prices ranging between $54 and $269 per MWh.

        6.  Adverse CPUC Decisions.

        The CPUC issued a series of decisions on or around March 27, 2001, a number of which implemented AB 1X in a manner that magnified the Debtor's inability to recover past debts and increased its exposure to the continuing accrual of additional costs in the hundreds of millions of dollars per month. These decisions were issued despite the prior credit downgrades of the Debtor and Southern California Edison and evidence that the ISO was continuing to accrue hundreds of millions of dollars of emergency power purchase costs for which it threatened to bill the Debtor because the DWR was refusing to take financial responsibility for such costs. The CPUC also conducted its own audit and determined that the Debtor had accurately portrayed the accounting on which the Debtor had calculated that the rate freeze had ended, the depletion of its cash reserves and its inability to access the capital markets to finance its ongoing costs of utility service. Individually and collectively, these decisions further eroded the Debtor's financial position and contributed to its decision to seek protection under chapter 11 of the Bankruptcy Code.

          a.  Payment Order.

        On March 27, 2001, the CPUC issued a decision ordering the Debtor and the other California investor-owned utilities to pay the DWR the full generation-related portion of retail rates for every kWh of electricity sold by the DWR to the respective utility's customers without regard to whether overall retail rates were adequate to cover the utilities' costs of service. For the Debtor, the CPUC determined that the generation-related portion of its retail rate was $0.09471 per kWh, including the January 2001 $0.01 kWh and the March 27, 2001 $0.03 kWh increases. The CPUC

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

ordered the utilities to pay the DWR within forty five (45) days after the DWR supplies power to their retail customers, subject to penalties for each day that payment is late.

     The payments associated with the power supplied to retail end-use customers after March 27, 2001, for which payment would be due to the DWR by the Debtor pursuant to the March 27, 2001 order, were required by the CPUC to be based on the product of the number of kWh that the DWR provided 45 days earlier and $0.09471, reflecting the additional $0.03 per kWh surcharge described below.

     Since the CPUC's order was neither derived using the final DWR set-aside nor the DWR's stated revenue requirement, the Debtor sought rehearing of the order. The CPUC subsequently denied rehearing and the Debtor filed a petition with the California Supreme Court seeking review of the lawfulness of the order. On November 14, 2001, the California Supreme Court denied the Debtor's petition.

          b.  The CPA Calculation Decision.

     On April 3, 2001, the CPUC adopted a method to calculate the CPA. However, the CPUC made clear that it would not, without further consideration, use the CPA to determine a Fixed Department of Water Resources Set-Aside, or to establish an amount to be provided to the DWR. As was provided in AB 1X at the time, the CPUC used each utility's adopted CPA to determine the amount of "AB 1X" bonds the DWR may issue. Since that time, a new law has been enacted deleting the requirement that the CPA be used to determine the amount of DWR bonds to be issued.

     The CPUC decided that the CPA should be a set rate calculated by determining each utility's generation-related-revenues (for the Debtor the CPUC determined that this amount equals $0.06471 per kWh, raised to $0.09471 per kWh as of March 27, 2001, multiplied by total kWh sales by the Debtor and the DWR to the Debtor's retail customers), then subtracting each utility's statutorily authorized generation-related costs, and dividing the result by each utility's total kWh sales.

     In adopting the CPA rate, the CPUC rejected the Debtor's assertions that the CPA overstated the residual revenues available to the DWR from the Debtor's existing rates by over $2 billion annually. Thus, the CPUC decision immediately exposed the Debtor to a regulatory

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

requirement that potentially would increase the Debtor's accrual of unfinanced debt by several hundred million dollars per month. The Debtor's application for rehearing on this decision was denied. The Debtor's appeal of the CPUC decision to the California Court of Appeal was denied on November 2, 2001.

          c.  The Three-Cent Rate Increase.

     Also, on March 27, 2001, the CPUC authorized the Debtor to add an average $0.03 per kWh surcharge to current rates and ordered that the emergency $0.01 per kWh surcharge adopted by the CPUC on January 4, 2001 be made permanent. However, although finding that the Debtor was experiencing loss of credit capability and impending default, the CPUC stated that the decision was intended "to assure the continued viability of California's electric power supply, to safeguard the viability of the State's General Fund, and to minimize credit-related supply disruptions." Thus, the CPUC mandated that the revenue generated by the $0.03 rate increase was to be used only for electric power procurement costs incurred after March 27, 2001, not for any prior unpaid power bills or debts of the Debtor. The CPUC also refused to consider whether the rate freeze had already ended and refused to end it prospectively, despite the reports of its auditors confirming the accounting on which the Debtor's calculation of the end of the rate freeze was based and proposals from its staff and key customer advocates that the rate freeze should be ended. Rather, as discussed below, the CPUC made a retroactive accounting change that attempted to erase from the Debtor's regulatory books the financial evidence that the Debtor had fully met the conditions for an end to the rate freeze.

          d.  Adoption of TURN Accounting Proposal.

     In its decision adopting the $0.03 per kWh rate increase, the CPUC also adopted a proposal submitted by a customer group to change its previously adopted accounting rules governing entries to the TRA, the TCBA and the Generation Memorandum Accounts. These accounting mechanisms had been adopted by the CPUC in 1998 to account for transition recovery and determine when the rate freeze had ended. In the March 27, 2001, retroactive accounting decisions, the CPUC decided that the Debtor should restate its TRA and TCBA, retroactive to January 1, 1998, by transferring on a monthly basis the balance in the Debtor's TRA to the Debtor's TCBA. Thus,

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rather than transferring only the monthly "headroom" to pay down transition costs in the months that revenues exceeded the costs of service, the CPUC changed the accounting rules to require the transfer of the monthly balance in the TRA, regardless of whether it was overcollected or undercollected. The effect of this decision was to retroactively restate past recovery of transition costs and apply the headroom against procurement costs, rather than against transition costs. The CPUC also ordered that the utilities restate and record their generation memorandum account balances to the TRA on a monthly basis before any transfer of generation revenues to the TCBA. This meant that any generation revenues in excess of costs were used first to pay wholesale power costs, if any, rather than using those revenues to offset transition costs.

     The retroactive transfer of a TRA undercollection has the effect of increasing the amount of transition costs still to be recovered from June 2000 onward. By this retroactive change, the CPUC increased the market valuation of generation assets required to end the rate freeze in the latter part of 2000, ensuring that the previous market valuation recorded by the Debtor was no longer sufficient to end the rate freeze in August 2000. The change had the effect of retroactively erasing from the Debtor's books and records the evidence that the Debtor had previously presented demonstrating that the rate freeze had ended with respect to the Debtor. The CPUC thus refused to end the rate freeze, thereby extending the period during which the Debtor was forced by the CPUC, in violation of federal law and the CPUC's prior decisions, to absorb high wholesale power market costs that it was prohibited from passing through to retail ratepayers for whom these costs have been incurred.

     The Debtor filed an Application for Rehearing of the CPUC's retroactive accounting change alleging that the adoption of the accounting changes violates AB 1890 and the CPUC's authority, constitutes an unconstitutional taking of the Debtor's property, violates the Debtor's federal and state due process and equal protection rights and constitutes unlawful retroactive ratemaking. The CPUC has not acted on the Application for Rehearing. Nonetheless, the CPUC's decision does not alter or otherwise affect the amount or nature of wholesale electricity procurement and transmission costs that the Debtor has incurred or the amount of the Debtor's retail rate revenues available to pay for those wholesale costs. The Debtor believes the decision neither complies with

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

controlling federal law nor furnishes a basis for the CPUC to avoid such compliance. The Debtor requested that the Bankruptcy Court enjoin the CPUC from requiring the Debtor to implement the regulatory accounting changes. On June 1, 2001, the Bankruptcy Court denied the Debtor's application for a preliminary injunction and an appeal of the Bankruptcy Court's decision is now pending. See
Section V.B.11 of this Disclosure Statement for more information on the Debtor's challenge to the accounting proposal.

          e.  The QF Decision.

     At the end of January 2001, as a result of its inability to borrow and continue to incur excessive procurement costs, the Debtor began paying the QFs the pro rata amount the Debtor was then recovering in rates to cover its procurement costs, which was only approximately fifteen percent (15%) of amounts due the QFs. In a decision issued on March 27, 2001, the CPUC ordered the Debtor and the other California investor-owned utilities to pay QFs fully for energy deliveries made on and after March 27, 2001, within fifteen (15) days of the end of the QFs' billing period. The decision permits QFs to establish a fifteen-day billing period as compared to the contractual monthly billing period. The CPUC noted that its change to the payment provision was required to maintain energy reliability in California and thus provided that failure to make a required payment would result in a fine in the amount owed to the QF. The decision also adopted a revised pricing formula relating to the California border price of gas applicable to energy payments to all QFs, including those that do not use natural gas as a fuel.

     Although the revised pricing formula would reduce the Debtor's 2001 average QF energy and capacity payments assuming the differentials between the two gas price indices remained constant, the decision ultimately required the Debtor to pay the QFs money it was not then collecting in retail rates, accelerating the Debtor's deteriorating financial condition.

     7.  Filing of the Chapter 11 Petition.

     As of February 28, 2001, the Debtor's estimated undercollected balance in its TRA was approximately $8.9 billion, including $2.3 billion attributable to the Debtor's generation. The Debtor included certain costs in its estimated TRA balance although the Debtor believes it should not be responsible for such costs. Included are estimated charges from the ISO for its power

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

purchases to meet the amount of the Debtor's net open position not met through the DWR's purchases from the date on which the Debtor failed to meet the ISO's creditworthiness standards, and charges for an allocated portion of defaulted payments owed to the PX by another California investor-owned utility. As the treatment of these costs has not been clarified, the Debtor included them in its estimated TRA balance.

     At March 29, 2001, the Debtor's cash reserves were $2.6 billion. If the Debtor had been current with all payments to its creditors on that date (including a $938.5 million balance of its bank loans, which the lenders agreed to forbear from accelerating until April 13, 2001), the Debtor's cash position would have been negative $1.8 billion. As previously discussed, the Debtor temporarily suspended the payment of certain obligations.

     Moreover, the CPUC decisions approved on March 27, 2001, coupled with the DWR's refusal to confirm that it would be financially responsible for the ISO emergency power purchase costs incurred since the Debtor became uncreditworthy in January, 2001, exposed the Debtor to an indefinite period of accrual of additional massive debt. The CPUC refused to (a) lift the Debtor's rate freeze or allow any rate relief so the Debtor could pay past unpaid power bills, (b) provide the Debtor with access to the market value of its retained generating assets, or (c) order the DWR to cover the Debtor's potential costs to the ISO. The CPUC also ordered a punitive retroactive accounting change intended to interfere with the Debtor's legal claims for cost recovery under both state and federal law and initiated a diversion of the Debtor's existing revenues to the DWR that, if implemented, would have increased the Debtor's prospective debt accrual by hundreds of millions of dollars a month. Finally, the CPUC ordered the Debtor to begin immediately paying higher contract prices to certain third-party power suppliers despite the Debtor's obvious inability to finance the portion of those additional costs not recoverable in current retail rates.

     On April 6, 2001, the Debtor filed a petition for relief under chapter 11 of the Bankruptcy Code. The Debtor's goal was to halt the steady deterioration of its financial position and propose feasible alternatives allowing the Debtor to prevent liquidation, restore the company to financial health and continue supplying electricity and gas in the ordinary course of its business. The Plan described herein is, in the Proponents' reasoned opinion, the only reasonable solution for

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obtaining these results.

     8.  FERC Actions Subsequent to Filing of the Chapter 11 Petition.

     The FERC issued a series of significant orders in the spring and summer of 2001 that prescribed prospective price mitigation relief. First, on April 26, 2001, the FERC issued an order that prescribed price mitigation for those hours in which the ISO declared an emergency, and imposed a requirement that all generators in California offer available generation for sale to the ISO's real-time energy market during all hours. While the Debtor recognized the importance of the FERC's action, it sought rehearing of the April 26, 2001 order on the premise that the price mitigation methodology could be made more comprehensive, both in terms of the hours in which it was to be applied and the types of transactions that it covered.

     On June 19, 2001, the FERC issued a further order on prospective price mitigation for the wholesale spot markets throughout both California and the Western Systems Coordinating Council (the "WSCC") that established the current mitigation methodology going forward. Among the features of this current price mitigation methodology is (a) its extension to all hours of the day, (b) the reaffirmation of its requirement that all generators in California offer available generation for sale to the ISO's real-time energy market, (c) the establishment of a single market clearing price in the ISO's spot markets in emergency hours, and (d) the establishment of a maximum market clearing price for spot market sales in all hours. The FERC ordered the mitigation to remain in effect until September 2002. The FERC also established a settlement conference whereby all sellers and buyers in the ISO markets could discuss refunds of any overcharges incurred during prior periods.

     From June 25 though July 10, 2001, the FERC's chief administrative law judge conducted settlement negotiations in Washington D.C. among power generators, officials representing the State of California and representatives from the State utilities. The FERC ordered the negotiations in an attempt to resolve disputes between State officials, the utilities and power generators regarding past power sales. The State, led by the Governor, represented that it and the California utilities are owed $8.9 billion for electricity overcharges by the generators. The negotiations did not result in a settlement, but the judge concluded that refunds or offsets should be provided for overcharges from October 2000 through May 2001 and recommended that the FERC

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

conduct further hearings to determine what the power sellers and buyers are each owed. On July 25, 2001, the FERC issued an order establishing a methodology to provide refunds for certain overcharges for the period from October 2, 2000 through June 20, 2001. The FERC also ordered a hearing to consider factual issues relating to implementation of the refund methodology. On December 6, 2001, the FERC issued an order postponing the hearing until the FERC acts upon numerous petitions for rehearing of the July 25 order.

     On November 7, 2001, the FERC issued an order granting a motion by a group of generators to enforce the creditworthiness requirements of the ISO tariff and rejecting an amendment proposed by the ISO. The FERC noted that its prior February 14 and April 6, 2001 orders required a creditworthy counterparty for power purchases. The FERC stated that the ISO is obligated to invoice, collect payments from and distribute payments to the DWR for all scheduled and unscheduled transactions on behalf of the DWR, including transactions where the DWR serves as the creditworthy counterparty for the applicable portion of the Debtor's load. The November 7, 2001 order directs the ISO to (a) enforce its billing and settlement provisions under the ISO tariff, (b) invoice the DWR for all ISO transactions it entered into on behalf of the Debtor and Southern California Edison within fifteen (15) days from the date of the order, with a schedule for payment of overdue amounts within three (3) months, and (c) reinstate the billing and settlement provisions under the tariff. On December 7, 2001, the DWR filed an application for rehearing of the FERC order, alleging, among other things, that the FERC order was illegal and unconstitutional because it restricted the DWR's unilateral discretion to determine the prices it would pay for third party power under the ISO invoices.

     9.  CPUC Actions Subsequent to Filing of the Chapter 11 Petition.

     In late April 2001, the Debtor asked the CPUC to grant rehearing of its retroactive accounting order issued on March 27, 2001. However, the CPUC has failed to respond to the Debtor's request for rehearing. In mid and late April 2001, the Debtor requested rehearing of the two CPUC orders establishing the terms and conditions of the Debtor's payments to the DWR for its power costs. As stated above, the CPUC rejected both requests. The Debtor's appeal of the CPUC order regarding the CPA calculation was summarily denied by the First District, California Court of

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

Appeal. The Debtor's petition for review of the CPUC's order requiring the debtor to pay the DWR, without regard to whether overall retail rates were adequate to cover costs of service, was denied by the California Supreme Court.

     In mid-June 2001, the CPUC ordered the Debtor, Southern California Edison and San Diego Gas & Electric to file within three business days their proposed ratemaking for retained utility generation facilities and procurement costs still incurred by the utilities. The Debtor's proposal requested that the ratemaking for its retained generating facilities be set in accordance with previous and still effective CPUC decisions under AB 1890. Under the CPUC's AB 1890 decisions, the ratemaking for the Debtor's non-nuclear generating facilities is based on their market valuation through appraisal or divestiture, and the ratemaking for the Debtor's Diablo Canyon Power Plant is based on a specific "benefit sharing" formula established in a 1997 CPUC decision. Under Public Utilities Code Section 377, as amended in January 2001, utilities are prohibited from divesting their retained generating plants before January 1, 2006. However, Section 377, as amended, does not modify or repeal Public Utilities Code Section 367, which still requires the CPUC to market value the generating assets of each utility by no later than December 31, 2001 based on appraisal, sale, or other divestiture.

     On October 25, 2001, the CPUC issued a decision in the Debtor's retained generation proceeding denying the Debtor's request that the market value of its retained utility generating facilities be used to establish prospective ratemaking for those facilities. The CPUC said its decision did not address how to treat past uneconomic costs incurred by the Debtor and that when issues concerning the termination of the rate freeze are resolved, the CPUC should address any impacts on ratemaking for the Debtor's retained generation. Although hearings to present evidence and testimony on the Debtor's costs for its retained generation were concluded in July 2001, the CPUC has not yet issued a proposed decision establishing the Debtor's retained generation revenue requirement. Once a proposed decision is issued, the Debtor will have a chance to comment on it before the CPUC issues the final decision.

     Under the emergency state statute authorizing the DWR to procure and sell power, its revenue requirement may not be recovered from retail customers unless and until the DWR has

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

conducted a review to determine whether the revenue requirement is just and reasonable, and the CPUC has issued a decision implementing the ratemaking for allocation and recovery of the revenue requirement from retail customers. In early May 2001, the DWR submitted its proposed revenue requirement to the CPUC to recover its cost of procuring power for the customers of the Debtor, Southern California Edison and San Diego Gas & Electric Company. The CPUC did not take any action on the DWR revenue requirement request.

      In mid-June 2001, the Debtor requested that the CPUC consolidate the DWR's revenue requirement request with the CPUC's proceedings to establish ratemaking for the Debtor's retained generating plants and third party procurement costs, in order to ensure that the DWR revenue requirement is recovered without diverting revenues needed by the Debtor for its retained generation. The CPUC rejected the request.

      In late July 2001, the DWR filed a revised revenue request for approval at the CPUC, stating that it had determined the revised request to be just and reasonable and requesting immediate approval by the CPUC without hearings. Over the protests of numerous parties, including the Debtor, the CPUC determined that it could implement the DWR revenue requirement request without hearings. In addition, the CPUC issued for public comment a proposed rate agreement, under which the CPUC would agree to implement changes in the DWR's revenue requirement automatically on thirty (30) to ninety (90) days' notice over the next fifteen
(15) years. Finally, the CPUC proposed to grant the DWR's request that it order the Debtor to enter into a servicing agreement to act as the DWR's billing and collection agent for recovery of its costs from retail customers, despite the Debtor's protests that the servicing agreement was unreasonable and unfair. On September 10, 2001, the CPUC issued an order requiring that the Debtor enter into the servicing agreement as requested by the DWR.

     After numerous parties filed lengthy data requests questioning the accuracy and reasonableness of the DWR's July 23, 2001 revenue requirement request, the DWR filed a third revenue requirement request on August 7, 2001. On October 19 and November 5, 2001, the DWR again filed revisions to its revenue requirement request. However, numerous parties, including the Debtor, continued to protest the DWR request as inaccurate, unreasonable and not sufficiently

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documented. In its revised revenue requirement request of November 5, 2001, the
DWR reduced its overall revenue requirement statewide from $12.6 billion to $10.2 billion for the two-year period from 2001 to 2002. The reasons for the reduction include lower spot power prices and lower gas prices under which some of the DWR's power contracts are indexed. Unlike the DWR's August 7, 2001 filing, the revised DWR revenue requirement did not undertake to allocate the DWR's revenue requirement among the California utilities. These allocation issues are pending before the CPUC in a separate proceeding, as discussed below. The DWR's revised revenue requirement does not resolve issues concerning how the DWR request would be reconciled with the Debtor's existing rates, including those for its retained generation facilities.

     On August 21, 2001, the Debtor filed a petition for mandamus against the DWR in California Superior Court in Sacramento, asking the court to order the DWR to hold a public hearing as required by state law before determining whether its power costs are just and reasonable and therefore recoverable from the Debtor and its retail customers. The petition is currently pending before the court.

     On September 4, 2001, a CPUC administrative law judge issued a proposed decision to allocate the DWR revenue requirement among the three California investor-owned utilities on a "cost of service" basis that would disproportionately shift DWR power costs from Southern California customers of Southern California Edison and San Diego Gas & Electric to Northern and Central California customers of the Debtor. This cost-shifting proposal is contrary to the DWR's own recommendation, submitted on August 7, 2001, that its power costs be allocated pro rata throughout the state at a uniform rate. Numerous parties, including the Debtor and most customer groups, have protested the CPUC cost-shifting proposal as lacking any record support. On September 10, 2001, the assigned CPUC commissioner issued a ruling granting the Debtor's request for an evidentiary hearing. Evidentiary hearings in the DWR's cost allocation proceedings were held November 13 through November 19, 2001. A proposed decision will be issued in early January 2002 that will consider the evidence and testimony presented during the hearings, and propose a methodology for allocating the DWR's revenue requirement among the customers of the three investor-owned utilities, including the Debtor. Once comments are filed on the proposed decision,

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

the CPUC will consider a final decision, which is not likely to occur before late January 2002.

     On October 16, 2001, the CPUC issued a decision in the Debtor's 1999 General Rate Case (the "GRC") that decreases the amount of the Debtor's electric and gas distribution revenue requirements to be collected from ratepayers for the period 1999 through 2002 to recover the Debtor's basic business and operational costs for its gas and electric distribution operations./14/ The CPUC's decision granted applications for rehearing that had been filed by TURN and another party with respect to the CPUC's February 17, 2000 decision in the Debtor's 1999 GRC covering the period from 1999 to 2001. The applications for rehearing, which had been pending since March 2000, alleged that the CPUC committed legal error by approving funding in certain areas that were not adequately supported by record evidence.

     In granting rehearing, the CPUC found that in proposing a general rate increase, the Debtor has the obligation to produce clear and convincing evidence for each component of its proposed revenue requirements, and the CPUC cannot grant the requested increase to the extent the Debtor fails to meet that obligation. In the rehearing decision, the CPUC reversed in part its prior determination regarding the adequacy of the evidence supporting the original 1999 GRC decision and reduced the adopted electric and gas distribution annual revenue requirement by approximately $40 million per year. In addition, the decision orders the record to be reopened to receive evidence of the actual level of 1998 electric distribution capital spending in relation to the forecast used to determine 1999 rates, possibly resulting in an adjustment of the adopted 1998 forecast level to conform to the 1998 recorded level. Following the 1998 capital spending rehearing and resolution of all other outstanding matters, a final Results of Operations analysis will be performed, and a final revenue requirement will be determined.

____________________

     /14/ These revenue requirements are authorized by the CPUC in GRC proceedings every three (3) years based on a forecast of costs for a test year. The test year is the first year of the three-year GRC period and the GRC application is usually filed more than a year before the test year begins, based on test year estimates. Approximately three (3) months before the GRC application is filed, the Debtor must file with the CPUC, a Notice of Intent ("NOI") to file the GRC application. In the NOI, the Debtor must provide detailed exhibits and workpapers to the CPUC to support its test year estimates to be included in the application. For the remaining two years, the CPUC may authorize an attrition increase in revenue requirements to compensate for rising costs.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

        Some of the negative impact of the 1999 GRC rehearing decision was offset by a September 20, 2001 CPUC decision. In that action, the CPUC acknowledged that the models used to calculate certain tax items in the Debtor's revenue requirements resulted in an incorrect calculation and granted an annual revenue requirement increase of approximately $21 million, representing an increase of $22.9 million in gas distribution revenue requirements and a $2.2 million decrease in electric revenue requirements. The revised revenue requirement resulting from both CPUC actions is retroactive to January 1, 1999.

        On November 15, 2001, the Debtor filed in the California Court of Appeal a petition for writ of review of the 1999 GRC rehearing decision and filed an application for rehearing with the CPUC.

                          V.  THE REORGANIZATION CASE

                   A.  COMMENCEMENT OF THE CHAPTER 11 CASE.
                       -----------------------------------

        The Chapter 11 Case was commenced on April 6, 2001 and the Plan and Disclosure Statement were originally filed on September 20, 2001. The Debtor continues to operate its business and manage its properties as a Debtor-in-Possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

                   B.  ADMINISTRATION OF THE CHAPTER 11 CASE.
                       -------------------------------------

        1.  First Day Orders.

        On the Petition Date, the Debtor obtained a series of orders from the Bankruptcy Court designed to minimize any disruption of its business operations and to facilitate its reorganization. The Bankruptcy Court entered orders authorizing the Debtor, among other things, to pay pre-petition employee compensation and benefits and to continue to use its bank accounts, cash management system and corporate investment policy.

        2.  Second Day Orders.

        On April 9, 2001, the Debtor obtained various orders from the Bankruptcy Court designed to enable the Debtor to continue to fulfill post-petition obligations to suppliers and other creditors without disruption. The Bankruptcy Court granted the Debtor the authority to continue to use its natural gas revenues to secure supplies in an effort to avoid the disruption of service for

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION millions of natural gas customers. In addition, the Bankruptcy Court authorized the interim use of cash collateral in which mortgage bondholders have a beneficial interest and scheduled deadlines relating to a final hearing on the issue.

        3.  Third Day Orders.

        On April 10, 2001, the Debtor obtained various orders from the Bankruptcy Court that allowed the Debtor to satisfy certain obligations to its customers without disruption. The Bankruptcy Court granted the Debtor the authority to issue refunds of security deposits to residential and non-residential customers as those deposits become eligible for refund through the Debtor's existing deposit refund policies. Based on historical averages, the Debtor refunds approximately $3.5 million in residential and non-residential customer deposits per month. The Bankruptcy Court also granted the Debtor the authority to issue refunds of mainline extension service deposits to individual residential customers pursuant to an order issued the following day. These deposits are required when engineering and construction work is needed to develop bare lots or add new loads to existing service.

        4.  Creditors' Committee.

        Section 1102 of the Bankruptcy Code requires that as soon as practicable after the commencement of a chapter 11 case, the United States Trustee must appoint an official committee of unsecured creditors. On April 11, 2001, the United States Trustee appointed the Committee. The Committee is comprised of Reliant Energy, Inc., Dynegy Power Marketing, Inc., P-E Berkeley, Inc., GWF Power Systems Company, Inc., Bank of America, N.A., Morgan Guaranty, Merrill Lynch, Davey Tree Expert Co., the City of Palo Alto, California, the State of Tennessee and Pacific Investment Management Company LLC. Morgan Guaranty, Pacific Investment Management Company and Reliant Energy were appointed by the United States Trustee on April 20, 2001, August 8, 2001 and November 9, 2001, respectively, to replace U.S. Bank, the Bank of New York and Enron Corp., respectively, which were initially appointed to, but later resigned from, the Committee. The Committee has retained Milbank, Tweed, Hadley & McCloy LLP as its legal counsel, PricewaterhouseCoopers as its accounting advisor and Saybrook Capital as its financial advisor.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

        5.  Public Purpose Programs.

        On April 24, 2001, the Debtor filed a motion with the Bankruptcy Court asking the court to confirm that the funds collected by the Debtor for its Public Purpose Programs--including energy efficiency, low income, research and development and renewable generation programs--are not part of the bankruptcy estate and can be used to honor pre-petition obligations incurred in connection with the programs. At the time of the motion, the Debtor owed approximately $37 million to customers who requested rebates and contractors who performed work in homes and businesses to make them more energy efficient. The Debtor operates the most extensive energy efficiency programs in the nation and argued that the continued vitality of the programs is critical to reduce the State's capacity constraints. The Bankruptcy Court approved the Debtor's motion on May 16, 2001.

        6.  Assumption of Hydroelectric Power Purchases.

        On April 25, 2001, the Debtor filed a motion with the Bankruptcy Court asking the court to authorize it to pay past-due amounts for hydroelectric power purchased under contracts with several California irrigation districts and water agencies. Prior to the Petition Date, the Debtor had made all regular payments due to these irrigation districts and water agencies. As a result of bankruptcy law prohibitions against post-petition payment for services rendered but not yet paid for prior to the Petition Date, however, the Debtor was unable to make $1.6 million in payments. The Bankruptcy Court approved the Debtor's motion on May 25, 2001.

        7.  Pre-Petition Property Taxes.

        On April 26, 2001, the Debtor filed a motion with the Bankruptcy Court asking the court to authorize payment of the unpaid pre-petition portion of its property taxes. The Debtor pays property taxes in 49 counties. The Debtor filed the motion to allow it to immediately pay up to $41.2 million, its portion of property taxes accrued prior to the Petition Date. The Debtor's total property tax accrued through March 31, 2001 was $78.5 million, and it paid the post-petition portion of $37.3 million on or before April 10, 2001. The Debtor sought court authorization to pay its pre-petition portion of the property taxes because counties depend on taxes paid by the Debtor to fund many services and the Debtor wanted to limit the impact of the Chapter 11 Case on local governments. The Bankruptcy Court approved the Debtor's motion with some modifications on

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

May 16, 2001.

        8.  Request for Preliminary Injunction Against the ISO.

        On May 3, 2001, the Debtor filed an adversary action and a motion for a preliminary injunction in the Bankruptcy Court, asking the court to direct the ISO to comply with bankruptcy law, its tariff, and a recent FERC ruling by ceasing to purchase wholesale power on behalf of the Debtor or billing the Debtor for such purchases. The ISO had sent the Debtor a bill for spot market purchases over a two-month period that totaled nearly $1 billion. The Debtor's adversary action, which included a request for a preliminary injunction, asked the court to enjoin the ISO from requiring the Debtor to pay costs the ISO has incurred and continues to incur to purchase wholesale power on its behalf, unless the Debtor can fully recover these costs. The motion was premised upon a FERC order specifying that since the Debtor failed to satisfy the credit requirements under the ISO tariffs, it was not a creditworthy buyer and, consequently, the ISO lacked authority to make real time purchases on its behalf.

        On June 26, 2001, the Bankruptcy Court issued an injunction prohibiting the ISO from violating the FERC orders discussed above. The Bankruptcy Court noted that the FERC orders permit the ISO to schedule transactions that involve either a creditworthy buyer or a creditworthy counterparty, but recognized that there are unresolved issues regarding how to ensure these requirements for real-time transactions when the ISO has ordered power sellers to respond to the ISO's emergency dispatch orders. The Bankruptcy Court noted that it would consider the foregoing and other appropriate factors if and when it is asked to take action for any violation of its order or is asked to deny a claim arising out of any purchases arranged by the ISO.

        9. Denial of Ratepayers' Committee, TURN Motion to Intervene and Government Creditors' Committee.

        On May 4, 2001, the United States Trustee appointed a Ratepayers' Committee. On May 9, 2001, the Debtor filed a motion with the Bankruptcy Court asking the court to vacate the United States Trustee's appointment of the Ratepayers' Committee. The filing indicated that the creation of a Ratepayers' Committee exceeded the authority of the United States Trustee because it was inconsistent with express provisions of the Bankruptcy Code. On May 18, 2001, the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Bankruptcy Court granted the Debtor's motion and vacated the Ratepayers' Committee. On July 10, 2001, the Bankruptcy Court denied a motion by the United States Trustee and the putative Ratepayers' Committee for reconsideration of its order vacating the Ratepayers' Committee.

        On November 28, 2001, TURN filed a motion to intervene on behalf of residential and small business ratepayers. The Bankruptcy Court denied the motion on December 3, 2001 since TURN is already a creditor in the Chapter 11 Case and has the ability to appear and be heard in that capacity.

        In November 2001, a group of seven California cities and counties moved for the appointment of a government creditors' committee. The Bankruptcy Court denied the motion on December 7, 2001.

        10.  Authorization of Employee-Related Matters.

        On May 25, 2001, the Debtor filed a motion requesting authorization with respect to a variety of employee-related matters, including: making pre-petition payments for severance and transition to employees who worked on now-divested power plants; making pre-petition payments to administrative, technical and lower-level management employees (including hundreds of first-line supervisors) under various existing incentive and recognition programs; implementing a retention program designed to retain a small number of essential employees who are necessary to the reorganization process and the continuation of the operation and maintenance of the gas and electric transmission and distribution facilities and generation facilities; and continuing its existing severance program. The Bankruptcy Court approved the Debtor's motion regarding each employee-related matter, other than the management retention program, on June 28, 2001, and approved the Debtor's motion regarding the management retention program on July 13, 2001.

        11.  Transition Period Accounting Proposal.

        On March 27, 2001, the CPUC issued a regulatory accounting order (the "TURN Accounting Order") that required the Debtor to restate all of its regulatory books and accounts retroactively to January 1, 1998, by transferring on a monthly basis the balance in the Debtor's TRA to the Debtor's TCBA. Thus, rather than transferring only the monthly "headroom" to pay down transition costs in the months that revenues exceeded the costs of service, the CPUC changed the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION accounting rules to require the transfer of the monthly balance in the TRA, regardless of whether it was overcollected or undercollected. The retroactive transfer of a TRA undercollection has the effect of reversing some previously recorded transition cost recovery, and instead applying the prior headroom to offset the undercollection of some procurement costs. Depending on the amount and timing of generation valuation, it is possible that the effect of the TURN Accounting Order would be that such transition costs have not been fully recovered and the conditions for meeting the rate freeze have not been met. The Debtor has filed an Application for Rehearing of the TURN Accounting Order. See
Section IV.B.6.d of this Disclosure Statement for a more detailed discussion of the TURN Accounting Order.

        In accordance with the automatic stay provision of the Bankruptcy Code, on April 9, 2001, the Debtor asked the Bankruptcy Court to stay the CPUC's TURN Accounting Order. On June 1, 2001, the Bankruptcy Court denied the Debtor's request for a stay and an injunction on the transition period accounting proposal. The Debtor appealed the Bankruptcy Court's decision to the United States District Court for the Northern District of California, which appeal is still pending. The Debtor's Application for Rehearing of the TURN Accounting Order also remains pending at the CPUC.

        12.  Extension of the Exclusivity Period.

        The Bankruptcy Code allows a debtor the exclusive right for one hundred twenty (120) days to prepare and file a plan with the Bankruptcy Court. If a plan is filed within the one hundred twenty (120) day exclusivity period, the exclusivity period is automatically extended to one hundred eighty (180) days to allow the debtor to confirm its plan. A debtor's exclusivity period in which to file the plan may be extended or reduced by the court. After the exclusivity period has expired, a creditor, a committee or other party in interest may file a plan. On July 3, 2001, the Debtor filed a motion with the Bankruptcy Court to extend the exclusivity period. Under the original timeline, the exclusivity period would have expired on August 6, 2001. On July 20, 2001, the Bankruptcy Court approved the Debtor's motion and extended the exclusivity period for filing a plan to December 6, 2001 (and, assuming a plan is filed by such date, extending the time to confirm such plan until February 4, 2002). The Debtor originally filed the Plan on September 20, 2001.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        13.  Omnibus Motions.

        On June 6, 2001, the Debtor, with the approval of the Committee, filed a series of "omnibus" motions with the Bankruptcy Court requesting authorization for the Debtor to enter into a range of transactions in the course of its business within certain specified parameters and without further motion or court approval. These motions included requests for authorization for the Debtor to settle post-petition third-party claims, make capital expenditures, and continue its environmental programs, in each case subject to specified per transaction or aggregate dollar limitations. The Bankruptcy Court approved all of the omnibus motions at the hearing on the motions held June 26, 2001, and subsequently issued its orders granting the motions. In addition, in October 2001, the Bankruptcy Court granted a motion filed by the Debtor for authority to sell or otherwise dispose of real and personal property and enter into certain lease, license and permit transactions, within specified parameters.

        14.  Extension of Time for Assuming or Rejecting Real Property Leases.

        Under the Bankruptcy Code, the Debtor is allowed sixty (60) days from the Petition Date to assume, assume and assign, or reject most types of real property leases, unless the Bankruptcy Court for cause shown extends such sixty
(60) day period. Pursuant to orders of the Bankruptcy Court entered in June 2001, July 2001 and October 2001, the Bankruptcy Court extended the time for the Debtor to file a motion to assume, assume and assign, or reject its nonresidential real property leases until the date on which the Confirmation Order in this Chapter 11 Case becomes final and is no longer subject to appeal, or such other date as the Bankruptcy Court may order on motion made on or before that date.

        15.  QF Agreements.

        As of the Petition Date, the Debtor was party to approximately 330 power purchase agreements with various QFs. Almost immediately after the Petition Date, several of the QFs filed motions requesting various forms of relief, including: (a) relief from the automatic stay to permit the QFs to "suspend" deliveries of energy to the Debtor and sell into the market, pending the Debtor's assumption or rejection of the QF power purchase agreements, (b) an order requiring the Debtor to decide immediately whether to assume or reject the power purchase agreements, (c) an order

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION requiring the Debtor to pay "market rates" for energy delivered under the power purchase agreements, rather than at the contract rate, and (d) an order requiring the Debtor to "pre-pay" for deliveries under the power purchase agreements. In all, approximately 40 QFs ultimately filed motions requesting some or all of the relief described above. The Debtor opposed these motions on a number of grounds.

        On July 6, 2001, in order to resolve a substantial dispute with Calpine Corporation-related QFs (the "Calpine QFs") regarding the rights and obligations of the parties under the power purchase agreements between the Debtor and Calpine QFs, the Debtor entered into a stipulation and agreement with the Calpine QFs providing that the Debtor would (a) assume its power purchase agreements with the Calpine QFs, (b) stipulate to the amount of pre-petition defaults, subject to the outcome of certain proceedings before the CPUC, and (c) cure such pre-petition defaults on the Effective Date. The stipulation and agreement also provided that the Calpine QFs would waive claims to receive the "market rate" for energy delivered and for additional "pecuniary losses," and that the power purchase agreements would be amended to take advantage of a price modification permitted under a recent CPUC decision. On July 12, 2001, the Bankruptcy Court approved the stipulation and agreement with the Calpine QFs.

        In the following two-month period, this transaction served as a prototype for the Debtor's resolution of similar disputes (and the Bankruptcy Court's approval thereof) with over 200 other QFs, representing over $800 million of pre-petition obligations and approximately 16,000 GWh of generation. Other than the Debtor's agreement to commence making relatively small cure payments on July 15, 2003 (approximately two years after assumption was approved by the Bankruptcy Court), the settlements were on the same essential terms as the Calpine QF settlement. The effect of these settlements is to provide certainty to the Debtor and its customers for the delivery of energy on favorable terms, as well as the favorable resolution of numerous contested matters.

        The assumption agreements left the issue of the interest rate to be applied to the prepetition payables to be resolved either through additional negotiation by the Debtor and the QFs or, if no agreement could be reached, through the Plan confirmation process. The Debtor has recently concluded negotiations with several of its larger QFs, including the Calpine QFs and the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

GWF Group, resolving those issues. The agreements are set forth in supplemental agreements and modify the assumption agreements by:

     . setting the interest rate for prepetition payables at five percent (5%) per annum;

     . providing for a "catch up payment" of all accrued and unpaid interest (calculated from the date of default through December 31, 2001) to be paid on December 31, 2001; and

     . providing for an accelerated payment of the principal amount of the prepetition payables (and interest thereon) in twelve equal monthly payments of principal (and interest thereon) commencing on December 31, 2001, and continuing through November 30, 2002, or, in the event the Effective Date occurs before the last monthly payment is made, the remaining unpaid principal and accrued but unpaid interest thereon, shall be paid in full on the Effective Date.

          The supplemental agreements are the subject of a Motion to Approve Compromise of Controversy which is set for hearing before the Bankruptcy Court on December 21, 2001. The Debtor believes that, similar to the experience with the assumption agreements, a large number of the QFs will also wish to enter into supplemental agreements on the same terms as the Calpine QFs and the GWF Group.

          16.  Support Agreement.

          Prior to the filing of the Plan, the Committee participated with the Proponents in the negotiation and development of the Plan. On September 19, 2001, the Debtor, the Parent and the Committee entered into the Support Agreement pursuant to which the parties agreed to take all commercially reasonable actions and use their respective best efforts to achieve timely confirmation and consummation of a plan consistent with the term sheet attached as an exhibit to the Support Agreement. The Committee acknowledges that the Plan is consistent with such term sheet. Under the terms of the Support Agreement, so long as no Support Termination Event, as defined below, has occurred, the Committee shall: (a) fully support the Plan, (b) advocate in all material respects the Plan and the Restructuring Transactions, (c) recommend that all parties entitled to vote do so in favor of the Plan, (d) advocate and support all approvals and required orders concerning the Plan and the Restructuring Transactions, (e) support the extension of the Debtor's exclusivity under section 1121 of the Bankruptcy Code, and (f) respond affirmatively to all inquiries concerning the Plan and the Restructuring Transactions.

          In addition, except as permitted or contemplated by the Support Agreement, the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Committee will not: (a) object to the confirmation of the Plan or otherwise commence any proceeding to oppose, modify, amend or alter the Plan or any of the other documents to be prepared in connection therewith, each of which shall be consistent with the terms of the Support Agreement, (b) consent to, support or participate in the formulation of any plan of reorganization or liquidation other than the Plan, (c) directly or indirectly seek, solicit, support or encourage any plan of reorganization other than the Plan, or any sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Debtor or any of its affiliates that could reasonably be expected to prevent, delay or impede the successful implementation of the Restructuring Transactions contemplated by the Plan, or (d) take any other action not required by law that is inconsistent with, or would materially delay, confirmation or consummation of the Plan.

        As consideration for the Committee's support of the Plan, the Proponents agreed to include certain provisions beneficial to the unsecured creditors in the Plan. First, the Debtor will pay all accrued but unpaid pre-petition and Post-Petition Interest through the Confirmation Date on all Allowed Claims within ten (10) days after the Confirmation Date or as soon as practicable thereafter; provided, however, that the Debtor, in its sole discretion, may file
            --------  -------
a motion with the Bankruptcy Court to allow the Debtor to make such interest payments at an earlier date. In addition, except as otherwise provided herein, including Exhibit J attached hereto, following the Confirmation Date, the Debtor
          ---------
will pay Post-Petition Interest in arrears on a quarterly basis on the first day of each April, July, October and January on all Allowed Claims through the earlier of the Effective Date or the occurrence of a Support Termination Event, with the exception of certain Allowed Claims for which the Debtor will pay accrued interest pursuant to and on the interest payment dates set forth in the applicable instrument to and including the last scheduled interest payment date preceding the Effective Date or a Support Termination Event. In the event of a Support Termination Event, the Debtor reserves the right to recharacterize the amounts paid pursuant to the Support Agreement as payment upon the applicable Allowed Claims, but will not otherwise seek to recover any portion of such payments. The Debtor does not envision seeking to recharacterize any amounts paid on account of Post-Petition Interest unless the Plan is not confirmed and Post-Petition Interest is not payable pursuant to a subsequent plan. Second, the Proponents will take all commercially

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

reasonable actions prior to the Effective Date to ensure that the debt securities issued or sold under the Plan will trade at or above par upon issuance. The Committee shall also have reasonable observation rights in the process of issuing the debt securities. Finally, each creditor in Classes 4(f), 5, 6, 7 and 9 shall be entitled to its pro rata share (based on the face value of notes or other non-Cash obligations received) of a $40.0 million placement fee.

        The Committee's obligations under the Support Agreement are conditioned upon the satisfaction or waiver of the following: (a) the Proponents shall make all necessary filings with the FERC by December 31, 2001, (b) the Bankruptcy Court shall enter the Confirmation Order by June 30, 2002, (c) the Proponents must obtain indicative ratings of investment grade from S&P and Moody's for all debt securities to be issued or sold under the Plan, (d) the Proponents shall receive all necessary regulatory approvals by December 31, 2002, (e) the Proponents shall resolve any tax issues raised by the Plan in a manner reasonably satisfactory to the Committee by December 31, 2002, and (f) the Effective Date must occur by March 31, 2003.

        The obligations of the parties under the Support Agreement shall terminate upon the occurrence of a Support Termination Event, if not otherwise waived by the applicable party. For purposes of the Support Agreement, a "Support Termination Event" means any of the following: (a) a breach of the Support Agreement by one or more of the parties thereto, including, but not limited to, the failure to either satisfy or obtain the waiver of any condition set forth therein, or (b) a material adverse change in (i) the Debtor's prospects, business, assets, operations, liabilities or financial performance,
(ii) the prospects for timely completion of the Debtor's reorganization as contemplated herein, (iii) the prospects for the sale at par of all debt securities issued or sold under the Plan, or (iv) the Chapter 11 Case.

        17.  Sempra Settlement Agreement.

        Prior to the Petition Date, the Debtor and Sempra Energy Trading and its affiliates (collectively, "Sempra") were parties to a number of agreements relating to the purchase and sale and transmission of natural gas (collectively, the "Sempra Gas Agreements"). Beginning in January 2001, disputes arose between the Debtor and Sempra regarding their respective performance under the Sempra Gas Agreements and electricity supplied by Sempra into the ISO and PX markets.

          DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        On January 18, 2001, Sempra purported to terminate all of the Sempra Gas Agreements with the Debtor and net out the outstanding amounts thereunder. Sempra purported to exercise its rights under certain of the Sempra Gas Agreements to setoff gas volumes (valued in dollars) it owed thereunder against amounts that Sempra claimed the Debtor owed it for electricity supplied to the ISO and PX. As a result, Sempra claimed that it owed nothing to the Debtor under the Sempra Gas Agreements and that the Debtor owed Sempra certain amounts. As a further result of its claimed setoff, Sempra claimed it had no obligation to return any net amounts of gas owing to the Debtor because it claimed that all transactions set forth in the outstanding exhibits to the Sempra Gas Agreements had also been terminated and setoff effective January 18, 2001.

        On November 5, 2001, the Debtor entered into a settlement agreement with Sempra which, subject to Bankruptcy Court approval, settles all the outstanding disputes with Sempra under the Sempra Gas Agreements and certain Orders of the Department of Energy, and reserves resolution of certain disputes regarding electricity services between Sempra and the Debtor. The settlement agreement provides, among other things, that (a) all disputes between Sempra and the Debtor in relation to the Sempra Gas Agreements and the Department of Energy Orders are resolved with a one-time payment by Sempra to the Debtor of $48.5 million payable upon the effective date of the settlement agreement, (b) Sempra will deliver certain quantities of natural gas to the Debtor, waiving any claim that the Debtor is required to pay for the post-June 1, 2001 gas in any amount,
(c) subject to Bankruptcy Court approval, Sempra and the Debtor will enter into a new Master Gas Agreement providing for Sempra to deliver natural gas to the Debtor's Core Procurement division on substantially similar terms as those set forth in the pre-petition agreement, and (d) Sempra and the Debtor will defer resolution of Sempra's claims for electricity supplied to the ISO and PX, which Sempra claims was supplied to the ISO and PX as agents for the Debtor.

        The Bankruptcy Court will rule on the motion for approval of the settlement agreement at a hearing scheduled for December 19, 2001.

        18.  Claims Management Motions.

        On December 7, 2001, the Debtor filed two motions to expedite the process of settling and objecting to Claims. In the first motion, the Debtor sought authority to settle certain Claims

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION without the burden and expense of seeking review by the Committee and other parties in interest, and without Bankruptcy Court approval of each proposed settlement. Approximately 12,800 proofs of claim have been filed to date in this Chapter 11 Case, the vast majority of which were filed in an amount less than $100,000. Accordingly, the Debtor sought the authority to settle any Claim (a) where the proposed Allowed amount of such Claim is $100,000 or less and (b) where the proposed Allowed amount exceeds $100,000 but is no more than $5.0 million, and is the lesser of (i) 110% of the amount of such Claim as set forth on the Debtor's Bankruptcy Schedules and (ii) $500,000 more than the amount of such Claim as set forth on the Debtor's Bankruptcy Schedules. The requested authority will enable the Debtor to reduce professional fees and other costs for all affected parties in interest, provide flexibility to expeditiously resolve Claims and facilitate the efficient administration of the estate.

        In the second motion, the Debtor sought authority to file and seek adjudication of certain preliminary omnibus or grouped objections to Claims on preliminary, but potentially dispositive, grounds that can be addressed with a minimum expenditure of judicial time and estate resources, without waiving the right to assert subsequent substantive objections to the same Claim if necessary. For example, the Debtor anticipates asserting preliminary objections on the grounds that, among other things, (a) certain Claims are duplicative, (b) certain Claims have been satisfied or otherwise resolved, and (c) certain Claims are time-barred. The Debtor believes that the proposed procedure is essential in the context of this Chapter 11 Case. The proposed Claims objection procedure would allow the efficient and expeditious determination of certain Claims aggregating billions of dollars without lengthy hearings on the merits.

        The Bankruptcy Court will rule on the foregoing motions at a hearing scheduled for December 27, 2001.

                        VI.  THE PLAN OF REORGANIZATION

                                 A.  OVERVIEW.
                                     --------

        As described in Section IV of this Disclosure Statement, the Debtor was one of the healthiest energy utilities in the United States prior to the summer of 2000, enjoying investment grade credit ratings and consistently paying dividends to its shareholders. As a regulated public

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION utility, the Debtor operated under the historical (and constitutionally-required) "regulatory compact." Under that compact, the Debtor undertook to serve all the electric and gas customers in its service territory in exchange for rates that allowed it to cover its costs of providing service, to recover its investment in facilities serving the public and the opportunity to earn a reasonable rate of return.

        Beginning in June 2000, prices for power on the wholesale market began to increase. Prices moderated somewhat in the fall before spiking to unprecedented levels in November and subsequent months. The Debtor filed this Chapter 11 Case after the CPUC ignored the Debtor's repeated requests to allow it to recover in its retail rates the costs the Debtor was incurring to buy electricity for its customers in the wholesale market. The Debtor first requested relief from the CPUC in August 2000, continued its requests through the fall, and made a specific proposal for emergency rate relief in November 2000 to provide rate stability to its customers while the Debtor continued to use its good credit to buy power on their behalf. However, the CPUC and the State reacted to the Debtor's requests either by taking steps that were directly counter to the Debtor's financial preservation or by failing to act in a timely manner on the Debtor's requests. By the Petition Date, the Debtor had incurred approximately $8.9 billion in procurement costs, including $2.3 billion attributable to the Debtor's generation, that the CPUC refused to allow it to collect from its customers, and it had billions of dollars in defaulted debt and unpaid bills. All of the major credit rating agencies had downgraded the Debtor to uncreditworthy ratings, which precluded the Debtor from purchasing power in the wholesale markets under federally approved tariffs. As a result, the Debtor turned to the Bankruptcy Court for relief.

        Against this backdrop, the Proponents have developed a Plan designed to reaffirm the Debtor's financial viability and provide for payment in full of all Allowed Claims. To implement the Plan, the Debtor will disaggregate and restructure its business by transferring certain assets and liabilities of its traditional business lines to newly-created limited liability companies. The majority of the assets and liabilities associated with the electric transmission business of the Debtor will be transferred to ETrans, the majority of the assets and liabilities associated with the gas transmission business of the Debtor will be transferred to GTrans, and the majority of the assets and liabilities associated with the generation business of the Debtor will be transferred to Gen. In addition, the


              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Debtor has created Newco to hold the membership interests of each of ETrans, GTrans and Gen. The Debtor is the sole shareholder of Newco. The Debtor may create other direct or indirect subsidiaries of Newco to hold other assets. For example, certain other assets of the Debtor deemed not essential to operations will be sold to third parties or transferred to one or more special purpose entities wholly-owned by Newco under the Plan, such as Land Holdings, which will hold certain property transferred by the Debtor. The Debtor will declare and, after the assets are transferred to the newly-formed entities, pay a dividend of all of the outstanding common stock of Newco to the Parent, and each of ETrans, GTrans and Gen will continue to be an indirect wholly-owned subsidiary of the Parent (the foregoing transactions are referred to herein collectively as the "Internal Restructurings").

        The assets and liabilities not transferred or sold as described above will be retained by the Reorganized Debtor, which will continue to conduct the local electric and gas distribution operations and associated customer services as of and after the Effective Date. The Reorganized Debtor will retain the name "Pacific Gas and Electric Company." The Reorganized Debtor will continue to procure natural gas on behalf of its core customers. The Debtor will, however, seek a Bankruptcy Court ruling whereby the Reorganized Debtor will be prohibited from assuming the net open position of its electric customers not already provided through the DWR's contracts until the following conditions are met:
(1) the Reorganized Debtor receives an investment grade credit rating from S&P and Moody's; (2) the Reorganized Debtor receives assurances from S&P and Moody's that the Reorganized Debtor's credit rating will not be downgraded as a result of the reassumption of the net open position; (3) there is an objective retail rate recovery mechanism in place pursuant to which the Reorganized Debtor is able to fully recover in a timely manner its wholesale costs of purchasing electricity to satisfy the net open position; (4) there are objective standards in place regarding pre-approval of procurement transactions; and (5) subsequent to reassumption of the net open position, the conditions in clauses (3) and (4) remain in effect.

        The Parent will declare and, following completion of the Internal Restructurings and on, or as soon as practicable after, the Effective Date, pay a dividend of all of the common stock of the Reorganized Debtor held by the Parent to the shareholders of the Parent (the "Reorganized Debtor

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Spin-Off"). The Internal Restructurings and the Reorganized Debtor Spin-Off, together with the disposition of certain property described in Section VI.I of this Disclosure Statement, are referred to collectively herein as the "Restructuring Transactions."

        The following illustration represents the general corporate structure of the Parent and the Debtor following consummation of the Restructuring Transactions contemplated by the Plan, but does not include Newco, Land Holdings or any other subsidiaries or affiliates of such entities:

                                    [CHART]

        Pursuant to the Plan, the Debtor will satisfy Allowed Claims (other than Allowed Claims representing the various PC bond-related obligations, including the Mortgage Bonds securing certain of such PC Bond obligations and Allowed Environmental and Tort Claims) (i) in Cash, (ii) with a combination of Cash and Long-Term Notes issued by ETrans, GTrans and Gen, or (iii) in the case of Allowed QUIDS Claims, with QUIDS Notes issued by Gen. The Long-Term Notes issued by ETrans, GTrans and Gen and the QUIDS Notes issued by Gen will be issued initially to the Debtor. The Reorganized Debtor will then transfer such Long-Term Notes and the QUIDS Notes to creditors of the Debtor and such notes will represent the portion of an Allowed Claim to be satisfied by Long-Term Notes and QUIDS Notes. For a more detailed description of such notes, see the Summary of

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Terms of Debt Securities attached hereto as Exhibit E.
                                            ---------

        The various combinations described above represent satisfaction in full of Allowed Claims, other than Allowed Claims representing the various PC bond-related obligations, including those in respect of Mortgage Bonds securing certain of such PC Bond obligations, and Environmental and Tort Claims. Holders of Allowed Claims in Classes 1, 2, 3a, and 10 will receive payment of all of their Allowed Claims in Cash. Holders of Allowed Claims in Class 11 will receive payment of their Allowed Claims through QUIDS Notes issued by Gen. Holders of Allowed Claims in Classes 5, 6, 7 and 9 will receive payment of their Allowed Claims through a combination of Cash and Long-Term Notes issued by each of ETrans, GTrans and Gen. Accrued and unpaid interest due on all Allowed Claims will be paid in Cash.

        Holders of Allowed Claims representing the various PC Bond-related obligations will receive payment of their Allowed Claims through a combination of Cash, the reinstatement of all or a portion of the Debtor's obligations under the Reimbursement Agreements, the MBIA Reimbursement Agreement, the Prior Reimbursement Agreements and the other PC Bond Documents (all subject to certain modifications), the assumption by ETrans, GTrans and Gen of certain of the Debtor's obligations thereunder, and, in the case of the Mortgage Bonds securing the Mortgage Backed PC Bonds, by substitution of New Mortgage Bonds. Allowed Environmental and Tort Claims will be satisfied in full in the ordinary course of business.

        The Long-Term Notes and QUIDS Notes issued by ETrans, GTrans and Gen, as applicable, will be several and independent and will not be cross-defaulted with the corresponding notes of any of the other operating companies. The Debtor will satisfy any Cash requirements through its current cash reserves, proceeds of the sale of certain assets, and proceeds raised through new debt financings consummated by each of the Reorganized Debtor, ETrans, GTrans and Gen as of the Effective Date. See Section VI.N of this Disclosure Statement for a further discussion of the various debt financings contemplated by the Plan.

        The Proponents and the Committee believe that the Plan is workable, fair and in the public interest. The Plan provides for the continued ownership of the Debtor's assets by California companies that will continue to operate the Debtor's assets consistent with sound business and

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION environmental policies. The Plan positions the Debtor to regain financial viability, resume procurement of power for its retail customers, and participate actively in Western energy markets by the end of 2002.

        Without raising retail electricity rates above current levels, the Plan provides a safe, reliable and long-term electric supply to California's electric customers. The Plan enables the Debtor to maintain a qualified workforce and keep the Debtor's generating assets intact and integrated, rather than selling them piecemeal to satisfy its debts. Finally, the Debtor's restructured gas and electric distribution, gas and electric transmission and generating assets will continue to be regulated to protect the public interest.

        The Debtor's assets will continue to be subject to rate regulation under the Plan. For the ETrans Assets (as defined below), the FERC will continue to have exclusive jurisdiction over rates and terms of service. The GTrans Assets (as defined below) and Gen Assets (as defined below) will be subject to long-term contracts with the Reorganized Debtor for continued use in serving its retail electric and gas customers on a non-discriminatory basis at rates regulated by FERC. The CPUC will continue to have jurisdiction over the Debtor's retail electric and gas distribution assets, rates and services, including the manner in which the Reorganized Debtor's retail costs are allocated among various classes of the State's energy customers. Finally, the Debtor's assets will continue to be subject to public health and safety regulation by numerous other state, local, and federal agencies.

        The Proponents believe that (1) through the Plan, holders of Allowed Claims and Equity Interests will obtain a greater recovery from the estate of the Debtor than the recovery they would receive if the assets of the Debtor were liquidated under chapter 7 of the Bankruptcy Code, and (2) the Plan represents the best method for the holders of Allowed Claims and Equity Interests to be paid in full for such Allowed Claims and Equity Interests. The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary
          ---------
of the Plan is qualified in its entirety by reference to the provisions of the Plan.

    B.    RESTRUCTURING OF THE ELECTRIC TRANSMISSION BUSINESS.
          ----------------------------------------------------

        1.  General.

        On or before the Effective Date, the majority of the assets generally associated with the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Debtor's current electric transmission business as set forth on Exhibit F-1 (the
                                                                -----------
"ETrans Assets") will be transferred to ETrans and its subsidiaries or affiliates, and ETrans will operate as a separate electric transmission company thereafter. Other assets necessary to support the ETrans business, including certain minor assets currently classified as distribution for ratemaking purposes, will also be transferred by the Debtor to ETrans or its subsidiaries or affiliates. Specifically, the Debtor will transfer to ETrans substantially all of the approximately 18,500 circuit miles of electric transmission lines and cables located in California, which will include approximately 1,300 circuit miles of 500 kV lines, 5,300 circuit miles of 230 kV lines, 6,000 circuit miles of 115 kV lines and 4,000 circuit miles of 70 and 60 kV lines, and the towers, poles and underground conduits and associated equipment used to support the lines and cables. The Debtor's existing internal telecommunications network assets will also be transferred to ETrans or one of its subsidiaries.

        Pursuant to section 365 of the Bankruptcy Code, the Debtor will also assume and assign to ETrans certain of the continuing contractual rights and obligations of the Debtor that are associated with the operation of the electric transmission business, after which the Debtor will be relieved of any obligations thereunder. Such contracts include those related to service over the Pacific Intertie, including certain "EHV" transmission agreements and contracts for the ownership, use and coordinated operation of the California-Oregon Transmission Project. In addition, the Debtor will assume and assign to ETrans several interconnection agreements with utilities and agencies in the Debtor's service area and certain other entities. ETrans will also enter into contracts with the Reorganized Debtor to enable the Reorganized Debtor to continue to provide interconnection and transmission services under contracts to be assumed by the Reorganized Debtor, including those with (a) the Western Area Power Administration, U.S. Department of Energy and certain of its customers and
(b) the City and County of San Francisco.

        2.  Capitalization; Assets and Liabilities.

        ETrans is a California limited liability company with Newco as its sole member. The Debtor is the sole shareholder of Newco. On or before the Effective Date, the ETrans Assets will be transferred to ETrans and its subsidiaries or affiliates. ETrans will transfer to the Debtor an estimated $200 million in cash resulting from the issuance of New Money Notes (such cash to be

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION placed in a segregated account and drawn upon proportionately, together with the cash transferred to the Debtor by GTrans and Gen, as the first source of cash payments to holders of Allowed Claims) and approximately $850 million in Long-Term Notes. On or before the Effective Date, ETrans and its affiliates and subsidiaries will also assume and thereafter in due course pay and fully satisfy the executory contracts and leases assigned to ETrans as set forth on Schedules 6.1(b)(i) and 6.1(b)(ii) to the Plan Supplement, the liabilities and obligations of the Debtor assumed by ETrans pursuant to or in connection with the Master Separation Agreement, and such other liabilities and obligations expressly assumed by ETrans in the Plan. The Debtor will declare and, prior to the Reorganized Debtor Spin-Off, pay a dividend of the outstanding common stock of Newco to the Parent, and ETrans will continue as an indirect wholly-owned subsidiary of the Parent.

        3.  Operational Control of ETrans Assets.

        Currently, the Debtor is a participating transmission owner in the ISO, the entity that operates and controls most of the electric transmission facilities owned by the State's three major investor-owned utilities and provides open access to electric transmission services on a non-discriminatory basis. As part of the Debtor's participation, the ISO uses the Debtor's transmission facilities to provide transmission service. On or before the Effective Date, the Debtor will assume and assign to ETrans certain of its contractual obligations associated with its participation as a transmission owner in the ISO.

        In December 1999, the FERC issued its final rule on Regional Transmission Organizations ("RTO") and encouraged utilities that own transmission systems to form RTOs on a voluntary basis. In several orders issued on July 12, 2001, the FERC indicated its strong preference for a single RTO that encompasses most of the Western United States, including California, and potentially Canadian provinces as well, that are interconnected in the region encompassed by the Western Systems Coordinating Council. In a subsequent order issued on November 7, 2001, the FERC indicated that "three sub-regional organizations (bound by a workable seams agreement) under a larger umbrella organization has the potential to succeed." No RTO is operational in the Western United States at this time. ETrans will join a FERC-approved Western RTO, and will continue to participate in the ISO until it does so. If the FERC certifies the ISO as a RTO, ETrans

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION may decide to remain with the ISO. Prior to any withdrawal from the ISO, ETrans will provide notice of its withdrawal to the ISO pursuant to the terms of the Transmission Control Agreement.

          4.   Management and Employees.

          A list of the individuals who will serve as members of the board of control and executive officers of ETrans as of the Effective Date, together with biographical information for such persons, will be filed supplementally with the Ancillary Plan Materials.

          Most of the current employees of the Debtor who provide services primarily for the electric transmission business will be transferred to or offered comparable positions with ETrans or its subsidiaries on or before the Effective Date. Job assignments or employment offers will be made consistent with the Debtor's and ETrans' respective rights and obligations under applicable law, labor contracts and policies. The Debtor anticipates that a total of 1,100 to 1,300 managerial, professional, administrative and union employees will be employed by ETrans and its subsidiaries. In addition, ETrans will use independent contractors consistent with the historical practices of the Debtor to perform certain of its core services and provide support during peak service periods. Certain employees of the Debtor currently provide engineering, maintenance, construction and other services that relate to both the distribution and electric transmission businesses of the Debtor. After the Effective Date, such employees may be employees of ETrans or the Reorganized Debtor and provide services between the Reorganized Debtor and ETrans pursuant to a service and maintenance agreement to be entered into between ETrans and the Reorganized Debtor to allow for a transition to independent operations. See
Section VI.J. and Section VI.K. of this Disclosure Statement for more information on separation and human resources issues following the Restructuring Transactions.

          5.   Regulation.

               a.   Regulatory Approvals for Restructuring.

          In connection with the transfer of the ETrans Assets to ETrans and its subsidiaries or affiliates, the assumption of certain of the electric transmission contracts by ETrans and the indirect transfer of the membership interests in ETrans to the Parent, the Debtor will take certain actions with the following governmental agencies:

     .    FERC:     The Debtor and the Parent are requesting certain approvals,
          ----
                    acceptances and

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION
               declaratory orders from the FERC related to the implementation of the Plan as it affects ETrans pursuant to Sections 8, 203, 204, 205 and 305(a) of the FPA. The Debtor submitted such applications to the FERC on November 30, 2001. Assuming no evidentiary hearing, the Debtor anticipates that the FERC approvals will be obtained within eight months after the date the applications were filed. See Exhibit G to this Disclosure Statement for a summary
                          ---------
               of such applications.

          .    SEC: Following the Restructuring Transactions, the Parent will
               ---
               be, as it is currently, a holding company exempt from registration under Section 3(a)(1) of the Public Utility Holding Company Act of 1935 ("PUHCA"). Newco will also be a holding company exempt from registration under Section 3(a)(1). As the Parent and Newco each will own two public utilities (as defined in PUHCA), ETrans and Gen, after the Restructuring Transactions are completed, the Parent and Newco will request SEC approval for the indirect acquisition of the ETrans and Gen membership interests pursuant to Section 9(a)(2) of PUHCA. There will be a period of time prior to Debtor's dividend of the Newco common stock to the Parent in which the Debtor will own two public utility companies. The Parent and Newco will seek a finding that such interim ownership does not require approval under Section 9(a)(2) or, alternatively, approval of such interim ownership. In connection with its review process, the SEC will examine and, as necessary, determine whether, among other things, (i) the transaction will unduly concentrate control of utility systems,
               (ii) the fees and commissions are reasonable, (iii) the transaction will unduly complicate the capital structures of the resulting system, (iv) applicable state laws have been complied with or preempted, and (v) the transaction will serve the public interest by providing benefits to an integrated public utility system. While not required to act on an application within any set period of time, the SEC generally issues its approval some time after all other regulatory approvals have been obtained.

          .    CPUC: If the Debtor were not subject to the jurisdiction of the
               ----
               Bankruptcy Court, under the California Public Utilities Code the approval of the CPUC would be required to transfer many of the ETrans Assets to ETrans and its subsidiaries or affiliates, to transfer operational control of its transmission facilities from the ISO to a FERC-approved RTO, for the operation of the ETrans Assets and to otherwise effect the Restructuring Transactions. In connection with the confirmation of the Plan, however, the Debtor will seek an affirmative ruling from the Bankruptcy Court that such approval is not required because section 1123 of the Bankruptcy Code preempts such state law.

          .    Other Federal Agencies: The Debtor and ETrans and its
               ----------------------
               subsidiaries or affiliates will seek approval of various federal agencies for the transfer of federal permits, rights-of-way and other authorizations as required.

          .    Other State and Local Agencies: If the Debtor were not subject
               ------------------------------
               to the jurisdiction of the Bankruptcy Court, the Debtor would seek the approval of numerous state and local agencies for the transfer and use of various permits, licenses, leases and other entitlements in connection with the transfer and operation of the ETrans Assets. In connection with the confirmation of the Plan, however, the Debtor will seek an affirmative ruling from the Bankruptcy Court that such approvals are not required to effect the transfers because section 1123 of the Bankruptcy Code preempts such state and local laws.

                    b.   Post Restructuring Regulation of ETrans.

               Upon consummation of the Plan, the operations of ETrans will be subject to the jurisdiction of the following governmental agencies:

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

     .    FERC:  The FERC will have jurisdiction over ETrans' rates, terms and
          ----
          conditions for all transmission and transmission-related services, including, but not limited to, conditions of transmission access and interconnection. In addition, the FERC will have jurisdiction over ETrans' participation in the ISO or any future Western RTO which will have operating control over the transmission assets pursuant to FERC tariffs.

     .    CPUC:  The CPUC will retain jurisdiction over siting of transmission
          ----
          construction and non-rate jurisdiction over certain aspects of ETrans' operations to the extent not otherwise preempted by the overriding jurisdiction of FERC.

     .    Other Federal, State and Local Agencies: The ongoing operations of
          ---------------------------------------

          ETrans will continue to be subject to regulation by a variety of other federal, state and local agencies following consummation of the Plan.

          C.   RESTRUCTURING OF THE GAS TRANSMISSION BUSINESS.
               ----------------------------------------------

          1.   General.

          On or before the Effective Date, the majority of the Debtor's assets associated with its current gas transmission business, as well as a segment of interstate gas transmission pipeline currently owned by PG&E Gas Transmission, Northwest Corporation ("GTN"), as set forth on Exhibit F-2 (the "GTrans Assets")
                                               -----------
will be transferred to GTrans and its subsidiaries or affiliates and GTrans will operate as a separate interstate gas transmission company thereafter. Specifically, the Debtor will transfer to GTrans approximately 6,300 miles of transmission pipelines, three gas storage facilities, certain end-use customer service lines, the GTN pipeline segment and the Debtor's six-sevenths (6/7) interest in Standard Pacific Gas Line, Incorporated ("Standard Pacific"), together with a note for approximately $20 million from Standard Pacific to the Debtor.

          Pursuant to section 365 of the Bankruptcy Code, the Debtor will also assume and assign to GTrans certain of the continuing contractual obligations of the Debtor that are associated with the operation of the gas transmission and storage business, after which the Debtor will be relieved of any obligations thereunder. GTrans will also enter into a contract with the Reorganized Debtor related to gas transportation and storage rights. See Section VI.F. of this Disclosure Statement for more detailed information on the agreement between GTrans and the Reorganized Debtor.

          The Debtor will also transfer to Newco certain other subsidiaries formed to own or develop gas pipeline assets. Specifically, on or prior to the Effective Date, the Debtor will transfer the common stock of Calaska Energy Company ("Calaska"), together with a note for approximately $1.2 million from Calaska to the Debtor, and the common stock of Pacific Gas Properties Company

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

("Pacific Gas"), together with a note for approximately $11 million from Pacific Gas to the Debtor, and a subsidiary of Pacific Gas, Pacific Properties, to Newco.

          2.   Capitalization; Assets and Liabilities.

          GTrans is a California limited liability company with Newco as its sole member. The Debtor is the sole shareholder of Newco. On or before the Effective Date, the GTrans Assets will be transferred to GTrans and its subsidiaries or affiliates. GTrans will transfer to the Debtor an estimated $200 million in cash resulting from the issuance of New Money Notes (such cash to be placed in a segregated account and drawn upon proportionately, together with the cash transferred to the Debtor by ETrans and Gen, as the first source of cash payments to holders of Allowed Claims) and approximately $700 million in Long-Term Notes. On or before the Effective Date, GTrans and its affiliates and subsidiaries will also assume and thereafter in due course pay and fully satisfy the executory contracts and leases assigned to GTrans as set forth on Schedules 6.1(b)(i) and 6.1(b)(ii) to the Plan Supplement, the liabilities and obligations of the Debtor assumed by GTrans pursuant to or in connection with the Master Separation Agreement, and such other liabilities and obligations expressly assumed by GTrans in the Plan. The Debtor will declare and, prior to the Reorganized Debtor Spin-Off, pay a dividend of the outstanding common stock of Newco to the Parent, and GTrans will continue as an indirect wholly-owned subsidiary of the Parent.

          3.   Transition to FERC Jurisdiction.

          The Debtor will enter into an agreement with GTN to acquire an approximately three-mile segment of GTN's pipeline extending from the California/Oregon border to an existing meter and regulation station located at Malin, Oregon, for its net book value (approximately $2.9 million), subject to the approval of the Bankruptcy Court and the FERC. This segment, when combined with the Debtor's gas transmission assets, will create a natural gas market center at Malin and will render the GTrans Assets an interstate natural gas pipeline subject to FERC jurisdiction under the NGA. The Debtor will seek a certificate from the FERC granting all necessary authority under Section 7 of the NGA for the Debtor to acquire the three-mile segment from GTN, integrate that segment and the Debtor's gas transmission and storage assets (including assets owned by Standard Pacific) into the GTrans Assets, and transfer the GTrans Assets to GTrans. Such certificate will also authorize

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

GTrans to operate the GTrans Assets in interstate commerce, perform certain open access transportation services, and put in place a FERC Gas Tariff and initial rates to govern GTrans' operations during a transition period. This interrelated series of transactions and FERC authorizations is intended to provide market assurance that the Debtor will operate its gas transmission and storage assets as an interstate pipeline under FERC regulation rather than subject to continued regulation by the CPUC as soon as possible. The Debtor submitted its application to the FERC on November 30, 2001.

          4.   Management and Employees.

          A list of the individuals who will serve as members of the board of control and executive officers of GTrans as of the Effective Date, together with biographical information for such persons, will be filed supplementally with the Ancillary Plan Materials.

          Most of the current employees of the Debtor who provide services primarily for the gas transmission business will be transferred to or offered comparable positions with GTrans or its subsidiaries on or before the Effective Date. Job assignments or employment offers will be made consistent with the Debtor's and GTrans' respective rights and obligations under applicable law, labor contracts and policies. The Debtor anticipates that a total of 650 to 750 managerial, professional, administrative and union employees will be employed by GTrans and its subsidiaries. In addition, GTrans will use independent contractors consistent with the historical practices of the Debtor to perform certain of its core services and provide support during peak service periods. Certain employees of the Debtor currently provide engineering, maintenance, construction and other services which relate to both the distribution and gas transmission businesses of the Debtor. After the Effective Date, such employees may be employees of GTrans or the Reorganized Debtor and provide services between the Reorganized Debtor and GTrans pursuant to a service agreement to be entered into between GTrans and the Reorganized Debtor to allow for a transition to independent operations. See Section VI.J. and VI.K. of this Disclosure Statement for more information on separation and human resources issues following the Restructuring Transactions.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

          5.   Regulation.

               a.   Regulatory Approvals for Restructuring.

          In connection with the transfer of the GTrans Assets to GTrans and its subsidiaries or affiliates, the Debtor will take certain actions with the following governmental agencies:

     .    FERC: The Debtor is requesting the approval of the FERC under
          ----
          Section 7 of the NGA in connection with the proposed acquisition of the three-mile segment of pipeline from GTN, its integration into the GTrans Assets, the transfer of the GTrans Assets to GTrans and its subsidiaries or affiliates and the establishment of a new tariff and initial rates. The Debtor submitted such applications to the FERC on November 30, 2001. Assuming no evidentiary hearing, the Debtor anticipates that the FERC approvals will be obtained within eight months after the date the applications were filed with the FERC. See Exhibit G to this Disclosure Statement for a summary of such
          ---------
          applications.

     .    CPUC: If the Debtor were not subject to the jurisdiction of the
          ----
          Bankruptcy Court, under the California Public Utilities Code the approval of the CPUC might be required to transfer the GTrans Assets from the Debtor to GTrans and its subsidiaries or affiliates and to otherwise effect the Restructuring Transactions. In connection with the confirmation of the Plan, however, the Debtor will seek an affirmative ruling from the Bankruptcy Court that such approval is not required because section 1123 of the Bankruptcy Code preempts such state law.

     .    Other Federal Agencies: The Debtor and GTrans and its subsidiaries
          ----------------------
          will seek approval of various federal agencies for the transfer of federal permits, rights-of-way and other authorizations as required.

     .    Other State and Local Agencies:  If the Debtor were not subject to the
          ------------------------------
          jurisdiction of the Bankruptcy Court, the Debtor would seek the approval of numerous state and local agencies for the transfer and use of various permits, licenses, leases and other entitlements in connection with the transfer and operation of the GTrans Assets. In connection with the confirmation of the Plan, however, the Debtor will seek an affirmative ruling from the Bankruptcy Court that such approvals are not required to effect the transfers because section 1123 of the Bankruptcy Code preempts such state and local laws.

               b.   Post-Restructuring Regulation of GTrans.

          Upon consummation of the Plan, the operations of GTrans will be subject to the jurisdiction of the following governmental agencies:

     .    FERC: The FERC will have jurisdiction over the rates, terms and
          ----
          conditions of service established by GTrans under the NGA.

     .    Other Federal, State and Local Agencies: The ongoing operations of
          ---------------------------------------
          GTrans will continue to be subject to regulation by a variety of other federal, state and local agencies following consummation of the Plan.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

               D.   RESTRUCTURING OF THE GENERATION BUSINESS.
                    ----------------------------------------

          1.   General.

          On or before the Effective Date, the majority of the assets associated with the Debtor's current generation business as set forth on Exhibit F-3 (the
                                                              -----------
"Gen Assets") will be transferred to Gen and its subsidiaries or affiliates and Gen will operate as a separate electricity generation company thereafter. Specifically, the Debtor's conventional hydroelectric generation facilities and associated lands, irrigation district and water agency contracts, the Helms Pumped Storage Facility, the Diablo Canyon Power Plant and the Debtor's beneficial interest in the funds in the Debtor's nuclear decommissioning trusts associated with the Diablo Canyon Power Plant will be transferred to Gen and its subsidiaries or affiliates. Gen and its subsidiaries or affiliates will operate and manage the generation facilities and associated lands in accordance with FERC and NRC operating license conditions and consistent with sound environmental stewardship policies. Unlike other assets in the Debtor's current generation business, the Hunters Point Power Plant and Humboldt Bay Power Plant assets will remain with the Reorganized Debtor. This distinction is made because the Hunters Point Power Plant will be shut down and dismantled in the near future pursuant to a settlement agreement, while the Humboldt Bay Power Plant includes a small non-operating nuclear power facility that is now in the early stages of decommissioning. The Reorganized Debtor will complete the decommissioning activities for these facilities subject to existing CPUC oversight and ratemaking. Pursuant to section 365 of the Bankruptcy Code, the Debtor will also assume and assign to Gen certain of the continuing contractual obligations of the Debtor that are associated with the operation of the transferred generation business, including water supply contracts, after which the Debtor will be relieved of any obligations thereunder.

          2.   Capitalization; Assets and Liabilities.

          Gen is a California limited liability company with Newco as its sole member. The Debtor is the sole shareholder of Newco. On or before the Effective Date, the Gen Assets will be transferred to Gen and its subsidiaries. Gen will transfer to the Debtor an estimated $1.25 billion in cash resulting from the issuance of New Money Notes (such cash to be placed in a segregated account and drawn upon proportionately, together with the cash transferred to the Debtor by ETrans

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION and GTrans, as the first source of cash payments to holders of Allowed Claims), approximately $850 million in Long-Term Notes and $300 million in QUIDS Notes. On or before the Effective Date, Gen and its affiliates and subsidiaries will also assume and thereafter in due course pay and fully satisfy the executory contracts and leases assigned to Gen as set forth on Schedules 6.1(b)(i) and 6.1(b)(ii) to the Plan Supplement, the liabilities and obligations of the Debtor assumed by Gen pursuant to the Master Separation Agreement, and such other liabilities and obligations expressly assumed by Gen in the Plan. The Debtor will declare and, prior to the Reorganized Debtor Spin-Off, pay a dividend of the outstanding common stock of Newco to the Parent, and Gen will continue as an indirect wholly-owned subsidiary of the Parent.

          3.   Sale of Gen Output.

          Pursuant to the Plan, Gen and the Reorganized Debtor will enter into a power sales agreement whereby the Reorganized Debtor will purchase the output generated by Gen's facilities and produced under its power purchase agreements. See Section VI.F. of this Disclosure Statement for more detailed information on the power sales agreement to be entered into between Gen and the Reorganized Debtor.

          4.   Land Ownership.

          As part of the Restructuring Transactions, the Debtor will form Land Holdings, a limited liability company, as an affiliate of Gen. On or before the Effective Date, the Debtor will transfer a portion of the lands occupied by the Diablo Canyon Power Plant and the land parcels associated with the Debtor's hydroelectric facilities that are outside the FERC hydroelectric boundaries to Land Holdings. Land Holdings will lease this portion of the Diablo Canyon lands to Gen or a subsidiary of Gen and will enter into an agreement for Gen to manage the hydroelectric and Diablo Canyon lands consistent with the Debtor's existing land management policies.

          The remaining portion of the Diablo Canyon land is currently owned by a wholly-owned subsidiary of the Debtor, Eureka Energy Company ("Eureka"), and leased to the Debtor. On or before the Effective Date, the Debtor will contribute the common stock of Eureka to Land Holdings, together with a note for approximately $1.2 million from Eureka to the Debtor. Eureka will lease its portion of the Diablo Canyon lands to Gen or a subsidiary of Gen.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

          There are no plans to change the management of the lands described in this section or to dispose of such lands other than lands already subject to sales contracts or settlements with third parties.

          5.   Management and Employees.

          A list of the individuals who will serve as members of the board of control and executive officers of Gen as of the Effective Date, together with biographical information for such persons, will be filed supplementally with the Ancillary Plan Materials.

          Most of the current employees of the Debtor who provide services primarily for the generation business will be transferred to or offered comparable positions with Gen or its subsidiaries on or before the Effective Date. Job assignments or employment offers will be made consistent with the Debtor's and Gen's respective rights and obligations under applicable law, labor contracts and policies. The Debtor anticipates that a total of 1,800 to 2,000 managerial, professional, administrative and union employees will be employed by Gen and its subsidiaries. In addition, Gen will use independent contractors consistent with the historical practices of the Debtor to augment its work force as necessary. See Section VI.J. and VI.K. of this Disclosure Statement for more information on separation and human resources issues following the Restructuring Transactions.

          6.   Regulation.

               a.   Regulatory Approvals for Restructuring.

          In connection with the transfer of the Gen Assets to Gen and its subsidiaries or affiliates and the indirect transfer of the membership interests in Gen to the Parent, the Debtor will take certain actions with the following governmental agencies:

     .    FERC:  The Debtor and the Parent are requesting certain approvals,
          ----
          acceptances and declaratory orders from the FERC related to the implementation of the Plan as its affects Gen pursuant to Sections 8, 201, 203, 204, 205 and 305(a) of the FPA. The Debtor submitted such applications to the FERC on November 30, 2001. Assuming no evidentiary hearing, the Debtor anticipates that the FERC approvals will be obtained within eight months after the date the applications were filed with the FERC. See Exhibit G to this Disclosure Statement for a
                                   ---------
          summary of such applications.

     .    NRC: The Debtor is requesting the approval of the NRC in connection
          ---
          with the transfer of the license related to the Diablo Canyon Power Plant to Gen and its subsidiaries. In connection with its review process, the NRC will review the technical and financial ability of Gen and its subsidiaries to operate and ultimately decommission the nuclear facility, including the adequacy of the decommissioning trust for NRC required

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION decommissioning. The Debtor anticipates that the NRC approval will be obtained approximately nine months to a year after the date the applications were filed with the NRC. The NRC may issue its approval prior to completion of any NRC public hearing that may be held. In such event, the approval may be subject to further conditions developed through the hearing process. The Debtor submitted such application to the NRC on November 30, 2001. See Exhibit G to this
                                                           ---------
          Disclosure Statement for a summary of such application.

     .    SEC: Following the Restructuring Transactions, the Parent will be, as
          ---
          it is currently, a holding company exempt from registration under
          Section 3(a)(1) of PUHCA. Newco will also be a holding company exempt from registration under Section 3(a)(1). As the Parent and Newco will own two public utilities (as defined in PUHCA), ETrans and Gen, after the Restructuring Transactions are completed, the Parent and Newco each will request SEC approval for the indirect acquisition of the ETrans and Gen membership interests pursuant to Section 9(a)(2) of PUHCA. There will be a period of time prior to Debtor's dividend of the Newco common stock to the Parent in which the Debtor will own two public utility companies. The Parent and Newco will seek a finding that such interim ownership does not require approval under Section 9(a)(2) or, alternatively, approval of such interim ownership. In connection with its review process, the SEC will examine and, as necessary, determine whether, among other things, (i) the transaction will unduly concentrate control of utility systems, (ii) the fees and commissions are reasonable, (iii) the transaction will unduly complicate the capital structures of the resulting system, (iv) applicable state laws have been complied with or preempted, and (v) the transaction will serve the public interest by providing benefits to an integrated public utility system. While not required to act on an application within any set period of time, the SEC generally issues its approval some time after all other regulatory approvals have been obtained.

     .    Nuclear Decommissioning Trusts (the "Trusts"): The Trusts created to
          ---------------------------------------------
          cover costs associated with the decommissioning of the Debtor's Diablo Canyon Power Plant and Humboldt Bay Power Plant Unit 3 are currently funded with an aggregate of approximately $1.4 billion. The Trusts include a CPUC jurisdictional "qualified" trust covering both facilities, a CPUC jurisdictional "non-qualified" trust covering Humboldt Bay, and a FERC jurisdictional "qualified" trust covering both facilities. In connection with the Internal Restructurings, the Debtor will transfer its beneficial interests in the Trusts covering Diablo Canyon to Gen or a subsidiary of Gen, subject to FERC economic regulation. Pursuant to the provisions of the Trusts, the transfer of the Debtor's beneficial interests in the Trusts is subject to the approval of the CPUC and the FERC, as applicable. The Debtor is seeking the FERC's consent to the transfer of the Debtor's beneficial interests in the FERC jurisdictional "qualified" trust. In connection with the confirmation of the Plan, however, the Debtor will seek an order of the Bankruptcy Court pursuant to section 1142(b) of the Bankruptcy Code compelling the CPUC to approve the transfer of the beneficial interests and regulatory oversight or, in the alternative, deeming such approval to have been granted by the CPUC. The Reorganized Debtor will retain its beneficial interests in the Trusts for the purpose of decommissioning the Humboldt Bay Power Plant Unit
          3. Upon completion of the transfer, the Trust funds will be used in a manner consistent with the terms of the Trusts following the Effective Date.

     .    CPUC: If the Debtor were not subject to the jurisdiction of the
          ----
          Bankruptcy Court, under the California Public Utilities Code the approval of the CPUC would be required to transfer the generation assets from the Debtor to Gen and its subsidiaries or affiliates and to otherwise effect the Restructuring Transactions. In addition,
          Section 377 of the California Public Utilities Code states that the Debtor is required to retain its remaining generation assets through 2005. In connection with the confirmation of the Plan,

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION however, the Debtor will seek an affirmative ruling from the Bankruptcy Court that such actions are not required because section 1123 of the Bankruptcy Code preempts such state law.

     .    Other Federal Agencies: The Debtor and Gen and its subsidiaries will
          ----------------------
          seek approval of various federal agencies for the transfer of federal permits, rights-of-way and other authorizations as required.

     .    Other State and Local Agencies:  If the Debtor were not subject to the
          ------------------------------
          jurisdiction of the Bankruptcy Court, the Debtor would seek the approval of numerous state and local agencies for the transfer and use of various permits, licenses, leases and other entitlements in connection with the transfer and operation of the Gen Assets. In connection with the confirmation of the Plan, however, the Debtor will seek an affirmative ruling from the Bankruptcy Court that such approvals are not required to effect the transfers because section 1123 of the Bankruptcy Code preempts such state and local laws.

                 b.  Post Restructuring Regulation of Gen.

          Upon consummation of the Plan, the operations of Gen will be subject to the jurisdiction of the following governmental agencies:

     .    FERC:  The FERC will have license and operating jurisdiction over the
          ----
          hydroelectric facilities and rate jurisdiction over the sale of the output of the entire portfolio of Gen and its subsidiaries.

     .    NRC:  The NRC will continue to have jurisdiction over the operations
          ---
          of the Diablo Canyon Power Plant without modification.

     .    Other Federal, State and Local Agencies:  The ongoing operations of
          ---------------------------------------
          Gen and its subsidiaries will continue to be subject to regulation by a variety of other federal, state and local agencies following consummation of the Plan.

              E.  RESTRUCTURING OF THE DISTRIBUTION BUSINESS.
                  ------------------------------------------

          1.  General.

          Upon completion of the Restructuring Transactions, the Reorganized Debtor will be a local electric and gas distribution company serving retail customers in Northern and Central California. In general, the Reorganized Debtor will retain substantially all of the Debtor's distribution assets, comprised of the current assets of the Debtor that are not transferred to ETrans, GTrans, Gen or their respective subsidiaries or affiliates or otherwise transferred or sold pursuant to the Plan, all as described in Section VI of this Disclosure Statement. Unlike the other assets in the Debtor's current generation business, the Hunters Point Power Plant and Humboldt Bay Power Plant assets will remain with the Reorganized Debtor instead of being transferred to the Gen and its

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION subsidiaries. See Section VI.D.1. of this Disclosure Statement for the reasons these assets will not be transferred to Gen. Pursuant to section 365 of the Bankruptcy Code, the Reorganized Debtor has or will assume the bilateral energy purchase agreements entered into between the Debtor and (a) third party gas suppliers and (b) QFs and other third party power suppliers. The Reorganized Debtor will retain the obligation to procure gas on behalf of its retail gas customers and has identified conditions upon which it will reassume the obligation to procure power on behalf of its retail electric customers as described in Section VI.G. of this Disclosure Statement. The Reorganized Debtor will retain the Debtor's name, Pacific Gas and Electric Company, following the Effective Date of the Plan.

          2.   Capitalization and Spin-Off.

          Currently, all of the outstanding shares of common stock of the Debtor are held directly or indirectly by the Parent. In addition, a number of series of preferred stock of the Debtor are issued and outstanding, all of which are held by public shareholders. Pursuant to the Plan, the Debtor will declare and pay a stock dividend to the Parent such that after such dividend is paid, the number of issued and outstanding shares of common stock of the Debtor directly held by the Parent will be the same as the number of issued and outstanding shares of common stock of the Parent. The Parent will declare, and complete the Reorganized Debtor Spin-Off by paying, a one-for-one dividend of the common stock of the Reorganized Debtor held by the Parent to the holders of record of Parent common stock as of a record date. Upon payment of the stock dividend, the shareholders of Parent will become direct shareholders of the Reorganized Debtor.

          The Debtor will not be required to register the common stock distributed in the Reorganized Debtor Spin-Off under the Securities Act of 1933, as amended (the "Securities Act"), but will furnish an information statement meeting the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders of common stock of Parent prior to the date of the Reorganized Debtor Spin-Off. The common stock of the Debtor will be registered pursuant to the Exchange Act, and will generally be freely-tradable by the recipients on the Effective Date or as soon as practicable thereafter. The Debtor will apply to list the common stock of the Reorganized Debtor on the New York Stock Exchange. Following the Reorganized Debtor Spin-

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Off, the Reorganized Debtor will be a stand-alone local electric and gas distribution company separate from the current organizational structure of the Parent. The preferred stock of the Debtor will remain in place as preferred stock of the Reorganized Debtor.

          In connection with the Reorganized Debtor Spin-Off, the Reorganized Debtor will establish a rights plan. Pursuant to the rights plan, the Reorganized Debtor will distribute one right (a "Right") for each outstanding share of common stock of the Reorganized Debtor. Each Right will entitle the holder to purchase from the Reorganized Debtor, a unit of preferred stock or common stock. The Rights will not be exercisable until the distribution date and will expire at the close of business on the tenth anniversary of the date of the rights agreement pursuant to which they will be issued, unless earlier redeemed (which redemption may be effected in whole, but not in part, at a price of $0.01 per Right). The distribution date will occur upon the earlier of (a) ten (10) days after a public announcement that a Person or group (other than the Reorganized Debtor or any of its subsidiaries or employee benefit plans) has acquired or obtained the right to acquire beneficial ownership of fifteen percent (15%) or more of the then-outstanding shares of common stock of the Reorganized Debtor and (b) ten (10) business days (or later as determined by the Reorganized Debtor's board of directors) after the commencement of a tender or exchange offer that would result in such change in ownership. After the distribution date, certain triggering events will enable the holder of each Right (other than the potential acquirer) to purchase units of preferred stock or common stock at a fifty percent (50%) discount.

          3.   Management and Employees.

          A list of the individuals who will serve as the directors and officers of the Reorganized Debtor as of the Effective Date, together with biographical information for such persons, will be filed supplementally with the Ancillary Plan Materials.

          Substantially all of the current employees of the Debtor who are not transferred to ETrans, GTrans or Gen will remain as employees of the Reorganized Debtor as of the Effective Date. In addition, the Reorganized Debtor will use independent contractors consistent with the historical practices of the Debtor to augment its work force as necessary. See Section VI.J. and Section VI.K. of this Disclosure Statement for more information on separation and human resources

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION issues following the Restructuring Transactions.

          4.   Regulation.

                  a.  Regulatory Approvals for Restructuring.

          In connection with the Internal Restructurings and the Reorganized Debtor Spin-Off, the Debtor will take certain actions with the following governmental agencies:

     .    FERC:  The Debtor, ETrans and Gen are requesting FERC approval
          ----
          under Section 204 of the FPA for the issuance of securities and potential assumption of debt, and the Debtor is seeking confirmation that the transaction complies with Section 305(a) of the FPA and
          Section 12 of the NGA, in connection with the Debtor's declaration and payment of the dividend of the common stock of Newco and, thus, indirectly the outstanding membership interests of each of ETrans, GTrans and Gen to the Parent and the Debtor's declaration and payment to the Parent of additional shares of its common stock. In addition, the Debtor and the Parent are requesting FERC approval for the dividend of the common stock of the Debtor to the public shareholders of the Parent and the various debt financings contemplated by the Plan. The Debtor submitted such applications to the FERC on November 30, 2001. Assuming no evidentiary hearing, the Debtor anticipates that the FERC approvals will be obtained within eight months after the date the applications were filed with the FERC. See Exhibit G to this
                                                         ---------
          Disclosure Statement for a summary of such applications.

     .    NRC:  The Debtor is requesting the approval of the NRC in connection
          ---
          with indirect transfer of the licenses related to the shutdown nuclear generating unit at Humboldt Bay Power Plant associated with the separation of the Debtor from the current ownership of Parent. In connection with its review process, the NRC will review the technical and financial ability of the Debtor to maintain and decommission the nuclear facility. The Debtor anticipates that the NRC approval will be obtained approximately nine months to a year after the date the applications were filed with the NRC. The Debtor submitted such application to the NRC on November 30, 2001. See Exhibit G to this
                                                           ---------
          Disclosure Statement for a summary of such applications.

     .    Trusts:  The Debtor's beneficial interests in the Trusts related to
          ------
          the Humboldt Bay Power Plant will remain with the Reorganized Debtor and the Trust funds will be used in a manner consistent with the terms of the Trusts following the Effective Date.

     .    CPUC:  If the Debtor were not subject to the jurisdiction of the
          ----
          Bankruptcy Court, under the California Public Utilities Code the approval of the CPUC could be required for the change of ownership of the Debtor resulting from the Reorganized Debtor Spin-Off. In connection with the confirmation of the Plan, however, the Debtor will seek an affirmative ruling from the Bankruptcy Court that such approval is not required to effect such transfers because section 1123 of the Bankruptcy Code preempts such state law.

     .    Other Federal Agencies:  The Debtor will seek approval of various
          ----------------------
          federal agencies for the transfer of federal permits, rights-of-way and other authorizations as required.

     .    Other State and Local Agencies:  If the Debtor were not subject to the
          ------------------------------
          jurisdiction of the Bankruptcy Court, the Debtor would seek the approval of numerous state and local agencies for the transfer and use of various permits, licenses, leases and other entitlements in connection with the transfer and operation of the ETrans, GTrans and Gen Assets. In addition, the Proponents would be required to satisfy certain provisions of the California Corporations Code in connection with the Internal Restructurings and

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION the Reorganized Debtor Spin-Off. In connection with the confirmation of the Plan, however, the Proponents will seek an affirmative ruling from the Bankruptcy Court that such approvals are not required to effect the transfers because section 1123 of the Bankruptcy Code preempts such state and local laws.

               b.  Post-Restructuring Regulation of the Reorganized Debtor.

          Upon consummation of the Plan, the operations of the Reorganized Debtor will be subject to the jurisdiction of the following governmental agencies:

     .    CPUC:  The CPUC will continue to have jurisdiction over the operations
          ----
          and rates of the Reorganized Debtor.

     .    NRC:  The NRC will continue to have jurisdiction over the maintenance
          ---
          and decommissioning of the shutdown nuclear generating unit at Humboldt Bay Power Plant without modification.

     .    Other Federal, State and Local Agencies: The Reorganized Debtor's
          ---------------------------------------
          ongoing operations will continue to be subject to regulation by a variety of other federal, state and local agencies following consummation of the Plan.

                            F.  CERTAIN CONTRACTS.
                                -----------------

          Copies of the agreements discussed below will be included in the Plan Supplement. However, these agreements are subject to revision. The following discussion of the agreements is subject to and qualified in its entirety to the full text of the agreements.

          1.   Gen and Reorganized Debtor Power Sales Agreement.

          Pursuant to the Plan, Gen and the Reorganized Debtor will enter into a long-term power sales agreement under which the Reorganized Debtor will purchase the capacity of and energy generated by Gen's facilities and procured by Gen under its irrigation district and water agency power purchase agreements. The Reorganized Debtor will have the right to dispatch (i.e., direct the timing and level of operation) the facilities within legal and contractual constraints so that the output is delivered primarily when the Reorganized Debtor needs it to serve its retail customers. In this manner, the Reorganized Debtor will continue to have the flexibility now exercised by Debtor to dispatch the facilities in order to shape deliveries of energy products to best meet its load requirements.

          Gen is responsible for safely and reliably operating the generating facilities in accordance with legal and contractual requirements and the Reorganized Debtor's dispatch instructions and maintaining high levels of availability. Gen's payment under the agreement will be

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION largely based upon its ability to maintain high unit availability during periods of peak demand and to minimize forced and scheduled outages. If Gen fails to meet certain availability levels, its payment will drop. If it exceeds specified availability standards, its payment will increase. Gen will not sell power from its portfolio into the market until the final year of the agreement.

          Pursuant to the agreement, the Reorganized Debtor is entitled to all of the output of Gen's facilities and all of the output associated with Gen's irrigation district and water agency power purchase agreements, including both ancillary services and energy. The agreement covers the Diablo Canyon Power Plant (approximately 2,174 MW), hydroelectric assets that the Debtor now owns (approximately 3,896 MW) and the output associated with irrigation district and water agency power purchase agreements (1,048 MW). Gen will not sell to the Reorganized Debtor a small amount of output from the facilities that Gen requires for their operation (station service) and an amount needed by Gen to satisfy certain obligations under a settlement agreement involving the City of Santa Clara (approximately 45 MW in 2003 and approximately 18 MW thereafter).

          The agreement has a twelve (12) year term. However, in the last year of the agreement, a portion of the output from the Diablo Canyon Power Plant and certain of the hydroelectric facilities will no longer be subject to the agreement. This phase-out is intended to avoid the potential market dislocations associated with the entire block of power covered by the agreement coming onto the market at one time.

          Based upon average water year conditions and assuming operation at target availability levels, the price for energy and capacity under the first year price in the agreement is approximately $0.045/kW--hour. The average levelized price over the life of the agreement is anticipated to be approximately $0.051/kW--hour. The exact pricing formula in the agreement is discussed below.

          The Reorganized Debtor will pay separately for capacity and energy under the agreement. The capacity charge accounts for approximately eighty three percent (83%) of all payments the Reorganized Debtor will make under the agreement. The capacity charge, which varies to reflect the higher value of energy during certain times of year, is as follows: July and August: $20.50/kW-- month; June, September and October: $15.25/kW--month; and November through May:
$12.00/kW--month.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

          The capacity charge will be adjusted upwards or downwards, depending on whether Gen meets or fails to meet certain availability targets and the particular time of the year. To the extent that Gen is able to maintain and operate the generating facilities so that their availability to produce is greater than their historical availability, Gen will qualify for a bonus. To the extent that availability falls below these targets, Gen would receive a reduced capacity charge. Specifically:

     . during the peak season (July and August), if availability is equal to or higher than 95%, Gen would receive a bonus of 1.5% for each one percent above 95% and would see its capacity charge reduced by an equivalent amount for each one percent below 95%;

     . during the shoulder season (June, September and October), if availability is equal to or higher than 92%, Gen would receive a bonus of 1% for each one percent above 92% and would see its capacity charge reduced by an equivalent amount for each one percent below 92%;

     . during December and January of the off-peak season, if availability is equal to or greater than 91%, Gen would receive a bonus of 1% for each one percent above 91% and would see its capacity charge reduced by an equivalent amount for each one percent below 91%; and

     . during November and February through May of the off-peak season, Gen does not receive any bonuses but if availability is less than 90%, it would see its capacity charge reduced by 1% for each one percent below 90%.

          The energy charge accounts for approximately seventeen percent (17%) of all payments the Reorganized Debtor is expected to make under the agreement. The energy charge is $8/MWh for all generating facilities, except the Helms Pumped Storage Project. The energy charge for that facility is $0.4/MWh, reflecting the fact that most of the energy actually produced from the facility is a function of the amount of water pumped from the lower reservoir to the upper reservoir. The Reorganized Debtor will pay these pumping costs. The Helms energy charge, therefore, roughly reflects the payment for the portion of water that naturally flows into the upper reservoir.

          The agreement includes provisions concerning scheduled and unscheduled outages. During the off-peak season (November through May), the parties are expected to coordinate scheduled outages; during all other periods they are expected to agree on scheduled outages. In addition, the agreement includes specified periods of time during which refueling outages at the Diablo Canyon Power Plant are expected to occur. So long as these outages do not exceed the time specified in the contract, Diablo Canyon is deemed to be one hundred percent (100%) available. In all other cases, outages, whether scheduled or not, are reflected in reduced availability. This

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION approach is designed to incent Gen to perform maintenance as quickly as prudently possible and to complete as much maintenance as possible during periods when electricity is less valuable due to decreased demand.

          Gen is responsible for the cost of complying with all new regulatory requirements associated with its generating facilities and will be unable to adjust either the capacity charge or the energy charge if a new or changed regulatory requirement necessitates a substantial capital investment in one of its facilities. The only exception to this provision concerns material new costs associated with physical security at the Diablo Canyon Power Plant. If Gen is required to incur such costs, Gen and the Reorganized Debtor will be obligated to try to agree on a commercially reasonable equitable sharing of these increased costs. If, after ninety (90) days, they are unable to do so, Gen may ask the FERC for a modification of its capacity charge to reflect what the FERC deems an equitable sharing of these costs. To the extent new state requirements increase the costs of decommissioning Diablo Canyon, such costs will be charged to the Reorganized Debtor. Additionally, the capacity charge payable by the Reorganized Debtor will increase or decrease to reflect any new taxes or other assessments directed at the generation, sale, purchase, ownership, operation and/or transmission of energy, energy goods and services or the operation or ownership of generation facilities, excluding local property taxes.

          In order for the Reorganized Debtor to dispatch the generating facilities so as to maximize their value, Gen is obligated to provide timely and accurate information both on the availability of the units and on conditions external to the units that affect dispatch (e.g., water availability). If Gen fails to properly deliver this information, it may be required to pay the Reorganized Debtor damages based on terms and conditions specified in the agreement. In addition, if Gen fails to maintain an overall sixty percent (60%) availability of its units for twelve (12) consecutive months, the Reorganized Debtor may terminate the agreement, unless Gen pays liquidated damages, also based on a formula specified in the agreement. Gen may terminate the contract if the Reorganized Debtor fails to meet its payment obligations, in which case it would be entitled to damages in an amount equal to the value of the remaining term of the agreement.

        As discussed in Exhibit G to this Disclosure Statement, Gen has
                        ---------
submitted the proposed

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION power sales agreement to the FERC for its approval under Section 205 of the FPA. Unless the FERC finds the agreement to be just and reasonable, it will not become effective. Except for the Diablo Canyon physical security provision of the agreement, both parties waive their rights under the agreement to unilaterally change or challenge the rates, terms and conditions of the agreement at the FERC.

          2. GTrans and Reorganized Debtor Transportation and Storage Services Agreement.

          Pursuant to the Plan, GTrans and the Reorganized Debtor will enter into an agreement related to gas transportation and storage rights. This agreement, subject to approval of the FERC, will ensure that the Reorganized Debtor has sufficient firm gas transportation and storage capacity to enable it to perform its core procurement function reliably. Pursuant to this agreement, the Reorganized Debtor will, for the term of the agreement, take the same level of transportation and storage services from GTrans as the Debtor currently takes under the Debtor's existing gas transmission and storage tariffs, until such tariffs are superseded. The agreement will require GTrans and the Reorganized Debtor to enter into certain service agreements that will apply during the period that the existing tariffs remain in effect. At such time as the tariffs are superseded, the Reorganized Debtor and GTrans will enter into new FERC-approved service agreements (the "New Service Agreements") under which the Reorganized Debtor will take the levels of transportation and storage service that it believes necessary to meet the service reliability needs of its customers, under the rates and service terms and conditions that result from any subsequent rate and tariff filing made by GTrans with the FERC under Section 4 of the NGA.

          The levels of transportation and storage services that the Reorganized Debtor will take under the New Service Agreements will consist of agreed upon base amounts plus any additional amounts that the Reorganized Debtor elects to take pursuant to options to purchase additional services which GTrans will grant to the Reorganized Debtor under the agreement and which Reorganized Debtor will be required to exercise prior to the applicable FERC open season. The terms of the service commitments under the New Service Agreements will be ten (10) years from the date that the existing tariffs are superseded, except in the case of certain storage services for which

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION expansion capacity is required, in which case the term for such services will be fifteen (15) years from the in-service date of such expansion capacity. The Reorganized Debtor will have an opportunity to participate before FERC as an unaffiliated and interested party in the Section 4 process.

          3.   Master Separation and Distribution Agreement.

          The Master Separation and Distribution Agreement (the "Master Separation Agreement") to be entered into among the Parent, the Debtor, Newco, ETrans, GTrans, Gen and certain other subsidiaries and affiliates of such parties prior to the Effective Date will set forth the transactions necessary to effectuate the Restructuring Transactions as contemplated by the Plan and include, as an exhibit, a form of the asset transfer assignment and assumption agreement to be used in connection with the transfer of the ETrans Assets, GTrans Assets and Gen Assets.

          Pursuant to the Master Separation Agreement, the parties will address various separation issues, including, but not limited to, employee matters. A separate agreement will address tax allocation and post-separation tax issues (the "Tax Matters Agreement"). The Master Separation Agreement will also include covenants and agreements that will survive the Effective Date and Reorganized Debtor Spin-Off. These include post-separation further assurance covenants to make certain that all of the transfers and other actions contemplated by the Master Separation Agreement are effected. The Master Separation Agreement will also include requirements with respect to the sharing of information among the parties, record retention policies, confidentiality of information, provision of witnesses, and the protection and assertion of privilege.

          The Master Separation Agreement will give each party rights to make claims under certain existing insurance policies, and provide procedures regarding insurance administration and processing of claims. Under the Master Separation Agreement, each party will indemnify the other parties for breaches of the agreement. In addition, the parties will indemnify the other parties for failure to satisfy the liabilities they will assume and, if applicable, for securities law liabilities related to the offerings of their long-term debt as contemplated by the Plan. The parties will also indemnify each other in respect of certain liabilities they will share. The agreement will also set forth the procedures to be followed in respect of indemnification, including selection of attorneys, settlement

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION of claims, substitution, subrogation, and similar matters. The Master Separation Agreement will further provide for the treatment of certain assets to be shared by the parties.

        4.  Tax Matters Agreement.

        The Tax Matters Agreement will allocate between the Parent, the Reorganized Debtor, Newco, ETrans, GTrans and Gen tax liabilities relating to periods or portions thereof ending on or before the Effective Date and will provide for an indemnity if the Parent or the Reorganized Debtor or any of their respective subsidiaries after the Effective Date cause any of the transactions contemplated by the Internal Restructurings or the Reorganized Debtor Spin-Off to become taxable. In addition, the Tax Matters Agreement will require the Reorganized Debtor to make a cash payment to each of ETrans, GTrans and Gen equal to the income tax benefit to the Reorganized Debtor, based on assumed income tax rates, that results from certain payments to holders of Allowed Chromium Litigation Claims of cash or principal with respect to the Long-Term Notes or, without duplication, delivery of such cash or Long-Term Notes to the escrow account or from the escrow account to holders of Allowed Chromium Litigation Claims.

                            G.  NET OPEN POSITION.
                                -----------------

        The price and volume risk associated with the procurement of energy to fulfill the net open position of the Debtor's electric customers, combined with the CPUC's refusal to allow these costs to be passed through to customers in rates, are the principal reasons the Debtor filed the Chapter 11 Case. As described in Section IV of this Disclosure Statement, as wholesale prices for electricity in California began to increase in June 2000, the Debtor was forced to pay escalating prices for electricity it could not provide through its own generation portfolio or contracted-for generation. At the same time, the CPUC refused to allow the Debtor to recover these costs from its retail customers or mitigate these high costs through purchases outside of the PX prior to August 2000. The CPUC also refused to provide assurances that the Debtor's purchases outside of the PX after August 2000 would not expose it to significant cost-recovery risk. In January 2001, the Debtor's credit rating was reduced to below investment grade and it was no longer in a position to procure power in the electricity market on behalf of its retail customers. Thereafter, the DWR began to purchase power to satisfy the net open position and supply the Debtor's customers with

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION supplemental power. The DWR continues to serve the net open position today.

        As a practical matter, the DWR will continue to serve the net open position until the Debtor is restored to financial health and generators and power marketers are again willing to sell power to the Debtor with confidence that they will be paid in a timely manner for such power. However, pursuant to the Plan, the Debtor has identified the following conditions upon which it would be able to reassume the responsibility for the net open position of its electric customers not already provided by the DWR's Contracts: (1) the Reorganized Debtor receives an investment grade credit rating from S&P and Moody's; (2) the Reorganized Debtor receives assurances from S&P and Moody's that the Reorganized Debtor's credit rating will not be downgraded as a result of the reassumption of the net open position; (3) there is an objective retail rate recovery mechanism in place pursuant to which the Reorganized Debtor is able to fully recover in a timely manner its wholesale costs of purchasing electricity to satisfy the net open position; (4) there are objective standards in place regarding pre-approval of procurement transactions; and (5) subsequent to reassumption of the net open position, the conditions in clauses (3) and (4) remain in effect. The Debtor will seek a Bankruptcy Court ruling whereby the Reorganized Debtor will be prohibited from reassuming the net open position of its electric customers until these conditions are met, as this approach is crucial to establishing the financial viability of the Reorganized Debtor and the overall feasibility of the Plan.

        As described in Section IV.B.5 of this Disclosure Statement, the DWR has purchased power on the spot market and negotiated long-term power purchase contracts in partial fulfillment of its procurement obligations pursuant to AB 1X. The DWR is currently selling a portion of this power to the Debtor's customers. Consistent with applicable law, the Debtor acts as the billing and collection agent for the DWR's sales to the Debtor's retail customers. The Debtor does not take title to the DWR power or have any financial responsibility for the sale of such DWR power. The Debtor does not propose to accept an assignment of power procurement contracts executed by the DWR. The Debtor will seek a Bankruptcy Court ruling whereby the Reorganized Debtor will be prohibited from accepting, directly or indirectly, an assignment of the DWR Contracts.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                H.  LITIGATION.
                                    ----------
        1.  Rate Recovery Litigation.

        On November 8, 2000, the Debtor commenced the Rate Recovery Litigation in federal court. In the Rate Recovery Litigation, the Debtor asked the court for declaratory and injunctive relief compelling the State to recognize the Debtor's right to recover in retail rates the costs which it incurred or incurs in the federally-regulated wholesale market. The Debtor argued that its wholesale power costs were incurred pursuant to filed rates and tariffs which the FERC had authorized and approved and, under the United States Constitution and numerous court decisions, such costs cannot be disallowed by state regulators, as such actions would be preempted, unlawfully interfere with interstate commerce and result in an unlawful taking and confiscation of the Debtor's property.

        On January 29, 2001, the Rate Recovery Litigation was transferred to the United States District Court for the Central District of California, where a similar case filed by Southern California Edison was pending. On March 19, 2001, the court heard argument on the CPUC's motion to dismiss the Debtor's amended complaint. On May 2, 2001, the District Court judge dismissed the Debtor's amended complaint, without prejudice to refiling at a later date, on the ground that the Rate Recovery Litigation was premature since two CPUC decisions had not become final under California law. The court rejected all of the CPUC's other arguments for dismissal of the Debtor's complaint. On August 6, 2001, the Debtor refiled its Rate Recovery Litigation in the United States District Court for the Northern District of California, based on the Debtor's belief that the CPUC decisions referenced in the court's May 2, 2001 order had become final under California law. The CPUC and TURN have filed motions to dismiss the complaint. On November 26, 2001, the case was transferred to District Court Judge Walker in the Northern District of California and consolidated as a related case with the Debtor's appeal of the Bankruptcy Court's denial of the Debtor's request for injunctive and declaratory relief against the retroactive accounting order adopted by the CPUC in March 2001. A case management conference in both actions is scheduled for March 7, 2002.

        Prior to the distribution of the outstanding common stock of Newco to the Parent, the Debtor will assign to Newco or a subsidiary of Newco the rights to an amount equal to ninety five

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION percent (95%) of the net after-tax proceeds from any successful resolution of the Rate Recovery Litigation and resulting CPUC rate order requiring collection of wholesale costs in retail rates. The Reorganized Debtor will retain the rights to five percent (5%) of such proceeds.

        2.  Compressor Station Chromium Litigation.

        The Debtor is currently a defendant in the following fourteen (15) civil actions pending in California courts relating to alleged chromium contamination:
(1) Aguayo v. Pacific Gas and Electric Company, filed March 15, 1995, in Los
    ------------------------------------------
Angeles County Superior Court, (2) Aguilar v. Pacific Gas and Electric Company,
                                   -------------------------------------------
filed October 4, 1996, in Los Angeles County Superior Court, (3) Acosta, et al.
                                                                 --------------
v. Betz Laboratories, Inc., et al., filed November 27, 1996, in Los Angeles
----------------------------------
County Superior Court, (4) Adams v. Pacific Gas and Electric Company and Betz
                           --------------------------------------------------
Chemical Company, filed July 25, 2000, in Los Angeles County Superior Court, (5)
----------------
Baldonado vs. Pacific Gas and Electric Company, filed October 25, 2000, in Los
----------------------------------------------
Angeles County Superior Court, (6) Gale v. Pacific Gas and Electric Company,
                                   ----------------------------------------
filed January 30, 2001, in Los Angeles County Superior Court, (7) Monice v.
                                                                  ---------
Pacific Gas and Electric Company, filed March 15, 2001, in San Bernardino County
--------------------------------
Superior Court, (8) Fordyce v. Pacific Gas and Electric Company, filed March 16,
                    -------------------------------------------
2001, in San Bernardino Superior Court, (9) Puckett v. Pacific Gas and Electric
                                            -----------------------------------
Company, filed March 30, 2001, in Los Angeles County Superior Court, (10)
-------
Alderson, et al. v. PG&E Corporation, Pacific Gas and Electric Company, Betz
----------------------------------------------------------------------------
Chemical Company, et al., filed April 11, 2001, in Los Angeles County Superior
------------------------
Court, (11) Bowers, et al. v. Pacific Gas and Electric Company, et al., filed
            ----------------------------------------------------------
April 20, 2001, in Los Angeles County Superior Court, (12) Boyd, et al. v.
                                                           ---------------
Pacific Gas and Electric Company, et al., filed May 2, 2001, in Los Angeles
----------------------------------------
County Superior Court, (13) Martinez, et al. v. Pacific Gas and Electric
                            --------------------------------------------
Company, filed June 29, 2001, in San Bernadino County Superior Court, (14)
-------
Kearney v. Pacific Gas and Electric Company, filed November 15, 2001, in Los
-------------------------------------------
Angeles County Superior Court, and (15) Miller v. Pacific Gas and Electric
                                        ----------------------------------
Company, filed November 21, 2001, in Los Angeles County Superior Court.  The
-------
Debtor has not yet been served with the complaints in the Gale, Fordyce, Puckett, Alderson, Bowers, Boyd, Martinez, Kearney or Miller cases.

        There are now approximately 1,280 plaintiffs in the Chromium Litigation with claims against the Debtor. Each of the complaints alleges personal injuries and seeks compensatory and

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION punitive damages in an unspecified amount arising out of alleged exposure to chromium contamination in the vicinity of the Debtor's gas compressor stations located at Kettleman, Hinkley, and Topock, California. The plaintiffs include current and former employees of the Debtor and their relatives, residents in the vicinity of the compressor stations, and persons who visited the gas compressor stations. The plaintiffs also include spouses or children of these plaintiffs who claim loss of consortium or wrongful death.

        The discovery referee has set the procedures for selecting trial test plaintiffs and alternates in the Aguayo, Acosta, and Aguilar cases (the "Aguayo Litigation"). Ten of these trial test plaintiffs were selected by plaintiffs' counsel, seven plaintiffs were selected by defense counsel, and one plaintiff and two alternates were selected at random. Although a date for the first test trial in the Aguayo Litigation was set for July 2, 2001, in Los Angeles County Superior Court, the Chapter 11 Case automatically stayed all proceedings.

        Prior to the Petition Date, the Debtor was responding to the complaints in which it had been served and asserting affirmative defenses. As of the Petition Date, the Debtor had filed 13 summary judgment motions challenging the claims of the trial test plaintiffs in the Aguayo Litigation and completed discovery of plaintiffs' experts. Plaintiffs' discovery of the Debtor's experts was underway. At this stage of the proceedings and the claims objections, there is substantial uncertainty concerning the claims alleged, and the Debtor is attempting to gather information concerning the alleged type and duration of exposure, the nature of injuries alleged by individual plaintiffs, and the additional facts necessary to support its legal defenses, in order to better evaluate and defend this litigation and the proofs of claim filed.

        Approximately 1,250 individuals have filed proofs of claim in this Chapter 11 Case (nearly all by plaintiffs in the Chromium Litigation) asserting that exposure to chromium at or near the compressor stations has caused personal injuries, wrongful death or related damages. On November 14, 2001, the Debtor filed its Omnibus Objections to Chromium Claims and its Motion to Transfer the Chromium Claims to the Federal District Court.

        As set forth in the objections, the Debtor's position is that all of the Chromium Litigation Claims should be disallowed because they are legally and factually deficient. The

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION
claimants cannot establish that exposure to chrome six from the Debtor caused their alleged injuries and will be unable to present admissible scientific evidence that exposure to environmental (as opposed to occupational) levels of chrome six can cause the massive list of ailments they claim. First, the medical and scientific literature does not support the conclusion that ingestion of chrome six through drinking water causes any type of cancer or other serious disease. For example, the EPA Office of Water has concluded: "There is no evidence that chromium in drinking water has the potential to cause cancer from lifetime exposure in drinking water." EPA Office of Water: Drinking Water And Health, Technical Fact Sheet On: Chromium at 1. In addition, a "blue ribbon"
        ---------------------------------
panel of distinguished scientists created by the California Office of Environmental Health and Hazard Assessment ("OEHHA") to review the scientific literature "found no basis in either the epidemiological or animal data published in the literature for concluding that orally ingested Cr(VI) [chrome six] is a carcinogen." OEHHA Chromate Toxicity Review Committee, Scientific
                                                                 ----------
Review of Toxicological And Human Health Issues Related To The Development Of A
-------------------------------------------------------------------------------
Public Health Goal For Chromium(VI), Aug. 31, 2001. Nor does the medical and
-----------------------------------
scientific literature support any claim that exposure to environmental levels of airborne chromium causes the illnesses claimed. As the OEHHA panel of scientists concluded after reviewing the scientific literature, "[t]aken together, the epidemiologic data on [chrome six] exposure from environmental sources (as opposed to generally much higher occupational exposures) provide no support for a causal association of exposure to [chrome six] and overall or site-specific cancer mortality for the general public." Id. at 19-20.
                                          --

        Second, the Chromium Litigation Claims are procedurally and legally deficient. Most, if not all, of the Chromium Litigation Claims are untimely. The first lawsuits for alleged exposure to chromium from the Debtor were filed in 1994. The Chromium Litigation Claims are barred because Claimants knew, or should have known, of the basis of their Claims well over one year before they filed the pending state court lawsuits or Claims at issue. See McKelvey v.
                                                            --- -----------
Boeing North American Inc., 74 Cal. App. 4th 151, 160 (1999).  In addition, the
--------------------------
Chromium Litigation Claims filed by current or former employees of the Debtor are further deficient because workers' compensation is the exclusive remedy to resolve such Claims. Moreover, the grossly inflated damages asserted are not substantiated by the proofs of claim filed. Finally, the Claims are also inflated because they

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION incorrectly seek to recover punitive damages against the Debtor-in-Possession for the use of chromium water treatment products that ceased more than fifteen
(15) years ago.

        For accounting purposes, the Debtor reserved $160 million for the Chromium Litigation as described in the Plan. However, for all of the reasons set forth in the objections and summarized above, it is the Debtor's position that the Chromium Litigation Claims should be disallowed because they are not valid claims. For the same reasons, it is the Debtor's position that the complaints in the Chromium Litigation are subject to legal and factual defenses, including those described above. All Chromium Litigation Claims are assigned to Class 9--Chromium Litigation Claims. All Claims in Class 9 are Disputed Claims. The aggregate after-tax amount of any liability resulting from the Chromium Litigation will be divided among ETrans, GTrans, Gen and the Reorganized Debtor approximately as follows: 12.5%, 12.5%, 25% and 50%, respectively.

        3.  BFM Contract Seizure Litigation.

        On February 5, 2001, the Governor, acting under California's Emergency Services Act, commandeered the Debtor's BFM contracts for the benefit of the State. The seized BFM contracts require the counterparties to deliver specified MW blocks of electricity during peak hours throughout 2001 at agreed-upon prices. The Debtor entered into the BFM contracts at times when wholesale electricity prices were lower than when the contracts were commandeered. The Debtor believes that the BFM contracts have significant value, as they entitled the Debtor to purchase power for less than the market rates at the time the contracts were commandeered.

        The Debtor filed an administrative claim with the California Victim Compensation and Government Claims Board based on the Governor's seizure of the BFM contracts. Southern California Edison (whose BFM contracts were commandeered on or about February 2, 2001), the PX (through the PX Participants' Committee appointed in the PX's bankruptcy case), and twenty-nine PX participants also filed administrative claims related to the Governor's seizure of the BFM contracts. Southern California Edison's claim was subsequently resolved as part of a broader settlement with the State of California. On October 19, 2001 the Debtor, the PX Participants' Committee, two PX participants, and the State Attorney General appeared before the board to address whether the claims should be summarily rejected on the non-substantive ground of

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION complexity (so that the parties could proceed with Superior Court litigation, as discussed below), as well as the merits of the claims. Following that hearing, the board decided to conduct further proceedings on the BFM claims in order to "find the value of the commandeered property." The board also stated its view that "insufficient evidence has been provided by the parties to find such value," scheduled a hearing for February 27, 2002 to allow further argument on this matter, and established certain discovery procedures with respect thereto. In conjunction with this ruling, an administrative law judge for the board scheduled a prehearing conference for November 30, 2001, established certain pretrial procedures and found that certain issues are "beyond the pale of this administrative proceeding and [this tribunal] is therefore inclined to dismiss [these] matters before the board for lack of subject matter jurisdiction."

        The November 30, 2001 prehearing conference was later continued by the administrative law judge to allow the Debtor and other claimants an opportunity to file a writ of mandate challenging the board's jurisdiction to continue hearing this matter. On December 10, 2001, the Debtor and the PX Participants' Committee each filed a writ of mandate in Sacramento Superior Court seeking to terminate the board proceeding for lack of jurisdiction and also requesting a stay of the board proceedings until such time as the writ could be heard. On December 12, 2001, the Sacramento Superior Court granted the Debtor's request for a stay and scheduled a hearing on the writ of mandate for January 25, 2002.

        On July 16, 2001, the Debtor also filed a complaint against the State of California in San Francisco Superior Court to recover the value of the seized BFM contracts alleging that the State's seizure of the contracts was an inverse condemnation. The PX and a PX participant filed similar suits against the State in Los Angeles County Superior Court. The State has filed motions to dismiss the three complaints arguing that the plaintiffs have not joined all indispensable parties and that the parties have not fully exhausted administrative remedies. Subsequently, the State filed an action for declaratory relief in Sacramento Superior Court that sought adjudication regarding certain aspects of the State's seizure of the BFM contracts.

        The PX filed with the California Judicial Council a motion to coordinate the various Superior Court actions. The judge in Los Angeles County Superior Court overseeing the PX's

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION coordination motion has stayed each of the State's motions to dismiss until a decision is made regarding coordination. As part of a larger stipulation, all parties, including the State, agreed to coordination of the proceedings. On October 12, 2001 the Los Angeles County Superior Court judge ruled that Sacramento Superior Court is the appropriate venue for the coordinated proceedings.

        The State filed a motion in the Bankruptcy Court seeking relief from the automatic stay to amend a declaratory relief action filed in Sacramento Superior Court regarding the rights and obligations of the parties with respect to the BFM contracts commandeered by the State to add the Debtor and the PX as defendants. The motion was resolved by stipulation whereby relief was granted for the State solely to pursue and defend claims in Superior Court related to whether, how much, and to whom the State may be adjudged to pay, if anything, for the commandeering of the BFM contracts. The parties reserved their rights to argue their respective positions as to whether this filing resulted in a waiver of sovereign immunity. In addition, all parties agreed that (a) they will enter into a stipulation requesting that the claims before the board be summarily rejected as unduly complex, and (b) all administrative remedies regarding the state court inverse condemnation claims on the BFM contracts have been exhausted. By its order of October 11, 2001, the Bankruptcy Court approved such stipulation. On October 15, 2001, one of the defendants in the Sacramento Superior Court action filed by the State filed a notice of removal of that proceeding pursuant to 28 U.S.C. 1441(b) to the United States District Court for the Eastern District of California. The State subsequently filed a motion to remand the action to state court and this matter has not yet been heard.

        Prior to the distribution of the outstanding common stock of Newco to the Parent, the Debtor will assign to Newco or a subsidiary of Newco the rights to the BFM Contract Seizure Litigation.

        4.  Claims Against the State.

        The Debtor was forced to seek relief under chapter 11 of the Bankruptcy Code in part because of the unlawful actions of the State and the CPUC relating to the recovery of transition costs and the filings to timely conclude that the conditions for ending the rate freeze had been satisfied.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

The Debtor believes that such actions or inactions constituted or resulted in an unlawful confiscation and taking of the Debtor's property and that the Debtor and the Parent have valid Causes of Action against the State for such conduct. Prior to the distribution of the outstanding common stock of Newco to the Parent, the Debtor will assign to Newco or a subsidiary of Newco the rights to the Causes of Action against the State.

           I.  DISPOSITION OF SURPLUS PROPERTY AND PROPERTY RIGHTS.
               ---------------------------------------------------

        The Debtor has identified certain land parcels and property rights (not including land associated with the Debtor's hydroelectric and nuclear facilities) deemed not essential to its operations or the operations of any of the Reorganized Debtor, ETrans, GTrans or Gen. Schedule 7.5(a) of the Ancillary Plan Materials will identify such properties. Between the date of the Confirmation Order and the Effective Date, the Debtor will dispose of as many of these properties as possible. The Debtor expects to realize approximately $54 million in after-tax proceeds from the sale of such surplus land and properties. Any of these properties not sold or disposed of prior to the Effective Date will be transferred to Land Holdings on or prior to the Effective Date. In addition, the Debtor expects to identify certain other properties not needed for the current or future operations of the Reorganized Debtor, ETrans, GTrans or Gen or any of their respective subsidiaries or affiliates, and will transfer such properties to Land Holdings on or prior to the Effective Date. Such additional properties will be set forth on Schedule 7.5(a) to the Ancillary Plan Materials. If the Debtor were not subject to the jurisdiction of the Bankruptcy Court, under the California Public Utilities Code the approval of the CPUC would be required for the sale of at least some of these land parcels. In connection with the confirmation of the Plan, however, the Debtor will seek an affirmative ruling from the Bankruptcy Court that such approval is not required because section 1123 of the Bankruptcy Code preempts such state law.

        Certain of the properties to be listed on Schedule 7.5(a) to the Ancillary Plan Materials are already under contract to third parties and the Debtor has filed applications with the CPUC to approve the disposition of some of those properties. In the event the CPUC has not approved a particular application prior to the Confirmation Date, the Debtor will instead seek approval of such disposition pursuant to the Confirmation Order.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                J.  SEPARATION.
                                --------------

        As a result of the restructuring of the gas and electric utility industries in California over the last decade, the Debtor has organized its operations into internal business lines that correspond generally to the separate companies to be operated by each of the Reorganized Debtor, ETrans, GTrans and Gen as of the Effective Date. The Debtor's generation business is currently structured as a separate business unit. The Debtor's gas transmission business is now operated as a separate business line within the utility operations business unit. While the electric transmission business is currently integrated into the Debtor's utility operations business unit, it was previously a separate business unit, and its operations remain largely distinct. The business lines currently share a variety of assets and services, including administrative and operating services, real and intellectual property, office buildings, service centers and yards, and telecommunications services and infrastructure.

        The Reorganized Debtor, ETrans, GTrans and Gen will enter into agreements providing for the separation of the Debtor's existing operations into the four separate operating companies, including the Master Separation Agreement described above. The agreements will generally provide for the transfer of assets and assumption of liabilities relating to the business lines, tax-sharing and allocation, employee matters, indemnification and insurance arrangements, real estate, environmental matters, technology and intellectual property ownership and license agreements. They will also provide, in some cases, for transitional arrangements leading to a more permanent separation. The Debtor will also assume substantially all of its existing executory contracts and unexpired leases with third parties and assign certain of such contracts and leases to ETrans, GTrans or Gen on or before the Effective Date. See Section VI.Q of this Disclosure Statement for more detailed information on the treatment of executory contracts and unexpired leases.

        In addition, ETrans, Gen and the Reorganized Debtor will enter into agreements for on-going electric operational matters, including interconnection, back-up power transmission, real property and access arrangements, and certain maintenance, metering, telecommunication and emergency services. The Reorganized Debtor and GTrans will also enter into agreements relating to on-going gas operational matters, including interconnection, gas transmission, storage, real property and access arrangements, and certain maintenance, telecommunication and emergency services.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

ETrans, GTrans and Gen will likely share various administrative and general services. In connection with the confirmation of the Plan, the Debtor will seek an affirmative ruling from the Bankruptcy Court that the CPUC affiliate transaction rules do not apply to any of the agreements to be entered into because section 1123 of the Bankruptcy Code preempts such state law.

        Pursuant to the Plan, Allowed Environmental Claims will pass through the Chapter 11 Case unimpaired and will not be discharged. See Section VI.M.18 of this Disclosure Statement for more detailed information. ETrans, GTrans, Gen and the Reorganized Debtor will enter into agreements with each other to provide for indemnification to the extent there are existing environmental liabilities and for allocation of responsibility and indemnification for future environmental liabilities associated with those assets which are shared or jointly used.

        Pursuant to the Plan, Allowed Tort Claims will pass through the Chapter 11 Case unimpaired and will not be discharged. See Section VI.M.18 of this Disclosure Statement for more detailed information. ETrans, GTrans, Gen and the Reorganized Debtor will enter into agreements with each other to provide for indemnification for existing liabilities and for allocation of responsibility and indemnification for future liabilities associated with those assets which are jointly used.

        The Debtor's property and liability exposure is currently insured under a variety of insurance programs, the majority of which provide coverage for the Parent and each of its subsidiaries. Separate insurance programs for the Reorganized Debtor will be developed upon the separation of the business lines, while ETrans, GTrans and Gen will be covered by the Parent's insurance programs. At a minimum, coverage available to the Reorganized Debtor, ETrans, GTrans and Gen following the Reorganized Debtor Spin-Off will be at least comparable to the scope of coverage and levels of risk retention as provided under the current policies. However, lower levels of risk retention and additional coverage will be evaluated based on the financial strength and exposures faced by the Reorganized Debtor, ETrans, GTrans and Gen.

                             K.  HUMAN RESOURCES.
                             -------------------
        1.  Employees.

        Employees of the Debtor currently providing services primarily to the Debtor's electric

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION transmission business, gas transmission business or generation business will be transferred to, or offered comparable positions with, ETrans, GTrans or Gen, respectively. In addition, ETrans, GTrans and Gen will likely share various administrative and general services resulting in the transfer of additional positions to those companies or the Parent. In connection with the transfer of employees, the Debtor may have increased turnover in positions represented by labor unions in ETrans, GTrans and Gen. Such potential turnover and resulting cost will be due in large part to the ability of the bargaining unit employees, under current collective bargaining agreements, to decline positions and exercise displacement rights within the Reorganized Debtor.

        Under current CPUC rules regarding the transfer of utility employees to affiliate companies, the CPUC requires an "affiliate" to pay a fee of up to twenty five percent (25%) of the transferred employee's base compensation and benefits. If such rules were applied to the separation of functions under the Plan, the cost to the Debtor could be in excess of $50 million. However, in connection with the Plan, the Debtor will seek an affirmative ruling from the Bankruptcy Court that the payment of the fee is not required or appropriate because section 1123 and other provisions of the Bankruptcy Code preempt such state law.

        2.  Benefit Plans.

        Benefit programs will be offered to employees of ETrans, GTrans and Gen that are comparable to the programs currently offered to the Debtor's employees. The benefit programs offered to employees of ETrans, GTrans and Gen will ultimately be administered separately from those offered to the employees of the Reorganized Debtor. The separation of the benefit plans and any related trusts will be done in accordance with applicable law governing such plans. The separation of the benefit plans will include transfers of benefit plan assets and/or liabilities to the business to which employees are transferred. Pension plan assets and/or liabilities in respect of former employees of the Debtor and the Parent (including retirees) will be retained by the Reorganized Debtor. All "retiree benefits" as that term is defined in section 1114 of the Bankruptcy Code will be maintained in accordance with applicable law for the duration of the period the Debtor has obligated itself to provide such benefits; provided,
                                                                     --------
however, that the ongoing liability for payment of such benefits following the
-------
Effective Date may be retained by the Reorganized Debtor or

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION transferred to ETrans, GTrans or Gen. The Reorganized Debtor intends to maintain the Debtor's current benefit program for its employees without substantial changes to the program currently offered. Benefit plans in respect of employees subject to collective bargaining agreements will be separated and/or maintained in accordance with applicable collective bargaining agreements. To avoid disruption of the administration of such plans that may result if the CPUC attempts to establish jurisdiction over the separation of any funded benefit plans or their associated trusts, the Debtor will seek an affirmative ruling from the Bankruptcy Court that such jurisdiction is preempted by section 1123 of the Bankruptcy Code.

        3.  Unions.

        The Debtor maintains collective bargaining agreements with three labor organizations: (a) the International Brotherhood of Electrical Workers Local 1245 (the "IBEW"); (b) the Engineers and Scientists of California Local 20, IFPTE, AFL-CIO (the "ESC"); and (c) the International Union of Security Officers (the "IUSO"). These agreements will expire on December 31, 2002 for the IBEW and ESC and on March 31, 2003 for the IUSO.

        The IBEW represents approximately 11,000 of the approximately 21,000 current employees of the Debtor. The majority of these union employees will remain employees of the Reorganized Debtor. For employees who will be working for ETrans, GTrans or Gen, the collective bargaining agreement with the IBEW contains specific successorship provisions obligating the new entity to recognize the IBEW as the exclusive bargaining representative and assume the existing contract for its term.

        The ESC represents approximately 1,400 employees of the Debtor. The majority of these union employees will remain as employees of the Reorganized Debtor. The IUSO represents approximately 100 employees who will work exclusively for Gen. There is no successorship language in the ESC or IUSO agreements.

        As a result of the Restructuring Transactions contemplated by the Plan, the Debtor will also enter into negotiations to address the effects on the bargaining unit from the transfer of assets.

        4.  Workers' Compensation Obligations.

        Every private employer in California is required to provide workers' compensation

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION coverage, either by purchasing workers' compensation insurance or, with the permission of the State, self-insuring. To self-insure, employers must meet certain criteria for financial strength and stability and must provide security to cover their future workers' compensation liabilities in the event they default on obligations to pay benefits. The security must be in the form of cash, approved securities, surety bonds or irrevocable letters of credit. The Debtor is self-insured and the Parent has entered into an Agreement of Assumption and Guarantee of Liabilities on behalf of the Debtor. The Parent also guarantees the $401 million of surety bonds the Debtor has in place to secure its workers' compensation obligations.

         After the Effective Date, the Reorganized Debtor, ETrans, GTrans and Gen plan to satisfy their workers' compensation obligations through self-insurance. The Reorganized Debtor plans to remain self-insured, while ETrans, GTrans and Gen will each apply for approval to self-insure. In each case, approval to self-insure is discretionary. Once approval is obtained, each of ETrans, GTrans and Gen will have its own self-insurance certificate.

         When self-insurance is implemented, the Reorganized Debtor and ETrans, GTrans and Gen will be required to post separate collateral to the State to support their self-insured programs. The Proponents currently anticipate that the collateral requirements will be approximately $342 million in 2003. Of that amount, it is anticipated that the Reorganized Debtor will post $205 million and ETrans, GTrans and Gen collectively will post $137 million.

        At such time as self-insurance is implemented, the Proponents expect to terminate the existing Agreement of Assumption and Guarantee of Liabilities which provides for the Parent's guarantee of the workers' compensation obligations of the Debtor to the State. Such termination will eliminate the Parent's obligation for any future workers compensation obligations of the Reorganized Debtor. The Proponents are evaluating the option of purchasing workers' compensation insurance as a means of eliminating the Parent's guarantee of past workers' compensation obligations of the Debtor. Such purchase would require collateral. Nevertheless, while self-insurance has been identified as the likely and preferable approach to workers' compensation, the Reorganized Debtor, ETrans, GTrans and Gen will also evaluate the possibility of purchasing workers' compensation insurance, which would also require collateral.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        5.  Treatment of Stock Options.

        Each individual who holds unexercised options to purchase common stock of the Parent (the "Parent Options") under the PG&E Corporation Long-Term Incentive Program will have such options converted into options to acquire common stock of the Parent (the "Parent Replacement Options") and options to acquire common stock of the Reorganized Debtor (the "Reorganized Debtor Options"). The number of Parent Replacement Options and Reorganized Debtor Options issued to each affected individual shall be equal to the number of unexercised Parent Options held immediately prior to the Reorganized Debtor Spin-Off. The resulting options will maintain the original Parent Option vesting and expiration provisions.

        For each grant of Parent Options, the per share exercise price of the corresponding Parent Replacement Options and Reorganized Debtor Options shall be calculated in a manner designed to satisfy the principles of accounting standard FIN 44 by multiplying the exercise price of the original Parent Option by a ratio reflecting the relative value of Parent common stock or Reorganized Debtor common stock, as the case may be, after the Reorganized Debtor Spin-Off to the value of Parent common stock before the Reorganized Debtor Spin-Off.

                      L.  REGULATORY IMPACT OF THE PLAN.
                      ---------------------------------

        Upon consummation of the Plan, except insofar as CPUC regulation of GTrans and Gen will be superseded by FERC regulation,/15/ the existing regulation of the Debtor's operations by

_____________________

     /15/The FERC already regulates the rates, terms and conditions of electric transmission service. ETrans will continue the business of transmitting electric energy in interstate commerce, and will thus continue under FERC jurisdiction. The FERC will regulate GTrans and Gen because their activities after the Effective Date will be interstate rather than intrastate. Gen will be engaged solely in making sales for resale; such wholesale sales are, by definition, in interstate commerce. See FPA (S)201. Under the Plan, GTrans will acquire certain pipeline assets in Malin, Oregon and thereafter conduct business as an interstate pipeline under the NGA. The FERC has exclusive jurisdiction over such interstate transactions and facilities. FPA (S)201(b) (the FPA "shall apply to the transmission of electric energy in interstate commerce and to the sale of electric energy at wholesale in interstate commerce" and "[t]he Commission [now the FERC] shall have jurisdiction over all facilities for such transmission or sale of electric energy."); Federal Power Commission v.
                                                     ---------------------------
Southern Cal. Edison Co., 376 U.S. 205, 215-16 (1964) ("Section 201(b) embodies
-----------------------
a clear grant of power. . . . Congress meant to draw a bright line easily ascertained, between state and federal jurisdiction. . . .  This was done in the
[Federal] Power Act by making FPC [now the FERC] jurisdiction plenary and extending it to all wholesale sales in interstate commerce, except those which Congress has made explicitly subject to regulation by the states."); NGA (S)717a ("the business of transporting and selling natural gas for ultimate distribution to the public is affected with a public interest, and that Federal regulation in
                                                                  (continued...)

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION
numerous federal, state and local agencies will continue over the respective businesses of the Reorganized Debtor, ETrans, GTrans and Gen. The Proponents do not seek to preempt such ongoing regulation and do not contend that the Confirmation Order should do so. On the contrary, the Plan contemplates that the Reorganized Debtor will retain all of the more than 14,000 existing permits, licenses and franchises necessary for its business and continue to operate under their existing terms and conditions; each of ETrans, GTrans and Gen will in effect "step into the shoes" of the Debtor with respect to all existing permits and licenses applicable to their respective businesses and operate under the existing terms and conditions without change. ETrans and GTrans will enter into new franchise agreements where necessary and appropriate. Pursuant to the permits, licenses and franchises, the Debtor has rights to occupy and/or use public property and to conduct certain operations. The non-CPUC regulation includes such matters as nuclear safety, regulated by the NRC; workplace safety, overseen by both the California Department of Industrial Relations, Division of Occupational Safety and Health, and the United States Occupational Safety and Health Administration; hydroelectric operations, regulated by the FERC; air emissions, regulated by the California Air Resources Board and local air quality management districts; water quality, overseen by the U.S. Environmental Protection Agency and the California regional water quality control boards; and timber harvesting, under the oversight of the California Department of Forestry and Fire Protection. See Exhibit H to this Disclosure Statement for a list of
                         ---------
some of the state agencies and political subdivisions that may be impacted by the Plan.

        As a public utility, the Debtor today is subject to the regulatory jurisdiction of the CPUC with respect to retail service to customers in California. /16/ Outside of bankruptcy, many things that a

__________________
(...continued)

matters relating to the transportation of natural gas and the sale thereof in interstate and foreign commerce is necessary in the public interest."); Schneidewind v. ANR Pipeline and ANR Storage Co., 485 U.S. 293, 300 (1988) ("The
------------------------------------------------
NGA long has been recognized as a `comprehensive scheme of federal regulation of all wholesales of natural gas in interstate commerce.'"). The CPUC will continue its historical role of regulating retail gas and electric service and rates.

     /16/ Other aspects of the Debtor's current business, such as wholesale sales of power for resale, licensing and operation of its hydroelectric generation facilities, and the delivery of power across its electric transmission lines, are under the exclusive regulatory jurisdiction of the FERC.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION business can do on its own initiative, the Debtor can only do after applying to, and receiving authorization from, the CPUC. Such actions would include certain steps required to consummate the Plan, such as transferring assets and issuing debt or equity securities. As discussed above, section 1123(a) of the Bankruptcy Code preempts state regulation from interfering with the implementation and consummation of a plan. Accordingly, the Proponents contend that the Confirmation Order approving the Plan and authorizing the transactions pursuant to the Plan will preempt "otherwise applicable nonbankruptcy law" in the following areas: (1) any approval or authorization of the CPUC or compliance with the California Public Utilities Code or CPUC rules, regulations or decisions otherwise required to transfer public utility property (including authorizations to construct facilities), issue securities and implement the Plan; and (2) the exercise of discretion by any other state or local agency or subdivision to deny the transfer or assignment of any of the Debtor's property, including existing permits or licenses, or the issuance of identical permits and licenses on the same terms and conditions as the Debtor's existing permits and licenses where both the Reorganized Debtor and one or more of ETrans, GTrans and Gen require such permit or license for their post Effective Date operations. Such preemption pursuant to section 1123(a) of the Bankruptcy Code shall occur at the time the Plan is implemented.

        Notwithstanding the preemptive effect of section 1123(a) of the Bankruptcy Code, except for the CPUC, the Proponents intend to follow the established procedures for the transfer or reissuance of most permits and licenses/17/. The vast majority of these actions are ministerial or governed by objective criteria that make it unlikely that the agency or subdivision could act or fail to act in a way that would interfere with consummation of the Plan. To the extent that any permit or license has not been transferred or reissued timely for the consummation of the Plan, the Proponents reserve the right to seek relief from the Bankruptcy Court under section 1123(a) or 1142(b) of the Bankruptcy Code.

        Following the Effective Date, state subdivisions and agencies will continue to have
__________________

     /17/ As discussed below, the governing statutes or rules in some instances provide that a given type of permit is not transferable. Such otherwise applicable nonbankruptcy law is preempted under section 1123(a).

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION jurisdiction to regulate the Reorganized Debtor, ETrans, GTrans and Gen on an ongoing basis as provided by state law, consistent with ordinary constitutional principles (e.g., that under the Supremacy Clause of the United States Constitution, the FERC has exclusive jurisdiction over the rates, terms and conditions of interstate electric and gas transmission service and sales of power for resale in interstate commerce). Approximately seventy percent (70%) of the Debtor's current utility assets (based on book value) will remain with the Reorganized Debtor and continue to be regulated by the CPUC. All of the Debtor's current utility assets, including those transferred to ETrans, GTrans and Gen under the Plan, will continue to be subject to applicable federal, state and local regulation. As discussed in Section VI.G above, to protect the Reorganized Debtor from experiencing the conditions that led the Debtor to file the Chapter 11 Case, the Proponents are asking the Bankruptcy Court to rule that the Reorganized Debtor will be prohibited from resuming the net open position of its electric customers until certain conditions are met. To this extent, any otherwise applicable nonbankruptcy law would also be preempted.

        1.  Preemption of the CPUC and the Public Utilities Code.

        The preemptive effect of the Confirmation Order extends to all statutes, rules, orders and decisions of the CPUC otherwise applicable to the Restructuring Transactions and the implementation of the Plan. In the Proponents' view, the Confirmation Order supersedes any statute, rule, order or decision that the CPUC might interpret to otherwise apply to the Restructuring Transactions and the implementation of the Plan whether specified here or not. The statutes, rules, orders or decisions thus preempted include, but are not limited to, the following:

 . Public Utilities Code (S)377: This section, enacted in January 2001, purports to prohibit the transfer of generating assets to Gen as part of the Plan, and to otherwise require CPUC authorization of the transfer of those assets under Public Utilities Code (S)851.

 . Public Utilities Code (S)451: The CPUC could interpret this section to conflict with the Bankruptcy Court's establishment of the conditions under which the Reorganized Debtor may resume procurement of the net open position or the transfer of any of the Debtor's assets or businesses to any of ETrans, GTrans or Gen. To that extent, (S)451 would be preempted.

 .  Public Utilities Code (S)453: The CPUC could interpret (S)453 to preclude the
   Reorganized Debtor entering into the power sales agreement with Gen, the transportation and storage services agreement with GTrans, and some or all of the transitional service agreements with ETrans, GTrans and Gen. To that extent, (S)453 would be preempted.

 . Public Utilities Code (S)701: In the past, the CPUC has interpreted (S)701 to give it additional

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION powers not enumerated in the Public Utilities Code. To the extent that the CPUC interprets (S)701 to give it any additional power to disapprove any portion of the Restructuring Transactions or the implementation of the Plan,
   (S)701 would be preempted.

 . Public Utilities Code (S)701.5: The CPUC could interpret this section to conflict with the financing arrangements that are contemplated by the Plan. To that extent, (S)701.5 would be preempted.

 . Public Utilities Code (S)702: The CPUC could interpret this section to provide an independent basis for finding portions of the Plan in conflict with the CPUC's orders, decisions, directions or rules, including, but not limited to, those discussed below, and attempting to penalize the Reorganized Debtor, ETrans, GTrans or Gen in one way or another. To that extent, (S)702 would be preempted.

 . Public Utilities Code (S)728: The CPUC could interpret this section to conflict with the Bankruptcy Court's establishment of the conditions under which the Reorganized Debtor may resume procurement of the net open position or the transfer of any of the Debtor's assets or businesses to any of ETrans, GTrans or Gen. To that extent, (S)728 would be preempted.

 . Public Utilities Code (S)761: The CPUC could interpret this section to conflict with the Bankruptcy Court's establishment of the conditions under which the Reorganized Debtor may resume procurement of the net open position or the transfer of any of the Debtor's assets or businesses to any of ETrans, GTrans or Gen. To that extent, (S)761 would be preempted.

 . Public Utilities Code (S)816-830: These sections govern the issuance by a public utility of debt or equity securities, among other things requiring the approval of the CPUC prior to the issuance. These sections are preempted because the Confirmation Order will authorize the issuance of securities and the financings that are required for the Restructuring Transactions and the implementation of the Plan.

 . Public Utilities Code (S)845: The CPUC could interpret this section to require each of Gen, ETrans and GTrans to remain liable for the Debtor's obligations under its rate reduction bonds. The Plan provides for the rate reduction bond obligation to remain with the Reorganized Debtor. To the extent that the CPUC interprets (S)845 to require otherwise, (S)845 would be preempted.

 . Public Utilities Code (S)851: This section would require approval of the CPUC before the Debtor could "sell, lease, assign, mortgage, or otherwise dispose of or encumber" its property, including certificates of public convenience and necessity, pursuant to the Plan. The Bankruptcy Court's Confirmation
   Order would preempt the need for this authorization.

 . Public Utilities Code (S)852: The CPUC could interpret this section to require its approval of the distribution of the common stock of Newco to Parent pursuant to the Plan. To the extent that the CPUC interpreted (S)852 to require its authorization for that distribution or for any other element of the Restructuring Transactions or the implementation of the Plan, it would be preempted.

 . Public Utilities Code (S)854: The CPUC could interpret this section to require its approval of the distribution of the common stock of Newco to Parent pursuant to the Plan or for the distribution of the common stock of the Reorganized Debtor by Parent to its public shareholders. To the extent that the CPUC interpreted (S)854 to require its authorization for either or both of those distributions or for any other element of the Restructuring Transactions or the implementation of the Plan, it would be preempted.

 .  Affiliate Transaction Rules (CPUC Decisions Nos. 97-12-088 and 98-08-035);
   Public Utilities Code (S)(S)797-798: The CPUC could interpret its Affiliate Transaction Rules or these sections of the Public Utilities Code to restrict or prohibit the Reorganized Debtor or other of the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION reorganized entities from entering into or performing the power sales agreement or other agreements that are part of the Restructuring Transactions or the implementation of the Plan. To that extent, they Affiliate Rules would be preempted.

 .    Holding Company Conditions (CPUC Decisions 96-11-017 and 99-04-068): The
     CPUC could interpret Holding Company Conditions to prohibit (or allow the CPUC to condition) the Reorganized Debtor Spin-Off or other portions of the Restructuring Transactions or the implementation of the Plan. To that extent, the Holding Company Conditions would be preempted.

 .    CPUC Resolution L-244: By this Resolution, the CPUC purported to prohibit the Debtor from moving its gas transmission assets to FERC jurisdiction under the NGA without express authorization by the CPUC. The Bankruptcy Court's Confirmation Order would preempt the need for this authorization, even if it were an otherwise lawful requirement./18/

 .    CPUC Gain on Sale "Rules": Over the years, the CPUC has issued a number of often-inconsistent decisions assigning or allocating the gain on the sale of public utility property to or between shareholders and ratepayers. To the extent that the CPUC attempts to apply its gain on sale "rules" in a manner that results in the application of proceeds from property sold pursuant to the Plan other than as provided for in the Plan or that imputes a "gain on sale" from the transfer of assets or the other Restructuring Transactions or implementation of the Plan, such action would be preempted./19/

 .    D.01-12-017 (December 11, 2001), Ordering Paragraph 5: In this Decision, issued December 11, 2001, the CPUC attempts to exercise control over the Debtor's property by purporting to "reserve[] the right to claim a return of the full value of the asset to the Debtor's ratepayers" should the Bankruptcy Court authorize the transfer of the Debtor's transmission assets pursuant to the Plan. Inasmuch as this is a direct attempt to interfere with the Plan, this Decision is preempted.

          2. Preemption of Otherwise Applicable Law of the State, its Political Subdivisions and other State Agencies, including Regulations and Codes.

          The preemptive effect of the Confirmation Order extends to the laws, regulations and rules of the State of California and all of its political subdivisions and agencies that would otherwise be applicable to the Restructuring Transactions and the implementation of the Plan. The Confirmation Order will supersede any law, regulation or rule that might otherwise apply to the Restructuring Transactions and the implementation of the Plan, whether specified here or not. In certain instances, there is no alternative to such preemption. For example, certain provisions of the California Corporations Code might, if otherwise applicable, preclude implementation of portions of
_____________________

     /18/The Proponents contend that the CPUC's attempt to condition the Debtor's exercise of a right provided for under federal law (the NGA) on CPUC approval is unlawful in any event.

     /19/The Proponents do not contend that the Public Utilities Code (S)367(b), requiring the CPUC to market value the Debtor's non-nuclear generation-related assets, is preempted. On the contrary, the Debtor has been seeking to have the CPUC fulfill this duty for more than two years.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

the Plan./20/ Similarly, Public Resources Code (S)5192 provides that permits, easements or licenses/21/ of park lands are unassignable and the Department of Transportation's Encroachment Permits Manual (S)101 provides that an encroachment permit may not be transferred or assigned./22/ To the extent the Debtor will transfer any easements, licenses or permits across park lands or encroachment permits to ETrans, GTrans or Gen, (S)5192 and the Encroachment Permits Manual would be preempted.

        The transfer or reissuance of the vast majority of permits and licenses issued by most state agencies and political subdivisions and federal agencies appears to be ministerial or governed by objective criteria that make it unlikely that the agencies could act or fail to act in a way that would interfere with the consummation of the Plan. As mentioned above, the Proponents intend to follow the established procedures for the transfer or reissuance of such permits and licenses. For those permits or licenses for which otherwise applicable nonbankruptcy law precludes transfer or gives state or local officials discretion to deny the transfer or reissuance, the Proponents will rely on the protection of section 1123(a) to ensure that all of the reorganized companies obtain the permits and licenses they need to operate lawfully.
Exhibit I to this Disclosure Statement lists some of the laws, regulations and
---------
rules of state agencies and subdivisions that are subject to preemption, along with the relevant agencies. Moreover, because of the volume of permits and licenses, should their transfer or reissuance become an impediment to the timely consummation of the Plan, the Proponents will seek an order of the Bankruptcy Court pursuant to section 1142(b) of the Bankruptcy Code directing the execution and delivery of such permits and licenses as are necessary
______________________

     /20/Corporations Code Title 1, Division 1, Chapter 5 restricts the ability of a corporation to make distributions to its shareholders. The Debtor's distribution of Newco common stock to Parent and the distribution by Parent of the common stock of the Debtor to shareholders of Parent pursuant to the Plan may not satisfy the retained earnings, balance sheet, liquidity, and solvency test or other provisions of this Chapter. The distribution by the Parent of the common stock of the Debtor to Parent's shareholders pursuant to the Plan could be characterized as a sale of all or substantially all of the assets of the Parent under Corporations Code (S)1001. If so, outside of bankruptcy, consent of the Parent's shareholders would be required. To that extent, (S)1001 would be preempted.

     /21/The Public Resources Code uses the term "lease" and defines a "lease" to include a permit, easement or license. Cal. Pub. Res. Code (S)6501.

     /22/An encroachment permit is required for any use of the space above or below a public street, for example, for electric power lines crossing a road or buried beneath a road.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

to consummate to the Plan.

        3.  Bankruptcy Court Ruling on Preemption Issues.

        [Discussion of Bankruptcy Court preemption ruling in connection with the hearing scheduled for January 25, 2002 to come after hearing].

   M. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS.
      -----------------------------------------------------------

        The Plan classifies Claims and Equity Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the provisions of the Bankruptcy Code. As described more fully below, the Plan provides, separately for each Class, that holders of certain Claims and Equity Interests will receive various amounts and types of consideration, thereby giving effect to the different rights of holders of Claims and Equity Interests in each Class.

        Allowed Claims shall include the amounts owed with respect to the period prior to the Petition Date and applicable interest accrued and unpaid during such period. Holders of Allowed Claims will also be paid in Cash accrued and unpaid Post-Petition Interest on the principal amount of such Allowed Claims. Except as otherwise provided herein, including Exhibit J attached hereto, any
                                               ---------
Post-Petition Interest shall be calculated and paid at the lowest non-default rate in accordance with the terms specified in the applicable indenture or instrument governing such Allowed Claim or, if no such instrument exists, or if the applicable instrument does not specify a non-default rate of interest, Post-Petition Interest will be calculated and paid on the principal amount of such Allowed Claim at the Federal Judgment Rate (4.0%). The Debtor will pay all accrued but unpaid pre-petition interest and Post-Petition Interest through the Confirmation Date on all Allowed Claims within ten (10) days after the Confirmation Date or as soon as practicable thereafter; provided, however, that
                                                        --------  -------
the Debtor, in its sole discretion, may file a motion with the Bankruptcy Court to allow the Debtor to make such interest payments at an earlier date. In addition, except as otherwise provided herein, including Exhibit J attached
                                                         ---------
hereto, following the Confirmation Date, the Debtor will pay Post-Petition interest in arrears on a quarterly basis on the first day of each April, July, October and January on all Allowed Claims through the earlier of the Effective Date or the occurrence of a Support Termination Event, with the exception of Allowed Claims arising from instruments with

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION
scheduled interest payment dates set forth in such instrument, in which case interest will be paid on such interest payment dates to and including the last scheduled interest payment date preceding the Effective Date or a Support Termination Event. In the event a Support Termination Event occurs, the Debtor reserves the right to recharacterize amounts paid on account of Post-Petition Interest as payment upon the applicable Allowed Claims, but will not otherwise seek to recover any portion of such payments. The Debtor does not envision seeking to recharacterize any amounts paid on account of Post-Petition Interest unless the Plan is not confirmed and Post-Petition Interest is not payable pursuant to a subsequent plan. Except as otherwise provided herein, including Exhibit J attached hereto, interest on Allowed Claims shall not compound during
---------
quarterly periods except where an instrument governing an Allowed Claim has an interest payment period more frequently than quarterly. All remaining accrued and unpaid Post-Petition Interest as of the Effective Date shall be paid on the Effective Date or as soon as practicable thereafter.

        As to any Disputed Claim, within ten (10) days after a Final Order or the filing of a stipulation making such Disputed Claim an Allowed Claim, the holder of such Allowed Claim shall receive all pre-petition interest and Post-Petition Interest accrued and payable on such Allowed Claim pursuant to the Plan as of such date. See Section VI.P of this Disclosure Statement for more information regarding the timing of distributions under the Plan.

        To the extent allowed by law and any underlying agreement, any unpaid fees and expenses accrued through the Confirmation Date of the Bond Trustees and the trustees under the Debtor's Mortgage and various indentures (acting in their capacities as trustees and, if applicable, acting in their capacities as disbursing agents), and the Issuer of the PC Bonds, and their respective professionals shall be paid by the Debtor within ten (10) days after the Confirmation Date. Any such fees and expenses accruing after the Confirmation Date shall be payable as provided in the applicable agreement providing for such payment. Upon payment of such fees and expenses, such Persons will be deemed to have released their liens securing payment of their fees and expenses for all fees and expenses accrued through the Effective Date.

        To the extent the Plan provides for the satisfaction of a portion of Allowed Claims through the issuance of Long-Term Notes by each of ETrans, GTrans and Gen, the approximate

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION
allocation of such Long-Term Notes will be as follows: ETrans--thirty five percent (35%); GTrans--thirty percent (30%); and Gen--thirty five percent (35%). To the extent that the amount of Allowed Claims differs from those on which these allocations were based, it is expected that the amount of Gen Long-Term Notes will be increased absolutely and proportionately and the amount of Gen New Money Notes will be decreased. In such event, the amount of Reorganized Debtor New Money Notes would be increased by approximately the amount by which the Gen New Money Notes are decreased. See Exhibit E to this Disclosure Statement for
                                   ---------
more information regarding the debt securities to be issued under the Plan.

        1.  Administrative Expense Claims.

        Administrative Expense Claims are Claims constituting a cost or expense of administration of the Chapter 11 Case allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code. Such Claims include all actual and necessary costs and expenses of preserving the estate of the Debtor, all actual and necessary costs and expenses of operating the business of the Debtor-in-Possession, any indebtedness or obligations incurred or assumed by the Debtor-in-Possession in connection with the conduct of its business, all cure amounts owed in respect of leases and contracts assumed by the Debtor-in-Possession, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

        Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon as practicable thereafter, or on such other date as may be ordered by the Bankruptcy Court; provided, however, that Allowed
                                        --------  -------
Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor-in-Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtor-in-Possession shall be paid in full and performed by the Debtor-in-Possession in the ordinary

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

        2.  Professional Compensation and Reimbursement Claims.

        Professional Compensation and Reimbursement Claims are Administrative Expense Claims for the compensation of professionals and reimbursement of expenses incurred by such professionals, the Committee and members of the Committee pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code. All payments to professionals for Professional Compensation and Reimbursement Claims will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation for services rendered and reimbursement of expenses. The Bankruptcy Court will review and determine all applications for compensation for services rendered and reimbursement of expenses.

        Pursuant to the Plan, each holder of a Professional Compensation and Reimbursement Claim (a) shall file by no later than the date that is ninety (90) days after the Confirmation Date or such other date as may be fixed by the Bankruptcy Court a final application for the allowance of compensation for services rendered and reimbursement of expenses incurred, and (b) if granted, such an award by the Bankruptcy Court shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Professional Compensation and Reimbursement Claim becomes an Allowed Professional Compensation and Reimbursement Claim, or as soon as practicable thereafter or
(ii) upon such other terms as may be mutually agreed upon between such holder of an Allowed Professional Compensation and Reimbursement Claim and the Debtor.

        3.  Priority Tax Claims.

        Priority Tax Claims are Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

        Pursuant to the Plan, except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall be paid, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim at the sole option of the Debtor, (a) Cash in an amount

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon as practicable thereafter, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to eight percent (8.0%), over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim with deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

        4.  Class 1--Other Priority Claims.

        Other Priority Claims are Claims that are entitled to priority in accordance with section 507(a) of the Bankruptcy Code, other than Administrative Expense Claims and Priority Tax Claims. The Debtor believes that all Other Priority Claims have been or will be paid pursuant to an order of the Bankruptcy Court. Accordingly, the Debtor believes that there should be no Allowed Other Priority Claims.

        Class 1 is unimpaired under the Plan. Pursuant to the Plan, except to the extent that a holder of an Allowed Other Priority Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Other Priority Claim, if any exist, will be paid Cash in an amount equal to such Allowed Claim.

        5.  Class 2--Other Secured Claims.

        The Debtor believes that the Other Secured Claims will include Claims relating to mechanics' and materialmen's liens and secured tax claims, as well as any secured Claims other than those Secured Claims in Class 3a, Class 3b and Class 4a.

        Class 2 is unimpaired under the Plan. Pursuant to the Plan, except to the extent that a holder of an Allowed Other Secured Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, at the sole option of the Debtor, each holder of an Allowed Other Secured Claim shall be (a) reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, or (b) paid Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

506(b) of the Bankruptcy Code.

        6. Class 3a--Secured Claims Relating to First and Refunding Mortgage Bonds.

        Class 3a includes Secured Claims against the Debtor evidenced by the (a) 7.875% First and Refunding Mortgage Bonds Series 92A due March 1, 2002, (b) 6.250% First and Refunding Mortgage Bonds Series 93C due August 1, 2003, (c) 6.250% First and Refunding Mortgage Bonds Series 93G due March 1, 2004, (d) 5.875% First and Refunding Mortgage Bonds Series 93E due October 1, 2005, (e) 6.250% First and Refunding Mortgage Bonds Series 81B due August 1, 2011, (f) 8.800% First and Refunding Mortgage Bonds Series 91A due May 1, 2024, (g) 8.375% First and Refunding Mortgage Bonds Series 92B due May 1, 2025, (h) 8.250% First and Refunding Mortgage Bonds Series 92D due November 1, 2022, (i) 7.250% First and Refunding Mortgage Bonds Series 93A due March 1, 2026, (j) 7.250% First and Refunding Mortgage Bonds Series 93D due August 1, 2026, (k) 6.750% First and Refunding Mortgage Bonds Series 93F due October 1, 2023, and (l) 7.050% First and Refunding Mortgage Bonds Series 93H due March 1, 2024, each issued by the Debtor under a First and Refunding Mortgage under which BNY Western Trust Company was trustee on the Petition Date.

        Class 3a is impaired under the Plan. Each holder of an Allowed Secured Claim Relating to First and Refunding Mortgage Bonds will be paid Cash in an amount equal to one hundred percent (100%) of such Allowed Claim. Allowed Secured Claims Relating to First and Refunding Mortgage Bonds will not include any prepayment or other penalties associated with the repayment of the First and Refunding Mortgage Bonds.

        7. Class 3b--Secured Claims Relating to Replaced First and Refunding Mortgage Bonds.

        Class 3b includes Secured Claims against the Debtor evidenced by the Mortgage Bonds that secure the Mortgage Backed PC Bond Claims contained in Class 4a.

        Class 3b is impaired under the Plan. Pursuant to the Plan, the Mortgage Bonds will be replaced with New Mortgage Bonds with identical rates, maturities and redemption terms. In connection with the issuance of the New Mortgage Bonds, the Mortgage securing the Mortgage Bonds will be amended and restated in its entirety as provided in the Summary of Terms of Debt

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Securities, and the property transferred by the Debtor to ETrans, GTrans, Gen, Newco, the Parent and their respective subsidiaries and affiliates or sold by the Debtor pursuant to the Plan will be released from the lien of the Mortgage. As of the Effective Date, the New Mortgage Bonds will be the only debt outstanding under the Mortgage, which will then encumber all real property and substantially all personal property of the Reorganized Debtor. Each holder of a Mortgage Bond will be paid in Cash an amount equal to any and all accrued and unpaid interest owed to such holder in respect of such Mortgage Bond in accordance with the terms thereof to and including the last scheduled interest payment date preceding the Effective Date.

        8.  Class 4a--Mortgage Backed PC Bond Claims.

        Mortgage Backed PC Bond Claims are the Claims of the Issuer, Bond Trustee and the holders of Mortgage Backed PC Bonds for all amounts due and owing by the Debtor under the Loan Agreements and each of the other PC Bond Documents executed by the Debtor in connection with the issuance of each series of Mortgage Backed PC Bonds.

        Class 4a is impaired under the Plan. Pursuant to the Plan, each series of Mortgage Backed PC Bonds will remain outstanding. The Debtor's payment obligations under the PC Bond Documents related to the Mortgage Backed PC Bonds will be solely an obligation of the Reorganized Debtor. The Reorganized Debtor's obligations under the PC Bond Documents related to the Mortgage Backed PC Bonds will be secured by the New Mortgage Bonds which will, in turn, be secured by the amended and restated Mortgage. To the extent such payments are not made or provided for by the payment of Class 3b Allowed Claims to or for the benefit of the Bond Trustee, on the Effective Date, each holder of a Mortgage Backed PC Bond will be paid an amount in Cash equal to any and all accrued and unpaid interest owed to such holder in respect of such Mortgage Backed PC Bond in accordance with the terms thereof to and including the last scheduled interest payment date preceding the Effective Date. All unpaid fees and expenses of the Issuer and Bond Trustee due and owing under the applicable Loan Agreements will also be paid in Cash.

        With respect to any property transferred by the Debtor to ETrans, GTrans or Gen pursuant to the terms of the Plan, the acquisition or construction of which was financed or refinanced with the proceeds of a series of Mortgage Backed PC Bonds, the transferee shall assume

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION the obligation to perform, satisfy and/or comply with those terms, covenants, conditions or obligations under the related PC Bond Documents arising from and after the Effective Date which are to be observed, performed, satisfied or complied with by the owner or operator of the "Project" (as described therein) or any portion thereof which is then owned or controlled by such party, including, without limitation, (a) any obligation to maintain such Project or portion thereof and its other assets and to timely pay any taxes, governmental charges, assessments, insurance premiums or other costs or expenses related thereto, (b) the obligation to comply with all restrictions on the use of such Project or portion thereof set forth in the related PC Bond Documents, and (c) the obligation to refrain from taking any action or permitting any action to be taken with respect to such Project or portion thereof that could cause interest on the related series of PC Bonds to become includable in the gross income of the holders thereof for federal income tax purposes. Notwithstanding the assumption of the obligations by each of ETrans, GTrans and Gen as described above, the Reorganized Debtor will not be released from liability under the Mortgage Backed PC Bonds.

        On or prior to the Effective Date, with respect to each series of Mortgage Backed PC Bonds, the Reorganized Debtor, the Issuer and Bond Trustee shall receive an opinion of the original bond counsel to the effect that the transactions set forth in the Plan with respect to each series of Mortgage Backed PC Bonds and the execution and delivery of any releases, amendments or other agreements in connection therewith will not, in and of themselves, cause interest on such series of Mortgage Backed PC Bonds to become includable in the gross income of the holders thereof for federal income tax purposes.

        9.  Class 4b--MBIA Insured PC Bond Claims.

        MBIA Insured PC Bond Claims are the Claims of the Issuer, Bond Trustee and the holders of MBIA Insured PC Bonds for all amounts due and owing by the Debtor under the Loan Agreement and each of the other PC Bond Documents executed by the Debtor in connection with the issuance of the MBIA Insured PC Bonds.

        Class 4b is unimpaired under the Plan. Pursuant to the Plan, the MBIA Insured PC Bonds will remain outstanding. The Reorganized Debtor will be solely liable under the Loan Agreement and related PC Bond Documents related to the MBIA Insured PC Bonds. On the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Effective Date, each holder of a MBIA Insured PC Bond will be paid Cash in an amount equal to any and all accrued and unpaid interest owed to such holder in respect of such MBIA Insured PC Bond in accordance with the terms thereof to and including the last scheduled interest payment date preceding the Effective Date. All unpaid fees and expenses of the Issuer and Bond Trustee due and owing under the applicable Loan Agreements will also be paid in Cash.

        With respect to any property transferred by the Debtor to ETrans, GTrans or Gen pursuant to the terms of the Plan, the acquisition or construction of which was financed or refinanced with the proceeds of a series of MBIA Insured PC Bonds, the transferee shall assume the obligation to perform, satisfy and/or comply with those terms, covenants, conditions or obligations under the related PC Bond Documents arising from and after the Effective Date which are to be observed, performed, satisfied or complied with by the owner or operator of the "Project" (as described therein) or any portion thereof which is then owned or controlled by such party, including, without limitation, (a) any obligation to maintain such Project or portion thereof and its other assets and to timely pay any taxes, governmental charges, assessments, insurance premiums or other costs or expenses related thereto, (b) the obligation to comply with all restrictions on the use of such Project or portion thereof set forth in the related PC Bond Documents, and (c) the obligation to refrain from taking any action or permitting any action to be taken with respect to such Project or portion thereof that could cause interest on the related series of PC Bonds to become includable in the gross income of the holders thereof for federal income tax purposes. Notwithstanding the assumption of the obligations by each of ETrans, GTrans and Gen as described above, the Reorganized Debtor will not be released from liability under the MBIA Insured PC Bonds.

        On or prior to the Effective Date, the Reorganized Debtor, the Issuer and the Bond Trustee shall receive an opinion of the original bond counsel to the effect that the transactions set forth in the Plan with respect to the MBIA Insured PC Bonds and the execution and delivery of any releases, amendments or other agreements in connection therewith will not, in and of themselves, cause interest thereon to become includable in the gross income of the holders thereof for federal income tax purposes.

             DISCLOSURE STMT 1ST AMENDMENT PLAN OF REORGANIZATION

        10.  Class 4c--MBIA Claims.

        MBIA Claims consist of (a) the contingent Claims of MBIA with respect to payments which may become due by the Debtor under the terms of the MBIA Reimbursement Agreement as reimbursement for payments made by MBIA under the PC Bond Insurance Policy, and (b) the Claims of MBIA for any and all accrued and unpaid amounts due by the Debtor under the MBIA Reimbursement Agreement, including any and all amounts due by the Debtor as reimbursement of amounts paid by MBIA under the PC Bond Insurance Policy to the Bond Trustee for the payment of interest on the MBIA Insured PC Bonds.

        Class 4c is impaired under the Plan. The Reorganized Debtor will be solely liable under the MBIA Reimbursement Agreement. On the Effective Date, each holder of an Allowed MBIA Claim will be paid Cash in an amount equal to its pro rata share of the aggregate amount paid by MBIA to the Bond Trustee with respect to the payment of interest on the MBIA Insured PC Bonds during the period from the Petition Date to and including the last scheduled interest payment date preceding the Effective Date, together with its pro rata share of all other amounts then due and owing to MBIA under the terms of the MBIA Reimbursement Agreement through the Effective Date, including interest due on such amounts to the extent provided in the MBIA Reimbursement Agreement at the non-default rate.

        11.  Class 4d--Letter of Credit Backed PC Bond Claims.

        Letter of Credit Backed PC Bond Claims are the Claims against the Debtor by the Issuer, Bond Trustee and the holders of Letter of Credit Backed PC Bonds for all amounts due and owing by the Debtor under the Loan Agreements and each of the other PC Bond Documents executed by the Debtor in connection with the issuance of each series of Letter of Credit Backed PC Bonds.

        Class 4d is unimpaired under the Plan. Pursuant to the Plan, each series of Letter of Credit Backed PC Bonds will remain outstanding. Each holder of a Letter of Credit Backed PC Bond will be paid Cash in an amount equal to any and all accrued and unpaid interest owed to such holder in respect of such Letter of Credit Backed PC Bond in accordance with the terms thereof to and including the last scheduled interest payment date preceding the Effective Date. All unpaid fees and expenses of the Issuer and Bond Trustee due and owing under the applicable Loan Agreement

             DISCLOSURE STMT 1ST AMENDMENT PLAN OF REORGANIZATION will also be paid in Cash. The Reorganized Debtor will be solely liable for the Debtor's payment obligations under the PC Bond Documents related to the Letter of Credit Backed PC Bonds.

        With respect to any property transferred by the Debtor to ETrans, GTrans or Gen pursuant to the terms of the Plan, the acquisition or construction of which was financed or refinanced with the proceeds of a series of Letter of Credit Backed PC Bonds, the transferee shall assume the obligation to perform, satisfy and/or comply with those terms, covenants, conditions or obligations under the related PC Bond Documents arising from and after the Effective Date which are to be observed, performed, satisfied or complied with by the owner or operator of the "Project" (as described therein) or any portion thereof which is then owned or controlled by such party, including, without limitation, (a) any obligation to maintain such Project or portion thereof and its other assets and to timely pay any taxes, governmental charges, assessments, insurance premiums or other costs or expenses related thereto, (b) the obligation to comply with all restrictions on the use of such Project or portion thereof set forth in the related PC Bond Documents, and (c) the obligation to refrain from taking any action or permitting any action to be taken with respect to such Project or portion thereof that could cause interest on the related series of PC Bonds to become includable in the gross income of the holders thereof for federal income tax purposes. Notwithstanding the assumption of the obligations by each of ETrans, GTrans and Gen as described above, the Reorganized Debtor will not be released from liability under PC Bond Documents related to the Letter of Credit Backed PC Bonds.

        On or prior to the Effective Date, the Reorganized Debtor, the Issuer and the Bond Trustee shall receive an opinion of the original bond counsel to the effect that the transactions set forth in the Plan with respect to the Letter of Credit Backed PC Bonds and the execution and delivery of any releases, amendments or other agreements in connection therewith will not, in and of themselves, cause interest thereon to become includable in the gross income of the holders thereof for federal income tax purposes.

        12.  Class 4e--Letter of Credit Bank Claims.

        Letter of Credit Bank Claims consist of (a) the contingent Claims of each Letter of Credit Issuing Bank and the applicable Banks, if any, with respect to payments which may become

             DISCLOSURE STMT 1ST AMENDMENT PLAN OF REORGANIZATION due by the Debtor under their respective Reimbursement Agreements with the Debtor in an amount equal to the outstanding Stated Amount of each of the Letters of Credit, and (b) the Claims of the Letter of Credit Issuing Banks and the applicable Banks, if any, for any and all accrued and unpaid amounts due by the Debtor under their respective Reimbursement Agreements, including amounts due as reimbursement of amounts paid by each Letter of Credit Issuing Bank under its respective Letter of Credit to the Bond Trustee for the payment of interest on the related series of Letter of Credit Backed PC Bonds.

        Class 4e is impaired under the Plan. To the extent that the Debtor has not reimbursed the applicable Letter of Credit Issuing Bank and the applicable Banks, if any, for drawings made on the related Letter of Credit with respect to the payment of interest on the related series of Letter of Credit Backed PC Bonds to the extent provided in the respective Reimbursement Agreement, each holder of an Allowed Letter of Credit Bank Claim will be paid Cash in an amount equal to its pro rata share of the aggregate amount paid by the respective Letter of Credit Issuing Bank to the respective Bond Trustee under the terms of the applicable Letter of Credit with respect to the payment of the interest on the Letter of Credit Backed PC Bonds to which such Letter of Credit Bank Claim relates during the period from the Petition Date to and including the last scheduled interest payment date on such Letter of Credit Backed PC Bonds preceding the Effective Date. Each holder of an Allowed Letter of Credit Bank Claim will also be paid Cash in an amount equal to its pro rata share of all other amounts then due and owing to the respective Letter of Credit Issuing Bank and the applicable Banks, if any, under the terms of the respective Reimbursement Agreement (other than for reimbursement of drawings on the respective Letter of Credit) through the Effective Date, including interest at the non-default rate due on such amounts to the extent provided in the respective Reimbursement Agreements, any due and owing Forbearance, Extension and Letter of Credit Fees (as hereinafter defined) through the Effective Date, and the reasonable fees and expenses of unrelated third party professionals retained by the Letter of Credit Issuing Banks, to the extent incurred subsequent to the Petition Date in the Chapter 11 Case, which with respect to each Letter of Credit Issuing Bank for the period prior to December 1, 2001 shall be in an aggregate amount not to exceed the amount mutually agreed to by the Debtor and each Letter of Credit Issuing Bank.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        On the Effective Date one of the following shall occur with respect to each series of Letter of Credit Backed PC Bonds and its respective Letter of Credit, at the option of the Debtor separately for each series of Letter of Credit Backed PC Bonds:

        Purchase Option:  The respective series of Letter of Credit Backed PC
        ---------------
     Bonds shall be called for mandatory tender in accordance with the terms of the respective Indenture and shall be purchased by the respective Bond Trustee through a draw on the related Letter of Credit and, at the option of the respective Letter of Credit Issuing Bank, shall either be registered in the name of the respective Letter of Credit Issuing Bank or in the name of the Debtor subject to a first lien security interest in favor of the respective Letter of Credit Issuing Bank to additionally secure the obligations of the Debtor under the related Reimbursement Agreement.

        On the Effective Date, to the extent that the Debtor has not reimbursed the applicable Letter of Credit Issuing Bank and the applicable Banks, if any, for drawings made on the related Letter of Credit with respect to the payment of interest on the related series of Letter of Credit Backed PC Bonds to the extent provided in the respective Reimbursement Agreement, each holder of an Allowed Letter of Credit Bank Claim will receive Cash in an amount equal to its pro rata share of the interest portion of the purchase price of the tendered Letter of Credit Backed PC Bonds paid out of a draw on the respective Letter of Credit.

        On the Effective Date, the Letter of Credit Issuing Bank shall transfer the related Letter of Credit Backed PC Bonds in the aggregate principal amount as set forth on Exhibit K attached hereto to the Debtor free and
                            ----------
     clear of all liens.

        On the Effective Date, each holder of an Allowed Letter of Credit Bank Claim will receive its pro rata share of (i) Cash in an amount equal to sixty percent (60%) of the principal portion of the purchase price of the tendered Letter of Credit Backed PC Bonds paid out of a draw on the respective Letter of Credit, and (ii) Long-Term Notes from ETrans, GTrans and Gen, collectively, having an aggregate face value equal to forty percent (40%) of the principal portion of the purchase price of the tendered Letter of Credit Backed PC Bonds paid out of a draw on the respective Letter of Credit, plus its pro rata share of a placement fee

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION in an aggregate amount equal to one and a half percent (1.5%) of the principal amount of such Long Term Notes. Alternatively, at the option of the Letter of Credit Issuing Bank, the reimbursement for the principal portion of the purchase price of the tendered Letter of Credit Backed PC Bonds paid out of a draw on the respective Letter of Credit shall be paid on the Effective Date through a combination of Cash and long-term notes upon terms equivalent to the Cash, long-term notes and other consideration provided for treatment of unsecured creditors generally in the confirmed Plan.

        - or -

        Remarketing Option:  The respective series of Letter of Credit Backed PC
        ---------------------
     Bonds shall be called for mandatory tender in accordance with the terms of the respective Indenture and shall be purchased by the respective Bond Trustee through a draw on the related Letter of Credit. The Debtor will then either (i) provide or cause to be provided to the respective Bond Trustee an alternative "Credit Facility" pursuant to the terms of the respective Indenture in lieu of the existing Letter of Credit, or (ii) shall obtain the consent of the Issuer to remarket the respective series of Letter of Credit Backed PC Bonds without credit enhancement in accordance with the terms of the applicable Indenture. In either event the respective series of Letter of Credit Backed PC Bonds shall be remarketed, at par, in accordance with the terms of the Indenture and the other PC Bond Documents.

        In such event, on the Effective Date, the Letter of Credit Issuing Bank will receive (i) from the Debtor, to the extent that the Debtor has not reimbursed the applicable Letter of Credit Issuing Bank and the applicable Banks, if any, for drawings made on the related Letter of Credit with respect to the payment of interest on the related series of Letter of Credit Backed PC Bonds to the extent provided in the respective Reimbursement Agreement, Cash in an amount equal to the interest portion of the purchase price of the tendered Letter of Credit Backed PC Bonds paid out of a draw on the respective Letter of Credit, and (ii) from the Bond Trustee, an amount equal to the principal portion of the purchase price of the tendered Letter of Credit Backed PC Bonds paid out of a draw on the respective Letter of Credit, which amount shall be paid from the remarketing proceeds of the respective Letter of

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

     Credit Backed PC Bonds in accordance with the terms of the respective Indenture.

        On or prior to the Effective Date, the Reorganized Debtor, the Issuer and the Bond Trustee shall receive an opinion of the original bond counsel to the effect that the transactions set forth in the Plan with respect to the Letter of Credit Bank Claims and the execution and delivery of any amendments or other agreements in connection therewith will not, in and of themselves, cause interest thereon to become includable in the gross income of the holders thereof for federal income tax purposes.

        Since the Petition Date, consistent with its duties as a Debtor-in-Possession, the Debtor has not reimbursed any of the Letter of Credit Issuing Banks for any of the payments they have made pursuant to the several post-petition draws by the respective Bond Trustees which have been applied to the payment of interest on the related series of Letter of Credit Backed PC Bonds. As a result thereof, each of the Letter of Credit Issuing Banks may have had the right upon the passage of time, the giving of notice or both to (a) declare a default under its respective Reimbursement Agreement, (b) notify the respective Bond Trustee of such default, and (c) direct the respective Bond Trustee to call an "Event of Default" under the terms of the respective Indenture and, in accordance with the terms of the respective Indenture, cause the Bond Trustee to declare the respective series of Letter of Credit Backed PC Bonds immediately due and payable.

        However, pursuant to the terms of an agreement among the Debtor and each of the Letter of Credit Issuing Banks, the Letter of Credit Issuing Banks have agreed, among other things and subject to certain conditions, to (i) maintain each of the Letters of Credit outstanding in the stated amounts set forth on Exhibit K attached hereto, (ii) not provide the Trustee with notice of any
---------
default under any of the Reimbursement Agreements or non-reinstatement of any of the Letters of Credit or take any other action which would result in the mandatory tender or redemption, either in whole or in part, of any of the outstanding Letter of Credit Backed PC Bonds without the prior written consent of the Debtor, and (iii) extend the expiration date of each of the Letters of Credit to the first business day subsequent to the one year anniversary of the existing expiration date of each Letter of Credit. In consideration for such forbearance and other actions by the Letter of Credit Issuing Banks, the Debtor has agreed, among other things and subject to certain conditions, to pay to

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION each Letter of Credit Issuing Bank, (A) during the period from and after the date such payments are approved by the Bankruptcy Court and continuing until the Confirmation Date, quarterly, in arrears, the Letter of Credit fee as set forth in the respective Reimbursement Agreement (the "Original Letter of Credit Fee"), together with an amount equal to the positive difference, if any, of an amount per annum equal to two percent (2%) of the Stated Amount of the Letter of Credit, less the Original Letter of Credit Fee, which total fee accrues from and after December 1, 2001 and until the Confirmation Date, and has been payable on the same dates as are set forth for payment of Letter of Credit Fees in the applicable Reimbursement Agreement, and (B) during the period from and after the Confirmation Date and continuing until the Effective Date, quarterly, in arrears, the Original Letter of Credit Fee, together with an amount equal to the positive difference, if any, of an amount per annum equal to three percent (3%) of the Stated Amount of the Letter of Credit, less the Original Letter of Credit Fee, which total fee accrues from and after the Confirmation Date until the Effective Date, and shall be payable on the same dates as are set forth for payment of Letter of Credit fees in the applicable Reimbursement Agreement (the Original Letter of Credit Fee together with such additional sums being hereinafter referred to collectively as the "Forbearance, Extension and Letter of Credit Fees").

        In the event that a Letter of Credit Issuing Bank were to elect to take such action or if the respective series of Letter of Credit Backed PC Bonds were otherwise subject to mandatory redemption as the result of the expiration of the respective Letter of Credit or otherwise, then the Bond Trustee would, in accordance with the terms of the respective Indenture and the respective Letter of Credit, draw upon the respective Letter of Credit and apply such drawn funds to the full payment and redemption of the related series of Letter of Credit Backed PC Bonds, with the end result that (a) the related series of Letter of Credit Backed PC Bonds would no longer remain outstanding, and (b) all or a part of the contingent portion of the Class 4e Claim of such Letter of Credit Issuing Bank and the applicable Banks, if any, would be converted to a Class 4f Claim in an amount equal to the amount due by the Debtor under the terms of the respective Reimbursement Agreement as reimbursement for amounts paid by such Letter of Credit Issuing Bank under its respective Letter of Credit to the Bond Trustee for the payment of the redemption price of the related

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Series of Letter of Credit Backed PC Bonds.

        13.  Class 4f--Prior Bond Claims.

        Prior Bond Claims consist of the Claims of the Prior Letter of Credit Issuing Banks for any and all accrued and unpaid amounts due by the Debtor under their respective Prior Reimbursement Agreements, including amounts due as reimbursement of amounts paid by each Prior Letter of Credit Issuing Banks under its respective Prior Letter of Credit to the Bond Trustee for the payment of the redemption price of the related series of Prior Bonds.

        Class 4f is impaired under the Plan. On the Effective Date, each holder of an Allowed Prior Bond Claim will be paid an amount in Cash equal to its pro rata share of (a) the accrued and unpaid interest due on the Debtor's outstanding reimbursement obligation under the respective Prior Reimbursement Agreement in accordance with the terms thereof at the non-default rate to and including the Effective Date, (b) all other amounts (other than the Reimbursement Obligation) then due and owing to the respective Prior Letter of Credit Issuing Bank under the terms of the respective Prior Reimbursement Agreement through the Effective Date and (c) sixty percent (60%) of such outstanding Reimbursement Obligation. Each Prior Reimbursement Agreement between the Debtor and a Prior Letter of Credit Issuing Bank will be modified on the Effective Date to provide that the Reorganized Debtor shall be solely liable thereunder for the remaining forty percent (40%) of the respective Reimbursement Obligation which shall be payable in ten years and shall bear interest at the same rate as the Reorganized Debtor notes with a ten-year maturity, unless and until, with respect to each series of Prior Bonds, (a) the Issuer (or other authorized governmental entity) issues a new series of revenue refunding bonds for the benefit of the Reorganized Debtor (the "Refunding Bonds") in an aggregate principal amount equal to the outstanding Refunding Obligation, and
(b) the terms and conditions relating to the issuance of Refunding Bonds set forth below are satisfied. In addition, each holder of an Allowed Prior Bond Claim will be paid its pro rata share (based on the face value of the Long-Term Notes or other non-Cash obligations received) of a $40 million placement fee to be divided among holders of Allowed Claims in Classes 4(f), 5, 6, 7 and 9.

        The Refunding Bonds will be issued pursuant to a new trust indenture, loan agreement and related documents and for a term and with interest, payment and security provisions all

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION substantially similar to the related series of Prior Bonds.

        The proceeds from the sale of such Refunding Bonds will be loaned to the Reorganized Debtor and applied to the payment of the related outstanding Reimbursement Obligation. The Reorganized Debtor will be solely liable for the payment obligations under the Refunding Bond documents.

        In connection with the issuance of any such Refunding Bonds, the Prior Letter of Credit Bank will issue its irrevocable letter of credit to the bond trustee for the benefit of the holders of the Refunding Bonds and for the account of the Reorganized Debtor, in a stated amount equal to the principal amount of the related Refunding Bonds plus an interest component equal to accrued interest on such Refunding Bonds at an assumed rate equivalent to the assumed rate for the interest component of its Prior Letter of Credit and for such a specified period as may be required by the rating agency rating the Refunding Bonds. Such letter of credit shall be issued for a term of not less than five years from the date of issuance. In such event, the Reorganized Debtor will enter into a new reimbursement agreement with the Prior Letter of Credit Issuing Bank upon substantially the same terms as the Prior Reimbursement Agreement entered into with respect to the related series of Prior Bonds.

        With respect to each series of Refunding Bonds, the issuer of such Refunding Bonds shall receive, on the date of issuance of the Refunding Bonds, an opinion of nationally recognized bond counsel to the effect that the interest on such series of Refunding Bonds is not includable in the gross income of the holders thereof for federal income tax purposes.

        14.  Class 4g--Treasury PC Bond Claims.

        Treasury PC Bond Claims are the Claims of the Issuer, Bond Trustee and the holders of Treasury PC Bonds for all amounts due and owing by the Debtor under the Loan Agreements and each of the other PC Bond Documents executed by the Debtor in connection with the issuance of each series of Treasury PC Bonds.

        Class 4g is unimpaired under the Plan. Pursuant to the Plan, each series of Treasury PC Bonds will be reinstated pursuant to section 1124 of the Bankruptcy Code and remain outstanding. The Debtor's payment obligations under the PC Bond Documents related to the Treasury PC Bonds

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION will be solely the obligation of the Reorganized Debtor. On the Effective Date, each holder of an Allowed Treasury PC Bond Claim will be paid an amount in Cash equal to all accrued and unpaid interest owed to such holder with respect to such Treasury PC Bond in accordance with the terms thereof to and including the last scheduled interest payment date preceding the Effective Date. All unpaid fees and expenses of the Issuer and Bond Trustee due and owing under the applicable Loan Agreements will also be paid in Cash.

        With respect to any property transferred by the Debtor to ETrans, GTrans or Gen pursuant to the terms of the Plan, the acquisition or construction of which was financed or refinanced with the proceeds of a series of Treasury PC Bonds, the transferee shall assume the obligation to perform, satisfy and/or comply with those terms, covenants, conditions or obligations under the related PC Bond Documents arising from and after the Effective Date which are to be observed, performed, satisfied or complied with by the owner or operator of the "Project" (as described therein) or any portion thereof which is then owned or controlled by such party, including, without limitation, (a) any obligation to maintain such Project or portion thereof and its other assets and to timely pay any taxes, governmental charges, assessments, insurance premiums or other costs or expenses related thereto, (b) the obligation to comply with all restrictions on the use of such Project or portion thereof set forth in the related PC Bond Documents, and (c) the obligation to refrain from taking any action or permitting any action to be taken with respect to such Project or portion thereof that could cause interest on the related series of PC Bonds to become includable in the gross income of the holders thereof for federal income tax purposes. Notwithstanding the assumption of the obligations by each of ETrans, GTrans and Gen as described above, the Reorganized Debtor will not be released from liability under the Treasury PC Bonds.

        On the Effective Date, the Reorganized Debtor, the Issuer, and the Bond Trustee shall receive an opinion of the original bond counsel to the effect that the transactions set forth in the Plan with respect to the Treasury PC Bonds and the execution and delivery of any releases, amendments or other agreements in connection therewith will not, in and of themselves, cause interest thereon to become includable in the gross income of the holders thereof for federal income tax purposes.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        15.  Class 5--General Unsecured Claims.

        Class 5 includes, but is not limited to, (a) Revolving Line of Credit Claims, (b) Medium Term Notes Claims, (c) Senior Note Claims, (d) Floating Rate Notes Claims, (e) DWR Claims, (f) Southern San Joaquin Valley Power Authority Bond Claims, (g) Commercial Paper Claims, (h) Claims arising from the rejection of executory contracts and unexpired leases as defined in section 365 of the Bankruptcy Code, (i) Claims relating to pre-petition litigation against the Debtor, (j) Claims of the Debtor's vendors, suppliers and service providers, and
(k) Claims relating to intercompany obligations to Affiliates; provided,
                                                               --------
however, that General Unsecured Claims will not include any unsecured Claims
-------
included in any other class.

        Class 5 is impaired under the Plan. Each Allowed General Unsecured Claim will be satisfied as follows: (i) all pre-petition interest will be paid in Cash and (ii) the remainder of such Allowed Claim will be paid sixty percent (60%) in Cash and forty percent (40%) in Long-Term Notes from ETrans, GTrans and Gen, collectively. In addition, each holder of an Allowed General Unsecured Claim will be paid in Cash on the Effective Date or as soon as practicable thereafter its pro rata share (based on the face value of Long-Term Notes or other non-Cash obligations received) of a $40 million placement fee to be divided among holders of Allowed Claims in Classes 4(f), 5, 6, 7 and 9.

        16.  Class 6--ISO, PX and Generator Claims.

        Class 6 includes Allowed Claims of the ISO, PX and various power generators for purchases of electricity or ancillary services by the Debtor in markets operated by the PX and the ISO. The aggregate amount of ISO, PX and Generator Claims filed is materially higher than the amount the Debtor believes is allowable under the Plan. There are at least $4 billion in duplicate ISO, PX and Generator Claims resulting from clerical errors, identical Claims filed by the PX and electric power generators, and amendments to Claims filed without withdrawing the original Claim. In addition to these duplicates, the amount of Claims filed by electric power generators, the PX and the ISO for supplying power (without allocating a certain portion of such amount to the Debtor) is $3.9 billion. The Debtor's share of this amount is $1.7 billion according to the account summaries received to date from the PX for the period through January 17, 2001. Many Claims were also filed

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION relating to services provided after January 17, 2001, the date on and after which the applicable FERC decisions preclude the imposition of such costs on the Debtor. Also, the Debtor expects to recover at least $400 million in refunds through the FERC's determination of just and reasonable rates, subject to further hearings and appeals. In addition, one generator has agreed to a pre-petition offset of its Claim in the amount of $200 million. Thus, the Debtor estimates that the allowable amount of ISO, PX and Generator Claims is $1.1 billion. All ISO, PX and Generator Claims are Disputed Claims.

        Class 6 is impaired under the Plan. Each Allowed ISO, PX and Generator Claim will be satisfied as follows: (i) all pre-petition interest will be paid in Cash and (ii) the remainder of such Allowed Claim will be paid sixty percent (60%) in Cash and forty percent (40%) in Long-Term Notes from ETrans, GTrans and Gen, collectively. In addition, each holder of an Allowed ISO, PX and Generator Claim will be paid in Cash on the Effective Date or as soon as practicable thereafter its pro rata share (based on the face value of Long-Term Notes or other non-Cash obligations received) of a $40 million placement fee to be divided among holders of Allowed Claims in Classes 4(f), 5, 6, 7 and 9.

        17.  Class 7--ESP Claims.

        Class 7 includes Allowed Claims of ESPs with respect to PX energy credits to be paid by the Debtor to such ESPs. The Debtor provides PX energy credits to those customers who have chosen to buy electricity from an ESP other than the Debtor. The amount of such credit is then paid to the applicable ESP, provided the ESP has passed the credit onto the customer. All ESP Claims are Disputed Claims. The Debtor disputes the validity of the PX energy credits since it believes that the retail rate freeze ended as early as May 2000 (which would eliminate the credits) and since the credit has been based on wholesale electricity prices found by the FERC to be unjust and unreasonable.

        Class 7 is impaired under the Plan. Each Allowed ESP Claim will be satisfied as follows: (i) all pre-petition interest will be paid in Cash and
(ii) the remainder of such Allowed Claim will be paid sixty percent (60%) in Cash and forty percent (40%) in Long-Term Notes from ETrans, GTrans and Gen, collectively. In addition, each holder of an Allowed ESP Claim will be

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION paid in Cash on the Effective Date or as soon as practicable thereafter its pro rata share (based on the face value of Long-Term Notes or other non-Cash obligations received) of a $40 million placement fee to be divided among holders of Allowed Claims in Classes 4(f), 5, 6, 7 and 9.

        18.  Class 8--Environmental and Tort Claims.

        Class 8 includes any Environmental Claims and Tort Claims, but does not include (a) any Claims settled, liquidated or determined by a Final Order or a binding award, agreement or settlement prior to the Petition Date for amounts payable by the Debtor for damages or other obligations in a fixed dollar amount payable in a lump sum or by a series of payments (which Claims are classified as General Unsecured Claims), or (b) Chromium Litigation Claims.

        Class 8 is unimpaired under the Plan. Subject to the next paragraph, each Allowed Environmental and Tort Claim shall be satisfied in full in the ordinary course of business at such time and in such manner as the Reorganized Debtor, ETrans, GTrans or Gen, as the case may be, is obligated to satisfy such Allowed Claim under applicable law.

        All Environmental and Tort Claims are Disputed Claims and shall be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Case had not been commenced (except that, under sections 365 and 1124 of the Bankruptcy Code, contractual provisions, accelerations and defaults eliminated or rendered unenforceable by such sections shall remain eliminated or unenforceable, and the stay shall remain in place for any Environmental and Tort Claim as to which sections 365 and 1124 of the Bankruptcy Code are applicable) and shall survive the Effective Date as if the Chapter 11 Case had not been commenced and, upon the determination, resolution or adjudication of any such Claim as provided herein, such Claim shall be deemed to be an Allowed Environmental and Tort Claim in the amount established by a Final Order entered with respect to such determination, resolution or adjudication or by a binding award, agreement or settlement; provided, however, that (a) the Debtor will
                                --------  -------
object under section 502 of the Bankruptcy Code with respect to any proof of claim filed by or on behalf of a holder of an Environmental Claim or Tort Claim, and (b) any rejection, avoidance, recovery, subordination, or other power (or defense) available to the Debtor under applicable provisions of the Bankruptcy Code shall be determined in accordance with applicable bankruptcy law as well as applicable non-

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION bankruptcy law. Subject to the foregoing, all such Environmental and Tort Claims shall be determined and liquidated in the administrative or judicial tribunal in which they are pending as of the Effective Date or, if no such action is pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. To effectuate the foregoing, the entry of the Confirmation Order shall, effective as of the Effective Date, constitute a modification of any stay or injunction under the Bankruptcy Code that would otherwise preclude the determination, resolution, or adjudication of any Environmental Claims or Tort Claims, except for any Environmental Claim or Tort Claim arising out of the exercise by the Debtor, as Debtor-in-Possession, of any rejection, avoidance, recovery, subordination, or other power (or defense) available to it under applicable provisions on the Bankruptcy Code. Nothing contained in this paragraph will constitute or be deemed to constitute a waiver of any (i) claim, right or cause of action that the Debtor, Reorganized Debtor, ETrans, GTrans or Gen may have against any Person or Governmental Entity in connection with or arising out of any Environmental and Tort Claim, including, but not limited to, any rights under section 157(b) of title 28, United States Code, or (ii) defense in any action or proceeding in any administrative or judicial tribunal, including, without limitation, with respect to the jurisdiction of such administrative or judicial tribunal.

        19.  Class 9- Chromium Litigation Claims.

        Class 9 includes Chromium Litigation Claims, but does not include (a) any Claims settled, liquidated or determined by a Final Order or a binding award, agreement or settlement for amounts payable by the Debtor for damages or other obligations prior to the Petition Date in a fixed dollar amount payable in a lump sum or by a series of payments (which are classified as General Unsecured Claims), or (b) Environmental and Tort Claims. All Chromium Litigation Claims are Disputed Claims.

        Class 9 is impaired under the Plan. Each Allowed Chromium Litigation Claim will be satisfied as follows: such Allowed Claim will be paid sixty percent (60%) in Cash and forty percent (40%) in Long-Term Notes from ETrans, GTrans and Gen, collectively. In addition, each holder of an Allowed Chromium Litigation Claim will be paid in Cash on the Effective Date or as soon as practicable thereafter its pro rata share (based on the face value of Long-Term Notes or other non-

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Cash obligations received) of a $40 million placement fee to be divided among holders of Allowed Claims in Classes 4(f), 5, 6, 7 and 9.

        20.  Class 10--Convenience Claims.

        Class 10 includes Allowed Claims of vendors, suppliers and service providers or arising from the rejection of executory contracts and unexpired leases as defined in section 365 of the Bankruptcy Code (a) in the amount of $100,000 or less or (b) consensually reduced to $100,000 by the holder of the Claim.

        Class 10 is unimpaired under the Plan. Each holder of an Allowed Convenience Claim will be paid Cash in the amount of one hundred percent (100%) of such Allowed Claim.

        21.  Class 11--QUIDS Claims.

        Class 11 includes Unsecured Claims against the Debtor evidenced by 7.90% Deferrable Interest Subordinated Debentures, Series A, Due December 31, 2025 issued pursuant to an indenture by and between the Debtor and National City Bank of Indiana, as successor-in-interest to Bank One Trust Company, N.A., as successor-in-interest to The First National Bank of Chicago, as trustee, dated November 28, 1995, as supplemented by the First Supplemental Indenture dated November 28, 1995, as supplemented by the Second Supplemental Indenture dated March 25, 1996.

        Class 11 is impaired under the Plan. Each Allowed QUIDS Claim will be satisfied as follows: (i) all pre-petition interest will be paid in Cash and
(ii) the remainder of such Allowed Claim will be paid one hundred percent (100%) in QUIDS Notes from Gen.

        22.  Class 12--Preferred Stock Equity Interests.

        Class 12 includes the Debtor's First Preferred Stock, par value $25.00 per share, and the Debtor's $100 First Preferred Stock, par value $100.00 per share. The Debtor's First Preferred Stock includes: (a) 6% Non-Redeemable First Preferred, (b) 5.5% Non-Redeemable First Preferred, (c) 5% Non-Redeemable First Preferred, (d) 5% Redeemable First Preferred Series D, (e) 5% Redeemable First Preferred Series E, (f) 4.80% Redeemable First Preferred, (g) 4.50% Redeemable First Preferred, (h) 4.36% Redeemable First Preferred, (i) 6.57% Redeemable First Preferred, (j) 7.04% Redeemable First Preferred, and (k) 6.30% Redeemable First Preferred.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        Class 12 is unimpaired under the Plan./23/ Each holder of a Preferred Stock Equity Interest will retain its Preferred Stock in the Reorganized Debtor and will receive in Cash any dividends and sinking fund payments accrued in respect of such Preferred Stock through the last scheduled payment date prior to the Effective Date.

        23.  Class 13--Common Stock Equity Interests.

        Class 13 includes one hundred percent (100%) of 326,926,667 issued and outstanding shares of common stock of the Debtor, all of which shares are held directly or indirectly by the Parent.

        Class 13 is impaired under the Plan. Each holder of a Common Stock Equity Interest will retain its Common Stock in the Debtor, but the Common Stock directly held by the Parent will be distributed to the shareholders of the Parent pursuant to the Plan in the Reorganized Debtor Spin-Off.

       N.  SECURITIES ISSUED UNDER THE PLAN; WORKING CAPITAL FACILITIES.
           ------------------------------------------------------------

        1.  Equity Securities.

        No new equity securities will be issued to holders of Claims or Equity Interests in satisfaction of Allowed Claims under the Plan. In connection with the Restructuring Transactions, however, each of ETrans, GTrans and Gen have issued membership interests to Newco, and Newco has issued common stock to the Debtor. In addition, pursuant to the Plan, the Debtor will declare and pay a dividend to the Parent of all of the outstanding common stock of Newco. The Debtor will also declare and pay a stock dividend to the Parent such that after such dividend is paid, the number of issued and outstanding shares of common stock of the Debtor directly held by the Parent will be the same as the number of issued and outstanding shares of common stock of the Parent. The Parent will thereafter complete the Reorganized Debtor Spin-Off by declaring and paying a one-for-one

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION dividend of the common stock of the Reorganized Debtor held by the Parent to the holders of record of Parent common stock as of a record date.

        2.  Debt Securities.

        Each of ETrans, GTrans and Gen will issue Long-Term Notes, and Gen will issue the QUIDS Notes, to the Reorganized Debtor, and the Reorganized Debtor will then transfer such notes to certain holders of Allowed Claims. The Reorganized Debtor will also issue New Mortgage Bonds. In addition, each of the Reorganized Debtor, ETrans, GTrans and Gen will issue New Money Notes. The terms of the debt securities to be issued under the Plan are described in the Summary of Terms of Debt Securities attached hereto as Exhibit E. The
                                                       ---------
Proponents will not proceed with the issuance or sale of any debt securities under the Plan unless S&P and Moody's shall have issued credit ratings for the New Money Notes, the Long-Term Notes and the QUIDS Notes to be issued by the Reorganized Debtor, ETrans, GTrans and Gen, as applicable, of not less than BBB-and Baa3, respectively. The debt securities to be issued for cash will be registered under the Securities Act. The Proponents shall take all commercially reasonable actions prior to the date on which all debt securities issued or sold under the Plan are freely tradable to ensure that such debt securities will be structured and priced in such a manner to trade at or above par; provided,
                                                                 --------
however, that the assurances undertaken by the Proponents are not intended to
-------
protect against changes in market interest rates or other conditions that may affect the trading value of any such debt securities after the date of issuance. At all times prior to the date on which all debt securities issued or sold under the Plan are freely tradable, the Committee will be given reasonable observation rights in the process of structuring and pricing the debt securities.

                    a.  Allocation of Notes under the Plan.

        The purpose of the Plan is to pay all creditors of the Debtor in full and create businesses which will be healthy and sustainable after the Effective Date. In order to achieve this goal, the Debtor has created three creditworthy entities, in addition to the Reorganized Debtor, which will be able to access the capital markets, both short and long-term, to raise the funds necessary to pay creditors in full and meet the ongoing capital needs of each business. The Plan is designed to enable each of the Reorganized Debtor, ETrans, GTrans and Gen to achieve investment grade credit ratings

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION and maximize the overall level of debt capital that can be raised by each company consistent with maintaining investment grade credit ratings. In evaluating each company's debt capacity, the Proponents and their respective financial advisors used methods typically used by credit rating agencies and obtained direct feedback from both S&P and Moody's.

        The Plan was designed based on an analysis of the projected cash flows of the Reorganized Debtor, ETrans, GTrans and Gen. The ability to issue debt securities to satisfy the Debtor's obligations based on these cash flows was then evaluated in terms of market perception of the relative risks associated with the respective businesses to identify the relative debt capacity which would permit an investment grade, creditworthy status for the debt securities.

        The allocation among the Reorganized Debtor, ETrans, GTrans and Gen of the aggregate debt required to implement the Plan closely correlates with the allocation of assets among the companies based on book capitalization (and market value for Gen). However, based on the risk profiles associated with each particular business and in order to obtain investment grade credit ratings for the debt securities, the Proponents have allocated somewhat more debt to ETrans and GTrans relative to the value of their assets and have allocated somewhat less debt to the Reorganized Debtor and Gen relative to the value of their assets.

                b. Mechanics of Notes Offerings under the Plan.

        The Proponents and their respective financial advisors have developed a financing plan for the structuring and pricing of the New Money Notes, the Long-Term Notes and the QUIDS Notes. The New Money Notes for the Reorganized Debtor will be marketed separately from all other debt securities. Once the registration statement with respect to the Reorganized Debtor New Money Notes has been declared effective by the SEC, these notes will be priced and will become freely tradable on a "when issued" basis. The settlement date for the sale of the New Money Notes by the Reorganized Debtor will be three (3) days after the effective date of the registration statement for the Reorganized Debtor New Money Notes. Upon the closing of the Reorganized Debtor's New Money Notes issuance, the gross proceeds from the sale, together with funds sufficient to pay accrued interest and a redemption premium through the Mandatory Redemption Date (as defined below), will be placed in escrow. This escrow may only be released to the Reorganized Debtor on

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION the Effective Date. If the Effective Date does not occur on or prior to the 90th day following the settlement date for the New Money Notes issued by the Reorganized Debtor (the "Mandatory Redemption Date"), such securities will be redeemed mandatorily and the escrow funds will be used to effect such redemption.

        Subsequent to the initiation of the marketing process of the New Money Notes for the Reorganized Debtor, the New Money Notes for ETrans, GTrans and Gen will be marketed by the underwriters. Once the registration statements with respect to the New Money Notes for ETrans, GTrans and Gen have been declared effective by the SEC, these notes will be priced and will become freely tradable on a "when issued" basis. The settlement date for the sale of the New Money Notes by ETrans, GTrans and Gen will be two (2) days after the effective date of the registration statements for these securities.

        Concurrently with the marketing efforts for the New Money Notes of ETrans, GTrans and Gen, the underwriters will independently communicate with the Claims holders in those classes that will receive Long-Term Notes issued by ETrans, GTrans and Gen in an attempt to assess the dollar volume of resell indications from such holders prior to the Effective Date. Based upon such indications, the underwriters will make all commercially reasonable efforts to arrange buy-side demand, in excess of such resell indications, to mitigate any initial supply and demand imbalances once trading commences on the Long-Term Notes. The Long-Term Notes will not be tradable (including through derivative transactions) until the settlement date for the corresponding New Money Notes of ETrans, GTrans or Gen. The initial holders of the Long-Term Notes may thereafter sell their Long-Term Notes either under section 1145 of the Bankruptcy Code or pursuant to resale prospectuses that form a part of registration statements to be filed by ETrans, GTrans and Gen. The underwriters will also make a market for both the New Money Notes and the Long-Term Notes, thereby providing liquidity for the securities. Lastly, all initial sales of the Long-Term Notes made within ten (10) days after the Effective Date must be effected through one of the book-running managers of the New Money Notes offerings in order to enable the book-running managers to further assess and balance resell interest. These actions by the bookrunning managers, taken together, are designed to provide the holders of Long-Term Notes the ability to resell their securities,

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION if they so choose, at par value.

        Coupon rates on the Long-Term Notes will match the coupon rates of the corresponding New Money Notes, based on the issuing entity and the maturity date. If no comparable maturity exists for a Long-Term Note, the coupon rate will be set in consultation with the syndicate book-running managers of the applicable New Money Notes to initially price such Long-Term Notes at par.

        3.  Working Capital Facilities.

        Each of the Reorganized Debtor, ETrans, GTrans and Gen also will establish separate working capital facilities for the purpose of funding seasonal fluctuations in working capital and providing letters of credit primarily for workers' compensation liabilities in the event the Reorganized Debtor, ETrans, GTrans or Gen do not secure State approval of self-funding as described in Section VI.K.4 of this Disclosure Statement and certain other contingencies. ETrans will also use letters of credit as collateral for transactions with the ISO. Additionally, the Reorganized Debtor will use letters of credit as collateral for natural gas purchases. The following table sets forth the available components and amounts of such facilities (amounts in millions):

                           Reorganized
                             Debtor       ETrans      GTrans      Gen
                             ------       ------      ------      ---
Available for Drawings       $  495        $230        $65        $100
Letters of Credit            $  705        $150        $30        $ 80
                             ======        ====        ===        ====
Total                        $1,200        $380        $95        $180


        The foregoing amounts are estimates and may be adjusted based on circumstances in effect as of the Effective Date.

                  O.  METHOD OF DISTRIBUTION UNDER THE PLAN.
                      -------------------------------------

        All distributions under the Plan shall be made by the Debtor as Disbursing Agent or such other entity designated by the Debtor as Disbursing Agent. A Disbursing Agent shall not be required to provide any bond, surety or other security for the performance of its duties, unless otherwise ordered by the Bankruptcy Court and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond, surety or other security shall be borne by the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Debtor.

        Subject to Bankruptcy Rules 3021 and 9010, all distributions under the Plan shall be made (i) to the holder of each Allowed Claim at the address of such holder as listed on the Debtor's Bankruptcy Schedules as of the Distribution Record Date, unless the Debtor or, on and after the Effective Date, the Reorganized Debtor, has been notified in writing of a change of address, including, without limitation, by the filing of a proof of Claim by such holder that provides an address for such holder different from the address reflected on the Debtor's Bankruptcy Schedules, or (ii) pursuant to the terms of a particular indenture of the Debtor or in accordance with other written instructions of a trustee under such indenture.

        At the close of business on the Distribution Record Date, the claims register shall be closed, and there shall be no further changes in the record holder of any Claim or Equity Interest. The Debtor shall have no obligation to recognize any transfer of any Claim or Equity Interest occurring after the Distribution Record Date. The Debtor shall instead be authorized and entitled to recognize and deal with, for all purposes of the Plan, only those holders of Claims and Equity Interests stated on the claims register as of the close of business on the Distribution Record Date.

        Any payment of Cash made by the Debtor pursuant to the Plan shall, at the Debtor's option, be made by check drawn on a domestic bank or wire transfer. No payment of Cash less than $100 shall be made by the Debtor to any holder of a Claim unless a request therefor is made in writing to the Debtor. Any payment of Cash made by the Debtor pursuant to the Plan shall first be drawn proportionately from the segregated Cash accounts established pursuant to
Section 7.1(e), 7.2(e) and 7.3(e) of the Plan.

        Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

        All distributions under the Plan that are unclaimed for a period of one year after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Debtor and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                  P.  TIMING OF DISTRIBUTIONS UNDER THE PLAN.
                      --------------------------------------

        Except to the extent a holder of an Allowed Claim or Equity Interest has otherwise been paid all or a portion of such holder's Allowed Claim or Equity Interest prior to the Effective Date, payments and distributions to holders of Allowed Claims shall be made on the Effective Date, or as soon as practicable thereafter. Payments or distributions made after the Effective Date to a holder of a Disputed Claim which later becomes an Allowed Claim will be deemed to have been made on the date payments or distributions are made to holders of Allowed Claims in the same Class as such Disputed Claim. Notwithstanding the foregoing, the Debtor will pay all accrued but unpaid pre-petition interest and Post-Petition Interest through the Confirmation Date on all Allowed Claims within ten
(10) days after the Confirmation Date or as soon as practicable thereafter; provided, however, that the Debtor, in its sole discretion, may file a motion
--------  -------
with the Bankruptcy Court to allow the Debtor to make such interest payments at an earlier date. In addition, except as otherwise provided herein, including Exhibit J attached hereto, following the Confirmation Date, the Debtor will pay
---------
Post-Petition Interest in arrears on a quarterly basis on the first day of April, July, October and January on all Allowed Claims through the earlier of the Effective Date or the occurrence of a Support Termination Event, with the exception of Allowed Claims arising from instruments with scheduled interest payment dates set forth in such instrument, in which case interest will be paid on such interest payment dates to and including the last scheduled interest payment date preceding the Effective Date or a Support Termination Event. In the event a Support Termination Event occurs, the Debtor reserves the right to recharacterize amounts paid on account of Post-Petition Interest as payment upon the applicable Allowed Claims, but will not otherwise seek to recover any portion of such payments. The Debtor does not envision seeking to recharacterize any amounts paid on account of Post-Petition Interest unless the Plan is not confirmed and Post-Petition Interest is not payable pursuant to a subsequent plan. Except as otherwise provided herein, including Exhibit J
                                                                 ---------
attached hereto, interest on Allowed Claims shall not compound during quarterly periods except where an instrument governing an Allowed Claim has an interest payment period more frequently than quarterly. All remaining accrued and unpaid Post-Petition Interest as of the Effective Date shall be paid on the Effective Date or as soon as practicable thereafter. As to any Disputed Claim, within

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION ten (10) days after a Final Order or the filing of a stipulation making such Disputed Claim an Allowed Claim, the holder of such Allowed Claim shall receive all pre-petition interest and Post-Petition Interest accrued and payable on such Allowed Claim pursuant to the Plan as of such date.

           Q. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.
              -----------------------------------------------------

        The Bankruptcy Code grants the Debtor the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the counter party to the agreement may file a claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage claims are subject to certain limitations imposed by the Bankruptcy Code.

        The Debtor is in the process of identifying and reviewing its executory contracts and unexpired leases in order to determine which agreements it will assume, assume and assign, or reject. Generally, the Debtor intends to assume or assume and assign substantially all of its executory contracts and unexpired leases. Due to the large number of agreements the Debtor must review, the Debtor is not prepared to present the schedules discussed below to the Bankruptcy Court at this time. Nevertheless, the Debtor has made decisions regarding certain agreements and included a list of FERC jurisdictional agreements to be assumed and assumed and assigned in the Debtor's filings with the FERC on November 30, 2001. See Application Seeking Approval under Section 203 of the Federal Power Act and Related Declaratory Orders under Sections 201 and 305 of the Federal Power Act and Section 12 of the Natural Gas Act, Volume VI, Exhibit No. PGE-4-1 of Testimony of Stephen J. Metague, Identification of Ratepayer Services, Assignments and Protections (Docket Nos. EC02-31-000, EL02-36-000 and CP02-38-000) for the list of those agreements.

        Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any Person or Governmental Entity shall be deemed assumed by the Debtor, as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to Final Order entered prior to the Confirmation Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date which results in a Final Order or (iii) that is set forth in Schedule 6.1(a)(i) (executory contracts) or Schedule 6.1(a)(ii)

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

(unexpired leases), which schedules shall be included in the Plan Supplement. The Debtor reserves the right, on or prior to the Confirmation Date, to amend Schedules 6.1(a)(i) and 6.1(a)(ii) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be assumed by the Debtor or rejected, as the case may be, as of the Effective Date. The Debtor will give notice of any such amendment to each counterparty to any executory contract the status of which is changed as a result of the amendment (i.e., any executory contract which is to be assumed, rejected or assumed and assigned as a result of the amendment). In the event that the counterparty opposes the proposed amendment, the Debtor will make all reasonable efforts to provide such counterparty a reasonable opportunity under the circumstances to object prior to confirmation of the Plan and, to the extent that such counterparty had the right to vote on the Plan, or became entitled to vote on the Plan as a result of the amendment to Schedule 6.1(a)(i) or 6.1(a)(ii), to provide such counterparty a reasonable time to cast a Ballot to accept or reject the Plan, or to amend its Ballot. The listing of a document on Schedules 6.1(a)(i) or 6.1(a)(ii) shall not constitute an admission by the Debtor that such document is an executory contract or an unexpired lease or that the Debtor has any liability thereunder. Notwithstanding anything to the contrary, the Debtor waives its right to make amendments pursuant to Section 6.1(a) of the Plan with respect to the assumption of the PG&E-Western Area Power Administration Contract 2948A and related contracts, as described in Exhibit G
                                                                     ---------
to this Disclosure Statement.

        Pursuant to the sections 365(f) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases specified on Schedules 6.1(b)(i) and 6.1(b)(ii) to the Plan Supplement shall be deemed assumed and assigned by the Debtor on the Effective Date to those entities as set forth in such schedules. Each executory contract and unexpired lease to be assumed or assumed and assigned by the Debtor shall include modifications, amendments, supplements, restatements, or other similar agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule 6.1(b)(i) or 6.1(b)(ii) to the Plan Supplement.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        Pursuant to the Plan, each executory contract and unexpired lease listed or to be listed on Schedules 6.1(a)(i) or 6.1(a)(ii) shall include (i) modifications, amendments, supplements, restatements, or other similar agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 6.1(a)(i) or 6.1(a)(ii) and (ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedules 6.1(a)(i) or 6.1(a)(ii), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements previously has been assumed or assumed and assigned by the Debtor.

        All savings, retirement, health care, severance, performance-based cash incentive, retention, employee welfare benefit, life insurance, disability and similar plans and agreements of the Debtor are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Debtor in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

        Pursuant to the Plan, subject to and upon the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to the Plan, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtor may assume, assume and assign or reject the unexpired leases of non-residential real property pursuant to the Plan, through the Confirmation Date, (iii) the approval, pursuant to Section 365(f) and 1123(b)(2) of the Bankruptcy Code, of the assignment of the executory contracts and unexpired leases assigned pursuant to the Plan, and (iv) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 6.1 of the Plan.

        Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Debtor shall cure any and all undisputed defaults under any executory contract or

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION unexpired lease assumed or assumed and assigned by the Debtor pursuant to the Plan, in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor's liability with respect thereto or as may otherwise be agreed to by the parties.

        Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court and served upon the Debtor no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to Schedules 6.1(a)(i) or 6.1(a)(ii) relating to such executory contracts or unexpired leases. All such Claims not filed within such time will be forever barred from assertion against the Debtor, its estate and its property. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts or unexpired leases shall be treated as General Unsecured Claims under the Plan.

               R.  PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS.
                   -------------------------------------------

        On the Effective Date (or as soon as practicable thereafter), and after making all distributions required to be made on the Effective Date, the Reorganized Debtor shall establish, at its election, one or more separate escrows, each of which shall be administered by the Disbursing Agent in accordance with the Plan and pursuant to the direction of the Bankruptcy Court, and shall deposit or segregate into such escrow account(s) sufficient Cash and Long-Term Notes to make distributions in respect of Disputed Claims; provided,
                                                                     --------
however, the Reorganized Debtor shall establish an escrow solely for the benefit
-------
of any Disputed Chromium Litigation Claims, and shall maintain such escrow separate from any escrow(s) established for the benefit of any other Disputed Claims. No distributions from the escrow(s) shall be made until such Disputed Claims have been Allowed or otherwise resolved by the Bankruptcy Court and any such distributions shall be made in accordance with the Plan. Any Cash deposited into the escrow with respect to Disputed Chromium Litigation Claims shall be invested only in either (i) money market funds consisting primarily of short-term U.S. treasury securities or (ii) obligations of or guaranteed by the United States of America or any agency thereof. Except as set forth in the preceding sentence, neither the Debtor nor any Related

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Party (within the meaning of Treasury Regulation Section 1.468B-1(d)(2)) shall have any discretion over the disposition or investment of property in the escrow with respect to Disputed Chromium Litigation Claims.

        The escrow(s) shall be terminated by the Reorganized Debtor when all distributions and other dispositions of the property of such escrow account have been made in accordance with the Plan. If any property remains in an escrow account after all Disputed Claims for which such escrowed property is being held have been resolved and distributions made in respect thereof, such property shall revert to and become the property of Reorganized Debtor which shall, in turn, deliver such property to ETrans, GTrans and Gen, as applicable, other than such property to be retained by the Reorganized Debtor. In determining the aggregate amount necessary to fund any escrow account(s), the Debtor may deposit the estimated allowable amount of any Disputed Claim, as determined by the Bankruptcy Court. Any such escrow(s) established pursuant to the Plan shall be subject to the continuing jurisdiction of the Bankruptcy Court.

        In the event that the amount of Long-Term Notes deposited into the escrow(s) is insufficient to make the required payments once certain Disputed Claims become Allowed Claims, ETrans, GTrans and Gen shall be required to issue to the Reorganized Debtor additional Long-Term Notes to enable the Reorganized Debtor to make such payments. Such Long-Term Notes would have terms and conditions identical to, but might not trade together with, the Long-Term Notes previously issued. Whether any such additional Long-Term Notes will be required, the amount thereof, and the time at which such Long-Term Notes would be issued, is uncertain at this time.

        Subject to the definitive guidance from the Internal Revenue Service (the "IRS") or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent shall treat the escrow with respect to any Disputed Chromium Litigation Claims as a "qualified settlement fund" within the meaning of Treasury Regulation Section 1.468B-1. Pursuant to the Plan, the parties (including all holders of such Claims) shall report consistently with such treatment. See Section XII of this Disclosure Statement for more information regarding the tax treatment of the escrow(s).

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        Except as to applications for allowance of compensation and reimbursement of Professional Compensation and Reimbursement Claims under sections 330 and 503 of the Bankruptcy Code, the Debtor shall, on and after the Effective Date, have the exclusive right to make and file objections to Disputed Administrative Expense Claims and Disputed Claims. Except as to applications for allowance of compensation and reimbursement of Professional Compensation and Reimbursement Claims under sections 330 and 503 of the Bankruptcy Code, on and after the Effective Date, the Debtor shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Administrative Expense Claims and Claims and compromise, settle or otherwise resolve Disputed Administrative Expense Claims and Disputed Claims without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor shall file all objections to Administrative Expense Claims (other than applications for allowances of compensation and reimbursement of expenses) and Claims and serve such objections upon the holder of the Administrative Expense Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than one hundred eighty (180) days after the Effective Date, or such later date as may be approved by the Bankruptcy Court.

             S.  CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN.
                 ------------------------------------------------

        The Plan shall not be confirmed by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to Section
8.4 of the Plan:

     . the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, approving the Plan, authorizing the Debtor to execute, enter into and deliver the Plan, and to execute, implement and take all actions necessary or appropriate to give effect to the transactions contemplated by the Plan;

     . the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, determining that the Debtor, the Parent and their respective affiliates are not liable or responsible for any DWR Contracts (except for the DWR Claims) or purchases of power by the DWR, and any liabilities associated therewith;

     . the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, prohibiting the Reorganized Debtor from accepting, directly or indirectly, an assignment of the DWR Contracts;

     . the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, prohibiting the reassumption of the net open position of its electric customers by the Reorganized Debtor unless the conditions discussed in Section VI.G of this Disclosure Statement are satisfied;

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

     . the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, approving the commitment of ETrans to join a FERC-approved RTO and authorizing ETrans to join such FERC-approved RTO at such time as it is operational;

     . the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, approving and authorizing the execution of, and finding reasonable the terms and conditions of, the proposed (1) power sales agreement between Gen and the Reorganized Debtor, (2) the transportation and storage services agreement between GTrans and the Reorganized Debtor, (3) the Master Separation Agreement, and (4) the Tax Matters Agreement, each as contemplated by the Plan and discussed in
        Section VI.F of this Disclosure Statement;

     . the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, prohibiting the CPUC and the State of California from taking any action related to the allocation or other treatment of any "gain on sale" related to assets transferred or disposed of under the Plan that would adversely impact the Reorganized Debtor;

     . the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, that the CPUC affiliate transaction rules are not applicable to the Restructuring Transactions or any transactions or agreements contemplated thereby;

     . the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, that the approval of state and local agencies of California, including, but not limited to, the CPUC, shall not be required in connection with the Restructuring Transactions because section 1123 of the Bankruptcy Code preempts such state and local laws;

     . the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, that the Proponents are not required to comply with Chapter 5 and Section 1001 of the California Corporations Code because section 1123 of the Bankruptcy Code preempts such state law; and

     . the Confirmation Order shall be, in form and substance, acceptable to the Proponents.

            T. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN.
               -------------------------------------------------

        The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 8.4 of the
Plan:

     . the Confirmation Order, in form and substance acceptable to the Proponents shall have been entered by the Bankruptcy Court on or before June 30, 2002, and shall have become a Final Order;

     .  the Effective Date shall have occurred on or before January 1, 2003;

     . all actions, documents and agreements necessary to implement the Plan shall have been effected or executed;

     . the Proponents shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Proponents to be necessary to implement the Plan;

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

     . S&P and Moody's shall have issued credit ratings for the New Money Notes, the Long-Term Notes and the QUIDS Notes to be issued by the Reorganized Debtor, ETrans, GTrans and Gen, as applicable, of not less than BBB- and Baa3, respectively;

     . the Plan shall not have been modified in a material way, including any modification pursuant to Section 11.11 of the Plan, since the Confirmation Date; and

     . the Reorganized Debtor shall have consummated the sale of the Reorganized Debtor New Money Notes as contemplated by the Plan and the New Money Notes of each of ETrans, GTrans and Gen shall have been priced and the trade date with respect thereto shall have occurred.

          Subject to Section 11.11 of the Plan, the Proponents may waive, by a writing signed by authorized representatives of each of the Proponents and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent to effectiveness of the Plan set forth above, other than the conditions relating to the entry of the Confirmation Order and the credit ratings described above.

          In the event that one or more of the conditions to the Effective Date described above and set forth in Section 8.2 of the Plan have not occurred or been waived on or before January 1, 2003, (i) the Confirmation Order shall be vacated, (ii) no distributions under the Plan shall be made, (iii) the Debtor and all holders of Claims and Equity Interests shall be restored to the status
                                                                        ------
quo ante as of the day immediately preceding the Confirmation Date as though the
--- ----
Confirmation Date never occurred and (iv) the Debtor's obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor; provided, however, that amounts paid pursuant to Section 4.2(a) of the
        --------  -------
Plan on account of Post-Petition Interest may be recharacterized as a payment upon the applicable Allowed Claims, in the sole discretion of the Proponents, but the Debtor will not otherwise seek to recover any portion of such payments. The Debtor does not envision seeking to recharacterize any amounts paid on account of Post-Petition Interest unless the Plan is not confirmed and Post-Petition Interest is not payable pursuant to a subsequent plan. Notwithstanding the foregoing, any property or other assets transferred to Land Holdings and subsequently sold or otherwise transferred by Land Holdings to a third party shall be unaffected by Section 8.3 of the Plan.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

          U.  IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THE PLAN.
              -----------------------------------------------------

          From and after the Effective Date, the Reorganized Debtor, Newco, ETrans, GTrans and Gen may operate their businesses, and may use, acquire and dispose of their property free of any restrictions imposed under the Bankruptcy Code. As of the Effective Date, all property of the Reorganized Debtor, Newco, ETrans, GTrans and Gen shall be free and clear of all Liens, claims and interests of holders of Claims and Equity Interests, except as otherwise provided in the Plan. Unless otherwise provided, all injunctions and stays provided for in the Chapter 11 Case under section 105 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect in accordance with the terms of such injunctions. Unless otherwise provided, the automatic stay provided under section 362 of the Bankruptcy Code shall remain in full force and effect until the Effective Date.

                         V.  DISCHARGE AND INJUNCTION.
                             ------------------------

          The rights afforded pursuant to the Plan and the treatment of all Claims and Equity Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any Post-Petition Interest accrued on such Claims, against the Debtor, or any of its assets or properties. Except as otherwise provided in the Plan, pursuant to section 1141(d)(1) of the Bankruptcy Code (i) as of the Confirmation Date, all such Claims against and Equity Interests in the Debtor shall be satisfied, discharged and released in full and
(ii) all Persons and Governmental Entities shall be enjoined from asserting against the Reorganized Debtor, Newco, ETrans, GTrans, Gen, their predecessors or successors, or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

          Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in the Debtor, are permanently enjoined, on and after the Confirmation Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Reorganized Debtor, Newco,

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

ETrans, GTrans or Gen on account of any such Claim or Equity Interest, (iii) creating, perfecting or enforcing any encumbrance of any kind against the Reorganized Debtor, Newco, ETrans, GTrans or Gen or against the property or interests in property of the Reorganized Debtor, Newco, ETrans, GTrans or Gen on account of any such Claim or Equity Interest, (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Reorganized Debtor, Newco, ETrans, GTrans or Gen or against the property or interests in property of the Reorganized Debtor, Newco, ETrans, GTrans or Gen on account of any such Claim or Equity Interest and (v) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims or Causes of Action which are extinguished, dismissed or released pursuant to the Plan. The injunction shall also enjoin all parties in interest, including, without limitation, all entities who have held, hold or may hold Claims against or Equity Interests in the Debtor, from taking any action in violation of the Confirmation Order. Such injunction shall extend to successors of the Reorganized Debtor, Newco, ETrans, GTrans and Gen, their respective properties and interests in property. Except as provided in Sections 11.5, 11.6 and 11.7 of the Plan, Section 9.6 of the Plan does not enjoin, bar or otherwise impair the commencement or prosecution of direct personal claims against any Person other than the Reorganized Debtor, Newco, ETrans, GTrans and Gen.

                                  W.  VOTING.
                                      ------

        1.  Voting of Claims.

        Each holder of an Allowed Claim or Equity Interest in an impaired Class of Claims or Equity Interests that is entitled to vote on the Plan pursuant to
Article IV of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in the Disclosure Statement Order attached hereto as Exhibit B, or any other order or orders of the Bankruptcy Court.
----------

        2.  Elimination of Vacant Classes.

        Any Class of Claims that is not occupied as of the date of commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 or as to which no vote is cast shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        3.  Nonconsensual Confirmation.

        If one or more classes of Claims or Equity Interests entitled to vote shall not accept the Plan by the requisite statutory majorities provided in section 1126(c) of the Bankruptcy Code, the Proponents reserve the right to amend the Plan in accordance with Section 11.11 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code, or both. With respect to any impaired Classes of Claims or Equity Interests that may be deemed to reject the Plan, the Proponents shall request the Bankruptcy Court to confirm the Plan under section 1129(b) of the Bankruptcy Code. See Section VII.C.2 of this Disclosure Statement for more information regarding nonconsensual confirmation.

                 X.  SUMMARY OF OTHER PROVISIONS OF THE PLAN.
                     ---------------------------------------

        The following subsections summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

        1.  Amendment or Modification of the Plan.

        Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Proponents at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the
      --------
conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Proponents shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified by the Proponents at any time after the Confirmation Date and before substantial consummation of the Plan, provided that
                                                                   --------
the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification is determined by the Bankruptcy Court to not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

        The Proponents and the Committee shall negotiate in good faith any and all material amendments or modifications to the Plan or in connection with any proposed waiver concerning any

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION provision of the Plan, including, but not limited to, the waiver of any conditions to confirmation of the Plan or the Effective Date. If the Proponents and the Committee do not agree upon any such proposed amendments, modifications or waivers, the Proponents shall only implement such amendment, modification or waiver pursuant to a Final Order of the Bankruptcy Court obtained after notice and a hearing on not less than ten (10) days' notice to the Committee and other parties in interest.

        2.  Cancellation of Existing Securities and Agreements.

        Pursuant to the Plan, on the Effective Date, the promissory notes, bonds, debentures and all other debt instruments evidencing any Claim, including Administrative Expense Claims, other than those that are reinstated and rendered unimpaired or renewed and extended pursuant to Article IV of the Plan, respectively, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtor under the agreements and indentures governing such Claims, as the case may be, shall be discharged. The Common Stock and Preferred Stock representing Equity Interests shall remain outstanding.

        Holders of promissory notes, bonds, debentures and any and all other debt instruments evidencing any Claim shall not be required to surrender such instruments pursuant to the Plan.

        3.  Revocation or Withdrawal of the Plan.

        The Proponents reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Proponents revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained in the Plan shall constitute or be deemed a waiver or release of any claims by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

        4.  Termination of Committee.

        Pursuant to the Plan, the appointment of the Committee shall terminate on the Effective Date.

        5.  Effectuating Documents and Further Transactions.

        Pursuant to the Plan, each of the Parent, the Debtor, the Reorganized Debtor, Newco,

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

ETrans, GTrans and Gen is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

        6.  Exculpation.

        Pursuant to the Plan, none of the Debtor, the Parent or the Committee or any of their respective members, officers, directors, employees, advisors, professionals or agents shall have or incur any liability to any holder of a Claim or Equity Interest or other party in interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Case, negotiations regarding or concerning the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtor, the Parent and the Committee and each of their respective members, officers, directors, employees, advisors, professionals and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided that
                                                                  --------
nothing in Section 11.7 of the Plan shall effect a release in favor of any Person other than the Debtor with respect to any debt owed to any Governmental Entity for any liability of such Person arising under (i) the Tax Code, or any state, city or municipal tax code, or (ii) the environmental laws of the United States, any state, city or municipality.

        7.  Release of Parent.

        In partial consideration for the terms of the Plan, including, but not limited to, the complete satisfaction of all Allowed Claims against the Debtor and the Reorganized Debtor Spin-Off, the confirmation of the Plan shall constitute a full waiver and release by the Debtor, the Reorganized Debtor, their successors in interest and their assignees from any Claims or Causes of Action that were asserted or could have been asserted as of the Effective Date by the Debtor against the Parent or the Parent's officers, directors, employees, representatives and agents, including, but not limited to, any claims or causes of action related to any alleged fraudulent conveyances or transfers, preferences or other Causes of Action under chapter 5 of the Bankruptcy Code or

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION analogous state statutes. The Debtor believes that all Claims and Causes of Action, if any, to be released pursuant to this provision of the Plan have little or no merit and have little or no value to the Debtor.

        8.  Plan Supplement.

        The following documents shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court on or before February 1, 2002:

     . Certain schedules to the Plan, including the schedules of executory contracts and unexpired leases to be assumed and assigned, or rejected pursuant to the Plan;

     .  Master Separation Agreement;

     .  Tax Matters Agreement;

     .  Power Sales Agreement between Gen and the Reorganized Debtor; and

     . Transportation and Storage Services Agreement between GTrans and the Reorganized Debtor.

        Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours or through the "Pacific Gas & Electric Company Chapter 11 Case" link available through the website maintained by the Bankruptcy Court at http://www.canb.uscourts.gov. In addition, holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtor at the address set forth in Section 11.15 of the Plan.

        9.  Ancillary Plan Materials.

        The following additional information shall be filed with the Clerk of the Bankruptcy Court at least thirty (30) days prior to the Confirmation Date:

     . schedules listing the members of the boards of control and officers of ETrans, GTrans and Gen;

     . schedules listing the directors and officers of Newco and the Reorganized Debtor; and

     . a schedule of the surplus property and property rights to be transferred or sold pursuant to Section 7.5(a) of the Plan.

        The information filed with the Ancillary Plan Materials will be limited to the documents listed above. Upon its filing with the Bankruptcy Court, the Ancillary Plan Materials may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours or through

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION the "Pacific Gas & Electric Company Chapter 11 Case" link available through the website maintained by the Bankruptcy Court at http://www.canb.uscourts.gov. In addition, holders of Claims or Equity Interests may obtain a copy of the Ancillary Plan Materials upon written request to the Debtor at the address set forth in Section 11.15 of the Plan.

        10. Retention of Jurisdiction.

        Pursuant to the Plan, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

               (a) to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

               (b) to hear and determine any and all adversary proceedings, applications and contested matters;

               (c) to hear and determine any objections to Administrative Expense Claims or Claims;

               (d) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

               (e) to issue such orders as may be necessary in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

               (f) to consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

               (g) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

               (h) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan and/or the Confirmation Order;

               (i) to hear and determine proceedings to recover assets of the Debtor and

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION property of the Debtor's estate, wherever located;

               (j) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

               (k) to hear and determine matters concerning the escrow(s), if any, established pursuant to Section 5.4(h) of the Plan;

               (l) to hear any other matter not inconsistent with the Bankruptcy Code; and

               (m)  to enter a final decree closing the Chapter 11 Case.

        11.  Exemption from Transfer Taxes.

        Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any instrument of transfer under, in furtherance of, or in connection with the Plan (including, without limitation, the transfer of real and personal property from the Debtor to ETrans, GTrans and Gen in accordance with Article VII of the Plan, the recording of any mortgages by ETrans, GTrans and Gen with respect to any debt incurred in furtherance of the Plan, and any merger agreements or agreements of consolidation, deeds, bills of sale or other assignments or transfers executed in connection with any of the transactions contemplated under the Plan), shall not be subject to any stamp, real estate transfer, documentary transfer, mortgage recording, sales, use or other similar tax. All sale transactions consummated by the Debtor and approved by the Bankruptcy Court on and after the Petition Date through and including the Effective Date, including, without limitation, the sales, if any, by the Debtor of owned property or assets pursuant to section 363(b) of the Bankruptcy Code and the assumptions, assignments and sales, if any, by the Debtor of executory contracts and unexpired leases pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, documentary transfer, mortgage recording, sales, use or other similar tax.

        12.  Fees and Expenses.

        Subject to section 1129(a)(4) and other provisions of the Bankruptcy Code, to the extent

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION
applicable, as of the Confirmation Date the Debtor may reimburse the Parent for any and all fees and expenses of professional persons incurred by the Parent in connection with the preparation of this Disclosure Statement and the Plan and the prosecution, implementation and consummation of the Plan; provided, however,
                                                              --------  -------
that in the event the Debtor recharacterizes any amounts paid on account of Post-Petition Interest as payment upon the applicable Allowed Claim pursuant to the Plan, the Parent shall, within ten (10) days after such recharacterization, return any such reimbursement amounts to the Debtor. On a monthly basis thereafter, the Debtor shall reimburse the Parent for any and all fees and expenses of professional persons incurred by the Parent in connection with the Disclosure Statement and the consummation of the Plan.

        From and after the Confirmation Date, the Reorganized Debtor shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

        13.  Payment of Statutory Fees.

        All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date.

        14.  Severability.

        In the event that the Bankruptcy Court determines that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan. It shall be a condition to the effectiveness of the Plan that the Plan shall not be materially modified.

        15.  Binding Effect.

        The Plan shall be binding upon and inure to the benefit of the Proponents, the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Reorganized Debtor, Newco, ETrans, GTrans, Gen, the holders of Claims and Equity Interests, other parties in interest, and their respective successors and assigns.

        16.  Governing Law.

        Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, California law, without giving effect to the principles of conflicts of law of such jurisdiction.

        17.  Withholding and Reporting Requirements.

        In connection with the consummation of the Plan, the Debtor shall comply with all applicable withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

        18.  Sections 1125 and 1126 of the Bankruptcy Code.

        As of and subject to the occurrence of the Confirmation Date, (a) the Proponents shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation section 1125(a) of the Bankruptcy Code, and any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Proponents and each of their respective affiliates, agents, directors, officers, employees, advisors and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and, therefore, are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

        19.  Allocation of Plan Distributions.

        All distributions in respect of Allowed Claims will be allocated first to the portion of such Claims representing interest (as determined for federal income tax purposes), second to the original principal amount of such Claims (as determined for federal income tax purposes), and any

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION excess to the remaining portion of such Claims.

        20.  Minimum Distributions.

        No payment of Cash less than $100 shall be made by the Debtor to any holder of a Claim unless a request therefor is made in writing to the Debtor. Any payment of Cash made by the Debtor pursuant to the Plan shall first be drawn proportionately from the segregated Cash accounts established pursuant to Sections 7.1(e), 7.2(e) and 7.3(e) of the Plan.

        21.  Preservation of Certain Claims.

        Included in the Debtor's Bankruptcy Schedules, as amended on July 2, 2001, is Schedule B. Item 20 of Schedule B contains a list of certain contingent and unliquidated claims of the Debtor against third parties. The Debtor preserves its rights to pursue these claims, in any appropriate forum, either prior to or following the Effective Date.

        22.  Notices.

        All notices, requests and demands to or upon the Debtor, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

        If to the Debtor:

        Pacific Gas and Electric Company
        77 Beale Street
        P.O. Box 7442
        San Francisco, California  94120
        Attn:  General Counsel
        Telephone:  (415) 973-7000
        Facsimile:  (415) 973-5520

        with a copy to:

        PG&E Corporation
        One Market, Spear Street Tower
        Suite 2400
        San Francisco, California  94105
        Attn:  General Counsel
        Telephone:  (415) 267-7000
        Facsimile:  (415) 267-7265

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION and:

        Howard, Rice, Nemerovski, Canady, Falk & Rabkin
        Three Embarcadero Center, 7th Floor
        San Francisco, California  94111
        Attn:  James L. Lopes
        Telephone:  (415) 434-1600
        Facsimile:  (415) 217-5910

        and:

        Weil, Gotshal & Manges LLP
        767 Fifth Avenue
        New York, New York 10153
        Attn:  Michael P. Kessler
        Telephone:  (212) 310-8000
        Facsimile:  (212) 310-8007

        and:

        Dewey Ballantine LLP
        Two Houston Center
        909 Fannin Street, Suite 1100
        Houston, Texas 77010
        Attn:  Alan Gover
        Telephone:  (713) 576-1500
        Facsimile:  (713) 576-1533

        If to the Committee:

        Milbank, Tweed, Hadley & McCloy LLP
        601 South Figueroa Street, 30th Floor
        Los Angeles, California 90017
        Attn:  Paul S. Aronzon
        Telephone:  (213) 892-4000
        Facsimile:  (213) 629-5063

        If to the Trustee:

        The Office of the United States Trustee
        250 Montgomery Street, Suite 1000
        San Francisco, California  94104
        Attn:  Stephen L. Johnson
        Telephone:  (415) 705-3333
        Facsimile:  (415) 705-3379

                VII.  CONFIRMATION AND CONSUMMATION PROCEDURE.
                      ---------------------------------------

        Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

                          A.  SOLICITATION OF VOTES.
                              ---------------------

        In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims and Equity Interests in Classes 3a, 3b, 4a, 4c, 4e, 4f, 5, 6, 7, 9, 11 and 13 are impaired, and the holders of

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Allowed Claims in each of such Classes are entitled to vote to accept or reject the Plan. Claims and Equity Interests in Classes 1, 2, 4b, 4d, 4g, 8, 10 and 12/24/ are unimpaired. Accordingly, the holders of Allowed Claims and Equity Interests in each of such Classes are conclusively presumed to have accepted the Plan, and the solicitation of acceptances with respect to such Classes is not required under section 1126(f) of the Bankruptcy Code.

        The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in such class holding at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the allowed claims in such class casting ballots for acceptance or rejection of the plan. The Bankruptcy Code defines "acceptance" of a plan by a class of equity interests as acceptance by holders in such class holding at least two-thirds (2/3) in amount of the allowed interests casting ballots for acceptance or rejection of the plan.

        A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

                         B.  THE CONFIRMATION HEARING.
                             ------------------------

        The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for __________, 2002, commencing at _____ a.m., Pacific Time, before the Honorable Dennis Montali, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Northern District of California, 235 Pine Street, San Francisco, California 94014, or such other location as the Bankruptcy Court directs. The Confirmation Hearing may be continued from time to time by the Bankruptcy Court without further notice except for the announcement of the continuation date made at the Confirmation Hearing or at any subsequent continued Confirmation Hearing. Any objection to confirmation must

_________________

   /24/While the Debtor believes that Class 12 is unimpaired by the Plan, certain holders of Preferred Stock Equity Interests believe that Class 12 is impaired by the Plan. To avoid delaying the voting process, holders of Preferred Stock Equity Interests are being solicited to vote on the Plan as a precautionary measure so that the voting results will be available if it is determined by the Bankruptcy Court that such Class is impaired. Allowing the holders of Preferred Stock Equity Interests to vote shall be without prejudice to the Debtor's contention that this Class is unimpaired and the Debtor reserves the right to contest any objection to the unimpaired status of this Class.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or securities of the Debtor held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court with a copy to chambers, together with proof of service thereof, and served upon the following parties on or before ________, 2002 at 4:00 p.m., Pacific Time:


        Pacific Gas and Electric Company
        77 Beale Street
        P.O. Box 7442
        San Francisco, California  94120
        Attn:  General Counsel

        PG&E Corporation
        One Market, Spear Street Tower
        Suite 2400
        San Francisco, California  94105
        Attn:  General Counsel

        Howard, Rice, Nemerovski, Canady,
             Falk & Rabkin
        A Professional Corporation
        Three Embarcadero Center, 7th Floor
        San Francisco, California  94111
        Attn:  James L. Lopes

        Weil, Gotshal & Manges LLP
        767 Fifth Avenue
        New York, New York 10153
        Attn:  Michael P. Kessler

        Dewey Ballantine LLP
        Two Houston Center
        909 Fannin Street, Suite 1100
        Houston, Texas 77010
        Attn:  Alan Gover

        The Office of the United States Trustee
        250 Montgomery Street, Suite 1000
        San Francisco, California  94104
        Attn:  Stephen L. Johnson

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IT MAY NOT BE

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

CONSIDERED BY THE BANKRUPTCY COURT.

                               C.  CONFIRMATION.
                                   ------------

        At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and (iii) in the "best interests" of creditors and shareholders that are impaired under the plan.

        1.  Acceptance.

        The following classes of Claims and Equity Interests are impaired, will receive distributions under the Plan and are entitled to vote to accept or reject the Plan: Class 3a--Secured Claims Relating to First and Refunding Mortgage Bonds, Class 3b--Secured Claims Relating to Replaced First and Refunding Mortgage Bonds, Class 4a--Mortgage Backed PC Bond Claims, Class 4c-- MBIA Claims, Class 4e--Letter of Credit Bank Claims, Class 4f--Prior Bond Claims, Class 5--General Unsecured Claims, Class 6--ISO, PX and Generator Claims, Class 7--ESP Claims, Class 9--Chromium Litigation Claims, Class 11-- QUIDS Claims, and Class 13--Common Stock Equity Interests.

        The following classes of Claims and Equity Interests are unimpaired and, therefore, are conclusively presumed to have accepted the Plan: Class 1--Other Priority Claims, Class 2--Other Secured Claims, Class 4b--MBIA Insured PC Bond Claims, Class 4d--Letter of Credit Backed PC Bond Claims, Class 4g--Treasury PC Bond Claims, Class 8--Environmental and Tort Claims, Class 10--Convenience Claims, and Class 12--Preferred Stock Equity Interests./25/

        The Proponents reserve the right to amend the Plan in accordance with its terms or seek nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code, or both, with

___________________

   /25/While the Debtor believes that Class 12 is unimpaired by the Plan, certain holders of Preferred Stock Equity Interests believe that Class 12 is impaired by the Plan. To avoid delaying the voting process, holders of Preferred Stock Equity Interests are being solicited to vote on the Plan as a precautionary measure so that the voting results will be available if it is determined by the Bankruptcy Court that such Class is impaired.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION respect to any Class of Claims that is entitled to vote to accept or reject the Plan, if such Class rejects the Plan.

        2.  Unfair Discrimination and Fair and Equitable Tests.

        To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

     .  Secured Creditors. Either (a) each impaired secured creditor retains its
        -----------------
        liens securing its secured claim and receives on account of its secured claim deferred cash payments totaling, and having a present value as of the effective date of the plan equal to, at least the amount of its allowed secured claim, (b) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (c) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (a) or (b) above.

     .  Unsecured Creditors. Either (a) each impaired unsecured creditor
        -------------------
        receives or retains as of the effective date of the plan property of a value equal to the amount of its allowed claim or (b) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

     .  Equity Interests. Either (a) each impaired holder of an equity interest
        ----------------
        will receive or retain as of the effective date of the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (b) the holder of any interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

        A plan does not "discriminate unfairly" with respect to a nonaccepting class if the value of the cash, securities and/or other value to be distributed to the nonaccepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose legal rights are the same as those of the nonaccepting class.

        The Debtor believes and will demonstrate at the Confirmation Hearing that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired Class that does not vote to accept the Plan.

        3.  Feasibility.

        The Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Plan meets this requirement, the Debtor has analyzed its ability to meet its obligations under the Plan. As part of this analysis, the Debtor has prepared projections of the financial performance for each of ETrans, GTrans, Gen and the Reorganized Debtor for the period from January 1, 2003 through December 31, 2005 (the "Projection Period"). These projections, and the assumptions on which they are based, are included in the Projected Financial Information, annexed hereto as Exhibit C. Based upon such projections, the Debtor believes that ETrans,
   ---------
GTrans, Gen and the Reorganized Debtor will be able to make all payments and distributions required pursuant to the Plan and continue to operate as viable businesses, and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

        The projections are based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date of the Plan will occur in 2003.

        The financial projections have been prepared based upon certain assumptions that the Debtor believes to be reasonable under the circumstances, taking into account the purpose for which they were prepared. Those assumptions considered to be significant are described in the financial projections, which are annexed hereto as Exhibit C. However, the financial projections were not
                      ---------
prepared with a view toward compliance with the published guidelines of the SEC or the American Institute of Certified Public Accountants regarding projections or forecasts. In addition, the financial projections have not been examined or compiled by the independent accountants of the Debtor or the Parent. Neither the Debtor nor the Parent makes any representation as to the accuracy of the projections or the ability of the disaggregated entities to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. All holders of Claims and Equity Interests that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the financial projections are based in connection with their evaluation of the Plan.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        4.  Best Interests Test.

        With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each holder of a Claim or Equity Interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code. To determine the recovery that holders of Claims and Equity Interests in each impaired Class would receive if the Debtor was liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtor's assets and properties in the context of a chapter 7 liquidation case. The Cash amount that would be available for satisfaction of Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets and properties of the Debtor, augmented by the unencumbered Cash held by the Debtor at the time of the commencement of the liquidation case. Such Cash amount would be reduced by the costs and expenses of liquidation and by such additional administrative and priority claims that might result from the termination of the Debtor's business and the use of chapter 7 for the purposes of liquidation.

        The Debtor's costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those fees that might be payable to attorneys and other professionals that such a trustee might engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtor during the pendency of the Chapter 11 Case. The foregoing types of claims and other claims that might arise in a liquidation case or result from the pending Chapter 11 Case, including any unpaid expenses incurred by the Debtor during the Chapter 11 Case, such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-petition Claims.

        To determine if the Plan is in the best interests of each impaired Class, the value of the distributions from the proceeds of a liquidation of the Debtor's unencumbered assets and properties, after subtracting the amounts attributable to the foregoing claims, must be compared with the value of the property offered to such Classes of Claims under the Plan.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Case, including (a) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (b) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail and (c) the substantial increases in claims that would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Case, the Debtor has determined that confirmation of the Plan will provide each holder of an Allowed Claim with a recovery that is not less than what such holder would receive pursuant to the liquidation of the Debtor under chapter 7.

        The Debtor also believes that the value of any distributions to each Class of Allowed Claims in a chapter 7 case, including all Secured Claims, would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed for two (2) years after the completion of such liquidation in order to resolve claims and prepare for distributions. In the event litigation was necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged. In addition, the process of liquidating the Debtor's businesses would be subject to review by numerous regulatory agencies, including the CPUC, the FERC, the NRC and the U.S. Department of Justice.

Under the Plan, all Allowed Claims and Equity Interests will be paid in full, together with Post-Petition Interest. Accordingly, the Proponents do not believe a financial liquidation analysis presentation is required or would be useful because payment in full of all Allowed Claims and Equity Interests is a per se satisfaction of the best interests test.

                               D.  CONSUMMATION
                                   ------------

        The Plan will be consummated on the Effective Date. The Effective Date of the Plan will occur on or before the expiration of two (2) Business Days after the date on which the conditions precedent to the effectiveness of the Plan, as set forth in Section 8.2 of the Plan, have been satisfied or waived pursuant to Section 8.4 of the Plan. See Section VI.T of this Disclosure Statement for a more detailed discussion of the conditions precedent to the Effective Date of the

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Plan and the consequences of the failure to meet such conditions.

        The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

                         VIII.  FINANCIAL INFORMATION.
                                ---------------------

        The audited consolidated balance sheets and the related consolidated statements of operations, shareholders' equity (deficit) and cash flow for the years ended December 31, 1998, 1999 and 2000, of the Parent and its subsidiaries are filed with the SEC and incorporated herein by reference. This financial information is provided to permit the holders of Claims and Equity Interests to better understand the Debtor's historical business performance and the impact of the Chapter 11 Case on the Debtor's business.

        The Debtor is required to file monthly operating reports with the Bankruptcy Court. Such financial information is on file with the Bankruptcy Court and is publicly available for review by holders of Claims or other Persons.

                         IX.  SECURITIES LAWS MATTERS.

        A.  BANKRUPTCY CODE EXEMPTIONS FROM REGISTRATION REQUIREMENTS.
            ---------------------------------------------------------

        In reliance upon an exemption from the registration requirements of the Securities Act and equivalent state securities laws afforded by section 1145 of the Bankruptcy Code, securities to be issued as of the Effective Date as provided in the Plan (the "Securities") will be exempt from the registration requirements of the Securities Act and equivalent state securities laws. Except with respect to "underwriters," section 1145(a) of the Bankruptcy Code generally exempts from such registration the issuance of securities if the following conditions are satisfied: (i) the securities are issued by a debtor (or its successor) under a plan; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against the debtor; and (iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or are issued principally in such exchange and partly for cash or property. The Debtor believes that the exchange of securities and Cash for Claims against the Debtor under the circumstances provided in the Plan will satisfy the requirements of section 1145(a) of the Bankruptcy Code. The Proponents intend to seek a no-action letter from the SEC to the effect that each of the Securities to be issued in

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION exchange for Allowed Claims under the Plan will be issued by the Debtor or a successor of the Debtor for purposes of section 1145(a) of the Bankruptcy Code, and such other matters as the Proponents shall deem necessary and appropriate.

        The Securities would be deemed to have been issued in a public offering under the Securities Act and, therefore, may be resold by any holder thereof without registration under the Securities Act, unless the holder is an "underwriter" with respect to such Securities, as that term is defined in section 1145(b)(1) of the Bankruptcy Code (a "statutory underwriter"). In addition, such Securities generally may be resold by the recipients without registration under state securities or "blue sky" laws pursuant to various exemptions provided by the respective laws of the individual states. However, recipients of Securities are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

        Section 1145(b)(1) of the Bankruptcy Code defines "underwriter" for purposes of the Securities Act as one who, except with respect to "ordinary trading transactions" of an entity that is not an "issuer," (i) purchases a claim against, interest in, or claim for an administrative expense, with a view to distribution of any security to be received in exchange for the claim or interest, (ii) offers to sell securities issued under a plan for the holders of such securities, (iii) offers to buy securities issued under a plan from the holders of such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, the consummation of the plan, or the offer or sale of securities under the plan, or (iv) is an issuer of the securities within the meaning of Section 2(11) of the Securities Act.

        The term "issuer" is defined in Section 2(4) of the Securities Act; however, the reference contained in section 1145(b)(1)(D) of the Bankruptcy Code
-------
to Section 2(11) of the Securities Act purports to include as statutory underwriters all Persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as defined in Rule 405 under the Securities
Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person,

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION whether through the ownership of voting securities, by contract, or otherwise. Accordingly, for example, an officer or director of a reorganized debtor or its successor under a plan may be deemed to be a "control person" of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor's or its successor's voting securities.

        To the extent that Persons deemed to be "underwriters" receive Securities, resales by such Persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Entities deemed to be statutory underwriters for purposes of section 1145 of the Bankruptcy Code may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

        Under certain circumstances, holders of securities deemed to be "underwriters" may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144. Generally, Rule 144 provides that if certain conditions are met (e.g., the availability of current public information with respect to the issuer, volume limitations and notice and manner of sale requirements), specified Persons who resell "restricted securities" or who resell securities which are not restricted but who are "affiliates" of the issuer of the securities sought to be resold, will not be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act. In addition, under paragraph (k) of Rule 144, the resale of restricted securities that are sold for the account of a holder who is not an affiliate of the company at the time of such resale and was not an affiliate of the company during the three (3) month period preceding such sale will not be restricted, so long as a period of at least two years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate of the issuer.

        Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain "qualified institutional buyers" of securities which are "restricted securities" within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased its securities with a view towards reselling such securities, if certain other conditions are met (e.g., the availability of information required by paragraph (d)(4) of

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Rule 144A and certain notice provisions). Under Rule 144A, a "qualified institutional buyer" is defined to include, among other Persons, "dealers" registered as such pursuant to Section 15 of the Exchange Act and "banks" and "savings and loan associations" within the meaning of the Securities Act which purchase securities for their own account or for the account of another qualified institutional buyer and which (in the aggregate) own and invest on a discretionary basis at least $100,000,000 in securities of unaffiliated issuers and have an audited net worth of at least $25,000,000. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities which, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such pursuant to Section 6 of the Exchange Act) or quoted in a U.S. automated inter-dealer quotation system.

                         B.  REGISTRATION OF RESALES.
                             -----------------------

        In order to enable holders of Claims in Classes 4(e), 5, 6, 7 and 9 who desire to sell their Long-Term Notes, if any, pursuant to a registration statement under the Securities Act rather than under the exemption in section 1145 of the Bankruptcy Code, ETrans, GTrans and Gen intend to file registration statements covering their respective Long-Term Notes and use commercially reasonable efforts to cause such registration statements to be declared effective on or before the Effective Date. Each of ETrans, GTrans and Gen shall also use commercially reasonable efforts to register or qualify its Long-Term Notes under all applicable state securities or "blue sky" laws on or prior to the date its registration statement is declared effective (so long as such registration or qualification does not require any of ETrans, GTrans or Gen to qualify as a foreign corporation, file a general consent to service of process or subject itself to taxation in any jurisdiction in which it would not otherwise be required). Holders of Claims in Classes 4(e), 5, 6, 7 and 9 who wish to preserve their rights to have their Long-Term Notes, if any, included under one or more of these registration statements will be required to, among other things, furnish to ETrans, GTrans and Gen, as applicable, such information regarding such holder as may be required by applicable securities laws or the staff of the SEC to be included in a registration statement. Only those holders of Claims in Classes 4(e), 5, 6, 7 and 9 who provide the required information within the prescribed time period and provide the required information ("Registration Statement Participants") will be entitled to include their Long-Term

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Notes in any such registration statement. None of ETrans, GTrans or Gen shall have any obligation to register under the Securities Act the Long-Term Notes of a holder in any of Classes 4(e), 5, 6, 7 or 9 who fails to comply with these requirements or of a holder of a Claim in any other Class. Inclusion of the Long-Term Notes of a holder on any registration statement does not require the holder to sell its Long-Term Notes thereunder or at all, nor does it imply that the holder will actually offer or sell any of the Long-Term Notes registered on its behalf.

        Each of ETrans, GTrans and Gen will use commercially reasonable efforts to keep its respective registration statements effective and the related prospectuses available for resales until the earlier of one year after the Effective Date or such time as all of the Long-Term Notes covered by the applicable registration statement have been sold, and will supplement or amend the registration statement as required by the Securities Act during such period. Each of ETrans, GTrans and Gen will furnish Registration Statement Participants with reasonable numbers of copies of its registration statement, prospectuses, supplements or amendments, so as to enable them to make such sales, if any, subject to its registration statement as the Registration Statement Participants may determine from time to time.

        Each of ETrans, GTrans and Gen will pay all expenses in connection with its registration statement, other than the fees and expenses of any counsel employed by a Registration Statement Participant or any discounts, commissions, or transfer taxes relating to the disposition of the Long-Term Notes pursuant to the registration statement.

                  X.  CERTAIN RISK FACTORS TO BE CONSIDERED.

        HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTOR SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                  A.  CERTAIN BANKRUPTCY LAW CONSIDERATIONS.
                      -------------------------------------

        1.  Risk of Non-Confirmation of the Plan.

        Although the Proponents believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court or any court hearing an appeal from the Confirmation Order will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes.
If the conditions precedent to the Confirmation Date set forth in Section 8.1 of the Plan have not occurred or been waived, the Plan shall not be confirmed by the Bankruptcy Court.

        2.  Non-Consensual Confirmation.

        In the event one or more impaired Classes of Claims or Equity Interests does not accept the Plan, the Bankruptcy Court may nevertheless confirm the Plan at the Debtor's request if all other conditions for confirmation have been met and at least one impaired Class has accepted the Plan (such acceptance being determined without including the vote of any "insider" in such Class) and, as to each impaired Class that has not accepted the Plan, if the Bankruptcy Court determines that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to the rejecting impaired classes. See Section VII.C.2. The Debtor believes that the Plan satisfies these requirements.

        3.  Risk of Non-Occurrence of the Effective Date.

        There can be no assurance as to the timing of the Effective Date. If the conditions precedent to the Effective Date set forth in Section 8.2 of the Plan have not occurred or been waived on or before January 1, 2003, the Confirmation Order shall be vacated, in which event no distributions under the Plan would be made, the Debtor and all holders of Claims and Equity Interests would be restored to the status quo ante as of the day immediately preceding the
                         ------ --- ----
Confirmation Date and the Debtor's obligations with respect to Claims and Equity Interests would remain unchanged.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

         B.  CERTAIN RISKS RELATING TO THE RESTRUCTURING TRANSACTIONS.
             --------------------------------------------------------

        1.  The Net Open Position.

        The success of the Plan depends in large part on the ability of the Debtor to avoid long-term net open position exposure. Pursuant to the Plan, the Debtor has identified the following conditions upon which it would be able to reassume the responsibility for the net open position of its electric customers not already provided by the DWR Contracts: (a) the Reorganized Debtor receives an investment grade credit rating from S&P and Moody's; (b) the Reorganized Debtor receives assurances from S&P and Moody's that the Reorganized Debtor's credit rating will not be downgraded as a result of the reassumption of the net open position; (c) there is an objective retail rate recovery mechanism in place pursuant to which the Reorganized Debtor is able to fully recover in a timely manner its wholesale costs of purchasing electricity to satisfy the net open position; (d) there are objective standards in place regarding pre-approval of procurement transactions; and (e) subsequent to reassumption of the net open position, the conditions in clauses (c) and (d) remain in effect. The Debtor will seek Bankruptcy Court approval of these conditions in the Confirmation Order as this approach is a critical component of the overall feasibility of the Plan. In the event that this approach is infeasible or the Bankruptcy Court does not approve it, the financial viability of the Reorganized Debtor will be adversely affected.

        In addition, the Debtor does not propose to accept an assignment of the power procurement contracts previously executed by the DWR.

        2. Ability of the Debtor to Obtain Regulatory Approvals in Connection with the Restructuring Transactions.

        The Plan provides for a restructuring of the Debtor's operations and involves the approval of various regulatory agencies, including the FERC, the NRC and the SEC, for several of the Plan components. For example, the asset transfers to the newly created companies will require the approval of the FERC under the FPA and the NGA. In addition, the transfer of the Diablo Canyon Power Plant to Gen and the indirect transfer of the shutdown nuclear generating unit at Humboldt Bay Power Plant associated with the separation of the Reorganized Debtor from the Parent will require the approval of the NRC. The Debtor anticipates that the approval process for all

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION of the necessary filings may take up to one year. While the Debtor has made certain of its regulatory filings and intends to make the remaining required filings as soon as practicable, there can be no assurance that final approvals not subject to rehearing or appeal will be obtained in a timely manner or at all. If any of the required approvals are not obtained, or are obtained in a form which adversely impacts the ability of the Reorganized Debtor, ETrans, GTrans or Gen to complete the securities offerings contemplated by the Plan, the Debtor will be compelled to consider alternatives and the Plan, as currently contemplated, would not be consummated.

        3. Tax Risks.

        The Internal Restructurings are intended to qualify as tax-free "reorganizations," and the Reorganized Debtor Spin-Off is intended to qualify as a tax-free "spin-off." In connection with the implementation of the Plan, the Proponents will seek a private letter ruling from the IRS confirming the tax-free treatment of these transactions. The Proponents anticipate that the ruling process may take up to one year, or longer, due to the complexity of the issues involved. There can be no assurance that the requested ruling will be obtained. In the event that a ruling cannot be obtained, the Proponents may obtain certain opinions of its tax advisors with respect to such transactions. An opinion of the Proponents' tax advisors represents the advisor's best legal judgment and is not binding upon the IRS or a court considering the issues. If the Internal Restructurings and the Reorganized Debtor Spin-Off were determined to be taxable, the resulting tax liability could be substantial; however, the Proponents do not believe such a tax liability is likely. See Section XII of this Disclosure Statement for more information regarding the potential federal income tax consequences of the Plan.

        4.  Transition of Operations to the Disaggregated Entities.

        The Debtor has operated its business as a vertically integrated company for approximately 100 years. Over that period, the Debtor has developed numerous systems and operational methods that cover each of its current functions. Also, the Debtor has entered into many complicated contracts that involve the generation, transmission and distribution functions collectively. As of the Effective Date, many of such arrangements will be unwound and, as detailed in Section VI of this Disclosure Statement, the assets related to each business line will be identified,

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION separated and transferred to a newly-formed entity.

        In addition, substantially all of the current employees of the Debtor who provide services primarily for the Debtor's current distribution, electric transmission, gas transmission or generation businesses will be offered comparable positions with the Reorganized Debtor, ETrans, GTrans or Gen, respectively. The new companies will identify and create functions and positions that have been operated historically by the Debtor. In connection with the transfer of employees, the Debtor may have increased turnover in positions represented by labor unions in ETrans, GTrans and Gen. Such potential turnover and resulting cost will be due in large part to the ability of the bargaining unit employees, under collective bargaining agreements, to decline positions and exercise displacement rights within the Reorganized Debtor. See
Section VI.K of this Disclosure Statement for more information regarding employees. The success of the new companies will by impacted by their ability to create stable organizations in a timely manner.

        C.  RISKS RELATING TO THE BUSINESSES AFTER THE EFFECTIVE DATE.
            ---------------------------------------------------------

        1.  Pass-Through of Procurement Costs.

        The ongoing financial viability of the Reorganized Debtor depends on its ability to pass through in rates the cost of electricity purchased on behalf of customers. The Reorganized Debtor is generally obligated to provide such service on behalf of its customers, but receives no profit from doing so. Upon the Effective Date, but prior to reassuming the net open position of its electric customers, the Reorganized Debtor must pass through to its customers the cost of power purchased from QF generators and the agreement to be entered into with Gen. After reassuming the net open position, the Reorganized Debtor will assume responsibility for buying power to meet customer load in excess of these amounts combined with the amounts that the DWR has not contracted for.
The price of energy related to reassuming the net open position is not known and subject to substantial price fluctuation. In order to manage this risk, the Reorganized Debtor is requesting an order from the Bankruptcy Court to prohibit it from reassuming the net open position of its electric customers not already provided by the DWR Contracts until objective and timely cost pass-through and procurement pre-approval is assured.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

        2.  Commodity Price Risks.

        As of the Effective Date, the Debtor will transfer the Gen Assets to Gen and Gen will operate as an independent power producer thereafter. As an independent owner/operator, Gen could face increased price risk associated with variability in power prices for Northern and Central California. Additionally, the Reorganized Debtor could face price risk if and when it reassumes the net open position not already provided by the DWR's contracts. To manage this risk for both companies and to provide a sufficiently stable framework for financing, Gen will sell output to the Reorganized Debtor under a power sales agreement having a term of twelve (12) years. As a result, during the term of the agreement the price risk should be limited to replacement power requirements, if any, brought about by low hydroelectric availability and/or unit outages that may occur. As described above, to the extent that this replacement power is part of the net open position reassumed by the Reorganized Debtor, the conditions for the Debtor's reassumption will ensure timely pass-through of the associated costs.

        3.  State Regulation and Oversight.

        As described in Section IV of this Disclosure Statement, the State of California has engaged in a series of actions directly and through its various agencies that have caused significant damage to the Debtor. While the Debtor has commenced litigation against the State for the violation of various federal and state laws, the outcome of such litigation may not be known for some time. On the Effective Date, the State's role in the regulation of the Debtor's business will decrease, but it will not be eliminated. The Reorganized Debtor will remain a regulated entity subject to CPUC jurisdiction for almost all of its relevant activities. In this regard, the Reorganized Debtor will continue to require CPUC authorization for revenue requirements associated with the conduct of its core business, its cost of capital, and other relevant business and financial matters. There can be no assurance that the State will not attempt to use its regulatory or ratemaking authority to the detriment of the Debtor.

        Moreover, the CPUC will retain a limited non-rate oversight role with respect to ETrans and may potentially assert a limited non-rate oversight role with respect to Gen. While Gen does not intend to dedicate its facilities to the public and thus be deemed a "public utility" within the meaning

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION of the California Public Utilities Code, and the power sales agreement with the Reorganized Debtor will expressly so provide, the CPUC could attempt to make a contrary finding. If the CPUC made such a finding and a court subsequently upheld the CPUC's decision, Gen would be subject to limited, non-rate jurisdiction of the CPUC. Consequently, the Proponents will ask the Bankruptcy Court to find that, after the Effective Date, Gen's facilities will not be dedicated to the public, although their output will be contractually committed to the Reorganized Debtor for the term of the power sales agreement.

          4.  Operation of Competing Gas Pipelines.

          A number of competing gas pipelines and storage operators have proposed facilities to serve customers in areas currently served by the Debtor. Following the Effective Date, GTrans will operate an interstate gas pipeline and certain storage facilities in the same area. The proposed pipelines and storage facilities could have an adverse impact on the ongoing operations of GTrans if these facilities are ultimately developed and potential customers of GTrans, including the Reorganized Debtor, contract for the competing services rather than those offered by GTrans.

          5.  Bypass.

          Because the electric and gas distribution business faces high capital requirements associated with largely fixed assets, the Reorganized Debtor will continue to face risk stemming from the ability of customers to "bypass" its facilities by taking service from other sources, thereby impairing cost recovery for investments made on behalf of customers. The most notable forms of bypass include self-generation, municipalization by condemnation of the Reorganized Debtor's assets, and construction of duplicate distribution facilities by public entities. These forms of bypass appear to be increasing, as customers and local public officials explore their energy options in light of the energy crisis. There are various means of mitigating the cost stranding associated with bypass, most of which require either legislative or CPUC action.

          Bypass also raises the potential for power procurement obligations to become "stranded." For example, the DWR has locked in a number of long-term contracts with fixed obligations, which many analysts believe include above-market prices. In order to facilitate the issuance of bonds to restore funds to the State treasury, the State has limited the ability of customers

             DISCLOSURE STMT 1ST AMENDMENED PLAN OF REORGANIZATION to bypass these state procurement costs through direct access. The procurement actions of the Reorganized Debtor might also be exposed to this same risk if direct access and the other forms of bypass mentioned above were allowed to proceed more aggressively in the absence of adequate cost recovery provisions.

          Finally, bypass of gas distribution facilities could arise due to customers and/or third parties building facilities to connect customers directly to FERC jurisdictional pipelines, including those of GTrans. Under such circumstances, the distribution facilities which previously served such customers would become underutilized.

          6.  Potential Exposure to Environmental Liabilities.

          As of the Effective Date, in connection with the transfer of the physical assets by the Debtor as contemplated by the Plan, ETrans, GTrans and Gen will assume certain environmental cleanup liabilities associated with such assets. As the new owners of the assets, ETrans, GTrans and Gen will assume current and future environmental liabilities, if any. Certain costs associated with environmental liabilities are expected to be recovered in FERC-approved rates in the case of each of ETrans and GTrans, while costs associated with Gen's liabilities would be subject to recovery through applicable market-benchmark rates. In addition to certain present known liabilities, ETrans, GTrans and Gen are at risk for unknown, remote or non-estimable environmental cleanup contingencies associated with the transferred assets and facilities. To the extent that these costs prove to be material and cost recovery in rates is not available, the financial health of ETrans, GTrans and Gen would be adversely affected. For those assets which are shared or jointly used, ETrans, GTrans, Gen and the Reorganized Debtor will enter into agreements to provide for the allocation of responsibility for future environmental liabilities and indemnification to the extent there are existing environmental liabilities.

          The Reorganized Debtor will retain the recorded liability and any unknown, remote or non-estimable environmental cleanup contingencies associated with assets not transferred to ETrans, GTrans or Gen. These contingencies include those associated with former manufactured gas plant sites (both owned and non-owned), natural gas gathering sites, divested steam-electric power plants, retained-steam electric power plants (Hunters Point and Humboldt Bay, including nuclear-related

             DISCLOSURE STMT 1ST AMENDMENED PLAN OF REORGANIZATION liabilities) and retained lands or facilities adjacent to divested plants, electric and gas distribution facilities (including service centers, substations, warehouses and repair facilities), and liabilities associated with cleanup of non-owned disposal, recycling or transportation sites (regardless of which former utility operation(s) contributed materials or wastes to those sites). Costs associated with known environmental liabilities are currently recovered in rates under a special ratemaking mechanism authorized by the CPUC. To the extent that these costs prove to be material and cost recovery in rates is not available, the financial health of the Reorganized Debtor would be adversely affected.

     D.   RISKS RELATING TO THE ISSUANCE OF NEW DEBT SECURITIES.
          -----------------------------------------------------

          1.  Inability to Successfully Market New Debt Securities.

          At the Confirmation Date, Lehman Brothers will deliver to the Proponents a "highly confident" letter as to its ability to successfully market a sufficient amount of new debt for cash as will be necessary (together with other available cash) to pay those Allowed Claims and portions of Allowed Claims to be satisfied in Cash pursuant to the Plan. However, in the event of a material adverse change in market conditions, the form of regulatory approvals obtained or required to be obtained by the Debtor, or the condition of ETrans, GTrans, Gen or the Reorganized Debtor prior to the completion of the offerings, the issuers could be unable to successfully complete the offerings of such debt on terms acceptable to each of the issuers. If such debt offerings are unsuccessf ul, the Proponents will be unable to consummate the Plan, in which event no distributions will be made under the Plan.

          2.  Interest Rate Risk.

          Prior to the pricing of the new debt in connection with the Plan, interest rates could increase and be higher than the rates assumed for purposes of the projected financial information attached hereto as Exhibit C. If
                                                          ---------
interest rates increase substantially prior to the consummation of the Plan, the Reorganized Debtor, ETrans, GTrans and Gen may be unable to raise a sufficient amount of Cash under the debt offerings to satisfy all Allowed Claims.

            DISCLOSURE STMT 1ST AMENDMENED PLAN OF REORGANIZATION

                      XI.  DESCRIPTION OF CERTAIN CLAIMS.

                         A.  POLLUTION CONTROL BONDS.
                             -----------------------

          1.  General.

          Pursuant to the terms of various separate trust indentures (each, an "Indenture" and, collectively, the "Indentures") each between the California Pollution Control Financing Authority, a public instrumentality and political subdivision of the State of California (the "Issuer") and Bankers Trust Company, as trustee, or U.S. Bank Trust, as trustee (each a "Bond Trustee"), as applicable, and various corresponding loan agreements with the Debtor, as of the Petition Date of this Chapter 11 Case, the Issuer had issued and outstanding each of the following 15 series of revenue bonds (defined collectively in the Plan as, the "PC Bonds") in the original aggregate principal amount of $1.69 billion as set forth below:

                Series                            Original Principal Amount
                ------                            -------------------------

California Pollution Control Financing                   $ 35,000,000
Authority, 6 5/8% Pollution Control Revenue
Bonds (Pacific Gas and Electric Company)
1992 Series A (the "92A Bonds")

California Pollution Control Financing                   $ 50,000,000
Authority, Pollution Control Revenue Bonds
(Pacific Gas and Electric Company) 1992
Series B (the "92B Bonds")

California Pollution Control Financing                   $ 60,000,000
Authority, Pollution Control Revenue Bonds
(Pacific Gas and Electric Company) 1993
Series A (the "93A Bonds")

California Pollution Control Financing                   $200,000,000
Authority, Pollution Control Revenue Bonds
(Pacific Gas and Electric Company) 1993
Series B (the "93B Bonds")

California Pollution Control Financing                   $200,000,000
Authority, Pollution Control Revenue Bonds
(Pacific Gas and Electric Company) 1996
Series A (the "MBIA Insured PC Bonds")

California Pollution Control Financing                   $160,000,000
Authority, Pollution Control Revenue Bonds
(Pacific Gas and Electric Company) 1996
Series B (the "96B Bonds")

            DISCLOSURE STMT 1ST AMENDMENED PLAN OF REORGANIZATION

                Series                            Original Principal Amount
                ------                            -------------------------

California Pollution Control Financing                    $200,000,000
Authority, Pollution Control Revenue Bonds
(Pacific Gas and Electric Company) 1996
Series C (the "96C Bonds")

California Pollution Control Financing                    $100,000,000
Authority, Pollution Control Revenue Bonds
(Pacific Gas and Electric Company) 1996
Series D (the "96D Bonds")

California Pollution Control Financing                    $165,000,000
Authority, Pollution Control Revenue Bonds
(Pacific Gas and Electric Company) 1996
Series E (the "96E Bonds")

California Pollution Control Financing                    $100,000,000
Authority, Pollution Control Revenue Bonds
(Pacific Gas and Electric Company) 1996
Series F (the "96F Bonds")

California Pollution Control Financing                    $ 62,870,000
Authority, Pollution Control Revenue Bonds
(Pacific Gas and Electric Company) 1996
Series G (the "96G Bonds")

California Pollution Control Financing                    $ 45,000,000
Authority, Pollution Control Refunding
Revenue Bonds (Pacific Gas and Electric
Company) 1997 Series A (the "97A Bonds")

California Pollution Control Financing                    $148,550,000
Authority, Pollution Control Refunding
Revenue Bonds (Pacific Gas and Electric
Company) 1997 Series B (the "97B Bonds")

California Pollution Control Financing                    $148,550,000
Authority, Pollution Control Refunding
Revenue Bonds (Pacific Gas and Electric
Company) 1997 Series C (the "97C Bonds")

California Pollution Control Financing                    $ 17,900,000
Authority, Pollution Control Refunding
Revenue Bonds (Pacific Gas and Electric
Company) 1997 Series D (the "97D Bonds")

          Any series of 96C Bonds, 96E Bonds, 96F Bonds and/or 97B Bonds that remain outstanding on the Voting Record Date or the Effective Date, as applicable, are defined collectively in the Plan as the "Letter of Credit Backed PC Bonds." The 92A Bonds, 92B Bonds, 93A Bonds

             DISCLOSURE STMT 1ST AMENDMENED PLAN OF REORGANIZATION and the 93B Bonds are defined collectively in the Plan as the "Mortgage Backed PC Bonds." The 96B Bonds, 96D Bonds, 97A Bonds and the 97C Bonds, together with any series of 96C Bonds, 96E Bonds, 96F Bonds and/or 97B Bonds that have been redeemed in whole, but not in part, as of the Voting Record Date or the Effective Date, as applicable, are defined collectively in the Plan as the "Prior Bonds." The 96G Bonds and the 97D Bonds are defined collectively in the Plan as the "Treasury Bonds."

          The Issuer loaned the proceeds from the sale of each series of PC Bonds (each a "Bond Loan" and, collectively, the "Bond Loans") to the Debtor for the purpose of financing or refinancing the acquisition and/or construction of certain pollution control, sewage disposal and/or solid waste disposal facilities of the Debtor located within the State of California. The Bond Loans were made pursuant to the terms of various loan agreements (each, a "Loan Agreement" and, collectively, the "Loan Agreements") between the Issuer and the Debtor, pursuant to which the Debtor agreed, among other things, to repay the Bond Loans at the times and in the amounts necessary to enable the Issuer to make full and timely payment of the principal of, premium, if any, and interest on, each series of PC Bonds when due and to pay the purchase price of any PC Bonds tendered for purchase by the Debtor in accordance with the terms of the applicable Indenture.

          Pursuant to the terms of each of the Indentures, the Issuer has assigned to the Bond Trustee, for the benefit of the holders of the respective series of PC Bonds, certain of the Issuer's rights under the various Loan Agreements, including, but not limited to, the Issuer's right under the Loan Agreements to receive payments from the Debtor of the principal of, premium, if any, and interest due, on the Bond Loans. In this manner, the Issuer has acted solely as a conduit, loaning the proceeds from the sale of the PC Bonds to the Debtor and assigning its right to receive repayment of such loans to the Bond Trustee as security for the PC Bonds and to provide funds for the full payment of the respective PC Bonds.

          The PC Bonds are special limited obligations of the Issuer payable exclusively out of the trust estates under each of the Indentures. None of the PC Bonds constitute a debt or liability, or a pledge of the faith, credit or taxing power of the Issuer, the State of California or any of its instrumentalities or political subdivisions. Each series of PC Bonds is a limited obligation of the

             DISCLOSURE STMT 1ST AMENDMENED PLAN OF REORGANIZATION

Issuer payable solely from the revenues derived by the Issuer from the Debtor pursuant to the terms of the related Loan Agreement to the extent pledged by the Issuer to the Bond Trustee under the terms of the applicable Indenture and from certain other funds pledged and assigned as part of the trust estates under the applicable Indentures.

          Each series of PC Bonds was sold in the capital markets on the basis that, assuming the Debtor continues to comply with certain covenants contained in the Loan Agreements and certain of the documents, instruments and agreements executed in connection therewith (collectively, the "PC Bond Documents") and with certain exceptions, interest on such series of PC Bonds would not be includable in the gross income of the holders thereof for federal income tax purposes and that such interest also would be exempt from California personal income taxes.

          Such tax-exempt status of the PC Bonds has allowed such bonds to be issued at favorable interest rates, thus allowing the Debtor to finance certain of its capital improvements at interest rates substantially below comparable conventional taxable financing alternatives available to the Debtor. Accordingly, the Debtor considers the existence and continued maintenance of such favorable tax-exempt financing an asset or property of the Debtor's Chapter 11 estate.

          2.  Mortgage Backed PC Bonds.

          With respect to each series of Mortgage Backed PC Bonds, in order to secure its obligation to repay the Bond Loan made by the Issuer to the Debtor of the proceeds from the sale of the Mortgage Backed PC Bonds, the Debtor delivered to the Bond Trustee certain of its First and Refunding Mortgage Bonds (defined in the Plan as the "Mortgage Bonds") in an aggregate principal amount equal to the related series of Mortgage Backed PC Bonds. Each series of Mortgage Bonds delivered to the Bond Trustee to secure a series of Mortgage Backed PC Bonds provides for payments on such Mortgage Bonds at the times and in the amounts necessary to allow the Bond Trustee to make full and timely payment of the principal of, premium, if any, and interest on the related series of Mortgage Backed PC Bonds.

          Each series of underlying Mortgage Bonds securing Mortgage Backed PC Bonds, was issued under and secured by the Debtor's First and Refunding Mortgage dated December 1, 1920, as supplemented and amended (defined in the Plan as the "Mortgage"), which constituted a first

             DISCLOSURE STMT 1ST AMENDMENED PLAN OF REORGANIZATION mortgage lien upon all real property and a security interest in substantially all personal property of the Debtor pari passu with the security interest of all other First and Refunding Mortgage Bonds issued thereunder, subject to certain exceptions, including certain tax liens and certain liens existing on property at the time such property was acquired by the Debtor.

          3.  Letter of Credit Backed PC Bonds.

          With respect to each series of Letter of Credit Backed PC Bonds, the Debtor has entered into a reimbursement agreement (each defined in the Plan as a "Reimbursement Agreement") with a bank (each defined in the Plan as a "Letter of Credit Issuing Bank") and certain banking or other financial institutions (each a "Bank") pursuant to which the Letter of Credit Issuing Bank has issued its irrevocable letter of credit (each defined in the Plan as a "Letter of Credit") to the Bond Trustee, for the account of the Debtor, to provide for the payment of the principal of and interest on the related series of Letter of Credit Backed PC Bonds and to support the payment of the purchase price of any Letter of Credit Backed PC Bonds tendered for purchase in accordance with the terms of the applicable Indenture. Under the terms of each Reimbursement Agreement, the Debtor is obligated to reimburse the Letter of Credit Issuing Bank for, among other things, all amounts drawn on the related Letter of Credit.

          Each Letter of Credit was issued in an initial stated amount (the "Stated Amount") equal to the sum of (i) the aggregate outstanding principal amount of the related series of Letter of Credit Backed PC Bonds (the "Principal Portion"), plus (ii) an amount equal to the amount of accrued interest on the outstanding principal amount of the related series of Letter of Credit Backed PC Bonds at an assumed maximum annual rate for a specified period of days as set forth in the Letter of Credit (the "Interest Portion"). The Stated Amount of each Letter of Credit is reduced by the amount of each drawing paid thereunder, subject to the provision that (i) with respect to amounts drawn for the payment of interest on the related Letter of Credit Backed PC Bonds, the Interest Portion of the Stated Amount is automatically reinstated unless the Letter of Credit Issuing Bank gives notice to the contrary to the Bond Trustee in accordance with the terms of the applicable Letter of Credit, and (ii) with respect to amounts drawn to pay the purchase price of Letter of Credit Backed PC Bonds, the amount so drawn is subject to reinstatement upon the terms set forth in the applicable Letter of

             DISCLOSURE STMT 1ST AMENDMENED PLAN OF REORGANIZATION

Credit.

          Under the terms of each of the Indentures pursuant to which each series of Letter of Credit Backed PC Bonds were issued, each regularly scheduled payment of the principal of, or interest on, the Letter of Credit Backed PC Bonds is made from monies drawn by the Bond Trustee under the related Letter of Credit. The obligation to the Debtor to repay the loan under the Loan Agreement is deemed satisfied to the extent of any corresponding payment made by the Letter of Credit Issuing Bank under the terms of the Letter of Credit. With respect to each such drawing, the Debtor is then obligated to reimburse the Letter of Credit Issuing Bank for the amount of such drawing. Only if the Letter of Credit Issuing Bank dishonors a drawing or there is no Letter of Credit then in effect, is the Bond Trustee authorized under the terms of the Indenture to collect Bond Loan payments due under the respective Loan Agreement directly from the Debtor and apply such funds to the payment of the principal of, or interest on, the related Letter of Credit Backed PC Bonds.

          Accordingly, with respect to each series of Letter of Credit Backed PC Bonds for which the related Letter of Credit remains outstanding, all payments of the principal of, and interest on, the Letter of Credit Backed PC Bonds have been fully and timely made when due from draws made by the respective Bond Trustee on the respective Letter of Credit in accordance with the terms of the related Indenture.

          4.  MBIA Insured PC Bonds.

          The Debtor has entered into a reimbursement and indemnity agreement (defined in the Plan as the "MBIA Reimbursement Agreement") with MBIA Insurance Corporation ("MBIA") pursuant to which MBIA has issued its financial guaranty insurance policy (defined in the Plan as the "PC Bond Insurance Policy") insuring the full payment of regularly scheduled principal of and interest (but not premium) on the MBIA Insured PC Bonds.

          The PC Bond Insurance Policy unconditionally and irrevocably guarantees the full and complete payment required to be made by or on behalf of the Issuer to the Bond Trustee of an amount equal to (i) the principal of and interest on the MBIA Insured PC Bonds as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date

             DISCLOSURE STMT 1ST AMENDMENED PLAN OF REORGANIZATION of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment or mandatory redemption upon the occurrence of a determination of taxability of the MBIA Insured PC Bonds, the payment guarantee by the PC Bond Insurance Policy shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner of MBIA Insured PC Bonds pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. Accordingly, since the Petition Date, all regularly scheduled payments of the principal of, and interest on, the MBIA Insured PC Bonds have been fully and timely made when due from monies paid to the Bond Trustee by MBIA under the terms of the PC Bond Insurance Policy and in accordance with the terms of the related indenture.

          Under the terms of the MBIA Reimbursement Agreement, the Debtor is obligated to reimburse MBIA for all payments made by MBIA to the Bond Trustee under the PC Bond Insurance Policy and to indemnify MBIA against certain liabilities, costs and expenses that it may sustain in connection with the MBIA Insured PC Bonds.

          5.  Prior Bonds.

          With respect to each series of Prior Bonds, the Debtor entered into a reimbursement agreement (each defined in the Plan as a "Prior Reimbursement Agreement") with a national banking association (each defined in the Plan as a "Prior Letter of Credit Issuing Bank") pursuant to which the Prior Letter of Credit Issuing Bank issued its irrevocable letter of credit (each defined in the Plan as a "Prior Letter of Credit") to the Bond Trustee, for the account of the Debtor, to secure the payment of the principal of and interest on the related series of Prior Bonds and to provide for the payment of the purchase price of such Prior Bonds tendered for purchase in accordance with the terms of the applicable Indenture. Under the terms of each Prior Reimbursement Agreement, the Debtor was obligated to reimburse the Prior Letter of Credit Issuing Bank for, among other things, all amounts drawn on the related Prior Letter of Credit.

          Each Prior Letter of Credit was issued in an initial stated amount equal to the sum of

             DISCLOSURE STMT 1ST AMENDMENED PLAN OF REORGANIZATION

(i) the aggregate outstanding principal amount of the related series of Prior Bonds, plus (ii) an amount equal to the amount of accrued interest on the outstanding principal amount of the related series of Prior Bonds at an assumed maximum annual rate for a specified period of days as set forth in the Prior Letter of Credit.

     On or after the Petition Date, with respect to each series of Prior Bonds, the Prior Letter of Credit Issuing Bank gave notice to the Bond Trustee of the occurrence of an event of default under the applicable Prior Reimbursement Agreement and, in accordance with the terms of the applicable Indenture, directed the Bond Trustee to call the related series of Prior Bonds for redemption in full. Pursuant to the terms of the applicable Indentures, the Bond Trustee drew upon the related Prior Letters of Credit and applied the proceeds from such Prior Letter of Credit draws to pay the redemption price of the Prior Bonds. All of the Prior Bonds have been redeemed in whole and no principal or interest remains outstanding with respect thereto.

     With respect to each series of Prior Bonds, under the terms of the respective Prior Reimbursement Agreement the Debtor is obligated to reimburse the respective Prior Letter of Credit Issuing Bank for, among other things, the amount drawn under the related Prior Letter of Credit which was applied to the payment of the redemption price of the Prior Bonds (that portion of the reimbursement obligation of the Debtor under the Prior Reimbursement Agreement arising with respect to the portion of the final drawing made under the related Prior Letter of Credit for the payment of the principal portion of the redemption price of the related series of Prior Bonds, referred to in the Plan as the "Reimbursement Obligation").

    6.  Treasury PC Bonds.

    Prior to the Petition Date, the Debtor purchased all of the outstanding Treasury PC Bonds. The Debtor remains the sole holder of all of the beneficial interest in the Treasury PC Bonds. All of the Treasury PC Bonds remain outstanding.

     While the Treasury PC Bonds are held by the Debtor, payments of principal or interest made by the Debtor under the terms of each of the related Loan Agreements are returned to the Debtor in the form of payments of principal or interest on the related series of Treasury PC Bonds.

     During the period that Treasury PC Bonds are held by the Debtor or any other

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

"substantial user" of the facilities financed or refinanced by such Treasury PC Bonds or by any "related person" thereto within the meaning of Section 103(b)(13) of the Internal Revenue Code of 1954, as amended, interest on such Treasury PC Bonds may not be tax-exempt. However, if such Treasury PC Bonds were sold or transferred to a sufficiently unrelated third party and the Debtor continued to comply with the covenants set forth in the related PC Bond Documents, then interest on such Treasury PC Bonds could again be excluded from the gross income of the new holder thereof for federal income tax purposes. The ability to subsequently sell Treasury PC Bonds in the capital markets on such a tax-exempt basis, with its commensurate interest cost savings over similar conventional taxable debt, is an asset or property of the Debtor's chapter 11 estate which the Debtor seeks to preserve.

          XII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.

                               A.  INTRODUCTION.
                                   ------------

     The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Debtor, certain holders of Claims and Equity Interests and the Parent. The following summary does not address the federal income tax consequences to holders whose Claims are entitled to reinstatement or payment in full in Cash, or are unimpaired under the Plan (e.g., holders of Administrative Expense Claims, Professional Compensation and Reimbursement Claims, Priority Tax Claims, Other Priority Claims, Other Secured Claims, MBIA Insured PC Bond Claims, Letter of Credit Backed PC Bond Claims, Treasury PC Bond Claims, Environmental and Tort Claims and Convenience Claims). Additionally, this summary does not address the federal income tax consequences to holders of MBIA Claims, Letter of Credit Bank Claims and the Prior Bond Claims as it is the Proponents' understanding that such holders have retained separate counsel to advise them with respect thereto.

     The following summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury Regulations promulgated thereunder, judicial decisions and published administrative rules and pronouncements of the IRS as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.


              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

     The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Proponents intend to request a ruling from the IRS and may request certain opinions from its tax advisors confirming certain, but not all, of the federal income tax consequences of the Plan to the Proponents and certain holders of Claims. However, there is no assurance that a ruling will be obtained, nor that any opinion of its tax advisors will be requested. In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities).

     ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR EQUITY INTEREST. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

                B.  CONSEQUENCES TO THE DEBTOR AND THE PARENT.
                    -----------------------------------------

     1. Consequences of the Internal Restructurings and the Reorganized Debtor Spin-Off.

     In connection with the implementation of the Plan, the Proponents will seek a private letter ruling from the IRS substantially to the effect that, among other things,

     (a) the Internal Restructuring will qualify as a tax-free "reorganization" under Section 368(a) of the Tax Code;

     (b) the Reorganized Debtor Spin-Off will qualify as a tax-free spin-off under Section 355 of the Tax Code; and

     (c) accordingly, the Proponents will not recognize any gain or loss in connection with the Internal Restructuring and the Reorganized Debtor Spin-Off.

              DISCLOSURE STMT 1ST AMEMDED PLAN OF REORGANIZATION

     In the event that a ruling cannot be obtained, the Proponents may choose to proceed without a ruling and instead may (in their discretion) obtain certain opinions from their tax advisors with respect to such transactions. An opinion represents the advisor's best legal judgement and is not binding upon the IRS or a court considering the issues. If the Internal Restructuring and the Reorganized Debtor Spin-Off were determined to be taxable, the resulting tax liability could be substantial; however, the Proponents do not believe such a
                                -------
tax liability is likely.

     Pursuant to the Plan, the Proponents also retain the flexibility to adjust the nature or terms of the consideration to be received by holders of Claims if such changes are necessary to obtain the desired tax treatment.

     2.  Consequences of Long-Term Notes.

     It is possible, although not anticipated, that the Long-Term Notes and QUIDS Notes will be issued with Original Issue Discount ("OID"). See "Consequences to Impaired Claims (Other Than Holders of PC Bonds)--Ownership and Disposition of the Notes--Interest and Original Issue Discount on the Long-Term Notes and QUIDS Notes," below. Any such OID generally would be amortizable by the issuer utilizing the constant interest method, and deductible as interest, unless the applicable notes are treated as applicable high-yield discount obligations ("AHYDO") within the meaning of Section 163(e)(5) of the Tax Code. The AHYDO rules likely will have no applicability to the Long-Term Notes and QUIDS Notes unless (i) the notes are issued with sufficient OID such that there would be accrued and unpaid OID as of the end of the fifth year after issuance in excess of one year's interest, both actual and imputed, and (ii) the yield to maturity of such notes (inclusive of the OID) is at least five percentage points over the applicable federal rate in effect for the calendar month in which the Effective Date occurs.

     If the Long-Term Notes or the QUIDS Notes are treated as AHYDOs, the interest deduction otherwise allowable with respect to amortizing OID would, at a minimum, be deferred until such OID is actually paid in cash, and may be disallowed in part. The portion of any interest deduction that will be disallowed is that portion that is equal to the fraction, the numerator of which is equal to the "disqualified yield" (i.e., the excess of the yield to maturity of the notes over the sum of the applicable federal rate for the calendar month in which the Effective Date occurs plus six

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION percentage points) and the denominator of which is equal to the total yield to maturity of the notes.

     3. Treatment of Escrow(s) with Respect to Disputed Chromium Litigation Claims.

     Pursuant to the Plan, one or more escrows will be established to hold any amounts (including notes) that would otherwise be distributable to holders of Disputed Chromium Litigation Claims. Such escrow(s) will be separate from any escrows established with respect to other Disputed Claims.

     Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent shall treat each escrow established with respect to Disputed Chromium Litigation Claims as a "qualified settlement fund" within the meaning of Treasury Regulation Section 1.468B-1, and all holders of Claims are required by the Plan to report consistently with such treatment. The Proponents currently intend to request a private letter ruling confirming such treatment.

     So treated, each such escrow will be subject to a separate entity level tax at the maximum rate applicable to trusts and estates (currently 39.6%). In determining the taxable income of each escrow, (a) any amounts transferred by the Reorganized Debtor to the escrow (other than with respect to the accrual of interest on the notes) would be excluded from its income; (b) any distribution of property from the escrow would result in the realization of gain or loss in an amount equal to the difference between the fair market value of the property on the date of distribution and the adjusted tax basis of the escrow in such property, and (c) administrative costs (including state and local taxes) incurred by the escrow would be deductible.

     Any taxes payable by the escrow would be funded by the Reorganized Debtor. However, the Reorganized Debtor would be entitled to a current federal income tax deduction for all transfers of cash to the escrow to the same extent it would have been entitled to a deduction if such amounts had been paid directly to the holder of a Disputed Chromium Litigation Claim. The Reorganized Debtor would only be entitled to a deduction with respect to any Long-Term Notes contributed to the escrow as and when payments are made on such notes.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

     In contrast, the Proponents believe that any escrows established with respect to Disputed Claims other than Disputed Chromium Litigation Claims should not be treated as a separate taxable entity for federal income tax purposes, and that any amounts held by such escrows should be treated as continually held by the Reorganized Debtor.

      C. CONSEQUENCES TO HOLDERS OF IMPAIRED CLAIMS OTHER THAN HOLDERS OF
         ----------------------------------------------------------------
                           POLLUTION CONTROL BONDS.
                           -----------------------

     Pursuant to the Plan, holders of Allowed General Unsecured Claims (Class
5), Allowed ISO, PX and Generator Claims (Class 6), Allowed ESP Claims (Class
7), Allowed Chromium Litigation Claims (Class 9) will receive a combination of Cash and Long-Term Notes of ETrans, GTrans and Gen, and holders of Allowed QUIDS Claims (Class 11) will receive a Combination of Cash and QUIDS Notes of Gen, in satisfaction and discharge of their Allowed Claims.

     The federal income tax consequences of the Plan to a holder depend, in part, on whether a holder's Claim and all or part of any Long-Term Notes or QUIDS Notes received constitute "securities" for federal income tax purposes. The term "security" is not defined in the Tax Code or in the regulations issued thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt constitutes a "security" depends on an overall evaluation of the nature of the debt. One of the most significant factors considered in determining whether a particular debt is a security is its original term. In general, debt obligations issued with a maturity at issuance of five (5) years or less (e.g., trade debt and revolving credit obligations) do not constitute securities, whereas debt obligations with a maturity at issuance of ten (10) years or more constitute securities. The Proponents believe, and the following discussion assumes, that the Long-Term Notes or QUIDS Notes will constitute "securities" for federal income tax purposes. Each holder of a Claim is urged to consult its tax advisor regarding the status of its Claim and the Notes as "securities" for federal income tax purposes.

     Pursuant to the Plan, the Proponents retain the flexibility to adjust the nature or terms of the consideration to be received by holders of Claims if such changes are necessary to obtain the desired tax treatment of the Internal Restructuring and the Reorganized Debtor Spin-Off. Any such changes, if necessary, could alter the federal income tax consequences to holders of Claims

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION discussed herein.

     1.  Holders of Claims That Do Not Constitute Securities.

     In general, each holder of an Impaired Allowed Claim (other than holders of Allowed PC Bond Claims) that does not constitute a security for federal income tax purposes will recognize gain or loss in an amount equal to the difference between (a) the sum of the amount of any Cash (including its share, if any, of the so-called $40 million placement fee) and the fair market value of any Long-Term Notes or QUIDS Notes received by such holder in satisfaction of such Claim (other than any Claim for accrued but unpaid interest, inclusive of Post-Petition Interest) and (b) the holder's adjusted tax basis in such Claim (other than any Claim for accrued but unpaid interest). For a discussion of the tax consequences of Claims for accrued but unpaid interest, see "Distributions in Discharge of Accrued Interest," below.

     However, whether a holder receiving notes and Cash in satisfaction of a Claim which arose from litigation or a dispute with the Reorganized Debtor will have income will depend upon the nature of such underlying litigation or dispute. For example, with respect to a holder of an Allowed Chromium Litigation Claim, the receipt of Cash and notes in satisfaction of such holder's Claim (other than any Claim for punitive damages) may be regarded as a non-taxable receipt on account of personal physical injuries or physical sickness under Section 104 of the Tax Code. In contrast, the receipt of Cash and notes in satisfaction of a Claim for punitive damages (whether relating to the Chromium Litigation or otherwise) generally will be taxable to the holder of such Claim. Holders whose Claims arose from litigation or a dispute are urged to consult their counsel regarding the tax consequences to them of the receipt of Cash and notes in satisfaction of their Claims.

     Where gain or loss is recognized by a holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount and whether and to what extent the holder had previously claimed a bad debt deduction.

        In general, a holder's tax basis in any Long-Term Notes or QUIDS Notes received will

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION equal the amount taken into account by such holder with respect to such Note in determining its amount realized, and the holder's holding period for such note will begin the day following its receipt of such note (which, in the case of Claims Allowed on or before the Effective Date, generally should begin the day following the Effective Date).

     2.  Holders of Claims that Constitute Securities.

     In general, the receipt of Long-Term Notes or QUIDS Notes in partial satisfaction of Claims (other than PC Bond Claims) that constitute securities will constitute a tax-free exchange for federal income tax purposes. Accordingly, in general, holders of an Impaired Allowed Claim (other than Allowed PC Bond Claims) that constitute a security for federal income tax purposes will not recognize any loss, but will recognize any gain realized (computed in accordance with the preceding section) to the extent of any Cash received. In addition, see "Distributions in Discharge of Accrued Interest," below, for a discussion of the federal income tax consequences of distributions in discharge of Claims for accrued but unpaid interest (including Post-Petition Interest).

     Where gain is recognized by a holder, the character of such gain as long-term or short-term capital gain or as ordinary income will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount, and whether and to what extent the holder previously had claimed a bad debt deduction.

     A holder's aggregate tax basis in the Long-Term Notes or QUIDS Notes received generally will equal the holder's adjusted basis in its Claim, increased by the amount of gain and interest income recognized, and decreased by the amount of Cash received. Such tax basis will be allocable among the notes received based on relative fair market value. The holder will carryover the holding period of its Claim to any Long-Term Notes or QUIDS Notes received, except with respect to any portion of such notes that is treated as received in payment of accrued but unpaid interest.

     3.  Distributions in Discharge of Accrued Interest.

     In general, to the extent that any amount received (whether Cash or notes) by a holder of a Claim is received in satisfaction of accrued interest or accrued OID during its holding period

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

(including Post-Petition Interest), such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full. However, the IRS has privately ruled that a holder of a security, in an otherwise tax-free exchange, could not claim a current deduction with respect to any unpaid OID. Accordingly, it is unclear whether, by analogy, a holder of a Claim with previously included OID that is not paid in full would be required to recognize a capital loss rather than an ordinary loss.

     4.  Ownership and Disposition of the Long-Term Notes and QUIDS Notes.

          a. Interest and Original Issue Discount on the Long-Term Notes and QUIDS Notes.

     The Long-Term Notes and QUIDS Notes will provide for the payment at least annually of all stated interest. Accordingly, the stated interest on the Long-Term Notes and QUIDS Notes generally will be includable in gross income by a holder for federal income tax purposes in accordance with such holder's method of accounting.

     In addition, under certain circumstances, the Long-Term Notes and QUIDS Notes may be treated as issued with OID. In general, a debt instrument is treated as having OID to the extent its "stated redemption price at maturity" exceeds its "issue price" (other than by a de minimis amount). The "stated redemption price at maturity" of a debt instrument is the sum of all payments to be made on the debt instrument, except for payments of stated interest that is unconditionally payable at least annually in Cash or other property (other than additional notes of the issuer). Accordingly, the stated redemption price at maturity of the Long-Term Notes and the QUIDS Notes will be their stated principal amount. The "issue price" of the Long-Term Notes will depend upon whether they are traded on an "established securities market" during the sixty
(60) day period ending thirty (30) days after the Effective Date, or whether a significant portion of the Claims in Classes 5, 6, 7 and 9 are so traded. Pursuant to Treasury Regulations, an "established securities market" need not be a formal market. It is sufficient that the notes appear on a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION sales transactions, or that price quotations for such notes are readily available from dealers, brokers or traders.
     The Proponents anticipate that the Long Term Notes and QUIDS Notes will be traded on an established securities market, and that the "issue price" of the such notes will therefore be their fair market value. If the QUIDS Notes are not traded on an established securities market, the issue price of such notes would be the fair market value of the QUIDS. If the Long Term Notes are not traded on an established securities market, but a significant portion of the Claims exchanged for such notes are so traded, the issue price would be the fair market value of such Claims. Otherwise, the issue price of the Long-Term Notes traded will be their stated principal amount if, as the Proponents expect, the stated interest rate is greater than the applicable federal rate for obligations of similar maturity in effect on the Confirmation Date.

     In general, each holder of a Long-Term Note and a QUIDS Note will be required to include in its gross income as interest for federal income tax purposes any OID that accrues while the holder held the note (including the day the note is acquired but excluding the day is disposed of). Any OID will accrue over the term of the Long-Term Note and the QUIDS Note based on the constant interest method (with the amount of OID attributable to each accrual period allocated ratably to each day in such period). Accordingly, each holder of a Long-Term Note and a QUIDS Note issued with OID generally will be required to include amounts in gross income in advance of the payment of cash in respect of such income. A holder's tax basis in a Long-Term Note or a QUIDS Note will be increased by the amount of any OID included in its gross income and reduced by any cash received (other than payments of qualified stated interest) made with respect to such note.

     With respect to holders of Disputed Claims allowed after the Effective Date, any Note received will have been outstanding since the Effective Date. Such holders should consider their federal income tax consequences accordingly.

     b.  Applicable High Yield Discount Obligations (AHYDOs).

     Certain debt obligations that are issued with substantial OID and have a maturity of over five years are treated as AHYDOs within the meaning of the Tax Code. With respect to such

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION obligations, a portion of a corporate holder's income with respect to such accrued OID equal to the portion, if any, for which the issuer is disallowed a deduction (see "Consequences to the Debtor and the Parent--Consequences of Long-Term Notes and QUIDS Notes," above) will be treated as a dividend for purposes of the dividends-received-deduction to the extent the issuer has sufficient earnings and profits such that a similar such distribution in respect of stock would have been treated as a dividend for federal income tax purposes. Presumably, a corporate holder's entitlement to a dividends-received-deduction is subject to the normal holding period and taxable income requirements and other limitations applicable to the dividends-received-deduction.

        As discussed above (under "Consequences to the Debtor and the Parent"), it is not anticipated that the Long-Term Notes or the QUIDS Notes will be issued with significant OID and thus considered AHYDOs.

          c.  Acquisition and Bond Premium.

        If a holder of a Claim has a tax basis in any of the Long-Term Notes or QUIDS Notes received that exceeds the issue price (or the "adjusted issue price" in the case of a Disputed Claim allowed subsequent to the Effective Date) of such note, but is less than or equal to the sum of all remaining amounts payable under such note (other than qualified stated interest), the amount of OID includable in the holder's gross income generally is reduced in each period in proportion to the percentage of the OID represented by the excess basis. Alternatively, if a holder treats all stated interest as OID, such holder may elect to recompute the OID accruals by treating its acquisition as a purchase at original issue and applying the constant yield method. Such an election may not be revoked without the consent of the IRS.

        If a holder has a tax basis in any of the Long-Term Notes or QUIDS Notes received that exceeds the sum of all remaining amounts payable under the notes other than qualified stated interest (i.e., at a "bond premium"), the holder will not include any of the OID in income.

        Moreover, a holder may elect to deduct any bond premium over the period from its acquisition of such note to the maturity date of such note (or, if it results in a smaller amount of amortizable bond premium, until an earlier call date), but not in excess of the stated interest. If such bond premium is amortized, the amount of stated interest on the Long-Term Note or QUIDS Note

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION that must be included in the holder's gross income for each period ending on an interest payment date or at the maturity date, as the case may be, will (except as Treasury Regulations may otherwise provide) be reduced by the portion of bond premium allocable to such period based on the note's yield to maturity. The holder's tax basis in its Long-Term Note or QUIDS Note will be reduced by a like amount. If such an election to amortize bond premium is not made, a holder will receive a tax benefit from the premium only in computing such holder's gain or loss upon the sale or other taxable disposition of the note, or upon the full or partial payment of principal.

        An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds the interest on which is includable in the holder's gross income and that are held at, or acquired after, the beginning of the holder's taxable year as to which the election is made. The election may be revoked only with the consent of the IRS.

          d.  Market Discount.

        Any holder of a Claim that has a tax basis in any of the Long-Term Notes received less than the issue price (or the "adjusted issue price" in the case of a Disputed Claim allowed subsequent to the Effective Date) of such note generally will be subject to the market discount rules of the Tax Code (unless such difference is less than a de minimis amount). In addition, as discussed below, a holder who acquired its Claim at a market discount and that receives its Long-Term Notes or QUIDS Notes as part of a tax-free exchange may be required to carryover to the notes received any accrued market discount with respect to its Claim to the extent not previously included in income.

        Under the market discount rules, a holder is required to treat any principal payment on, or any gain recognized on the sale, exchange, retirement or other disposition of, a Long-Term Note or QUIDS Note as ordinary income to the extent of the market discount that has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. A holder could be required to defer the deduction of a portion of the interest expense on any indebtedness incurred or maintained to purchase or to carry a market discount note, unless an election is made to include all market discount in income as it accrues. Such an election would apply to all bonds acquired by the holder on or after the first day of the first taxable year to which

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION such election applies, and may not be revoked without the consent of the IRS.

        Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition of such Long-Term Notes or QUIDS Notes to the maturity date of the notes, unless the holder irrevocably elects to compute the accrual on a constant yield basis. This election can be made on a note-by-note basis.

        The Treasury Department is expected to promulgate regulations that will provide that any accrued market discount not treated as ordinary income upon a tax-free exchange of market discount bonds would carry over to the nonrecognition property received in the exchange. If such regulations are promulgated and applicable to the Plan (and, likely, even without the issuance of regulations), any holder of a Claim that constitutes a "security" for federal income tax purposes would carry over any accrued market discount incurred in respect of such Claim to the Long-Term Notes or QUIDS Notes received for such Claim pursuant to the Plan, such that any gain recognized by the holder upon a subsequent disposition of such debt also would be treated as ordinary income to the extent of any such accrued market discount not previously included in income.

     D.   CONSEQUENCES TO HOLDERS OF CERTAIN PC BOND CLAIMS.
          -------------------------------------------------

        Pursuant to the Plan, the Mortgage Backed PC Bonds (Class 4a) shall remain outstanding. As set forth in the Plan, there will be some modification to the terms of the indebtedness evidenced by the Mortgage Backed PC Bonds as the result of, among other things, a change in collateral with respect to the Mortgage Backed PC Bonds. However, the Proponents believe that such modifications, either viewed individually or taken as a whole, should not constitute a significant modification, as determined under applicable Treasury Regulations, with respect to any such series of bonds, and thus no holder of such bonds should be deemed to have exchanged their existing bonds for "new" bonds for federal income tax purposes.

        Accordingly, the Plan provides that, with respect to each series of Mortgaged Backed PC Bonds, the Issuer shall receive an opinion of nationally recognized bond counsel to the effect that the transactions set forth in the Plan with respect to such series of PC Bonds and the execution and delivery of any releases, amendments or other agreements in connection therewith, will not, in and of themselves, cause interest thereon to become includable in the gross income of the holders thereof

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION for federal income tax purposes.

E.  CONSEQUENCES TO HOLDERS OF PREFERRED STOCK EQUITY INTERESTS.
    ------------------------------------------------------------

        Holders of Preferred Stock Equity Interests (Class 13) will retain their Preferred Stock and will receive in Cash any dividends accrued through the last scheduled dividend payment date prior to the Effective Date.

        The Cash received by holders of Preferred Stock Equity Interests will be treated as a distribution for federal income taxes. Consequently, the cash received by the holders of Preferred Stock Equity Interests will be treated first as a taxable dividend to the extent of Reorganized Debtor's earnings and profits for the taxable year of the distribution and any accumulated earnings and profits (as determined for federal income tax purposes) and then as a tax-free return of capital to the extent of the holder's tax basis in its stock, with any excess treated as capital gain from the sale or exchange of the stock.

        A distribution to a corporate shareholder which is treated as a dividend for federal income tax purposes may qualify for the seventy (70%) dividends-received-deduction. Dividend income that is not subject to regular federal income tax as a consequence of the dividends-received-deduction may be subject to the federal alternative minimum tax. The dividends-received-deduction is only available if certain holding periods and taxable income requirements are satisfied. The length of time that a shareholder has held stock is reduced for any period during which the shareholder's risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions. The law is unclear whether there would also be excluded any period during which a holder can require, pursuant to the terms of the stock itself, the redemption of the stock. Also, to the extent that a corporation incurs indebtedness that is directly attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends-received-deduction may be disallowed. In addition, any dividend received by a corporation is subject to the "extraordinary distribution" provisions of the Tax Code.

          F.  INFORMATION REPORTING AND WITHHOLDING.
              --------------------------------------

        All distributions to holders of Allowed Claims and Equity Interests under the Plan are subject to any applicable withholding (including employment tax withholding). Under federal

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at a rate of up to 30.5%. Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain Persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

        The foregoing summary has been provided for informational purposes only. All holders of Claims and Equity Interests are urged to consult their tax advisors concerning the federal, state, local, and other tax consequences applicable under the Plan.

XIII.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.

        If the Plan is not confirmed and consummated, the Debtor's alternatives include (i) liquidation of the Debtor under chapter 7 of the Bankruptcy Code and
(ii) the preparation and presentation of an alternative plan or plans of reorganization.

               A.  LIQUIDATION UNDER CHAPTER 7.
                   ---------------------------

        If no chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtor. A discussion of the effect that a chapter 7 liquidation would have on the recoveries of holders of Claims and Equity Interests is set forth in Section VII.C.4 of this Disclosure Statement. The Debtor believes that liquidation under chapter 7 would result in, among other things, (i) smaller distributions being made to creditors than those provided for in the Plan because of additional administrative expenses attendant to the appointment of a trustee and the trustee's employment of attorneys and other professionals, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtor's operations and (iii) the failure to realize the greater going concern value of the Debtor's assets.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

               B.  ALTERNATIVE PLAN OF REORGANIZATION.
                   ----------------------------------

        If the Plan is not confirmed, the Debtor or, if exclusivity is terminated, any other party in interest, could attempt to formulate a different plan. Such a plan might involve either a reorganization and continuation of the Debtor's business or an orderly liquidation of its assets. The Proponents have concluded that the Plan represents the best alternative to protect the interests of creditors and other parties in interest.

               C.  LIQUIDATION UNDER CHAPTER 11.
                   ----------------------------

        The Proponents believe that the Plan enables the Debtor to successfully and expeditiously emerge from chapter 11 and preserve its business, and allows creditors to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtor would be sold in an orderly fashion, which could occur over a more extended period of time than in a liquidation under chapter 7 and a trustee need not be appointed. Accordingly, creditors may receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation may be preferable to a chapter 7 liquidation, the Proponents believe that a liquidation under chapter 11 is a much less attractive alternative to creditors because a greater return to creditors is provided for in the Plan.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

               XIV. CONCLUSION AND RECOMMENDATION.

        The Proponents believe that confirmation and implementation of the Plan is preferable to any available alternative because it will provide the greatest recoveries to holders of Claims and Equity Interests, and other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Proponents urge holders of impaired Claims and Equity Interests entitled to vote on the Plan to accept the Plan and to evidence such acceptance by returning

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION their Ballots so that they will be received no later than 4:00 p.m., Eastern Standard Time, on ________, 2002.

Dated:  December 19, 2001

                                   PACIFIC GAS AND ELECTRIC COMPANY

                                   By:_____________________________________
                                      Gordon R. Smith
                                      President and Chief Executive Officer


                                   PG&E CORPORATION

                                   By:_____________________________________
                                      Robert D. Glynn, Jr.
                                      Chairman of the Board, Chief Executive
                                      Officer and President


APPROVED AS TO CONTENT AND FORM:


HOWARD, RICE, NEMEROVSKI, CANADY,
   FALK & RABKIN, A Professional Corporation

By:______________________________________________
    Attorneys for Debtor and Debtor-in-Possession


WEIL, GOTSHAL & MANGES LLP


By:______________________________________________
    Attorneys for PG&E Corporation

DEWEY BALLANTINE LLP


By:_______________________________________________
    Attorneys for PG&E Corporation

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                             INDEX OF DEFINED TERMS
Term                                                            Section
----                                                            -------

92A Bonds....................................................   Section XI.A.1
92B Bonds....................................................   Section XI.A.1
93A Bonds....................................................   Section XI.A.1
93B Bonds....................................................   Section XI.A.1
96B Bonds....................................................   Section XI.A.1
96C Bonds....................................................   Section XI.A.1
96D Bonds....................................................   Section XI.A.1
96E Bonds....................................................   Section XI.A.1
96F Bonds....................................................   Section XI.A.1
96G Bonds....................................................   Section XI.A.1
97A Bonds....................................................   Section XI.A.1
97B Bonds....................................................   Section XI.A.1
97C Bonds....................................................   Section XI.A.1
97D Bonds....................................................   Section XI.A.1
AB 1X........................................................   Section IV.B.5
AB 6X........................................................   Section IV.B.1.a
AB1890.......................................................   Section IV.B.1
Administrative Expense Claims................................   Plan
Ancillary Plan Materials.....................................   Plan
Aguayo Litigation............................................   Section VI.H.2
AHYDOS.......................................................   Section XII.B.2
AJR 77.......................................................   Section IV.B.3.d
Allowed Claims...............................................   Plan
ARA..........................................................   Plan
Ballot.......................................................   Plan
Bankruptcy Code..............................................   Section I
Bankruptcy Court.............................................   Section I
Bankruptcy Rules.............................................   Plan
Banks........................................................   Section XI.A.3
BFM..........................................................   Section IV.A
Bond Loan....................................................   Section XI.A.1
Bond Trustee.................................................   Section XI.A.1
Calaska......................................................   Section VI.C.1
Calpine QFs..................................................   Section V.B.15
Cash.........................................................   Plan
CEC..........................................................   Section III.C
CEQA.........................................................   Section IV.B.1.a
Chapter 11 Case..............................................   Plan
Chromium Litigation..........................................   Plan
Chromium Litigation Claims...................................   Plan
Claims.......................................................   Plan
Commercial Paper Claims......................................   Plan
Committee....................................................   Section I
Common Stock.................................................   Plan
Common Stock Equity Interests................................   Plan
Confirmation Hearing.........................................   Section I
Confirmation Order...........................................   Plan
Convenience Claims...........................................   Plan
CPA..........................................................   Section IV.B.5
CPUC.........................................................   Section I.A.2


              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Debtor.......................................................   Section I
Debtor's Bankruptcy Schedules................................   Plan
Debtor-in-Possession.........................................   Plan
DEIR.........................................................   Section IV.B.1.a
Disbursing Agent.............................................   Plan
Disclosure Statement Order...................................   Section I
Disclosure Statement.........................................   Section I
Disputed Claims..............................................   Plan
Distribution Record Date.....................................   Plan
DWR..........................................................   Section IV.A.
DWR Claims...................................................   Plan
DWR Contracts................................................   Plan
Effective Date...............................................   Plan
Environmental and Tort Claims................................   Plan
Environmental Claims.........................................   Plan
Equity Interests.............................................   Plan
ESC..........................................................   Section VI.K.3
ESP Claims...................................................   Plan
ETrans.......................................................   Section I.B.1
ETrans Assets................................................   Section VI.B.1
Eureka.......................................................   Section VI.D.4
Exchange Act.................................................   Section VI.E.2
Federal Judgment Rate........................................   Plan
FERC.........................................................   Section I.B
Final Order..................................................   Plan
Floating Rate Notes..........................................   Plan
Forbearance, Extension and Letter of
 Credit Fees.................................................   Section VI.M.12
FPA..........................................................   Section VI.B.3.a
Gen..........................................................   Section I.B.1
Gen Assets...................................................   Section VI.D.1
General Unsecured Claims.....................................   Plan
GRC..........................................................   Section IV.B
GTN..........................................................   Section VI.C.1
GTrans.......................................................   Section I.B.1
GTrans Assets................................................   Section VI.C.1
IBEW.........................................................   Section VI.K.3
Indenture....................................................   Section XI.A.1
Interest Portion.............................................   Section XI.A.3
Internal Restructurings......................................   Section VI.A
IRS..........................................................   Plan
ISO..........................................................   Section III.B.1
ISO, PX and Generator Claims.................................   Plan
Issuer.......................................................   Section XI.A.1
IUSO.........................................................   Section VI.K.3
kV...........................................................   Section III.B.1
kVa..........................................................   Section III.B.1
Land Holdings................................................   Section I.B.1
Letter of Credit Backed PC Bonds.............................   Section XI.A.1
Letter of Credit Backed PC Bond Claims.......................   Plan
Letter of Credit Issuing Bank................................   Section XI.A.3
Letter of Credit Bank Claims.................................   Plan
Letter of Credit.............................................   Section XI.A.3
Loan Agreement...............................................   Section XI.A.1
Long-Term Notes..............................................   Plan
Mandatory Redemption Date....................................   Section VI.N.2.b

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Master Ballot...............................................  Plan
Master Separation Agreement.................................  Section VI.F.3
MBIA........................................................  Section XI.A.4
MBIA Claims.................................................  Plan
MBIA Insured PC Bonds.......................................  Section XI.A.1
MBIA Insured PC Bond Claims.................................  Plan
MBIA Reimbursement Agreement................................  Section XI.A.4
Medium Term Notes...........................................  Plan
Moody's.....................................................  Section IV.B.4.a
Mortgage Backed PC Bonds....................................  Section XI.A.1
Mortgage Backed PC Bond Claims..............................  Plan
Mortgage....................................................  Section XI.A.2
Mortgage Bonds..............................................  Section XI.A.2
MW..........................................................  Section III.B.1
Newco.......................................................  Section I.B.1
New Money Notes.............................................  Plan
New Mortgage Bonds..........................................  Plan
New Service Agreements......................................  Section XI.F.2
NGA.........................................................  Section I.B.2
Nominee.....................................................  Section I.D.1
NOI.........................................................  Section IV.B.9
NRC.........................................................  Section III.C
OEHHA.......................................................  Section VI.H.2
OID.........................................................  Section XII.B.2
Original Letter of Credit Fee...............................  Section VI.M.12
Other Priority Claims.......................................  Plan
Other Secured Claims........................................  Plan
Pacific Gas.................................................  Section VI.C.1
Parent......................................................  Section I
Parent Options..............................................  Section VI.K.5
Parent Replacement Options..................................  Section VI.K.5
PC Bond Documents...........................................  Section XI.A.1
PC Bond Insurance Policy....................................  Section XI.A.4
PC Bonds....................................................  Section XI.A.1
Petition Date...............................................  Section I.B
Plan........................................................  Section I
Plan Supplement.............................................  Plan
Post-Petition Interest......................................  Section II
Preferred Stock.............................................  Plan
Preferred Stock Equity Interests............................  Plan
Principal Portion...........................................  Section XI.A.3
Prior Bonds.................................................  Section XI.A.1
Prior Bond Claims...........................................  Plan
Prior Letter of Credit Issuing Bank.........................  Section XI.A.5
Prior Letter of Credit......................................  Section XI.A.5
Prior Reimbursement Agreement...............................  Section XI.A.5
Priority Tax Claims.........................................  Plan
Professional Compensation and Reimbursement Claims..........  Plan
Projection Period...........................................  Section VII.C.3
Proponents..................................................  Section I
Punitive Damages Claims.....................................  Plan
PUHCA.......................................................  Section VI.B.5.a
PX..........................................................  Section III.C
QFs.........................................................  Section III.B.1
QUIDS Claims................................................  Plan

                DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

QUIDS Notes.................................................  Plan
Rate Recovery Litigation....................................  Section IV.B.3
Refunding Bonds.............................................  Section VI.L.13
Registration Statement Participant..........................  Section IX.B
Reimbursement Agreement.....................................  Section XI.A.3
Reimbursement Obligation....................................  Section XI.A.5
Reorganized Debtor..........................................  Plan
Reorganized Debtor Options..................................  Section VI.K.5
Reorganized Debtor Spin-Off.................................  Section VI.A
Revolving Line of Credit....................................  Plan
Restructuring Transactions..................................  Section VI.A
Right.......................................................  Section VI.E.2
RSP.........................................................  Section IV.B.3.c
RTOs........................................................  Section VI.B.3
SB 7X.......................................................  Section IV.B.5
S&P.........................................................  Section IV.B.4.a
SEC.........................................................  Section I
Secured Claims Relating to First and Refunding Mortgage
 Bonds......................................................  Plan
Secured Claims Relating to Replaced First and Refunding
 Mortgage Bonds.............................................  Plan
Securities..................................................  Section IX.A
Securities Act..............................................  Section VI.E.2
Sempra......................................................  Section V.B.17
Sempra Gas Agreements.......................................  Section V.B.17
Senior Notes................................................  Plan
Southern San Joaquin Valley Power Authority Bonds...........  Plan
Standard Pacific............................................  Section VI.C.1
Stated Amount...............................................  Section XI.A.3
Support Agreement...........................................  Section V.B.16
Support Termination Event...................................  Plan
Tax Code....................................................  Section XII.A
Tax Matters Agreement.......................................  Section VI.F.3
TCBA........................................................  Section IV.B.1.c
TIN.........................................................  Section XII.F
Tort Claims.................................................  Plan
TRA.........................................................  Section IV.B.1.c
Treasury PC Bonds...........................................  Section XI.A.1
Treasury PC Bond Claims.....................................  Plan
Trusts......................................................  Section VI.D.5.a
Turn Accounting Order.......................................  Section V.B.11
TURN........................................................  Section IV.B.3.a
Voting Agent................................................  Section I.D.1
Voting Deadline.............................................  Section I.D.1
Voting Record Date..........................................  Section I.
WSCC........................................................  Section IV.B.8

                DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                   EXHIBIT A
                                   ---------

                            Plan of Reorganization


[The First Amended Plan of Reorganzation is being separately filed and served.]




              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                   EXHIBIT B
                                   ---------

                          Disclosure Statement Order


                               [To Be Provided]




              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                   EXHIBIT C
                                   ---------

                        Projected Financial Information




              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Assumptions - Nature and Limitations of Projections

The financial projections included in the Disclosure Statement are dependent upon the successful implementation of the business plans of the Reorganized Debtor, ETrans, GTrans and Gen and the validity of the other assumptions contained therein. These projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, continued access by the Reorganized Debtor, ETrans, GTrans and Gen to debt and equity markets, the continued availability of the working capital facilities contemplated by the Disclosure Statement, the anticipated future performance of the Reorganized Debtor, ETrans, GTrans and Gen, certain assumptions with respect to competitors of ETrans, GTrans and Gen, general business and economic conditions and other matters, many of which are beyond the control of the Reorganized Debtor, ETrans, GTrans and Gen. In addition, the risk factors outlined in the Disclosure Statement and unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of the Reorganized Debtor, ETrans, GTrans and/or Gen. Although the Proponents believe that the projections are reasonably attainable, variations between the actual financial results and those projected may occur and may be material.

Significant Assumptions Regarding Plan Consummation

The Debtor is assuming that the Plan shall be confirmed by the Bankruptcy Court for the purposes of these projections. The assumption of Plan confirmation incorporates the following significant assumptions:

    1. the holders claims in Classes 3a, 3b, 4a, 4c, 4e, 4f, 5, 6, 7, 9, 11 and 13 shall have voted to accept the Plan by the requisite statutory majority or majorities as provided in section 1126(c) of the Bankruptcy Code;
    2. no material adverse effect on the business, assets, operations, property, or condition (financial or otherwise) of the Debtor or any of its subsidiaries (other than inactive subsidiaries) shall have occurred and be continuing;
    3. no material unanticipated claims shall have been filed or asserted in the Chapter 11 Case;
    4. all necessary regulatory and governmental approvals shall have been received within the contemplated timeline;
    5. all financing transactions contemplated by the Plan shall have been consummated on the terms contemplated by the Plan and the Disclosure Statement; and
    6.  the Bankruptcy Court shall have issued the Confirmation Order.

Significant Assumptions Regarding the Pre-Consummation Projections

Cash Balance At December 31, 2002

The Debtor expects to have cash available to reimburse creditors at year-end 2002 of about $3.9 billion. This amount is estimated based on the current cash balances, and taking into account various cash impacts through 2002. These impacts include reductions for restricted funds, outstanding checks and all operating receipts and disbursements. Capital expenditures included in the forecast total $1.3 billion in 2001 and $1.6 billion in 2002.

Earnings For 2001-2002

Earnings over the period 2001 - 2002 reflect both earnings from ongoing utility operations, as well as non-recurring items such as the impact of FERC-ordered refunds and reversal of charges for costs the Debtor believes are invalid. Starting common equity balances in 2003 incorporate these earnings.

The Distribution Company (Reorganized Debtor)

A.   Structure of the Reorganized Debtor

     1. The Reorganized Debtor will be a local electric and gas distribution company serving retail customers in Northern and Central California. The Reorganized Debtor will retain substantially all distribution assets, comprised of the current assets that are not transferred to ETrans, GTrans or Gen or transferred or sold as contemplated under
         Section V1.H. of the Disclosure Statement. In general, the Reorganized Debtor's assets will be electric facilities at voltages below 60 kilovolts and gas facilities at pressures below 60 psig.
     2. The Reorganized Debtor will provide distribution customer services and revenue cycle services, and will provide and administer public purpose programs for retail electric and gas customers.
     3. The Reorganized Debtor will retain the obligation to procure gas on behalf of its retail gas customers and will accept the obligation to procure power on behalf of its retail electric customers once certain financial conditions are achieved.
     4. The Reorganized Debtor will assume and retain the bilateral energy purchase agreements with (a) third party gas suppliers, and (b) QFs and other third party power suppliers. Gen will assume Irrigation District contracts.
     5. The Reorganized Debtor and Gen will enter into an agreement during which the Reorganized Debtor will purchase output generated by Gen's facilities and produced under Gen's power purchase agreements.
     6. The Reorganized Debtor will contract with GTrans for a combination of firm and as-available storage and pipeline capacity rights based on its continuing obligation to serve core gas customers.
     7. The Hunters Point Power Plant and Humboldt Bay Power Plant assets will remain with the Reorganized Debtor.

B.   Significant Assumptions Regarding the Projections for the Reorganized
     Debtor

Income Statement
----------------

Total Operating Revenues

Revenues include customer payments for electric and gas distribution services, electric transmission and gas transmission services, electric and gas energy procurement purchases (excluding DWR sources of electricity), public purpose programs and Rate Reduction Bonds.

     1. Electric and Gas Distribution Revenues include base revenue increases from general rate case and attrition proceedings intended to enable the Reorganized Debtor to recover increased costs due to inflation, customer growth and ratebase growth. The authorized rate of return on common equity (ROE) remains at 11.2%. Electric annual load growth approximates 2%/year, and gas annual load growth ranges between 1.5% and 3%/year. The total energy demand incorporates forecast impacts of conservation programs in 2001 and 2002. Electric Direct Access retail load approximates 10,000 GWh annually.

     2. Electric and gas procurement revenues match electric and gas procurement expenses. Excluded are revenues collected for electric energy procured by DWR on behalf of the Reorganized Debtor's customers. Cash revenues (receipts) lag expenses (disbursements) by the average working capital lag of 16 days.

     3. Electric and Gas Public Purpose Program Revenue, excluding CARE, remains relatively constant at about $230 million/year (about $200 million electric, $30 million gas). Identical M&O expenses offset these revenues so there is no impact on distribution earnings.

Operating Expenses

     1. Total Cost of Energy includes all electric and gas commodity procured on behalf of retail electric and gas customers, and the costs of electric transmission and gas transmission services. Electric commodity costs include QF contracts, bilateral contracts with Gen, natural gas fuel for the Hunters Point and Humboldt power plants and other commodity procurement and grid management costs. Excluded are remittances to DWR for power it procures on behalf of the Reorganized Debtor's customers.

     2. M&O and A&G Costs include direct M&O Expenses for electric and gas distribution, M&O expenses for the Hunters Point and Humboldt facilities, distribution A&G costs, public purpose programs and franchise and uncollectibles expenses.

     3. Depreciation is calculated using depreciation rates currently authorized by the California Public Utilities Commission.

     4. Property Tax is estimated at about 1% of net plant. Franchise Fees and Uncollectable expenses are estimated at about 1% of revenue.

Interest Expense

     Interest Expense (excluding Rate Reduction Bonds) consists mainly of interest on long-term debt. Interest expense is based on an interest rate of about 7.75% for new long-term debt and 4.7% for retained Pollution Control bonds. Borrowing costs are based on the all-in, effective costs to the Reorganized Debtor. Corresponding debt balances are net of issuance expenses. Accordingly, the par value of debt issued will be approximately
     1.0 percent higher than the net balances shown.

Other Income

     Other Income is comprised of "below-the-line" income and expenses, including AFUDC, operating costs not recoverable in retail rates, and non-recurring items.

Income Taxes

     Income Taxes are calculated using a 35% federal tax rate and an 8.84% state tax rate, with a combined tax rate of 40.746%. The book income tax provision reflects existing regulatory practices for recognizing the timing of income tax expenses.

Dividends

     Preferred Dividend arrearages are paid on the Effective Date. Preferred dividends are based on an embedded cost of preferred stock of about 6.5%.

Balance Sheet
-------------

     Starting balances are based on separation of the assets into the lines of business as described in the PLAN and Disclosure Statement. Generally, balances of assets and liabilities are either held constant at their starting level, or are taken as a percentage of a revenue or expense. Plant in service, construction work in progress, common stock and long-term debt are dynamic balances, changing as a function of cash from operations and capital expenditures. Cash balances are assumed to be zero, since any excess cash is either netted against short-term borrowings or used to buy back long-term debt and equity in order to meet the assumed capital structure targets for each year. For the Reorganized Debtor, the targeted debt/capital ratio is less than 50%, declining from an initial debt/capital ratio of 51%.

Cash Flow Statement
-------------------

     1. Cash from operations is estimated by adding back depreciation and deferred taxes to net income, plus changes in working capital. Seasonal variations in receipts and reimbursements will cause these average requirements to fluctuate within a range of approximately +/-$250 million.

     2. Subsequent to the Effective Date, the Reorganized Debtor manages its capital structure such that it achieves an overall ratio of debt to total capitalization of approximately 49%, and then maintains that debt ratio over time. Reorganized Debtor commences cash distributions to common shareholders (shown as common stock repurchases) when it reaches its target debt ratio in 2004.

         Subsequently, Reorganized Debtor issues or repurchases debt and common equity annually in order to maintain this capital structure.

The Generation Company (Gen)

A.   Structure of Gen

     1. Gen produces electricity, ancillary services and reliability-must run services. Initially all of the output of Gen will be sold to the Reorganized Debtor through a long-term bilateral contract. Beyond the term of the contract, Gen expects to sell into the open market at market rates.

     2. Gen will own and operate the conventional hydroelectric facilities, Helms Pumped Storage facility and Diablo Canyon Power Plant. In addition, Gen will own and administer the Irrigation District contracts. Table 1 lists the capacity and energy output of Gen's assets.

     3. Gen will own and maintain the generation tie lines that connect the generating assets to the transmission system.

     Table 1. Gen Capability

-------------------------------------------------------
                                          Capacity
                                            (MW)
-------------------------------------------------------
Hydro (incl. Helms)                         3,896
-------------------------------------------------------
Diablo Canvon                               2,174
-------------------------------------------------------
Irrigation Districts                        1,048
-------------------------------------------------------
Total                                       7,118
-------------------------------------------------------

B.   Significant Assumptions Regarding the Projections for Gen

Income Statement
----------------

Total Operating Revenues

     Under the terms of the bilateral contract with the Reorganized Debtor, Gen will receive separate capacity and energy payments. The capacity payments will be subject to availability criteria and the energy payments will be based on the actual electrical output of the assets. Both the capacity price and the energy price will escalate with inflation. The capacity payment is expected to result in Gen revenue of approximately $1.22 billion per year, while the energy payment is expected to be approximately $0.26 billion. Actual revenue will vary with hydrological conditions, unit outages, and other factors affecting energy production and capacity ratings under the contract.

Operating Expenses

     1. Total Cost of Energy represents the cost of nuclear fuel for Diablo Canyon, as well as the spent fuel storage fee imposed by the Department of Energy.

     2.  M&O and A&G Costs -- Hydro and Helms

         a. Hydro operations and maintenance expenses are similar to the expenses contained in PG&E's proposed Revenue Sharing Agreement settlement, dated August 11, 2000.

         b. Normal expenses are based on the Debtor's historic level of spending prior to the passage of AB1890.

         c. Mandated expenses are any expenses incurred as a result of an order from a government agency or regulatory body. Such expenses include the cost of complying with license conditions and fees payable to FERC, among other costs.

         d. Transmission fees are estimated at $5.5 million per year escalating with inflation, based on the Debtor's forecast.

         e. In recent history, the hydro system has experienced one major storm causing approximately $20 million of damage every ten years. Consequently the operating expenses include $2 million per year escalating at inflation to reflect this cost.

     3.  M&O and A&G Costs -- Diablo Canyon

         a. Diablo Canyon's normal operating expenses are about $230 million escalating at inflation. O&M includes the cost of dry cask storage for spent nuclear fuel. Each unit runs approximately 20 months between refueling outages, resulting in one unit outage per year and 2 unit outages in the same year once every 5 years. Each refueling outage costs $35 million and requires 35 days to complete.

         b. Income on the Diablo decommissioning trust assets flow through Other Income with an offsetting expense. All trust income and assets remain restricted for the sole purpose of nuclear decommissioning.

     4.  M&O and A&G Costs -- Irrigation District Contracts

         a. Irrigation district expenses consists of debt service payments, O&M, and water and energy payments, initially totaling $70 million/year.

     5. Depreciation and Decommissioning -- Depreciation expense is almost entirely for PG&E conventional hydro. Depreciation expense on hydro assumes a 35 year remaining life on gross plant. Diablo Canyon, Helms, and one conventional hydro project (South Yuba) have previously been expensed for financial reporting purposes.

Total Interest Income

     Gen is assumed to not carry a cash balance, aside from the debt service reserve fund described below.

Interest Expense

     Interest Expense (excluding Rate Reduction Bonds) is modeled assuming an 8.2% cost of long term debt. Borrowing costs are based on the all-in, effective costs to Gen. Corresponding debt balances are net of issuance expenses. Accordingly, the par value of debt issued will be approximately
     1.0 percent higher than the net balances shown.

Income Taxes

     Income taxes are calculated using a 35% federal tax rate and an 8.84% state tax rate, with a combined tax rate of 40.746%.

Balance Sheet
-------------

Assets

       Net Plant
       ---------
       Net plant is essentially PG&E conventional hydro plus undepreciated capital additions at Diablo Canyon, Helms and South Yuba.

       Other Noncurrent Assets
       -----------------------
       Approximately $1.2 billion of this is the Diablo decommissioning trust fund. This fund is projected to grow at 6.34% per year from investment income reinvestments. The remaining $170 million is nuclear fuel inventory.

       Short-term Investments (Net)
       ----------------------------
       Short-term Investments reflects cash held in a debt service reserve fund. Income on the reserve fund is reflected in Other Income.

Current Assets

       Accounts Receivable - Customers
       -------------------------------
       Accounts receivable is estimated at 45 days revenue.

       Other Current Assets
       --------------------
       $66 million of materials and supplies inventory is listed as Other Current Assets.

Capitalization

       Common Stock Equity
       -------------------
       Gen is borrowing against the market value of its assets and the book value is artificially low due to previous accounting write-downs. As a result, common stock equity is negative.

       Other Long Term Debt
       --------------------
       Gen consists of a mix of finite lived assets (Diablo Canyon, and the Irrigation District Contracts) as well as near-perpetual assets (Hydro and Helms). Because of this mix of assets as well as the security of the bilateral contract, Gen's near-term borrowing capacity is greater than its long term borrowing capacity. Gen is assumed to borrow $2.4 billion initially, $2.0 billion of which amortizes over 21 years.

Current Liabilities

       Accounts Payable - Creditors
       ----------------------------
       Accounts payable is estimated at 45 days of cash operating expenses.

Deferred Credits and Other NC Liabilities

       Deferred Income Taxes
       ---------------------
       Deferred income taxes are the difference between book and cash income taxes.

       Other Noncurrent Liab
       ---------------------
       This item is the liability associated with decommissioning Diablo
       Canyon.

Cash Flow Statement
-------------------

Cash Flows From Operations

   Cash from operations is estimated by adding back depreciation and deferred taxes to net income, plus any change in working capital.

Investing Activities

       Capital Expenditures
       --------------------
       Hydro and Helms

   1. Capital spending is divided into normal capital and mandated capital costs. The normal capital spending forecast is the same as that contained in the Revenue Sharing Agreement.

   2. Mandated capital costs, like mandated expenses, are capital costs incurred as a result of an order from a government agency or regulatory body. Mandated capital costs are based on the Debtor's forecast and average $16 million (2001$) over the first 10 years.

          Diablo Canyon

          Diablo Canyon's capital spending is divided into 2 categories: base and major projects. Base capital spending is approximately $20 million per year. Major projects consist of turbine rotor replacement ($93 million over 2003-2005) and steam generator replacement ($415 million over 2006-2009).

          Irrigation District Contracts

          There are no capital expenditures associated with the Irrigation District Contracts.

Financing Activities

     1. Other Net Financing activities show deposits to the debt service reserve fund.

     2. Gen debt principal amortization begins in 2005. Debt amortization is scheduled in order to achieve investment grade credit ratings. Cash surplus to requirements for funding operating costs, reserve funds, capital expenditures and debt service is distributed to common shareholders (NewCo) for reinvestment in other businesses (such as ETrans) or distribution to Parent.

The Electric Transmission Company (ETrans)

A.   Structure of ETrans

     1. ETrans will operate as an independent electric transmission company, selling transmission services to wholesale customers (other utilities), and to electric generators. ETrans will not procure electricity or ancillary services, except to the extent already required under existing transmission contracts to be assumed by ETrans and to meet any obligations under an IS0 or RTO. ETrans' transmission network capacity will be controlled by the ISO/RTO.

     2. ETrans will own electric facilities at voltages 60 kilovolts and above, including substations and telecommunications infrastructure.


B.   Significant Assumptions Regarding the Financial Projections for ETrans

Income Statement
----------------

Total Operating Revenues

     1. Operating revenues are estimated by assuming that ETrans' transmission rates are set annually by FERC. Authorized returns on common equity are 12.5% in 2003-2004, and 12.0% in 2005.

     2. Authorized revenues are assumed to be increased each year to reflect additions of new transmission plant, and the effects of inflation on operating costs.


Operating Expenses

     1. Grid Services -- The amounts on this line include the expenses of reliability-must-run (RMR) contracts. RMR costs are assumed to total about $250 million/year.

     2. M&O and A&G Costs are the costs of operating and maintaining ETrans' electric infrastructure for delivering energy. These expenses are for the portion of costs that are not capitalized, and include employee compensation and benefits, payroll taxes, materials and supplies, contract labor, franchise fees paid to the cities and counties ETrans serves, and other costs and fees.

     3. Depreciation & Decommissioning -- Depreciation expense is estimated as a function of investment in plant, and computed using currently approved depreciation rates.

     4. Property & Other Taxes -- Property Tax is estimated at about 1% of net plant.

     5. Total Interest Income -- ETrans is assumed to not carry a cash balance, and not to have any balancing account interest income.

Interest Expense
     Interest expense on long-term debt is estimated using a 7.73% cost of debt. Borrowing costs are based on the all-in, effective costs to ETrans. Corresponding debt balances are net of issuance expenses. Accordingly, the par value of debt issued will be approximately 1.0 percent higher than the net balances shown.

Other Income
     This line includes amounts for AFUDC (Allowance for Funds Used During Construction).

Income Taxes
     Income taxes are calculated using a 35% federal tax rate and an 8.84% state tax rate, with a combined tax rate of 40.746%.

Preferred Dividend Req
     ETrans is assumed to be financed only with common equity and long-term debt. Therefore, there are no preferred dividends.

Balance Sheet
-------------

     Starting balances are based on separation of the assets into the lines of business as described in the PLAN and Disclosure Statement. Generally, balances of assets and liabilities are either held constant at their starting level, or are taken as a percentage of a revenue or expense. Plant in service, construction work in progress, common stock and long-term debt are dynamic balances, changing as a function of cash from operations and capital expenditures. Cash balances are shown as zero, since any excess cash is offset against short-term debt, or is used to buy back debt and equity in order to meet the assumed capital structure targets for each year.

Plant in Service
      Changes in Plant in Service are based on business unit forecasts of annual capital expenditures during the forecast period, which in turn are based on current business plans and projections. Significant capital expenditures for capacity additions, including Path 15, are included in the forecast.

Cash Flow Statement
-------------------

     1. Cash from operations is estimated by adding back depreciation and deferred taxes to net income, plus any change in working capital. Cash from operations over the forecast period is insufficient to fund ETrans' capital spending program over this period. As result, external financing, both equity and debt, is required. Equity infusions are assumed to be funded by the parent company, either through internally generated funds from other businesses or from stock issuance.

     2.  Working capital is estimated based on year-end recorded balances.

     3. Subsequent to the Effective Date, ETrans manages its capital structure such that it achieves an overall ratio of debt to total capitalization ratio of approximately 57%, and then maintains that debt ratio over time. Although Etrans achieves its target capital structure in 2004, it does not distribute cash to common shareholders (shown as common stock issuances or repurchases) during the forecast period due to large funding requirements for its capital expenditures program.

The Gas Transmission Company (GTrans)

A. Structure of GTrans

   1. GTrans will operate as an independent, FERC-regulated interstate gas transmission company, and will provide open access, non-discriminatory gas transportation, storage and related services to local gas and electric distribution companies, gas marketers, electric generators and other credit-worthy parties. GTrans will focus on providing open access transportation and related services, and, at least initially, will not buy and sell natural gas or other commodities.

   2. GTrans will own gas transmission lines above 60 psig, including approximately 6,300 miles of pipelines, three underground storage facilities, eight compressor stations and certain end-use customer service lines. In addition, GTrans will receive all other assets currently used primarily to support the gas transmission business, except the Reorganized Debtor will retain gas gathering facilities and operations.

B. Significant Assumptions Regarding the Financial Projections for GTrans

Income Statement
----------------

Total Operating Revenues

      Forecast operating revenues for 2003 are based on forecast 2002 revenues (fully normalized for weather and hydro conditions) for Parent's California Gas Transmission business unit, and include an assumed 1% increase in total throughput due to system load growth. For the period 2004-2005, revenues are calculated as those necessary to achieve the full FERC-authorized return on common equity, which is assumed to be 13.0% for 2004 and 2005.

Operating Expenses

   1. Total Cost of Energy -- The amounts on this line are zero, since GTrans has no plans to market natural gas commodity sales to its customers. Natural gas used to operate GTrans' compressor stations and to reflect other line losses will be collected from shippers through an "in-kind" shrinkage adjustment.

   2. M&O and A&G Costs -- Maintenance and Operation (M&O) costs are based on GTrans' current forecast for 2002, and are escalated thereafter. These are the costs of operating and maintaining GTrans' infrastructure for delivering and storing natural gas. These expenses are for the portion of costs that are not capitalized, and include employee compensation and benefits, payroll taxes, materials and supplies, contract labor, franchise fees paid to cities and counties, and other costs and fees. Activities covered by these costs include pipeline, underground storage, and right-of -way maintenance. Administrative and General (A&G) costs represent the administrative costs of running the business. These costs also are forecast based on 2002 estimates.

     3. Depreciation & Decommissioning expense is estimated as a function of investment in plant, and computed using currently-approved depreciation rates.

     4. Property and Other taxes, such as Franchise Fees, are estimated based on the sum of 1% of net plant and 1% of revenues.

Total Interest Income

     GTrans is assumed not to carry a cash balance, and not to have any balancing account interest income.

Interest Expense

     Interest expense on long-term debt is estimated using a 7.73% cost of debt. Borrowing costs are based on the all-in, effective costs to GTrans. Corresponding debt balances are net of issuance expenses. Accordingly, the par value of debt issued will be approximately 1.0 percent higher than the net balances shown.

Other Income

     These amounts are based primarily on an estimate of AFUDC (Allowance for Funds Used During Construction.)

Income Taxes

     Income taxes are calculated using a 35% federal tax rate and an 8.84% state tax rate, with a combined tax rate of 40.746%.

Preferred Dividend Req

     GTrans will be financed only with common equity and long-term debt. Therefore, there are no preferred dividends.

Balance Sheet
-------------

     Starting balances are based on separation of the assets into the lines of business as described in the PLAN and Disclosure Statement. Generally, balances of assets and liabilities are either held constant at their starting level, or are taken as a percentage of a revenue or expense. Plant in service, construction work in progress, common stock and long-term debt are dynamic balances, changing as a function of cash from operations and capital expenditures. Cash balances are assumed to be zero, since any excess cash is used to offset short-term debt or is used to buy back debt and equity in order to meet the assumed capital structure targets for each year.

Plant in Service

     Changes in Plant in Service are based GTrans' expected annual capital expenditures during the forecast period, which in turn are based on current business plans and projections. These forecasts reflect the forecasted timing of plant additions. Significant capital expenditures for pipeline and storage capacity additions are included in the forecast.


Cash Flow Statement
-------------------

     1. Cash from operations is estimated by adding back depreciation and deferred taxes to net income, plus any change in working capital.

     2. Subsequent to the Effective Date, GTrans manages its capital structure such that it achieves an overall debt to total capitalization ratio of approximately 57%, and then maintains that debt ratio over time. GTrans reduces its debt ratio annually until achieving its target capital structure in 2005. Given the relatively moderate scale of its capital expenditures and external debt financing requirements, GTrans does distribute cash to common shareholders (NewCo) annually (shown as common stock repurchases). This cash is available for reinvestment in Etrans or distribution to Parent.

Reorganized Debtor                                                         ($Millions)
                                                 12/31/2002        12/31/2003       12/31/2004     12/31/2005
-------------------------------------------------------------------------------------------------------------
INCOME STATEMENT
Total Operating Revenues*                                              9461.6           9445.2         9712.7

Operating Expenses:
Total Cost of Energy*                                                  5400.4           5230.7         5364.7
M&O and A&G Costs                                                      1843.0           1878.0         1893.4
Depreciation & Decommissioning                                          731.7            738.1          752.7
Property & Other Taxes                                                  109.3            110.8          112.1
RRB Asset Amortization                                                  290.1            290.1          290.1
                                                 ------------------------------------------------------------
Total Operating Expenses                                               8374.4           8247.8         8413.0


Operating Income                                                       1087.2           1197.4         1299.7

Total Interest Income                                                    16.0              9.9            9.4

Interest Expense (Excl RRBs)                                            372.5            354.4          364.4
RRB Interest                                                             87.9             68.9           50.3
                                                 ------------------------------------------------------------
Total Interest Expense                                                  460.4            423.3          414.7

Other Income                                                            (36.3)           (42.7)         (45.8)

Pretax Income                                                           606.5            741.3          848.6

Total Booked Income Taxes                                               196.3            255.5          298.5

Preferred Dividend Req                                                   22.6             23.0           23.9

Total Earnings Avail for Common                                         387.7            462.8          526.3

* Excludes, Receipts and Disbursements for CDWR Procurement.

Reorganized Debtor                                                         ($Millions)
                                              12/31/2002           12/31/2003         12/31/2004    12/31/2005
--------------------------------------------------------------------------------------------------------------
BALANCE SHEET
----------------------
Assets:
Plant in Service......................           19743.0              20795.2            21544.3       22282.6
Accumulated Depr......................           (9169.4)             (9901.1)          (10495.3)     (11058.7)
                                              ----------------------------------------------------------------
Net Plant.............................           10573.5              10894.1            11049.1       11223.9

Construction Work in Progress.........             140.5                142.0              143.5         145.4

Other Noncurrent Assets...............              64.4                 64.4               64.4          64.4
                                              ----------------------------------------------------------------
Total Long-term Assets................           10778.5              11100.6            11257.0       11433.7

Current Assets:
Short-term Investments (Net)..........               0.0                  0.0                0.0           0.0

Accounts Receivable...................            1692.5               1731.4             1770.3        1801.7

Balancing Accts Receivable............               0.0                  0.0                0.0           0.0
Inventory - Fuels.....................             168.7                165.8              163.0         163.4
Inventory - M&S.......................              64.2                 65.9               67.6          69.2
                                              ----------------------------------------------------------------
    Total Current Assets..............            1925.4               1963.1             2000.9        2034.3

Deferred Charges:
Expense Deferral (Reg Assets).........            1545.0               1254.9              964.8         674.7
Other Deferred Charges................            1418.3               1418.3             1418.3        1418.3
                                              ----------------------------------------------------------------
    Total Deferred Charges............            2963.3               2673.2             2383.1        2093.0

TOTAL ASSETS..........................           15667.1              15736.9            15641.0       15561.O

Reorganized Debtor                                                    ($Millions)
                                                     12/31/2002  12/31/2003  12/31/2004   12/31/2005
----------------------------------------------------------------------------------------------------
Capitalization:
Common Stock Equity...............................       4221.5      4631.7     4837.9        4985.7
Preferred Stock (incl QUIDS)......................        423.5       419.7      434.9         448.0
RRBs Outstanding..................................       1160.4       870.3      580.2         290.1
Other Long-term Debt..............................       4700.2      4689.1     4814.1        4962.3
                                                       ---------------------------------------------
Total Capitalization..............................      10505.6     10610.8    10667.1       10686.2


Current Liabilities:
Short-Term Borrowings.............................        164.8       164.2      161.4         161.8
Accounts Payable - Creditors......................        973.4      1011.9     1050.5        1082.3
Accounts Payable - Affiliates.....................          0.0         0.0        0.0           0.0
Balancing Accounts Payable........................         29.3        29.1       28.9          28.6
Accrued Taxes Payable.............................        567.8       567.8      540.7         543.8
Current Portion of RRBs...........................        290.1       290.1      290.1         290.1
Long-Term Debt - Current..........................          0.0         0.0        0.0           0.0
interest Payable..................................         41.9        37.2       32.4          33.4
Dividends Payable.................................          0.0         0.0        0.0           0.0
Other Current Liabilities.........................        610.4       610.4      610.4         610.4
                                                       ---------------------------------------------
Total Current Liabilities.........................       2677.8      2710.8     2714.3        2750.4

Deferred Credits and Other NC Liabilities:
Deferred Income Taxes.............................        821.8       729.7      637.6         557.0
Deferred ITC......................................        108.3       103.8       99.4          94.9
Noncurrent Balancing Acct Liab....................          0.0         0.0        0.0           0.0
Customer Advances for Construction................        117.2       121.7      123.9         126.8
Other Deferred Credits............................       1301.9      1301.9     1301.9        1301.9
Other Noncurrent Liab.............................        134.6       158.1       96.7          43.7
                                                       ---------------------------------------------
Total Deferred Credits & NC Liab..................       2483.7      2415.3     2259.6        2124.4

TOTAL CAPITAL & LIABILITIES.......................      15667.1     15736.9    15641.0       15561.0


Reorganized Debtor                                                          ($Millions)
                                                    12/31/2002      12/31/2003      12/31/2004    12/31/2005
-------------------------------------------------------------------------------------------------------------
CASH FLOW STATEMENT
-------------------
Cash Flows From Operation:
Net Income                                                               410.3          485.7         550.2
Depreciation                                                             717.0          738.1         752.7
Change in Deferred Taxes                                                 (92.1)         (96.5)        (85.1)
Change in Accts Receivable                                               (38.9)         (38.9)        (31.4)
Change in inventories                                                      1.2            1.2          (2.0)
Change in Accts Payable                                                   38.5           38.5          31.8
Change in Accrued Taxes Payable                                            0.0          (27.2)          3.1
Change in Bal Accts & Reg Asset Amort                                    289.0          289.9         289.8

Change in Other Working Capital                                            0.0           (4.8)          1.0
Other Net Cash from Operations                                            56.5            1.6           2.0
                                                    --------------------------------------------------------
Net Cash from Operations                                                1382.4         1387.6        1512.2


Investing Activities:
Capital Expenditures                                                   (1053.8)        (955.4)       (981.7)
Other Net Investing Activities                                             0.0            0.0           0.0
                                                    --------------------------------------------------------
Net Cash Used in Investing                                             (1053.8)        (955.4)       (981.7)


Financing Activities:
Common Stock Issued (Repurchased)                                         (0.0)        (256.6)       (378.5)
Preferred Stock Issued                                                     0.0           22.0          20.0
Preferred Stock redeemed                                                  (3.8)          (6.9)         (6.9)
Long-term Debt issued                                                    (11.1)         125.1         148.2
Long-term Debt mature/redeemed                                            (0.0)           0.0           0.0
Long-term Debt purch/sinking                                               0.0            0.0           0.0
RRB Principal Repayments                                                (290.1)        (290.1)       (290.1)
Change in Short-term Position                                             (0.6)          (2.8)          0.4
Dividends Disbursed                                                      (22.9)         (22.9)        (23.7)
Other Net Financing Activities                                             0.0            0.0           0.0
                                                    --------------------------------------------------------
Net Cash Used In Financing                                              (328.5)        (432.2)       (530.5)

Net Change in Cash                                                         0.0            0.0           0.0

ETrans                                                       ($Millions)
                                       12/31/2002      12/31/2003      12/31/2004      12/31/2005
----------------------------------------------------------------------------------------------------
INCOME STATEMENT
Total Operating Revenues                                  751.6            813.7         863.9

Operating Expenses:
Grid Services                                             263.0            260.9         258.9
M&O and A&G Costs                                         166.3            169.4         172.6
Depreciation                                               99.9            112.7         125.4
Property & Other Taxes                                     20.9             24.1          27.3
                                     ----------------------------------------------------------
Total Operating Expenses                                  550.0            567.2         584.2

Operating Income                                          201.6            246.6         279.7

Total Interest Income                                       0.0              0.0           0.0

Total Interest Expense                                     81.2             85.4          95.5

Other, Income                                              11.8              7.9           6.5

Pretax Income                                             132.2            169.1         190.7

Total Booked Income Taxes                                  53.9             68.9          77.7

Preferred Dividend Req                                      0.0              0.0           0.0

Total Earnings Avail for Common                            78.3            100.2         113.0

ETrans                                              ($Millions)
                                  12/31/2002   12/31/2003   12/31/2004   12/31/2005
-----------------------------------------------------------------------------------
BALANCE SHEET
--------------------------------
Assets:
Plant in Service                      2866.9       3288.6       3625.7       3961.8
Accumulated Depr                     (1163.5)     (1263.4)     (1320.3)     (1385.2)
                                  -------------------------------------------------
Net Plant                             1703.3       2025.2       2305.4       2576.6

Construction Work In Progress          204.5        130.7         56.9         57.9

Other Noncurrent Assets                  0.0          0.0          0.0          0.0
                                  -------------------------------------------------
Total Long-term Assets                1907.9       2155.9       2362.3       2634.5

Current Assets:
Short-term investments  (Net)            0.0          0.0          0.0          0.0

Accounts Receivable                     73.7         80.3         86.9         92.3

Other Current Assets                     5.8          5.9          6.1          6.1
                                  -------------------------------------------------
Total Current Assets                    79.5         86.3         93.0         98.5

Deferred Charges                       204.3        204.3        204.3        204.3

TOTAL ASSETS                          2191.6       2446.4       2659.6       2937.2

ETrans                                                         ($Millions)
                                          12/31/2002     12/3112003   12/31/2004     12/31/2005
------------------------------------------------------------------------------------------------
Capitalization:
Common Stock Equity                            536.6        790.6        890.7        1008.4
Preferred Stock (incl QUIDS)                     0.0          0.0          0.0           0.0
Other Long-term Debt                          1050.0       1050.0       1158.7        1311.7
                                          --------------------------------------------------
Total Capitalization                          1586.6       1840.6       2049.4        2320.1

Current Liabilities:
Short-Term Borrowings (Net)                      0.0          0.0          0.0           0.0
Accounts Payable                                42.2         42.3         42.4          42.6
Balancing Accounts Payable                       0.0          0.0          0.0           0.0
Accrued Taxes Payable                           45.0         45.5         45.9          46.6
Long-Term Debt-Current                           0.0          0.0          0.0           0.0
Interest Payable                                 0.0          0.0          0.0           0.0
Dividends Payable                                0.0          0.0          0.0           0.0
Other Current Liabilities                       42.4         42.4         42.4          42.4
                                          --------------------------------------------------
Total Current Liabilities                      129.6        130.2        130.7         131.5

Deferred Credits and Other NC Liabilities:
Deferred Income Taxes                          303.2        307.3        311.4         318.0
Deferred ITC                                    14.2         13.6         13.1          12.6
Noncurrent Balancing Acct Liab                   0.0          0.0          0.0           0.0
Customer Advances for Contruc                    0.0          0.0          0.0           0.0
Other Deferred Credits                         154.0        154.4        154.9         155.0
Other Noncurrent Liab                            4.1          0.3          0.0          (0.0)
                                          --------------------------------------------------
Total Deferred Credits & NC Liab               475.5        475.7        479.4         485.5

TOTAL CAPITAL & LIABILITIES                   2191.6      2446.4       2659.6        2937.2

ETrans                                                   ($Millions)
                                   12/31/2002     12/31/2003     12/31/2004     12/31/2005
-------------------------------------------------------------------------------------------
CASH FLOW STATEMENT
-------------------
Cash Flows From Operations:
Net Income                                            78.3          100.2           113.0
Depreciation                                          99.9          112.7           125.4
Change in Deferred Taxes                               3.6            3.6             6.1
Change in Accts Receivable                            (6.6)          (6.6)           (5.4)
Change in Inventories                                  0.0            0.0             0.0
Change in Accts Payable                                0.1            0.1             0.1
Change in Accrued Taxes Payable                        0.5            0.5             0.7
Change in Other Working Capital                        0.0            0.0             0.0
Other Net Cash from Operations                        (1.4)           0.0             0.0
                                   ------------------------------------------------------
Net Cash from Operations                             174.3          210.4           239.9


Investing Activities:
Capital Expenditures                                (347.9)        (319.1)         (397.6)
Other Net Investing Activities                        (2.9)           0.0             0.0
                                   ------------------------------------------------------
Net Cash Used In Investing                          (350.9)        (319.1)         (397.6)

Financing Activities
Common Stock Issued (Repurchased)                    176.5           (0.0)            4.7
Preferred Stock Issued                                 0.0            0.0             0.0
Preferred Stock redeemed                               0.0            0.0             0.0
Long-term Debt issued                                  0.0          108.7           153.0
Long-term Debt matured/redeemed                        0.0            0.0             0.0
Long-term Debt purch/sinking                           0.0            0.0             0.0
Change in Short-term Position                          0.0            0.0             0.0
Dividends Disbursed                                    0.0            0.0             0.0
Other Net Financing Activities                         0.0            0.0             0.0
                                   ------------------------------------------------------
Net Cash Used In Financing                           176.5          108.7           157.7

Net Change in Cash                                     0.0            0.0             0.0

GTrans                                                                ($Millions)
                                             12/31/2002       12/31/2003       12/31/2004       12/31/2005
----------------------------------------------------------------------------------------------------------
INCOME STATEMENT
Total Operating Revenues                                           430.5            433.0            456.3

Operating Expenses:
Total Cost of Energy                                                 0.0              0.0              0.0
M&O and A&G Costs                                                  130.2            134.1            138.3
Depreciation                                                        77.2             81.4             83.8
Property & Other Taxes                                              19.7             21.7             22.4
                                             -------------------------------------------------------------
Total Operating Expenses                                           227.0            237.1            244.5

Operating Income                                                   203.5            195.9            211.7

Total Interest Income                                                0.0              0.0              0.0

Total Interest Expense                                              70.1             71.5             70.0

Other Income                                                         2.6              3.2              1.9

Pretax Income                                                      135.9            127.5            143.6

Total Booked Income Taxes                                           55.4             52.0             58.5

Preferred Dividend Req                                               0.0              0.0              0.0

Total Earnings Avail for Common                                     80.5             75.6             85.1

GTrans                                                                ($Millions)
                                             -------------------------------------------------------------
                                             12/31/2002       12/31/2003       12/31/2004       12/31/2005
----------------------------------------------------------------------------------------------------------
BALANCE SHEET
---------------------------
Assets:
Plant in Service.........................        2794.7           2886.0           3062.2           3108.9
Accumulated Depr.........................       (1110.3)         (1187.5)         (1214.9)         (1272.0)
                                             -------------------------------------------------------------
Net Plant................................        1684.3           1698.5           1847.2           1836.9

Construction Work In Progress............          10.0             37.8              9.9             28.5

Other Noncurrent Assets..................           0.0              0.0              0.0              0.0
                                             -------------------------------------------------------------
Total Long-term Assets...................        1694.3           1736.2           1857.1           1865.4

Current Assets:
Short-term Investments (Net).............           0.0              0.0              0.0              0.0

Accounts Receivable......................          45.7             46.0             46.3             48.8

Other Current Assets.....................           6.5              6.7              6.9              7.0
                                             -------------------------------------------------------------
   Total Current Assets..................          52.2             52.7             53.1             55.8

Deferred Charges.........................         104.7            104.7            104.7            104.7

TOTAL ASSETS.............................        1851.3           1893.6           2014.9          2025.8

GTrans                                                          ($Millions)
                                               12/31/2002  12/31/2003   12/31/2004   12/31/2005
-----------------------------------------------------------------------------------------------
Capitalization:
Common Stock Equity.........................        485.9       544.9       617.3         692.8
Preferred Stock (incl QUlDS)................          0.0         0.0         0.0           0.0
Other Long-term Debt........................        900.0       900.0       938.7         861.7
                                             --------------------------------------------------
Total Capitalization........................       1385.9      1444.9      1556.0        1554.5

Current Liabilities:
Short-Term Borrowings.......................          0.0         0.0         0.0           0.0
Accounts Payable............................         12.5        12.8        13.2          13.6
Balancing Accounts Payable..................          0.0         0.0         0.0           0.0
Accrued Taxes Payable ......................        (16.9)      (16.8)      (16.6)        (16.5)
Long-Term Debt - Current....................          0.0         0.0         0.0           0.0
Interest Payable............................          0.0         0.0         0.0           0.0
Dividends Payable...........................          0.0         0.0         0.0           0.0
Other Current Liabilities...................         34.5        34.5        34.5          34.5
                                             --------------------------------------------------
Total Current Liabilities...................         30.0        30.6        31.1          31.6

Deferred Credits and Other NC Liabilities:
Deferred Income Taxes.......................        278.2       288.3       298.3         310.5
Deferred ITC................................         10.2         9.7         9.3           8.8
Noncurrent Balancing Acct Liab..............          0.0         0.0         0.0           0.0
Customer Advances for Construc..............          0.0         0.0         0.0           0.0
Other Deferred Credits......................        120.4       120.1       119.8         121.8
Other Noncurrent Liab.......................         26.6         0.0         0.4          (1.4)
                                             --------------------------------------------------
Total Deferred Credits & NC Liab............        435.4       418.1       427.8         439.7

TOTAL CAPITAL & LIABILITIES.................       1851.3      1893.6      2014.9        2025.8

GTrans                                                                ($Millions)
                                             -------------------------------------------------------------
                                             12/31/2002       12/31/2003       12/31/2004       12/31/2005
----------------------------------------------------------------------------------------------------------
CASH FLOW STATEMENT
-------------------------------
Cash Flows From Operations:
Net Income                                                          80.5             75.6             85.1
Depreciation                                                        77.2             81.4             83.8
Change in Deferred Taxes                                            10.1              9.6             11.7
Change in Accts Receivable                                           0.3             (0.3)            (2.5)
Change in Inventories                                                0.0              0.0              0.0
Change in Accts Payable                                              0.3              0.4              0.4
Change in Accrued Taxes Payable                                     (0.1)             0.2              0.1
Change in Other Working Capital                                      0.0              0.0              0.0
Other Net Cash from Operations                                     (27.8)             1.3             (0.2)
                                             -------------------------------------------------------------
Net Cash from Operations                                           140.6            168.1            178.4

Investing Activities:
Capital Expenditures                                              (119.1)          (203.6)           (91.8)
Other Net Investing Activities                                      (0.0)             0.0              0.0
                                             -------------------------------------------------------------
Net Cash Used In Investing                                        (119.1)          (203.6)           (91.8)

Financing Activities:
Common Stock issued (Repurchased)                                  (21.4)            (3.2)            (9.6)
Prefened Stock Issued                                                0.0              0.0              0.0
Preferred Stock redeemed                                             0.0              0.0              0.0
Long-term Debt issued                                                0.0             38.7            (77.0)
Long-term Debt matured/redeemed                                      0.0              0.0              0.0
Change in Short-term Position                                        0.0              0.0              0.0
Dividends Disbursed                                                  0.0              0.0              0.0
Other Net Financing Activities                                       0.0              0.0              0.0
                                             -------------------------------------------------------------
Net Cash Used In Financing                                         (21.4)            35.5            (88.6)

Net Change in Cash                                                   0.0              0.0              0.0

Gen                                                 ($Millions)
                                 12/31/2002     12/31/2003      12/31/2004      12/31/2005
-------------------------------------------------------------------------------------------
INCOME STATEMENT
Total Operating Revenues                            1472.5         1492.4          1509.7

Operating Expenses:
Total Cost of Energy                                  95.7           89.5            93.8
M&O and A&G Costs                                    533.2          570.2           519.4
Depreciation                                          49.4           52.7            62.5
Property & Other Taxes                                66.1           66.8            68.3
                                 ----------------------------------------------------------
Total Operating Expenses                             744.4          779.3           743.9

Operating Income                                     728.1          713.1           765.8

Total Interest Income                                  0.0            0.0             0.0

Total Interest Expense                               196.8          196.8           193.2

Other Income                                          79.4           88.5            95.9

Pretax Income                                        610.7          604.8           668.4

Total Booked Income Taxes                            247.4          245.0           271.O

Preferred Dividend Req                                 0.0            0.0             0.0

Total Earnings Avail for Common                      363.3          359.8           397.5

Gen                                                  ($Millions)
                                    12/31/2002  12/31/2003  12/31/2004  12/31/2005
-----------------------------------------------------------------------------------
BALANCE SHEET
--------------------------------
Assets:
Plant in Service................        9513.9      9603.5      9703.4      9912.0
Accumulated Depr................       (8640.3)    (8689.8)    (8742.5)    (8804.9)
                                    -----------------------------------------------
Net Plant.......................         873.6       913.8       960.9      1107.0

Construction Work In Progress...           1.0        25.3        66.5         0.0

Other Noncurrent Assets.........        1389.3      1466.6      1548.8      1636.2
                                    -----------------------------------------------
Total Long-term Assets..........        2263.9      2405.7      2576.2      2743.3

Current Assets:
Short-term Investments (Net)....           0.0       168.2       339.0       344.0

Accounts Receivable.............         200.3       181.5       184.0       186.1

Inventory - M&S.................          66.0        66.0        66.0        66.0
Other Current Assets............           0.0         0.0         0.0         0.0
                                    -----------------------------------------------
  Total Current Assets..........         266.3       415.8       589.0       596.1

Deferred Charges................           0.0         0.0         0.0         0.0

TOTAL ASSETS....................        2530.1      2821.5      3165.2      3339.4

Gen                                                                         ($Millions)
                                                          12/31/2002  12/31/2003  12/31/2004    12/31/2005
----------------------------------------------------------------------------------------------------------
Capitalization:
Common Stock Equity....................................      (1183.2)     (996.4)     (755.8)       (590.0)
Preferred Stock (incl QUIDS)...........................          0.0         0.0         0.0           0.0
Other Long-term Debt...................................       2400.0      2400.0      2400.0        2226.7
                                                          ------------------------------------------------
Total Capitalization...................................       1216.8      1403.6      1644.2        1636.7

Current Liabilities:
Short-Term Borrowings..................................          0.0         0.0         0.0           0.0
Accounts Payable.......................................         72.9        76.2        79.4          73.2
Long-Term Debt - Current...............................          0.0         0.0         0.0          86.6
Interest Payable.......................................          0.0         0.0         0.0           0.0
Dividends Payable......................................          0.0         0.6         0.0           0.0
Other Current Liabilities..............................          0.0         0.0         0.0           0.0
                                                          ------------------------------------------------
Total Current Liabilities..............................         72.9        76.2        79.4         159.9


Deferred Credits and Other NC Liabilities:
Deferred Income Taxes..................................          5.9        30.0        48.9          64.2
Deferred ITC...........................................          0.0         0.0         0.0           0.0
Other Deferred Credits.................................          0.0         0.0         0.0           0.0
Other Noncurrent Liab..................................       1234.6      1311.8      1392.6        1478.6
                                                          ------------------------------------------------
Total Deferred Credits & NC Liab.......................       1240.5      1341.8      1441.5        1542.8

TOTAL CAPITAL & LIABILITIES............................       2530.1      2821.5      3165.2        3339.4

     Gen                                                      ($Millions)
                                             12/31/2002  12/3112003  12/31/2004   12/31/2005
     ----------------------------------------------------------------------------------------
     CASH FLOW STATEMENT
     ---------------------------------
     Cash Flows From Operations:
     Net Income                                               363.3       359.8         397.5
     Depreciation                                              49.4        52.7          62.5
     Change in Deferred Taxes                                  24.1        18.9          15.3
     Change in Accts Receivable                                18.7        (2.4)         (2.1)
     Change in Inventories                                      0.0         0.0           0.0
     Change in Accts Payable                                    3.3         3.3          (6.2)
     Change in Accrued Taxes Payable                            0.0         0.0           0.0
     Change in Other Working Capital                            0.0         0.0           0.0
     Other Net Cash from Operations                            (0.1)       (1.4)         (1.4)
                                            -------------------------------------------------
     Net Cash from Operations                                 458.7       430.8         465.5

     Investing Activities:
     Capital Expenditures                                    (113.9)     (141.0)       (142.1)
     Other Net Investing Activities                             0.0         0.0           0.0
                                            -------------------------------------------------
     Net Cash Used In Investing                              (113.9)     (141.0)       (142.1)

     Financing Activities:

     Common Stock Issued (Repurchased)                       (176.5)     (119.1)       (231.8)
     Preferred Stock Issued                                     0.0         0.0           0.0
     Preferred Stock redeemed                                   0.0         0.0           0.0
     Long-term Debt issued                                      0.0         0.0           0.0
     Long-term Debt matured/redeemed                            0.0         0.0         (86.6)
     Long-term Debt purch/sinking                               0.0         0.0           0.0
     Change in Short-term Position                              0.0         0.0           0.0
     Dividends Disbursed                                        0.0         0.0           0.0
     Other Net Financing Activities                          (168.2)     (170.7)         (5.0)
                                            -------------------------------------------------
     Net Cash Used In Financing                              (344.8)     (289.8)       (323.4)

     Net Change in Cash                                         0.0         0.0           0.0

                                   EXHIBIT D
                                   ---------

          Schedule of Currently Outstanding Securities of the Debtor


----------------------------------------------------------------------------------------------------------
   Type of Security                Security Description                Class                   CUSIP
   ----------------                --------------------                -----                   -----
----------------------------------------------------------------------------------------------------------
First and Refunding                         8.800%                      3a                    694308 DV6
Mortgage Bond
----------------------------------------------------------------------------------------------------------
First and Refunding                         7.875%                      3a                    694308 EA1
Mortgage Bond
----------------------------------------------------------------------------------------------------------
First and Refunding                        8.3750%                      3a                    694308 EF0
Mortgage Bond
----------------------------------------------------------------------------------------------------------
First and Refunding                        8.2500%                      3a                    694308 EG8
Mortgage Bond
----------------------------------------------------------------------------------------------------------
First and Refunding                        7.2500%                      3a                    694308 EM5
Mortgage Bond
----------------------------------------------------------------------------------------------------------
First and Refunding                        6.2500%                      3a                    694308 EU7
Mortgage Bond
----------------------------------------------------------------------------------------------------------
First and Refunding                        7.2500%                      3a                    694308 EV5
Mortgage Bond
----------------------------------------------------------------------------------------------------------
First and Refunding                        5.8750%                      3a                    694308 EW3
Mortgage Bond
----------------------------------------------------------------------------------------------------------
First and Refunding                        6.7500%                      3a                    694308 EY9
Mortgage Bond
----------------------------------------------------------------------------------------------------------
First and Refunding                        6.2500%                      3a                    694308 FA0
Mortgage Bond
----------------------------------------------------------------------------------------------------------
First and Refunding                        7.0500%                      3a                    694308 FB8
Mortgage Bond
----------------------------------------------------------------------------------------------------------
First and Refunding                       Floating                      3a                    No CUSIP
Mortgage Bond
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
First Preferred Stock                  5% Non-Redeemable                12                    694308 404
----------------------------------------------------------------------------------------------------------
First Preferred Stock                 5.5% Non-Redeemable               12                    694308 305
----------------------------------------------------------------------------------------------------------
First Preferred Stock                  6% Non-Redeemable                12                    694308 206
----------------------------------------------------------------------------------------------------------
First Preferred Stock                  4.36% Redeemable                 12                    694308 883
----------------------------------------------------------------------------------------------------------
First Preferred Stock                  4.50% Redeemable                 12                    694308 800
----------------------------------------------------------------------------------------------------------
First Preferred Stock                  4.80% Redeemable                 12                    694308 701
----------------------------------------------------------------------------------------------------------
First Preferred Stock                5% Redeemable Series D             12                    694308 503
----------------------------------------------------------------------------------------------------------
First Preferred Stock                5% Redeemable Series E             12                    694308 602
----------------------------------------------------------------------------------------------------------
First Preferred Stock                  6.30% Redeemable                 12                    694308 651
----------------------------------------------------------------------------------------------------------
First Preferred Stock                  6.57% Redeemable                 12                    694308 693
----------------------------------------------------------------------------------------------------------
First Preferred Stock                  7.04% Redeemable                 12                    694308 685
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 1/17/01               5                    69430J NH2
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 1/18/01               5                    69430J NJ8
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 1/19/01               5                    69430J NK5
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 1/22/01               5                    69430J NN9
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 1/23/01               5                    69430J NP4
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 1/24/01               5                    69430J NQ2
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 1/26/01               5                    69430J NS8
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 1/29/01               5                    69430J NV1
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 1/30/01               5                    69430J NW9
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 1/31/01               5                    69430J NX7
----------------------------------------------------------------------------------------------------------


              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

----------------------------------------------------------------------------------------------------------
   Type of Security                Security Description                Class                   CUSIP
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 2/2/01                5                    69430J P23
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 2/5/01                5                    69430J P56
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 2/6/01                5                    69430J P64
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 2/8/01                5                    69430J P80
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 2/9/01                5                    69430J P98
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 2/12/01               5                    69430J PC1
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 2/13/01               5                    69430J PD9
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 2/15/01               5                    69430J PF4
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 2/16/01               5                    69430J PG2
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 2/20/01               5                    69430J PL1
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 2/22/01               5                    69430J PN7
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 2/27/01               5                    69430J PT4
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 2/28/01               5                    69430J PU1
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 3/1/01                5                    69430J Q14
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 3/6/01                5                    69430J Q63
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 3/9/01                5                    69430J Q97
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 3/12/01               5                    69430J QC0
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 3/14/01               5                    69430J QE6
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 3/16/01               5                    69430J QG1
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 3/26/01               5                    69430J QS5
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 3/29/01               5                    69430J QV8
----------------------------------------------------------------------------------------------------------
Commercial Paper                     Maturity Date 3/30/01               5                    69430J QW6
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Cumulative Quarterly Income            7.90% Series A                   11                    694308 GA9
 Debentures/26/
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Pollution Control Bonds                    6.625%                       4a                    130534 UJ7
----------------------------------------------------------------------------------------------------------
Pollution Control Bonds                    6.350%                       4a                    130534 UP3
----------------------------------------------------------------------------------------------------------
Pollution Control Bonds                    5.875%                       4a                    130534 UY4
----------------------------------------------------------------------------------------------------------
Pollution Control Bonds                    5.850%                       4a                    130534 VA5
----------------------------------------------------------------------------------------------------------
Pollution Control Bonds                    5.350%                       4b                    130534 WY2
----------------------------------------------------------------------------------------------------------
Pollution Control Bonds                   Floating                      4d                    130534 XA3
----------------------------------------------------------------------------------------------------------
Pollution Control Bonds                   Floating                      4d                    130534 XX3
----------------------------------------------------------------------------------------------------------
Pollution Control Bonds                   Floating                      4d                    130534 XD7
----------------------------------------------------------------------------------------------------------
Pollution Control Bonds                   Floating                      4d                    130534 XL9
----------------------------------------------------------------------------------------------------------
Prior Bond Claims                         Floating                      4f                    No CUSIP
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Pollution Control Bonds (in               Floating                      4g                    130534XM7
 treasury)
----------------------------------------------------------------------------------------------------------
Pollution Control Bonds (in               Floating                      4g                    130534XE5
 treasury)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Southern San Joaquin Valley                12.000%                       5                   843787 AG7
 Power Authority
----------------------------------------------------------------------------------------------------------
Southern San Joaquin Valley                 9.000%                       5                   843787 AH5
 Power Authority
----------------------------------------------------------------------------------------------------------
Southern San Joaquin Valley                 9.150%                       5                   843787 AJ1
 Power Authority
----------------------------------------------------------------------------------------------------------

________________________
/26/ Holders of Claims in this Class currently hold Cumulative Quarterly Income Preferred Securities (CUSIP 69331F 200) which are to be exchanged for the security listed.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

----------------------------------------------------------------------------------------------------------
   Type of Security                Security Description                Class                   CUSIP
   ----------------                --------------------                -----                   -----
----------------------------------------------------------------------------------------------------------
Southern San Joaquin Valley                 9.300%                        5                  843787 AK8
 Power Authority
----------------------------------------------------------------------------------------------------------
Southern San Joaquin Valley                 9.400%                        5                  843787 AL6
 Power Authority
----------------------------------------------------------------------------------------------------------
Southern San Joaquin Valley                 9.450%                        5                  843787 AM4
 Power Authority
----------------------------------------------------------------------------------------------------------
Southern San Joaquin Valley                 9.450%                        5                  843787 AN2
 Power Authority
----------------------------------------------------------------------------------------------------------
Southern San Joaquin Valley                 9.600%                        5                  843787 AU6
 Power Authority
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Bank Line                                  Floating                       5                  No CUSIP
----------------------------------------------------------------------------------------------------------
DWR                                         7.400%                        5                  No CUSIP
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Floating Rate Notes                   Floating Rate Note                  5                  694308 FT9
----------------------------------------------------------------------------------------------------------
Floating Rate Notes                   Floating Rate Note                  5                  U69430 AB9
----------------------------------------------------------------------------------------------------------
Senior Notes                          7.375% Senior Note                  5                  694308 FU6
----------------------------------------------------------------------------------------------------------
Senior Notes                          7.375% Senior Note                  5                  U69430 AC7
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         8.180%                        5                  69430T AT8
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         8.200%                        5                  69430T AY7
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         8.120%                        5                  69430T BN0
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         8.130%                        5                  69430T BL4
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         8.120%                        5                  69430T BR1
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         7.950%                        5                  69430T BT7
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         7.930%                        5                  69430T BX8
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         7.960%                        5                  69430T CB5
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         8.000%                        5                  69430T CD1
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         7.960%                        5                  69430T CF6
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         7.970%                        5                  69430T CG4
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         7.960%                        5                  69430T CK5
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         7.970%                        5                  69430T CL3
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         8.450%                        5                  69430T CM1
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         7.750%                        5                  69430T DA6
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         7.500%                        5                  69430T CZ2
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         7.375%                        5                  69430T DB4
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         7.670%                        5                  69430T DK4
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         7.650%                        5                  69430T DP3
----------------------------------------------------------------------------------------------------------
Medium-Term Notes B                         8.140%                        5                  69430T DS7
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         7.660%                        5                  69430T DV0
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         7.650%                        5                  69430T DW8
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         8.140%                        5                  69430T DZ1
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         7.730%                        5                  69430T EB3
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         8.270%                        5                  69430T EC1
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         7.560%                        5                  69430T EG2
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         8.040%                        5                  69430T EK3
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         6.290%                        5                  69430T EV9
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         6.680%                        5                  69430T FR7
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         7.570%                        5                  69430T FX4
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         5.940%                        5                  69430T GP0
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         6.710%                        5                  69430T GH8
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         5.810%                        5                  69430T GT2
----------------------------------------------------------------------------------------------------------

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

----------------------------------------------------------------------------------------------------------
   Type of Security                Security Description                Class                   CUSIP
   ----------------                --------------------                -----                   -----
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         5.930%                        5                  69430T GR6
----------------------------------------------------------------------------------------------------------
Medium-Term Notes C                         6.030%                        5                  69430T GS4
----------------------------------------------------------------------------------------------------------
Medium-Term Notes D                         6.280%                        5                  69430T HG9
----------------------------------------------------------------------------------------------------------
Medium-Term Notes D                         6.220%                        5                  69430T HS3
----------------------------------------------------------------------------------------------------------
Medium-Term Notes D                         6.350%                        5                  69430T HT1
----------------------------------------------------------------------------------------------------------
Medium-Term Notes D                         6.550%                        5                  69430T HQ7
----------------------------------------------------------------------------------------------------------
Medium-Term Notes D                         6.480%                        5                  69430T HY0
----------------------------------------------------------------------------------------------------------
Medium-Term Notes D                         6.240%                        5                  69430T JC6
----------------------------------------------------------------------------------------------------------
Medium-Term Notes D                         6.420%                        5                  69430T JG7
----------------------------------------------------------------------------------------------------------
Medium-Term Notes D                         7.400%                        5                  69430T JL6
----------------------------------------------------------------------------------------------------------
Medium-Term Notes D                         7.880%                        5                  69430T JM4
----------------------------------------------------------------------------------------------------------

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                   EXHIBIT E
                                   ---------

                      Summary of Terms of Debt Securities


I.    New Money Notes

Issuers                  1.  ETrans;
                         2.  GTrans;
                         3.  Gen; and
                         4.  Reorganized Debtor.

                         In the case of ETrans, GTrans and Gen, a subsidiary or affiliate of each respective issuer may be a co-issuer or guarantor of the New Money Notes.

Amount                   ETrans - $200,000,000

                         GTrans - $200,000,000

                         Gen - $1,250,000,000/27/

                         Reorganized Debtor - $3,525,000,000/28/

Credit Rating            At least BBB- by S&P and Baa3 by Moody's.

Coupon Rate              The coupon rates are expected to reflect market
                         clearing yields for a primary offering for comparable maturity and size of issue at the time of issuance of issuers in the same industry with the same credit rating, among other factors.

Maturity Up to thirty (30) years from issuance; actual maturities will depend on market conditions at the date of issuance and otherwise balance any desire by the issuer to stagger maturities with size of issue requirements for secondary market liquidity./29/

Amortization             At least $500,000,000 of the New Money Notes issued by
                         Gen will amortize over an average life of not less than ten (10) years; the balance of the New Money Notes issued by Gen and all other New Money Notes will provide for principal payment at maturity.


___________________________

     /27/ To the extent that the amount of Allowed Claims is greater than those on which these amounts were based, it is expected that the amount of Gen Long-Term Notes will be increased and the amount of Gen New Money Notes will be decreased. In such event, the amount of Reorganized Debtor New Money Notes would be increased by approximately the amount by which the Gen New Money Notes are decreased.

     /28/ See footnote above.

     /29/ ETrans will issue notes of a single maturity and Gtrans will issue notes of a single maturity.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Denominations            $1,000

Interest Payment Date    Semi-annually.

Ranking Pari passu with other unsecured notes, including in the case of ETrans, GTrans and Gen, Long-Term Notes issued to holders of claims in Classes 4(e) (if any), 5, 6, 7 and 9, and the QUIDS Notes. In the case of the Reorganized Debtor, the New Mortgage Bonds will effectively rank prior to the New Money Notes.

Optional Redemption      The New Money Notes are expected to be redeemable at
                         the option of the issuer at any time in whole or in part, at a price equal to the aggregate of the principal amount to be redeemed, accrued and unpaid interest, and a "make whole premium." The amount of the "make whole premium" is expected to reflect market conditions at the time of issuance and be determined by negotiation between the issuer and the underwriter(s).
                         The actual calculation in the event redemption is effected is expected to be made by an independent investment banking institution of national standing.

Covenants                The indenture (and any supplemental indentures) under
                         which the New Money Notes will be issued is expected to include covenants in respect of actions the issuer must take or is precluded from taking similar to those included in indentures governing long-term notes of comparable credit rating at the time of the issuance of the New Money Notes, including, but not limited to, limitations on liens.

Events of Default        .  Nonpayment of interest when due after thirty (30)
                            day grace period.

                         .  Nonpayment of principal or premium at maturity.

                         . Breach of covenant or warranty in the indenture and continuation of such breach for ninety (90) days after notice given to the company.

                         . Occurrence of event or condition which results in acceleration of a bond, debenture, note or other evidence of money borrowed or the company does not honor its guarantee of any such debt guaranteed by the company in the event of such acceleration with an aggregate outstanding principal amount of more than $50,000,000, and such indebtedness is not discharged or acceleration is not rescinded within thirty (30) days after notice to the issuing company.

                         . Entry of decree or order for relief in an involuntary case under federal or state bankruptcy law or similar laws or adjudging the company or any significant subsidiary to be bankrupt or insolvent or appointing custodian, receiver, etc., which decree or order remains in effect for ninety (90) days.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                         . Commencing a voluntary case under federal or state bankruptcy law or other similar law; making an assignment for the benefit of creditors; admission in writing of inability to pay debts when due.

Amendments               .  Ministerial amendments may be adopted without
                            noteholder consent.

                         . Modification and amendments may be made by the issuer and the trustee with the consent of a majority in principal amount of each series affected.

                         . Amendments to certain specified economic terms of any series of notes (e.g., maturity date, percentage of outstanding notes required to approve certain matters) may be adopted only with the consent of each noteholder of the series affected thereby.

Registration/Exemption   Initial issuance of New Money Notes will be registered
                         under the Securities Act.

Listing                  None--traded in the over-the-counter market.

Initial Trading          None.
Procedures

II. Long-Term Notes (To be issued to holders of Allowed Claims in Classes 4(e), if any, 5, 6, 7 and 9)

Issuers                  1.  ETrans;

                         2.  GTrans; and

                         3.  Gen.

                         A subsidiary or affiliate of each respective issuer may be a co-issuer or guarantor of the Long-Term Notes.

Amount                   ETrans - $850,000,000

                         GTrans - $700,000,000

                         Gen - $850,000,000/30/

Credit Rating            At least BBB- by S&P and Baa3 by Moody's.

__________________

     /30/ To the extent that the amount of Allowed Claims is greater than those on which these amounts were based, it is expected that the amount of Gen Long-Term Notes will be increased and the amount of Gen New Money Notes will be decreased. In such event, the amount of Reorganized Debtor New Money Notes would be increased by approximately the amount by which the Gen New Money Notes are decreased.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Coupon Rate                   The coupon rates will be identical to the coupon
                              rates for New Money Notes of the same maturity at the time of issuance of the Long-Term Notes; if there is no comparable maturity, the coupon rate will be set in consultation with the syndicate of bookrunning managers of the applicable New Money
                              Notes to initially price such Long-Term Notes at par.

Maturity Up to thirty (30) years from issuance; actual maturities will depend on market conditions at the date of issuance and otherwise balance the issuer's need to stagger maturities with size of issue requirements for secondary market liquidity.

Amortization                  The Long-Term Notes issued by Gen will amortize
                              over an average life of not less than ten (10) years; the balance of the Long-Term Notes will provide for principal payment at maturity.

Denominations                 $1,000

Interest Payment Date         Semi-annually.

Ranking Pari passu with other unsecured notes, including the New Money Notes and the QUIDS Notes.

Optional Redemption           The optional redemption provisions will be
                              identical to those of the New Money Notes.

Covenants                     The covenants will be identical to those of the
                              New Money Notes.

Events of Default             The events of default will be identical to those
                              of the New Money Notes.

Amendments                    Amendment procedures will be identical to those of
                              the New Money Notes.

Registration/Exemption/       The Long-Term Notes will be issued and distributed
Resale                        pursuant to an exemption from registration
                              provided under section 1145 of the Bankruptcy
                              Code. Notwithstanding the fact that such exemption would generally cover resales of the Long-Term
                              Notes by holders thereof, ETrans, GTrans and Gen will file registration statements covering their respective Long-Term Notes that may be used in connection with resales of the Long-Term Notes.

Listing                       None--traded in the over-the-counter market.

Initial Trading Procedures    The initial holders of the Long-Term Notes will be
                              permitted to sell such Long-Term Notes upon
                              distribution, if they elect to do so, either under
                              section 1145 of the Bankruptcy Code or pursuant to
                              the resale registration statements to be filed by
                              ETrans, GTrans and Gen; provided, however, that,
                                                      --------  -------
                              in either case, if such initial sale is made within ten (10) days after the distribution of the Long-Term Notes, such sale must be conducted through one of the bookrunning managers of the New
                              Money Notes offerings.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

III. QUIDS Notes (To be issued to holders of Allowed Claims in Class 11)

Issuer                        Gen

                              A subsidiary or affiliate of Gen may be co-issuer or guarantor of the QUIDS Notes.

Amount                        $300,000,000

Credit Rating                 At least BBB- by S&P and Baa3 by Moody's.

Coupon Rate                   The coupon interest rate will be identical to
                              coupon rates for Gen New Money Notes of the same maturity at the time of issuance of the QUIDS
                              Notes; if there is no comparable maturity, coupon rate will be set in consultation with the syndicate of bookrunning managers of the Gen New
                              Money Notes to initially price the QUIDS Notes at par.

Maturity Up to thirty (30) years from issuance; actual maturity will depend on market conditions at the date of issuance and otherwise balance any desire by Gen to stagger maturities.

Amortization                  To be determined--the QUIDS Notes will either
                              amortize over an average life of not less than ten
                              (10) years or provide for principal payment at maturity.

Denomination                  $25

Interest Payment Date         Semi-annually.

Ranking Pari passu with other unsecured notes, including the New Money Notes and the Long-Term Notes.

Optional Redemption           The optional redemption provisions will be
                              identical to those of the New Money Notes.

Events of Default             The events of default will be identical to those
                              of the New Money Notes.

Amendments                    Amendment procedures will be identical to those of
                              the New Money Notes.

Covenants                     The covenants will be identical to those of the
                              New Money Notes.

Registration/Exemption        The QUIDS Notes will be issued and distributed
                              pursuant to an exemption from registration provided under section 1145 of the Bankruptcy
                              Code.

Listing                       The American Stock Exchange.

Initial Trading Procedures    None.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

IV.  New Mortgage Bonds

Issuer                        Reorganized Debtor

Amount                        $345,000,000

Coupon Rate and Maturity      Identical to currently outstanding Mortgage Bonds.

Amortization                  Identical to currently outstanding Mortgage Bonds.

Credit Rating                 N/A

Denomination                  $1,000

Interest Payment Date         Identical to currently outstanding Mortgage Bonds.

Ranking All bonds of all series are pari passu with one another; generally senior to all other debt.

Redemption                    Identical to currently outstanding Mortgage Bonds.

Collateral                    Subject to listed exceptions, secured by a first
                              Lien (as defined below) on all fixed and personal property, shares of stock deposited with the trustee and choses in action, including after-acquired property (subject to Liens existing at acquisition).

Exceptions to Collateral      The amended and restated Mortgage will expressly
                              exclude from the collateral "excepted property"-- cash and securities not paid, deposited or held under the indenture, contracts and other agreements, contract rights, bills, notes and other instruments, accounts receivable, claims and judgments, governmental and other licenses and permits etc., intellectual property rights and other general intangibles, vehicles and other movable equipment, goods, materials and inventory held for sale in the ordinary course or consumable, products produced, furniture and fixtures, computers, data processing and telecommunications facilities used primarily for administrative or clerical purposes or not otherwise used in the Reorganized Debtor's core business, and mineral rights.

Covenants                     The Reorganized Debtor will not create or permit
                              any debt, Lien or charge which will be prior to the Lien of the indenture upon the mortgaged property or upon the income derived therefrom except for:

                              . Mortgages, pledges, liens, charges, security interests or encumbrances ("Liens") on the assets of the Reorganized Debtor in existence on the date of the indenture (including all Liens contemplated by the Plan ) and to the extent the Reorganized Debtor merges into, another entity, Liens on the assets of such entity on the date of merger;

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                         . Liens on property pledged to ensure the payment of principal and interest on debt issued to finance or refinance some or all of the undercollection reflected in the Reorganized Debtor's TRA or comparable account or Liens otherwise created in connection with the issuance of tax-exempt debt securities;

                         . pledges or deposits by the Reorganized Debtor under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits, Liens imposed by law, Liens for property taxes, minor restrictions as to the use of real properties, Liens incidental to the conduct of the business of the Reorganized Debtor and other customary permitted Lien exceptions;

                         . Liens constituting purchase money security interests and Liens related to construction and acquisition of property; and

                         . Liens incurred in connection with sale-leaseback transactions by the Reorganized Debtor.

                         Notwithstanding the above, the Reorganized Debtor may create, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the
                         --------
                         aggregate amount of all secured debt then outstanding (not including secured debt permitted under the foregoing exceptions) at such time does not exceed ten percent (10%) of the consolidated net tangible assets (as defined in the amended and restated Mortgage) of the Reorganized Debtor.

Events of Default        Events of default will be identical to those of the New
                         Money Notes.

Release of Collateral    The amended and restated Mortgage will include standard
                         provisions permitting the Reorganized Debtor to obtain the release of property from the lien of the Indenture.

                         The Reorganized Debtor may also obtain, without any release or consent by the Trustee, the release of property at any time, provided that, after such release, the Reorganized Debtor's consolidated net assets equal or exceed six (6) times the aggregate principal amount of Mortgage Bonds then outstanding.

Amendments               .    Ministerial amendments may be adopted without
                              bondholder consent.

                         . Modification and amendments may be made by the Reorganized Debtor and the trustee with the consent of a majority in principal amount of each series affected.

                         . Amendments to certain specified economic terms of any series of bonds (e.g., maturity date, percentage of outstanding bonds required to approve certain matters, conversion rights, creation of prior lien) may be adopted only with the consent of each bondholder of the series affected thereby.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

Registration/Exemption   The New Mortgage Bonds will be issued and distributed
                         pursuant to an exemption from registration provided under section 1145 of the Bankruptcy Code.

Listing                  None.

Initial Trading          None.
Procedures

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                  EXHIBIT F-1
                                  -----------

                      Assets to be Transferred to ETrans

     The Debtor will transfer to ETrans all of the Debtor's right, title and interest in and to the ETrans Assets. Without limiting the foregoing, the ETrans Assets will include:

     (a) all of the operational facilities used or held for use in connection with the ETrans Business, including high voltage transmission lines (60kV and above), telecommunications network and infrastructure, and towers, poles, cables and underground conduits, substations, transmission control centers and associated operating systems, junctions, transmission switching stations and associated equipment;

     (b) all fee interests in real property, real property leases, easements and rights of way, mineral, oil and gas and other subsurface rights, development rights, air rights and water rights, and all other rights or agreements relating to real property used or held for use primarily in connection with the ETrans Business, together with any improvements and fixtures located thereon used or held for use primarily in connection with the ETrans Business;

     (c) all tangible personal property primarily used or held for use in connection with the ETrans Business, including all personal property leases, office furniture, equipment, furnishings and supplies, computers, printers and related equipment, telecommunications equipment, books, records, documents, reports, manuals, lists and other files, airplanes, vehicles and rolling stock, and inventories, including inventories of work in process, stores, supplies and finished goods and inventories in storage, and fuel stock, fuel supplies, tools, parts, materials (including construction materials) and other supplies;

     (d) all intellectual property used or held for use primarily in connection with, or primarily related to, the ETrans Business, including issued patents and applications for patents, domain name registrations and any pending applications therefor, toll free telephone numbers, trade secrets, know-how, confidential information, technical information, proprietary information, process technology, plans, drawings, analytical and process methods, designs, inventions (whether patentable or unpatentable and whether or not reduced to practice), creative materials, new product or service development materials and records, research and development procedures, operating and other data, license agreements, and proprietary software;

     (e) all governmental permits, licenses, certificates, approvals, authorizations, consents, orders and variances used or held for use primarily in connection with the ETrans Business issued by any Governmental Entity to the Debtor (or its predecessor in interest), as amended from time to time, and applications therefor;

     (f) all contracts, guaranties, agreements, commitments, purchase orders and sales orders primarily relating to the ETrans Business;

     (g) all accounts and notes receivable that arose primarily from the conduct of the ETrans Business, including those that have been written off or reserved against;

     (h) all rights of the Debtor to receive payment for services primarily related to the ETrans Business not included in the ETrans Receivables;

     (i) all security or similar deposits and prepaid expenses (including any security deposits or prepaid rent under the real property leases and personal property leases assigned to ETrans) made by the Debtor primarily in connection with the ETrans Business;

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

     (j) the ETrans Business as a going concern and all goodwill primarily associated with the ETrans Business or the ETrans Assets;

     (k)  all pending claims of the Debtor that are related to the ETrans
Business;

     (l) certain rights and claims under insurance policies and insurance contracts (other than life and benefits policies or contracts) held by the Debtor or the Parent as described in the Master Separation Agreement; and

     (m)  all contingent gains related exclusively to the ETrans Business.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                  EXHIBIT F-2
                                  -----------

                      Assets to be Transferred to GTrans

          The Debtor will transfer to GTrans all of the Debtor's right, title and interest in and to the Gen Assets. Without limiting the foregoing, the GTrans Assets will include:

          (a) all of the operational facilities used or held for use in connection with the GTrans Business, including the GTN segment acquired by the Debtor, control centers, underground gas storage fields, local gas storage facilities, backbone transmission gas pipelines, local transmission gas pipelines and distribution feeder main gas pipelines operating above 60 psig and the service gas pipelines associated with transmission level customers connected directly to the backbone transmission gas pipelines and local transmission gas pipelines, and district regulator stations that reduce the gas pressure from above 60 psig to 60 psig or below;

          (b) all fee interests in real property, real property leases, easements and rights of way, mineral, oil and gas and other subsurface rights, development rights, air rights and water rights, and all other rights or agreements relating to real property used or held for use primarily in connection with the GTrans Business, together with any improvements and fixtures located thereon used or held for use primarily in connection with the GTrans Business;

          (c) all capital stock and other equity securities and membership and partnership interests held by the Debtor or an affiliate of the Debtor and issued by entities engaged in, or primarily related to, the GTrans Business, including the common stock of Standard Pacific, together with a note for approximately $20 million from Standard Pacific to the Debtor;

          (d) all tangible personal property primarily used or held for use in connection with the GTrans Business, including all personal property leases, office furniture, equipment, furnishings and supplies, computers, printers and related equipment, telecommunications equipment, books, records, documents, reports, manuals, lists and other files, airplanes, vehicles and rolling stock, raw materials and inventories, including inventories of work in process, stores, supplies and finished goods and inventories in storage, and fuel stock, fuel supplies, tools, parts, materials (including construction materials) and other supplies;

          (e) all intellectual property used or held for use primarily in connection with, or primarily related to, the GTrans Business, including issued patents and applications for patents, domain name registrations and any pending applications therefor, toll free telephone numbers, trade secrets, know-how, confidential information, technical information, proprietary information, process technology, plans, drawings, analytical and process methods, designs, inventions (whether patentable or unpatentable and whether or not reduced to practice), creative materials, new product or service development materials and records, research and development procedures, operating and other data, license agreements, and proprietary software;

          (f) all governmental permits, licenses, certificates, approvals, authorizations, consents, orders and variances used or held for use primarily in connection with the GTrans Business issued by any Governmental Entity to the Debtor (or its predecessor in interest), as amended from time to time, and applications therefor;

          (g) all contracts, guaranties, agreements, commitments, purchase orders and sales orders primarily relating to the GTrans Business;

          (h) all accounts and notes receivable and all rights to receive payment for services that arose primarily from the conduct of the GTrans Business, including those that have been written off or reserved against;

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

          (i) all security or similar deposits and prepaid expenses (including any security deposits or prepaid rent under the real property leases and personal property leases assigned to GTrans) made by the Debtor primarily in connection with the GTrans Business;

          (j) the GTrans Business as a going concern and all goodwill primarily associated with the GTrans Business or the GTrans Assets;

          (k) certain rights and claims under insurance policies and insurance contracts (other than life and benefits policies or contracts) held by the Debtor or the Parent as described in the Master Separation Agreement;

          (l) all pending claims of the Debtor that are related to the GTrans Business; and

          (m)  all contingent gains related exclusively to the GTrans Business.

          The transfer to GTrans will exclude all of the Debtor's right, title and interest in and to all rights, properties and assets owned by the Debtor, or in which the Debtor has an interest, that are used or held for use primarily in connection with, or primarily relate to or primarily arise out of the conduct of, the local gas distribution and gas gathering businesses currently conducted by the Debtor, which will be retained by the Debtor.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                  EXHIBIT F-3
                                  -----------

                        Assets to be Transferred to Gen

          The Debtor will transfer to Gen and its subsidiaries or affiliates all of the Debtor's right, title and interest in and to the Gen Assets. Without limiting the foregoing, the Gen Assets will include:

          (a) the Debtor's hydroelectric generating facilities, including all water conveyance and water storage facilities, powerhouses, generating equipment (turbines and generators) and transmission interconnection equipment (such as step-up transformers);

          (b) the Debtor's Diablo Canyon Power Plant, including generating equipment (turbines and generators) and transmission interconnection equipment (such as step-up transformers), and all related and associated facilities, property and equipment, and the beneficial interests in the Trusts related to the Diablo Canyon Power Plant;

          (c) all fee interests in real property, real property leases, easements and rights of way, mineral, oil and gas and other subsurface rights, development rights, air rights and water rights, and all other rights or agreements relating to real property used or held for use primarily in connection with the Gen Business, together with any improvements and fixtures located thereon used or held for use primarily in connection with the Gen Business;

          (d) all tangible personal property primarily used or held for use in connection with the Gen Business, including all personal property leases, office furniture, equipment, furnishings and supplies, computers, printers and related equipment, telecommunications equipment, books, records, documents, reports, manuals, lists and other files, airplanes, vehicles and rolling stock, raw materials and inventories, including inventories of work in process, stores, supplies and finished goods and inventories in storage, and fuel stock, fuel supplies, tools, parts, materials (including construction materials) and other supplies;

          (e) all intellectual property used or held for use primarily in connection with, or primarily related to, the Gen Business, including issued patents and applications for patents, domain name registrations and any pending applications therefor, toll free telephone numbers, trade secrets, know-how, confidential information, technical information, proprietary information, process technology, plans, drawings, analytical and process methods, designs, inventions (whether patentable or unpatentable and whether or not reduced to practice), creative materials, new product or service development materials and records, research and development procedures, operating and other data, license agreements, and proprietary software;

          (f) all governmental permits, licenses, certificates, approvals, authorizations, consents, orders and variances used or held for use primarily in connection with the Gen Business issued by any Governmental Entity to the Debtor (or its predecessor in interest), as amended from time to time, and applications therefor, including all FERC hydroelectric licenses and NRC licenses;

          (g) all contracts, guaranties, agreements, commitments, purchase orders and sales orders primarily relating to the Gen Business, including irrigation district and water agency contracts;

          (h) all accounts and notes receivable and rights to receive payment for services that arose primarily from the conduct of the Gen Business;

          (i) all security or similar deposits and prepaid expenses (including any security

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION deposits or prepaid rent under the real property leases and personal property leases assigned to Gen) made by the Debtor primarily in connection with the Gen Business;

          (j) the Gen Business as a going concern and all goodwill primarily associated with the Gen Business or the Gen Assets;

          (k) certain rights and claims under insurance policies and insurance contracts (other than life and benefits policies or contracts) held by the Debtor or the Parent as described in the Master Separation Agreement, including the Debtor's membership in Nuclear Electric Insurance Limited and the rights and obligations associated therewith;

          (l)  all of the outstanding stock of Pacific Energy Fuels Company;

          (m) all pending claims of the Debtor that are related to the Gen Business; and

          (n)  all contingent gains related exclusively to the Gen Business.

          The transfer to Gen will exclude all of the Debtor's right, title and interest in and to all rights, properties and assets owned by the Debtor, or in which the Debtor has an interest, that are used or held for use primarily in connection with, or primarily relate to or primarily arise out of the conduct of, the electric distribution business currently conducted by the Debtor, which will be retained by the Debtor.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                   EXHIBIT G
                                   ---------

                     Summary of FERC and NRC Applications

          On November 30, 2001, filings were submitted to the FERC and the NRC for authorizations related to Plan implementation. The authorizations sought from the FERC and the NRC are requested to be issued in advance of the proposed Effective Date. However, the asset transfers and restructuring for which authorization is sought, and the effective date of new rate schedules, would not occur until the Effective Date.

1.   Section 203 (FPA)

          Section 203 of the FPA requires a public utility to obtain FERC authorization for the disposition of facilities, including contracts, books, and records, used for the transmission of electric energy in interstate commerce or for the sale at wholesale of power in interstate commerce. The Debtor and the Parent have filed an application pursuant to Section 203 of the FPA requesting FERC approval for the transfer to ETrans and Gen of ownership of jurisdictional transmission assets, associated contracts for transmission-related services and the sale of power at wholesale; for the subsequent spin-off of the Reorganized Debtor from the Parent; and related matters. Accompanying testimony explains how the proposed restructuring and Reorganized Debtor Spin-Off enable the Reorganized Debtor, Gen, ETrans and GTrans to generate cash and support the debt required to enable the Debtor to emerge from bankruptcy. The application also sets forth ETrans' commitment that it will join a western RTO approved by the Commission and GTrans' and Parent's commitment to extend certain affiliate relationship rules applicable to natural gas pipelines and their gas marketing affiliates to all energy affiliates of the gas transmission business, thus making such commitments an integral part of the requested approval (if granted)./31/

          FPA Section 203 requires applicants to show that a proposed transaction is in the public interest, which FERC has defined as requiring a showing that the proposed transaction does not

_________________

     /31/ Until ETrans joins an RTO, ETrans will continue the Debtor's participation in the ISO. This commitment does not preclude continued ETrans participation in the ISO if it becomes a FERC approved RTO. The Debtor's existing contractual obligations associated with its participation as a transmission owner in the ISO will be assumed and assigned to ETrans.

               DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZTION adversely affect competition, wholesale power and transmission service ratepayers or regulation. The application presents detailed evidence demonstrating compliance with these standards. The application presents additional evidence regarding the many public interest objectives that are advanced by the reorganization, including federal regulatory initiatives (such as RTO development) relating to the creation of a national competitive electric marketplace.

          With respect to competition, the application demonstrates through expert testimony and horizontal and vertical competitive screen analyses that the reorganization leads to deconcentration of the electric power market and does not create increased ability or incentive for the exercise of market power through vertical integration. Thus, the proposed transaction is pro-competitive and supports the growth of competitive markets.

          The application sets forth specific plans for continued service to wholesale power and transmission customers and protections for these customers against adverse rate impacts. The Debtor commits that no wholesale customer's service, including all agreements or tariffs on file at FERC governing wholesale transmission service, coordinated operations, interconnection, and power sales, will be terminated as a result of rejection of its contract in bankruptcy, and the application and supporting testimony explain which company will serve each customer subsequent to Plan implementation./32/ Although the Reorganized Debtor and ETrans will have continued ability to file for changes in rates for these customers as they do now, the application and supporting testimony identify certain costs directly related to implementation of the Plan for which they will not seek recovery. Moreover, these customers will continue to be protected by FERC's regulatory oversight over rates of each of the companies. Three of the Debtor's large wholesale customers, Western Area Power Administration ("WAPA"), the City and County of San Francisco ("CCSF") and the City of Santa Clara are served under formula rates. The protections described above apply to these three customers, and in addition, the application explains that these rates will not be affected because Gen and the Reorganized Debtor will arrange for exchange of the data needed to calculate

______________

     /32/ The assumption of the Western Area Power Administration contract and related agreements, as well as the assumption and assignment of various other wholesale electric contracts, is described below in this exhibit.

               DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZTION these bills in the same manner as they are calculated today. Nevertheless, these customers will be offered the opportunity to terminate their contracts, if they elect to do so, such that each of these customers will have the ability to determine for itself whether to accept continued power sales service from the Reorganized Debtor and Gen, as applicable, or seek service from another supplier. Thus, the application sets forth with specificity how each existing wholesale and transmission service customer will continue to be served after implementation of the Plan.

          With respect to regulation, the application demonstrates that there will be no gap in regulation because all aspects of the Debtor's present business will continue to be regulated after the Plan is implemented.
Regulatory oversight will align the various parts of the business under the regulators that best match the business function, for example, placing wholesale assets under wholesale regulators, and leaving retail assets under the retail regulator. The Reorganized Debtor will be subject primarily to CPUC oversight, but any wholesale sales or exchanges in which the Debtor engages will be subject to FERC regulation. ETrans and Gen will be subject to FERC's jurisdiction with respect, e.g., to rates and to the disposition of any transmission facilities or contracts for wholesale sales. The application also explains that even in the absence of state regulatory review of the proposed restructuring and the Reorganized Debtor Spin-Off, the proposed transaction is in the public interest because the reorganization and the Reorganized Debtor Spin-Off will not have an adverse effect on retail markets. Accompanying testimony describes how the proposed power sales by Gen to the Reorganized Debtor fits within the existing retail rate structure and that there is no adverse effect on retail competition.

          Finally, the application requests confirmation that the reorganization will not violate Section 305(a) of the FPA or Section 12 of the NGA, which contain restrictions with respect to the making or paying of dividends from funds properly included in capital accounts, and requests disclaimer of jurisdiction over each of Gen's subsidiary limited liability companies. These filings assure that all aspects of the transaction that are potentially subject to FERC regulatory oversight have been addressed.

          Assuming no evidentiary hearing, the Debtor anticipates that an order authorizing the transactions will be issued within approximately eight months from November 30, 2001, the date the

               DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZTION application was filed.

2.   Section 204 (FPA)

          On November 30, 2001, the Debtor and the Parent, on behalf of ETrans and Gen, filed an application with FERC seeking authorization under Section 204 of the FPA for the applicants to issue securities and assume liabilities in connection with implementation of the Plan. The applicants requested authorization for ETrans, Gen and the Debtor to issue long-term notes and short-term notes to the public or to third parties in private offerings to raise cash, for ETrans and Gen to issue long-term notes to the Debtor and for the Debtor to issue long-term notes to its creditors. The cash generated from the public and private offerings and the notes issued to the Debtor would be used to pay Debtor's creditors, together with the notes issued directly by the Debtor to its creditors. These issuances of securities therefore are directly related to resolution of creditors' claims under the Plan. The applicants requested additional authorizations including for each of ETrans, Gen and the Debtor to draw funds and provide letters of credit under working capital facilities, for the Debtor to issue long-term mortgage bonds, for ETrans to issue equity and debt securities to fund its capital investment needs, for ETrans and Gen to assume certain Debtor liabilities, and for the Debtor to assume certain Parent liabilities. These authorizations are integral parts of the Plan or are needed for the applicants to carry forward their businesses as public utility companies. As such, these authorizations are necessary for the applicants to establish themselves as viable companies that will be able to service the debt they plan to incur to fund the payment of Debtor's creditors.

3.   Section 205 (Power Sales Agreement between Gen and Reorganized Debtor)

          An essential element of the Debtor's business plan for emerging from bankruptcy is the Power Sales Agreement by which Gen contractually commits the output of the generating resources transferred to it and its subsidiaries (approximately 7,100 MW initially) to the Reorganized Debtor for 11 years from the Plan effective date and approximately half the output for the 12th and final year of the contract at stable prices. The terms and conditions of the Power Sales Agreement are described in detail in Section VI. F.1 of the Disclosure Statement.

          Before Gen may commence sales under the Power Sales Agreement, FERC must accept for filing the proposed Power Sales Agreement. In the course of its review, FERC may set for

               DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZTION hearing the issue of whether the proposed rates, terms and conditions are just and reasonable and nondiscriminatory in accordance with Section 205 of the FPA. The application included testimony and exhibits that demonstrate the Power Sales Agreement is just and reasonable to the Reorganized Debtor and its customers because, among other things, (1) the non-price benefits and risks assumed by the Reorganized Debtor under the Power Sales Agreement are more favorable than the mix of non-price benefits and risks associated with the Debtor's operation and ownership of the same assets today and (2) it contains price and non-price terms and conditions that are at least as favorable as the terms the Debtor could have negotiated in the open market in light of its current financial condition. The application also included the testimony and exhibits of an industry expert who explained that the Power Sales Agreement is just and reasonable because the price is at or below the cost the Debtor would have paid for comparable supplies of power in the current market demonstrated by comparison to power agreements contemporaneously entered into among parties unaffiliated with the Debtor. Industry experts also testified that the non-price terms and conditions are reflective of the market in California and in the industry generally.

          Under the Power Sales Agreement, the Reorganized Debtor will have the authority to schedule and dispatch the generating resources so it may shape deliveries of energy and ancillary services to best meet its load requirements, subject to the same regulatory and operational requirements that currently apply to the Debtor. Gen bears responsibility for keeping the generating resources available for dispatch. Revenues under the Power Sales Agreement are heavily weighted toward capacity payments (ranging from $12.00 to $20.50/kW-month depending on the season) with low energy payments of $ 8/MWh or less. Thus, so long as Gen meets specified seasonal availability targets, it will continue to receive the majority of anticipated revenue regardless of the amount of energy the Reorganized Debtor dispatches from the generating resources. Expert testimony submitted in support of the Plan by an employee of the Debtor's financial advisor explains that the Power Sales Agreement is essential for obtaining the exit financing needed for Debtor to emerge from bankruptcy. The Power Sales Agreement is expected to generate a sufficient and stable revenue stream for Gen to raise investment grade rated debt secured by its assets and cash flows. Absent the Power Sales Agreement, it would not be feasible for Gen to raise the financing required

               DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZTION by the Plan and, hence, for the Debtor to emerge from bankruptcy.

          The application includes testimony that the Debtor's settlement agreement with the City of Santa Clara (the "Grizzly Agreement") will be assumed, assigned to a subsidiary of Gen and performed by Gen. The Grizzly Agreement requires Debtor to provide scheduling services and an exchange of energy from Santa Clara's 20 MW Grizzly hydroelectric project. Under the Power Sales Agreement, the Reorganized Debtor will provide transmission and scheduling services associated with the Grizzly Agreement and will be reimbursed by Gen for its costs. After the Effective Date, any changes to the Power Sales Agreement will be subject to FERC jurisdiction.

4.   Section 205 (FPA)--Other Contracts

          On November 30, 2001, ETrans and the Reorganized Debtor submitted to FERC for filing, pursuant to Section 205 of the FPA, a Back-to-Back Agreement, a Transmission Availability Agreement, and four Interconnection Agreements, each of which define relationships between the various companies necessary for continued, reliable operations. The transmittal letter requested that the agreements be placed into effect on the Plan effective date.

          The Back-to-Back Agreement is necessary to enable the Reorganized Debtor to continue to provide service under the rates, terms and conditions of certain of the Debtor's existing wholesale contracts, some of which, such as the WAPA and CCSF agreements, provide for transmission service; to allow ETrans to provide service pursuant to the rates, terms and conditions of certain of Debtor's existing contracts assigned to it under which wholesale distribution service is offered; and to give ETrans all rights the Debtor currently has to transmission services under a contract with WAPA. The Transmission Availability Agreement, between ETrans and Gen, is necessary to maintain the grid conditions needed to meet NRC requirements for the safe and reliable operation of the Diablo Canyon Power Plant. The Interconnection Agreements provide for the interconnections between the generation facilities and ETrans' transmission system or the Reorganized Debtor's distribution system, as applicable, and ETrans and the Reorganized Debtor's load serving facilities. After the Effective Date, any changes to these contracts and any new contracts involving transmission facilities or contracts for wholesale sales will be subject to FERC jurisdiction.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

5.   Section 7 (Natural Gas Act)

          On November 30, 2001, the Debtor and its affiliates GTrans, GTN and Stanpac submitted an application under Section 7 of the NGA for various authorizations required to enable the Debtor to restructure its gas transmission and storage business and to constitute GTrans as a new, stand-alone interstate gas pipeline business subject to FERC jurisdiction. Following receipt of the requested authorizations and the transfer to GTrans of pipeline and storage assets, GTrans is expected to be a viable business, no longer affiliated with the Reorganized Debtor, that will be subject to a stable regulatory regime in which the investor community has confidence. GTrans will have predictable cash flows and substantial debt carrying capacity. These characteristics will make it possible for GTrans to leverage itself (consistent with the maintenance of an investment grade rating) and issue to long-term notes that will be used by the Debtor to pay valid creditor claims. Thus, establishing GTrans as a business subject to FERC jurisdiction will contribute to the success of the Plan.

          The Debtor, GTrans, GTN and Stanpac have sought authorizations permitting: (1) the Debtor to extend its existing gas transmission system across the California-Oregon border to a point at which it would interconnect with GTN and another interstate pipeline, Tuscarora Gas Transmission Company, near Malin, Oregon, by acquiring approximately three miles of interstate pipeline from GTN;
(2) the Debtor to transfer to GTrans and GTrans to acquire the Debtor's extended gas transmission system and GTrans to operate that system as an open-access interstate pipeline; and (3) GTrans to provide services to the Reorganized Debtor during a limited transition period in accordance with a Transmission and Storage Services Agreement ("TSSA") that provides for the continuation of service to the Reorganized Debtor's gas distribution business under rates, terms and conditions that are essentially identical to the Debtor's existing CPUC-approved Gas Accord rates, tariffs, and contracts. GTrans has also requested authorization to furnish individually-certificated gas transportation services under certain pre-existing, CPUC-authorized long-term contracts between the Debtor and shippers. GTrans has committed that, no later than fourteen months after its acceptance of the FERC authorizations it has requested, GTrans will file a general rate case that will incorporate proposed revisions to the GTrans tariff to bring it into full compliance

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION with FERC regulations and policies. GTrans has agreed in the TSSA to propose as part of such general rate case that FERC continue the current vintaged rate design for the Redwood path. During the initial transition period proposed in the application, all shippers, including municipal gas distribution utilities, will have an opportunity to continue to receive the same level of services they have under contract today. In future filings at FERC, the Debtor will specify that the Reorganized Debtor and municipal gas distribution utilities, such as the City of Palo Alto, will be offered an option to secure capacity sufficient to meet their historic core loads before GTrans offers remaining capacity to other shippers in an open season, which will be held prior to the filing of GTrans' general rate case. Following reorganization, FERC will have jurisdiction over GTrans' rates and transmission facilities. The reorganization will provide a single forum, under uniform FERC standards and procedures, for reviewing integrated capacity expansions and service offerings to be proposed from time to time by GTrans and its interconnected upstream pipelines.

6.   Part I (FPA) - HydroElectric Project License Transfers

          Twenty-six (26) separate applications were filed with FERC on November 30, 2001, seeking FERC's approval under Part I of the FPA for the transfer of the FERC licenses of the 26 hydroelectric projects licensed solely or partially to the Debtor from the Debtor to other limited liability company subsidiaries of Gen./33/ The license transfer applications also request FERC's approval for the lease to Gen of project properties and other associated project conveyances. In addition, one application was filed seeking FERC's approval under Part I of the FPA for the transfer of the Debtor's eleven transmission line-only licenses from the Debtor to ETrans. FERC will continue to regulate the 26 hydroelectric projects and the facilities covered by the 11 transmission line-only licenses pursuant to Part I of the FPA following approval of the transfers.

7.   Section 184 of the Atomic Energy Act - NRC Applications

          The Diablo Canyon Power Plant and the shutdown Humboldt Bay Power Plant are subject to the regulation of the NRC. Under Section 184 of the Atomic Energy Act, and 10 C.F.R.

_____________________

     /33/The use of separate limited liability companies to separately own and hold the license for each of the hydroelectric projects will provide more flexibility with regard to financing, including asset-based financing, of the companies and hence will enhance the value of the reorganization.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

(S)50.80, the NRC must give written consent prior to any reorganization, divestiture, or other transaction that would involve transferring "control," either directly or indirectly, over a licensed nuclear power plant. Because the NRC licenses both those that own a nuclear plant and those that operate a nuclear plant, any transfer of either ownership of the asset or operational authority must be approved by the NRC.

     The NRC application for Diablo Canyon requests NRC consent to the "direct" transfer of the Diablo Canyon NRC operating license to coincide with the transfer of the asset to Gen and its subsidiary Diablo Canyon LLC. After the transfer is approved and the reorganization implemented, Diablo Canyon LLC will be the NRC licensee with authority to own the facility, and Gen will be the licensee with authority to possess, use, and operate the facility.

     The NRC application addresses, among other things, the technical and financial qualifications of Gen to be the operating licensee. With respect to the former, there is no change since personnel presently responsible for the station will be transferred to Gen. With respect to the latter, financial information included in the application, and based upon the Plan, demonstrates that Gen will be financially viable and will have sufficient revenues to cover nuclear operating, maintenance, fuel, and capital costs. The application also addresses the fact that financial assurance for decommissioning will be preserved because a beneficial interest in the present nuclear decommissioning trust fund will be assigned to Gen.

     The Diablo Canyon license presently includes antitrust license conditions. These conditions relate to such matters as open transmission access, interconnection rights, and other similar matters. These conditions will be preserved. Because Gen will not be able to directly control compliance with regard to many of these matters, ETrans will be added as a licensee and the Reorganized Debtor will remain as a licensee--both for the sole purpose of meeting the antitrust license conditions. Gen, ETrans, and the Reorganized Debtor will, in effect, for regulatory purposes, be jointly and severally responsible for the antitrust conditions. This approach effectively preserves the status quo.

     A separate application has been filed for Humboldt Bay, which will remain with Reorganized Debtor. The NRC will review and determine whether NRC consent for an "indirect"

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION transfer of the Humboldt Bay license is needed, given that the Reorganized Debtor will be owned only by public shareholders and will remain the NRC licensee responsible for maintaining and decommissioning Humboldt Bay. The Reorganized Debtor will have the technical and financial qualifications needed.

                  WESTERN AREA POWER ADMINISTRATION CONTRACT
                  ------------------------------------------

     By letter dated November 26, 2001, the Debtor submitted written assurances to WAPA that it will assume "Contract 2948A" between WAPA and the Debtor. As provided in Section 6.1(a) of the Plan, the Debtor waives its rights to amend the Plan with respect to assumption of Contract 2948A and related contracts identified in the November 26, 2001 letter. Under Contract 2948A, the Debtor integrates its resources with those of Western and the Debtor serves the combined PG&E/WAPA load with the integrated resources. The combined PG&E/WAPA load includes service to WAPA's project loads and "preference" power customers. As part of the integration, WAPA may bank energy and later withdraw it to serve project loads and preference customers. Assumption of the contract assures that the integration and transmission services provided by the Debtor will continue until contract expiration at the end of calendar year 2004. While preserving the Debtor's rights in existing FERC proceedings, the November 26 letter clarifies that the rates determined under the energy rate formula in Contract 2948A will not be modified as a consequence of the transfer of Diablo Canyon to Gen. In other words, Diablo Canyon's thermal production costs will continue to be included in the formula used to calculate the energy rate, regardless of ownership. The letter includes a list of related contracts that will be assumed by the Reorganized Debtor. These agreements assure that WAPA power will continue to be delivered to both project loads and preference power loads, especially in those instances where delivery is required through the use of the Debtor's transmission system (i.e., delivery to non-direct connected loads).

     The Back to Back Agreement filed with FERC on November 30, 2001, as described in Section 4 above, seeks FERC approval of the agreements between the Reorganized Debtor and ETrans that will require ETrans to maintain or enter into necessary transmission arrangements to enable the Reorganized Debtor to continue to provide service to WAPA under the existing rates, terms and conditions of the existing contracts.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

                                   EXHIBIT H
                                   ---------

            State of California Agencies and Political Subdivisions

Bay Area Air Quality Management District
Buena Vista Water Storage District
California Air Resources Board
California Business and Transportation Agency
California Business, Transportation and Housing Agency
California Business, Transportation and Housing Agency, Department of Housing and Community Development

California Coastal Commission
California Coastal Zone Conservation Commission, South Central Coastal Regional Commission

California Department of Community Health
California Department of Conservation
California Department of Conservation, Division of Forestry

California Department of Consumer Affairs/Bureau of Security

California Department of Corrections
California Department of Developmental Services
California Department of Education
California Department of Environmental Health
California Department of Finance
California Department of Fish & Game
California Department of Food and Agriculture
California Department of Forestry
California Department of Forestry & Fire Protection
California Department of General Services
California Department of Health Services
California Department of Housing and Community Development

California Department of Industrial Relations
California Department of Industrial Relations, Department of Occupational Safety and Health, Pressure Vessel Unit
California Department of Industrial Relations; Division of Occupational Safety
& Health
California Department of Mental Hygiene

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

California Department of Motor Vehicles
California Department of Natural Resources
California Department of Parks & Recreation

California Department of Public Works
California Department of Public Works, Division of Highways
California Department of Transportation
California Department of Veterans Affairs
California Department of Water Resources
California Division of Benches & Parks
California Division of Occupational Safety & Health
California Environmental Protection Agency
California Environmental Protection Agency, Department of Toxic Substances Control California Highway Patrol
California Industrial Accident Commission
California Redevelopment Agency; Reclamation Board
California Regional Water Quality Control Board (North Coast Regional Board; San Francisco Regional Board, Central Coast Regional Board)
California Resources Agency
California Resources Agency, Reclamation Board
California State Board of Control
California State Lands Commission
California State Lands Commission; Director of State Lands; Department of
Finance
California State Parks Commission
California State Water Resources Control Board
California Veterans Welfare Board
Central Contra Costa Sanitary District
Central Marin Sanitation Agency
City of Berkeley Planning and Development Department
City of Fremont Fire Department
City of Fresno
City of Fresno, Department of Public Utilities, Wastewater Management Division, Environmental Services Section

City of Gilroy
City of Gilroy Community Services Department
City of Hayward Fire Department
City of Richmond

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

City of Richmond Fire Department
City of San Jose
City of San Jose Fire Department
City of San Rafael

City of San Rafael Fire Department
City of Santa Rosa Fire Department
City of Stockton Fire Department
City of Union City
City of Vacaville Fire Department
County of Alameda Department of Weights and Measures
County of Alpine Health Department
County of Amador
County of Amador Air District
County of Amador Environmental Health Department
County of Butte Air Quality Management District
County of Butte Department of Environmental Health
County of Butte Sheriff's Department
County of Calaveras Air Pollution District
County of Colusa Air Pollution Control District
County of Colusa Environmental Health Division
County of Contra Costa Environmental Health
County of Contra Costa Fire Protection District
County of El Dorado Environmental Management Department
County of Fresno Agricultural Commission
County of Fresno Air Pollution Control District
County of Fresno Department of Public Works
County of Fresno Sheriff's Department
County of Fresno, Community Health Department,

County of Fresno, Department of Health
County of Fresno, Department of Public Works
County of Fresno, Health Services Agency
County of Fresno, Public Works and Development Services Department County of Glenn Air Pollution Control District
County of Humboldt
County of Humboldt Department of Public Works

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

County of Kern Environmental Health Services Department

County of Madera
County of Madera Environmental Health Department
County of Madera Sheriff
County of Mendocino Department of Transportation
County of Mendocino Division of Environmental Health
County of Merced Environmental Health Department
County of Modoc Department of Agriculture
County of Monterey Department of Public Works
County of Napa Department of Environmental Management
County of Nevada, Department of Environmental Health

County of Nevada, Sheriff-Coroner
County of Placer Air Pollution Control District
County of Placer Department of Public Works
County of Placer Regional Water Quality Control Board
County of Placer Sheriff/Coroner/Marshal
County of Plumas Department of Environmental Health
County of Plumas Zoning Administration
County of Sacramento Environmental Management District
County of San Benito Health Department
County of San Bernardino Department of Public Health
County of San Bernardino Fire Department
County of San Joaquin Community Development Department

County of San Joaquin Public Health Services
County of San Luis Obispo
County of San Luis Obispo Air Pollution Control Board
County of San Luis Obispo Department of Planning and Building

County of San Luis Obispo Health Department
County of Santa Clara Department of Environmental Health

County of Santa Cruz
County of Santa Cruz Environmental Health Services
County of Shasta Air Quality Management District

County of Solano Department of Environmental Management

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

County of Solano Department of Environmental Management
County of Sonoma Department of Emergency Services
County of Tehema Air Pollution Control District
County of Tehema Department of Environmental Health

County of Trinity Department of Transportation
County of Tuolumne Health Department
County of Yolo-Solano Air Quality Management District
County of Yuba
County of Yuba Water Agency
Delta Diablo Sanitation District
Feather River Air Quality management District

Hallwood Irrigation Company and Cordua Irrigation District

Milpitas Fire Department
Mojave Desert Air Quality Management District

Monterey Bay Unified Air Pollution Control District

Northern Sierra Air Quality Management District
Northern Sierra Air Quality Management District
Port San Luis Harbor District
Sacramento Metropolitan Air Quality Management District

San Francisco Bay Conservation and Development Commission
San Francisco Port Authority; State Board of Harbor Commission
San Francisco Public Utilities Commission
San Joaquin Valley Unified Air Pollution Control District

Shasta County Department of Resource Management, Environmental Health Division South Central Coast Regional Commission
State of California

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

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

                                   EXHIBIT I
                                   ---------

      Schedule of Laws, Regulations and Rules of State Agencies and Subdivisions

      Government Code (S)14666 (Air Resources Board; Business, Transportation and Housing Agency; California Coastal Commission; California State Parks; California State University; Department of Conservation; Department of Consumer Affairs; Department of Corrections; Department of Developmental Services; Department of Education; Office of Environmental Health Hazard Assessment; Environmental Protection Agency; Department of Finance; Department of Fish and Game; Department of Forestry and Fire Protection; Department of General Services; Health and Human Services Agency; Department of Health Services; Office of Historic Preservation; Department of Housing and Community Development; Department of Industrial Relations; Lands Commission; Department of Motor Vehicles; California National Guard; Division of Occupational Safety & Health; Department of Parks and Recreation; Resources Agency; Reclamation Board; Department of Transportation; Department of Veterans Affairs; Water Resources Control Board; Department of Water Resources): This section gives the Director of the Department of General Services, with the approval of the state agency involved, discretion to grant or withhold easements and rights-of-way across real property belonging to the state not used for highway rights-of-way as well as and to prescribe conditions, limitations, restrictions and reservations in the easement or right-of-way. To the extent the Debtor must transfer any such easements or rights-of-way to ETrans, GTrans or Gen, or ETrans, GTrans or Gen must obtain any identical easements and rights-of-way upon the same terms and conditions as the Debtor's existing easements and rights-of-way, (S)14666 would be subject to preemption.

      Public Resources Code (S)5012 (Department of Parks and Recreation): This section gives discretion to the Department to grant or withhold permits and easements for utility lines and to prescribe terms and conditions upon which to grant a permit. To the extent the Debtor must transfer any of its permits or licenses to ETrans, GTrans or Gen, or ETrans, GTrans or Gen must obtain any identical permits or licenses upon the same terms and conditions as the Debtor's existing permits or licenses, (S)5012 would be subject to preemption.

      Public Resources Code (S)5192 (Boards of Park Commissions of Cities and Cities and Counties): This section provides that leases/34/ of park lands are unassignable. To the extent the Debtor must transfer any easements, licenses or permits across park lands to ETrans, GTrans or Gen, (S)5192 would be subject to preemption.

      Public Resources Code (S)(S)6501, 6502, 6503 (State Lands Commission):
These provisions govern the issuance of a permit, easement, license or lease of state lands. Because Sections 6502 and 6503 do not specify whether the approval and other action by the State Lands Commission is ministerial or whether the Commission may exercise discretion, to the extent the Debtor must transfer any of its easements, licenses or permits to ETrans, GTrans or Gen, or ETrans, GTrans or Gen must obtain any identical easements, licenses or permits upon the same terms and conditions as the Debtor's existing permits, licenses and easements, (S)(S)6502 and 6503 would be subject to preemption.

      Public Resources Code (S)6804 (State Lands Commission): This provision gives the State Lands Commission discretion over the transfer or assignment of permits, licenses, easements and leases. To the extent the Debtor must transfer any of its easements, licenses or permits to ETrans, GTrans or Gen, (S)6804 would be subject to preemption.
______________________

     /34/The Public Resources Code defines a "lease" to include a permit, easement or license. Cal. Pub. Res. Code (S)6501.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

      Public Resources Code (S)(S)29500-29501 (Coastal Commission; Local Governmental Agency): To the extent these sections give discretion to the Commission or the local government agency to issue a permit, to the extent the Debtor must transfer any of its permits to ETrans, GTrans or Gen, or ETrans, GTrans or Gen must obtain any identical permits upon the same terms and conditions as the Debtor's existing permits, (S)(S)29500-29501 would be subject to preemption.

      Public Resources Code (S)30600 (and implementing regulations) (Coastal Commission; Coastal Zone Conservation Commission): To the extent this section grants interpretive authority to the local government or the Coastal Commission or gives discretion to the local government or the Coastal Commission to prescribe terms and conditions upon which to grant a permit and the Debtor must transfer of any of its permits to ETrans, GTrans or Gen, or ETrans, GTrans or Gen must obtain any identical permits upon the same terms and conditions as the Debtor's existing permits, (S)30600 and implementing regulations would be subject to preemption.

      Public Resources Code (S)30601 (Coastal Commission; Coastal Zone Conservation Commission): To the extent this section grants interpretive authority to the Commission or gives discretion to the Commission to prescribe terms and conditions upon which to grant a permit and the Debtor must transfer any of its permits to ETrans, GTrans or Gen, or ETrans, GTrans or Gen must obtain any identical permits upon the same terms and conditions as the Debtor's existing permits, (S)30601 would be subject to preemption.

      14 CCR (S)13170 (Coastal Commission ): This regulation governs assignment of a coastal development permit. Because subsection (b) of the regulation does not specify whether the approval of the assignment documentation by the executive director is ministerial or whether the executive director may exercise discretion, to the extent the Debtor must transfer any such its permits to ETrans, GTrans or Gen, 14 CCR (S)13170 would be subject to preemption.

      Streets and Highways Code (S)(S)670 (a) (1), (2) and (3), 709, 1460 (Department of Transportation; Department of Public Works, Division of Highways): To the extent these sections gives discretion to either Department to modify or deny any permit request filed in connection with ETrans, GTrans or Gen obtaining permits upon the same terms and conditions as Debtor's existing permits, (S)670 would be subject to preemption.

      Encroachment Permits Manual (S)101 (Department of Transportation): This provision provides that an encroachment permit may not be transferred or assigned and does not transfer with property. To the extent the Debtor must transfer any of its encroachment permits to ETrans, GTrans or Gen, (S)101 would be subject to preemption.

      Vehicle Code (S)2503 (California Highway Patrol): This Section provides that transfers of commercial vehicle and fleet licenses issued by the Commissioner of the Highway Patrol are not permitted and any change in ownership or control of the licensed activity renders the existing license null and void. To the extent the Debtor must transfer any such licenses to ETrans, GTrans or Gen, (S)2503 would be subject to preemption.

      Vehicle Code (S)35782 (Department of Transportation): This Section provides that the Department or local agency has discretion to issue or withhold a permit for overweight vehicles. To the extent ETrans, GTrans or Gen must obtain any identical permits for the same vehicles that the Debtor currently holds permits for, upon the same terms and conditions as the Debtor's existing permits, (S)35782 would be subject to preemption.

      Health and Safety Code (S)116525; 17 CCR (S)30194(c) (Department of Health Services): Because this Section requires a new permit application when a change in ownership occurs and the Department has discretion over the application, to the extent the Debtor must transfer any of its permits to ETrans, GTrans or Gen, or ETrans, GTrans or Gen must obtain any identical permits upon the same terms and conditions as the Debtor's existing permits, (S)116525 and 17 CCR

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

(S)30194(c) would be subject to preemption.

      23 CCR (S)2712 (d) (All counties except Inyo, Los Angeles, Orange, Riverside, San Bernardino, San Diego, Ventura and the departments of health of such counties): Subsection (d) provides that "A local agency may review, modify, or terminate the permit to operate the underground storage tank upon receiving an ownership transfer request." To the extent that this gives discretion to the local agency to modify or terminate an existing permit of the Debtor to operate an underground storage tank upon receiving any request to transfer ownership to ETrans, GTrans or Gen, 23 CCR (S)2712(d) would be subject to preemption.

      Fish and Game Code (S)1601 (Department of Fish and Game): This section appears to give the Department of Fish and Game discretion in connection with approval of a streambed permit. To the extent ETrans, GTrans or Gen must obtain any identical permits upon the same terms and conditions as the Debtor's existing permits, (S)1601 would be subject to preemption.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                   EXHIBIT J
                                   ---------

                       Interest Rates for Allowed Claims

------------------------------------------------------------------------------------------------------------
                                    Interest Rate/   Pre-confirmation       Interest
     Contract Type         Class     Calculation        Compounding       Commencement    Post-Confirmation
                                      Method/1/          Interval             Date         Payment Dates/3/
------------------------------------------------------------------------------------------------------------
A.  Contract/3/--Other than  PC Bonds or First and Refunding Mortgage Bonds
------------------------------------------------------------------------------------------------------------
          Floating Rate      5     Per Contract        Quarterly           Last Date          Quarterly
          Notes                                                          Interest Paid
------------------------------------------------------------------------------------------------------------
          Bank               5     Per Contract        Quarterly           Last Date          Quarterly
          Revolving                                                      Interest Paid
          Line of Credit
------------------------------------------------------------------------------------------------------------
          Medium Term        5     Per Contract       Semiannually         Last Date          Quarterly
          Notes                                                          Interest Paid
------------------------------------------------------------------------------------------------------------
          Senior Notes       5     Per Contract       Semiannually         Last Date          Quarterly
                                                                         Interest Paid
------------------------------------------------------------------------------------------------------------
          DWR                5     Per Contract         Monthly            Last Date          Quarterly
                                                          N/A            Interest Paid
------------------------------------------------------------------------------------------------------------
          San Joaquin        5     Per Contract       Semiannually         Last Date          Quarterly
          Valley                                                         Interest Paid
------------------------------------------------------------------------------------------------------------
          L/C Banks          4e    Per Contract         Monthly            Last Date          Quarterly
                                                                         Interest Paid
------------------------------------------------------------------------------------------------------------
          Prior Bonds        4f    Per Contract         Monthly            Last Date          Quarterly
                                                                         Interest Paid
------------------------------------------------------------------------------------------------------------
          MBIA               4c   To be arranged     To be arranged     To be arranged     To be arranged
          Reimbursement
------------------------------------------------------------------------------------------------------------
          QUIDs              11    Per Contract        Quarterly           Last Date          Quarterly
                                                                         Interest Paid
------------------------------------------------------------------------------------------------------------
B.  Contract/3/--Mortgage
------------------------------------------------------------------------------------------------------------
          First and          3a    Per Contract       Semiannual          Last Date       Paying currently
          Refunding                                       N/A           Interest Paid       per contract
------------------------------------------------------------------------------------------------------------
          PC Backed          3b    Per Contract       Semiannual           Last Date      Paying currently
                                                          N/A            Interest Paid      per contract
------------------------------------------------------------------------------------------------------------
C.  Contract/3/--PC Bonds
------------------------------------------------------------------------------------------------------------
          Mortgage           4a    Per Contract       Semiannual           Last Date      Paying currently
          Backed/4/                                       N/A            Interest Paid      per contract
------------------------------------------------------------------------------------------------------------
          MBIA Backed        4b    Per Contract       Semiannual           Last Date      Paying currently
                                                          N/A            Interest Paid      per contract
------------------------------------------------------------------------------------------------------------
          L/C Backed         4d    Per Contract         Monthly            Last Date      Paying currently
                                                          N/A             Interest Paid      per contract
------------------------------------------------------------------------------------------------------------

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

------------------------------------------------------------------------------------------------------------
                                    Interest Rate/   Pre-confirmation       Interest
     Contract Type         Class     Calculation        Compounding       Commencement    Post-Confirmation
                                      Method/1/          Interval             Date         Payment Dates/3/
------------------------------------------------------------------------------------------------------------
          Treasury           4g      Per Contract         Monthly          Last Date          Quarterly
                                                            N/A          Interest Paid
------------------------------------------------------------------------------------------------------------

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

------------------------------------------------------------------------------------------------------------
D.  Non-Contract/3/ -OCC Contract Specified
------------------------------------------------------------------------------------------------------------
          Commercial          5    Qtly floating         Quarterly         Last Date          Quarterly
          Paper                      LIBOR/5/                            Interest Paid
------------------------------------------------------------------------------------------------------------
          ISO/Generator       6    Qtly floating          Annual         To be arranged       Quarterly
                                   LIBOR + 2%/5/
------------------------------------------------------------------------------------------------------------
          ISDA Claims         5    Qtly floating          Annual         Petition Date        Quarterly
                                   LIBOR + 2%/5/
------------------------------------------------------------------------------------------------------------
E.  Non-Contract/2/ Administrative
------------------------------------------------------------------------------------------------------------
          To be arranged                5%
------------------------------------------------------------------------------------------------------------
          To be arranged
------------------------------------------------------------------------------------------------------------
F.  Non-Contract/1/--Other
------------------------------------------------------------------------------------------------------------
          ESP                 5       Federal             Annual         Petition Date        Quarterly
                                  Judgment Rate/6/
------------------------------------------------------------------------------------------------------------
          Intercompany        5       Federal             Annual         Petition Date        Quarterly
                                  Judgment Rate/6/
------------------------------------------------------------------------------------------------------------
          Gas                 5       Federal             Annual         Petition Date        Quarterly
          Procurement             Judgment Rate/6/
------------------------------------------------------------------------------------------------------------
          Other Trade         5       Federal             Annual         Petition Date        Quarterly
          Payables                Judgment Rate/6/
------------------------------------------------------------------------------------------------------------
          Convenience         10      Federal             Annual         Petition Date        Quarterly
          Class                   Judgment Rate/6/
------------------------------------------------------------------------------------------------------------
          Chromium            9    To be arranged         Annual              ----              ----
          Litigation
------------------------------------------------------------------------------------------------------------
          Environmental       11   To be arranged         Annual              ----              ----
          and Tort
------------------------------------------------------------------------------------------------------------

/1/  See Exhibit D for specific interest rates on certain instruments.
     -------------
/2/ The first interest payment will be made ten days after the Confirmation Date or as soon as practicable thereafter for the period ending on the Confirmation Date; provided, however, that the Debtor, in its sole
                        --------  -------
     discretion, may file a motion with the Bankruptcy Court to allow the Debtor to make such payments at an earlier date. The final interest payment will be made on the earliest of the payment date preceding the Support Termination Event, the last scheduled interest payment date preceding the Effective Date or the Effective Date, as applicable.
/3/ "Contract" refers to contractual provisions regarding interest calculations.
/4/  Paid by Bond Trustee with payments on Mortgage Bonds.
/5/ LIBOR determined as if the LIBOR Interest Determination Date had been determined on the basis of an Interest Period commencing on the first day of the quarter for which interest is accrued.
/6/ Determined as of the Petition Date, as the weekly average one year constant maturity treasury yield for the calendar week preceding the Petition Date as published by the Board of Governors of the Federal Reserve System.

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                   EXHIBIT K
                                   ---------

                  Schedule of Letter of Credit Issuing Banks

------------------------------------------------------------------------------------------------------------------
            Series                 Original              Letter of Credit      Stated Amount of      Letter of
                                   Principal                Issuing Bank       Letter of Credit        Credit
                                    Amount                                                         Expiration Date
------------------------------------------------------------------------------------------------------------------
 California Pollution Control       $200,000,000        Bank of America,        $202,191,781          5/23/02
 Financing Authority,                                         N.A.
 Pollution Control Revenue
 Bonds (Pacific Gas and
 Electric Company) 1996 Series
 C (the "96C Bonds")
------------------------------------------------------------------------------------------------------------------
 California Pollution Control       $165,000,000        Morgan Guaranty         $166,808,220          5/23/03
 Financing Authority,                                   Trust Company of
 Pollution Control Revenue                                  New York
 Bonds (Pacific Gas and
 Electric Company) 1996 Series
 E (the "96E Bonds")
------------------------------------------------------------------------------------------------------------------
 California Pollution Control       $100,000,000          BNP Paribas           $101,095,891          5/23/03
 Financing Authority,
 Pollution Control Revenue
 Bonds (Pacific Gas and
 Electric Company) 1996 Series
 F (the "96F Bonds")
------------------------------------------------------------------------------------------------------------------
 California Pollution Control       $148,550,000        Deutsche Bank AG        $150,177,945          9/16/02
 Financing Authority,
 Pollution Control Refunding
 Revenue Bonds (Pacific Gas
 and Electric Company) 1997
 Series B (the "97B Bonds")
------------------------------------------------------------------------------------------------------------------

              DISCLOSURE STMT 1ST AMENDED PLAN OF REORGANIZATION

                                      -1-